FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-280224-07

Dated May 15, 2025	BMO 2025-C12

Structural and Collateral Term Sheet
BMO 2025-C12 Mortgage Trust
$640,873,834 (Approximate Mortgage Pool Balance)

$561,955,000 (Approximate Offered Certificates)

BMO Commercial Mortgage Securities LLC Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2025-C12

Bank of Montreal

Goldman Sachs Mortgage Company

German American Capital Corporation

Ladder Capital Finance LLC

LMF Commercial, LLC

KeyBank National Association

Zions Bancorporation, N.A.

Societe Generale Financial Corporation

Starwood Mortgage Capital LLC

UBS AG

Natixis Real Estate Capital LLC

Sponsors and Mortgage Loan Sellers

BMO Capital Markets	Deutsche Bank Securities	KeyBanc Capital Markets	Société Générale	UBS Securities LLC	Goldman Sachs & Co. LLC
Co-Lead Managers and Joint Bookrunners
Academy Securities	Bancroft Capital, LLC	Drexel Hamilton	Mischler Financial	Natixis
Co-Managers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated May 15, 2025	BMO 2025-C12

This material is for your information, and none of BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC, UBS Securities LLC, Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC (collectively, the “Underwriters”) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The depositor has filed a registration statement (including the prospectus) with the Securities and Exchange Commission (File No. 333-280224) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the depositor or BMO Capital Markets Corp., any other underwriter, or any dealer participating in this offering will arrange to send you the prospectus if you request it by calling 1-888-200-0266. The Offered Certificates referred to in these materials, and the asset pool backing them, are subject to modification or revision (including the possibility that one or more Classes of Certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis. You understand that, when you are considering the purchase of these Certificates, a contract of sale will come into being no sooner than the date on which the relevant Class has been priced and we have verified the allocation of Certificates to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time. The information should be reviewed only in conjunction with the entire offering document relating to the Commercial Mortgage Pass-Through Certificates, Series 2025-C12 (the “Offering Document”). All of the information contained herein is subject to the same limitations and qualifications contained in the Offering Document. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described elsewhere in the Offering Document. The information contained herein will be more fully described elsewhere in the Offering Document. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Offering Document its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this free writing prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended or superseded) and/or Part VI of the Financial Services and Markets Act 2000 (as amended) or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these Certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the Certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of the Underwriters or any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the Certificates. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This document contains forward-looking statements. If and when included in this document, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in consumer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this document are made as of the date hereof. We have no obligation to update or revise any forward-looking statement.

BMO Capital Markets is a trade name used by BMO Financial Group for the wholesale banking businesses of Bank of Montreal, BMO Harris Bank N.A. (member FDIC), Bank of Montreal Europe p.l.c, and Bank of Montreal (China) Co. Ltd, the institutional broker dealer business of BMO Capital Markets Corp. (Member FINRA and SIPC) and the agency broker dealer business of Clearpool Execution Services, LLC (Member FINRA and SIPC) in the U.S., and the institutional broker dealer businesses of BMO Nesbitt Burns Inc. (Member Investment Industry Regulatory Organization of Canada and Member Canadian Investor Protection Fund) in Canada and Asia, Bank of Montreal Europe p.l.c. (authorized and regulated by the Central Bank of Ireland) in Europe and BMO Capital Markets Limited (authorized and regulated by the Financial Conduct Authority) in the UK and Australia.

Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG and its banking affiliates.

Société Générale is the marketing name for SG Americas Securities, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

Dated May 15, 2025	BMO 2025-C12

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this document is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

Structural and Collateral Term Sheet	BMO 2025-C12
Indicative Capital Structure
Offered Certificates
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class A-1	AAAsf/AAA(sf)/Aaa(sf)	$9,909,000		30.000%	%	(6)	2.91	07/25-06/30
Class A-4	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-5	AAAsf/AAA(sf)/Aaa(sf)	(7)		30.000%	%	(6)	(7)	(7)
Class A-SB	AAAsf/AAA(sf)/Aaa(sf)	$13,767,000		30.000%	%	(6)	7.06	06/30-04/34
Class X-A	AAAsf/AAA(sf)/Aaa(sf)	$440,132,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class X-B	A-sf/AAA(sf)/NR	$121,823,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class A-S	AAAsf/AAA(sf)/Aa2(sf)	$64,448,000		19.750%	%	(6)	9.93	05/35-05/35
Class B	AA-sf/AA+(sf)/NR	$31,439,000		14.750%	%	(6)	9.93	05/35-05/35
Class C	A-sf/A+(sf)/NR	$25,936,000		10.625%	%	(6)	9.94	05/35-06/35
Non-Offered Certificates(10)
Classes of Certificates	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)		Approximate Initial Credit Support(3)	Initial Pass- Through Rate(4)	Pass-Through Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Class X-D	BBB-sf/AAA(sf)/NR	$20,435,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class D	BBBsf/A-(sf)/NR	$13,361,000		8.500%	%	(6)	10.01	06/35-06/35
Class E	BBB-sf/BBB(sf)/NR	$7,074,000		7.375%	%	(6)	10.01	06/35-06/35
Class F-RR(11)	BB-sf/BB(sf)/NR	$14,147,000		5.125%	%	(6)	10.01	06/35-06/35
Class XFRR(11)	BB-sf/BB(sf)/NR	$14,147,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class G-RR(11)	B-sf/B(sf)/NR	$8,645,000		3.750%	%	(6)	10.01	06/35-06/35
Class XGRR(11)	B-sf/B(sf)/NR	$8,645,000	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class J-RR(11)	NR/NR/NR	$23,579,318		0.000%	%	(6)	10.01	06/35-06/35
Class XJRR(11)	NR/NR/NR	$23,579,318	(8)	N/A	%	Variable IO(9)	N/A	N/A
Class R(12)	N/A	N/A		N/A	N/A	N/A	N/A	N/A

Non-Offered Vertical Risk Retention Interest(10)(13)
Non-Offered Eligible Vertical Interest	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Combined VRR Interest Balance(2)	Approximate Initial Credit Support(3)	Initial Effective Interest Rate (4)	Effective Interest Rate Description	Expected Weighted Avg. Life (yrs.)(5)	Expected Principal Window(5)
Combined VRR Interest(13)	NR/NR/NR	$12,112,516 (14)	N/A(15)	%(16)	(16)	9.66	07/25-06/35

(1)	It is a condition of issuance that the offered certificates and certain classes of non-offered certificates receive the ratings set forth above. The anticipated ratings shown are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), as indicated. Subject to the discussion under “Ratings” in the Preliminary Prospectus, the ratings on the certificates address the likelihood of the timely receipt by holders of all payments of interest to which they are entitled on each distribution date and, except in the case of the interest only certificates, the ultimate receipt by holders of all payments of principal to which they are entitled on or before the applicable rated final distribution date. Certain nationally recognized statistical rating organizations, as defined in Section 3(a)(62) of the Securities Exchange Act of 1934, as amended, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the offered certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Offered Certificates; Ratings of the Offered Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” in the Preliminary Prospectus. Fitch, KBRA and Moody’s have informed us that the “sf” designation in the ratings represents an identifier of structured finance product ratings. For additional information about this identifier, prospective investors can go to the related rating agency’s website. The depositor and the underwriters have not verified, do not adopt and do not accept responsibility for any statements made by the rating agencies on those websites. Credit ratings referenced throughout this structural and collateral term sheet (this “Term Sheet”) are forward-looking opinions about credit risk and express a rating agency’s opinion about the willingness and ability of an issuer of securities to meet its financial obligations in full and on time. Ratings are not indications of investment merit and are not buy, sell or hold recommendations, a measure of asset value or an indication of the suitability of an investment.
(2)	Approximate, subject to a variance of plus or minus 5% and further subject to any additional variances described in the footnotes below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class XFRR, Class XGRR and Class XJRR certificates (collectively, the “Class X certificates”) may vary depending upon the final pricing of the respective classes of non-vertically retained principal balance certificates (as defined in footnote (6) below) whose certificate balances comprise such notional amounts, and, if as a result of such pricing (a) the pass-through rate of any class of Class X certificates would be equal to zero at all times, such class of Class X certificates will not be issued on the closing date of this securitization or (b) the pass-through rate of any class of non-vertically retained principal balance certificates whose certificate balance comprises such notional amount is at all times equal to the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, the certificate balance of such class of non-vertically retained principal balance certificates may not be part of, and there may be a corresponding reduction in, such notional amount of the related class of Class X certificates.
(3)	"Approximate Initial Credit Support" means, with respect to any class of non-vertically retained principal balance certificates, the quotient, expressed as a percentage, of (i) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates, if any, junior to the subject class of non-vertically retained principal balance certificates, divided by (ii) the aggregate of the initial certificate balances of all classes of non-vertically retained principal balance certificates. The approximate initial credit support percentages set forth for the Class A-1, Class A-4, Class A-5 and Class A-SB certificates are represented in the aggregate. The approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest (as defined in footnote (13) below).
(4)	Approximate per annum rate as of the closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

Structural and Collateral Term Sheet	BMO 2025-C12
Indicative Capital Structure
(5)	Determined assuming no prepayments prior to the maturity date or any anticipated repayment date, as applicable, for any mortgage loan and based on the modeling assumptions described under “Yield, Prepayment and Maturity Considerations” in the Preliminary Prospectus.
(6)	For any distribution date, the pass-through rate for each class of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates (collectively, the “non-vertically retained principal balance certificates”, and collectively with the Class X certificates and the Class R certificates, the “non-vertically retained certificates”) will generally be equal to one of (i) a fixed per annum rate, (ii) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, (iii) a rate equal to the lesser of a specified per annum rate and the weighted average rate described in clause (ii), or (iv) the weighted average rate described in clause (ii) less a specified percentage, but no less than 0.000%. See “Description of the Certificates—Distributions—Pass-Through Rates” in the Preliminary Prospectus.
(7)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances, weighted average lives and principal windows of the Class A-4 and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $416,456,000 subject to a variance of plus or minus 5%.
Class of Certificates	Expected Range of Initial Certificate Balances	Expected Range of Weighted Avg. Lives (Yrs)	Expected Range of Principal Windows
Class A-4	$0 - $200,000,000	N/A – 9.68	N/A – 04/34-03/35
Class A-5	$216,456,000 - $416,456,000	9.85 – 9.77	03/35-05/35 – 04/34-05/35

(8)	The Class X certificates will not have certificate balances and will not be entitled to receive distributions of principal. Interest will accrue on each class of Class X certificates at the related pass-through rate based upon the related notional amount. The notional amount of each class of the Class X certificates will be equal to the certificate balance or the aggregate of the certificate balances, as applicable, from time to time of the class or classes of non-vertically retained principal balance certificates identified in the same row as such class of Class X certificates in the chart below (as to such class of Class X certificates, the “corresponding principal balance certificates”):

Class of Class X Certificates	Class(es) of Corresponding Principal Balance Certificates
Class X-A	Class A-1, Class A-4, Class A-5 and Class A-SB
Class X-B	Class A-S, Class B and Class C
Class X-D	Class D and Class E
Class XFRR	Class F-RR
Class XGRR	Class G-RR
Class XJRR	Class J-RR

(9)	For any Distribution Date, the pass-through rate for each class of Class X certificates will generally be a per annum rate equal to the excess, if any, of (i) the weighted average of the net interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time, over (ii) the pass-through rate (or, if applicable, the weighted average of the pass-through rates) of the class or classes of corresponding principal balance certificates as in effect from time to time, as described in the Preliminary Prospectus.
(10)	The classes of certificates and uncertificated interests set forth below “Non-Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the table are not offered hereby.
(11)	In partial satisfaction of the risk retention obligations of Goldman Sachs Mortgage Company (as “retaining sponsor” with respect to this securitization transaction), all of the Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR and Class XJRR certificates (collectively, the “HRR Certificates”), with an aggregate fair value expected to represent approximately 3.1855% of the fair value, as of the closing date for this transaction, of all of the “ABS interests” (i.e., all of the certificates (other than the Class R certificates) and the Uncertificated VRR Interest) issued by the issuing entity, will collectively constitute an “eligible horizontal residual interest” that is to be purchased and retained by RREF V - D AIV RR L, LLC, a Delaware limited liability company, or its affiliate, in accordance with the credit risk retention rules applicable to this securitization transaction. “Retaining sponsor,” “ABS interests” and “eligible horizontal residual interest” have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus.
(12)	The Class R certificates will not have a certificate balance, notional amount, pass-through rate, rating or rated final distribution date. The Class R certificates will represent the residual interests in each of two (2) separate REMICs, as further described in the Preliminary Prospectus. The Class R certificates will not be entitled to distributions of principal or interest.
(13)	In satisfaction of Goldman Sachs Mortgage Company’s remaining risk retention obligations as retaining sponsor for this securitization transaction, Goldman Sachs Mortgage Company is expected to acquire from the depositor, on the closing date for this transaction, an “eligible vertical interest” in the form of a “single vertical security” with an initial principal balance of approximately $12,112,516 (the “Combined VRR Interest”), which is expected to represent approximately 1.8900% of the aggregate principal balance of all the “ABS interests” (i.e., the sum of the aggregate initial certificate balance of all of the certificates (other than the Class R certificates) and the initial principal balance of the Uncertificated VRR Interest) issued by the issuing entity on the closing date for this transaction, subject to any variance in the initial principal balance of the Combined VRR Interest following calculation of the actual fair value of the HRR Certificates, all of the other classes of certificates (other than the Class R certificates) and the Uncertificated VRR Interest, as described under “Credit Risk Retention” in the Preliminary Prospectus. The Combined VRR Interest will consist solely of the “Uncertificated VRR Interest” (as defined under “Credit Risk Retention” in the Preliminary Prospectus). The Combined VRR Interest will be retained by the retaining sponsor or a “majority-owned affiliate” thereof in accordance with the credit risk retention rules applicable to this securitization transaction. “Eligible vertical interest”, “single vertical security” and “majority-owned affiliate” will have the meanings given to such terms in Regulation RR. See “Credit Risk Retention” in the Preliminary Prospectus. The Combined VRR Interest is not offered hereby.
(14)	Constitutes the Combined VRR Interest Balance, which consists of the principal balance of the Uncertificated VRR Interest.
(15)	Although the approximate initial credit support percentages shown in the table above with respect to the non-vertically retained principal balance certificates do not take into account the Combined VRR Interest, losses incurred on the mortgage loans will be allocated between the Combined VRR Interest, on the one hand, and the non-vertically retained principal balance certificates, on the other hand, pro rata in accordance with the principal balance of the Combined VRR Interest and the aggregate outstanding certificate balance of the non-vertically retained principal balance certificates. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus. The non-vertically retained principal balance certificates are also collectively referred to as the “principal balance certificates”, and the non-vertically retained certificates are also collectively referred to as the “Certificates”.
(16)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the Combined VRR Interest will be the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as in effect from time to time.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

Structural and Collateral Term Sheet	BMO 2025-C12
Summary of Transaction Terms
Publicly Offered Certificates:	$561,955,000 monthly pay, multi-class, commercial mortgage REMIC pass-through certificates.
Co-Lead Managers and Joint Bookrunners:	BMO Capital Markets Corp., Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc., KeyBanc Capital Markets Inc., SG Americas Securities, LLC and UBS Securities LLC
Co-Managers:	Academy Securities, Inc., Bancroft Capital, LLC, Drexel Hamilton, LLC, Mischler Financial Group, Inc. and Natixis Securities Americas LLC
Mortgage Loan Sellers:	Bank of Montreal (“BMO”) (17.3%); Goldman Sachs Mortgage Company (“GSMC”) (26.9%); German American Capital Corporation (“GACC”) (15.2%); Ladder Capital Finance LLC (“LCF”) (10.0%); LMF Commercial, LLC (“LMF”) (8.6%); KeyBank National Association (“KeyBank”) (5.9%); Zions Bancorporation, N.A. (“ZBNA”) (5.2%); Societe Generale Financial Corporation (“SGFC”) (3.9%); Starwood Mortgage Capital LLC (“SMC”) (2.9%); UBS AG (“UBS”) (2.2%); and Natixis Real Estate Capital LLC (“Natixis”) (2.0%).
Master Servicer:	Trimont LLC
Special Servicer:	Rialto Capital Advisors, LLC
Directing Holder/Controlling Class Representative:	RREF V - D AIV RR L, LLC
Trustee:	Citibank, N.A.
Certificate Administrator:	Citibank, N.A.
Operating Advisor:	Pentalpha Surveillance LLC
Asset Representations Reviewer:	Pentalpha Surveillance LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
U.S. Credit Risk Retention:	For a discussion on the manner in which GSMC, as retaining sponsor, intends to satisfy the U.S. credit risk retention requirements, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Credit Risk Retention:	The transaction is not structured to satisfy the EU risk retention and due diligence requirements.
Closing Date:	On or about June 12, 2025.
Cut-off Date:	With respect to each mortgage loan, the related due date in June 2025, or in the case of any mortgage loan that has its first due date after June 2025, the date that would have been its due date in June 2025 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in July 2025.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in July 2025.
Assumed Final Distribution Date:	The Distribution Date in June 2035 which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in June 2058.
Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.
Form of Offering:	The Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class X-D, Class D, Class E, Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR, Class XJRR and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S (other than the Class R Certificates).
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” and “—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Markit Group Limited, RealINSIGHT, LSEG, Intercontinental Exchange | ICE Data Services, KBRA Analytics, LLC, DealView Technologies Ltd., Recursion Co and CRED iQ.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

Structural and Collateral Term Sheet	BMO 2025-C12
Summary of Transaction Terms
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB	Roll-up Aggregate Cut-off Date Balance	Roll-up Aggregate % of Cut-off Date Balance
GSMC	5	9	$154,690,000	24.1%	$172,140,000	26.9%
BMO	5	5	$71,783,097	11.2%	$110,683,097	17.3%
GACC	5	5	$56,506,460	8.8%	$97,156,460	15.2%
LCF	1	1	$63,859,671	9.96%	$63,859,671	9.96%
LMF	3	3	$54,937,004	8.6%	$54,937,004	8.6%
KeyBank	6	6	$37,805,000	5.9%	$37,805,000	5.9%
ZBNA	2	2	$33,500,000	5.2%	$33,500,000	5.2%
SGFC	3	3	$25,267,603	3.9%	$25,267,603	3.9%
SMC	2	12	$18,525,000	2.9%	$18,525,000	2.9%
UBS AG	1	1	$14,000,000	2.2%	$14,000,000	2.2%
Natixis	1	2	$13,000,000	2.0%	$13,000,000	2.0%
GACC, GSMC, BMO	1	1	$64,000,000	9.99%	-	-
BMO, GACC	1	1	$33,000,000	5.1%	-	-
Total:	36	51	$640,873,834	100.0%	$640,873,834	100.0%

Loan Pool
Initial Pool Balance (“IPB”):	$640,873,834
Number of Mortgage Loans:	36
Number of Mortgaged Properties:	51
Average Cut-off Date Balance per Mortgage Loan:	$17,802,051
Weighted Average Current Mortgage Rate:	6.54234%
10 Largest Mortgage Loans as % of IPB:	63.6%
Weighted Average Remaining Term to Maturity:	118 months
Weighted Average Seasoning:	2 months

Credit Statistics
Weighted Average UW NCF DSCR(1)(2):	1.74x
Weighted Average UW NOI Debt Yield(1):	12.8%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(1)(3):	55.8%
Weighted Average Maturity Date/ARD LTV(1)(3):	53.5%

Other Statistics
% of Mortgage Loans with Additional Debt:	3.1%
% of Mortgage Loans with Single Tenants(4):	5.6%
% of Mortgage Loans secured by Multiple Properties:	7.4%

Amortization
Weighted Average Original Amortization Term(5):	351 months
Weighted Average Remaining Amortization Term(5):	350 months
% of Mortgage Loans with Interest-Only:	60.6%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	20.2%
% of Mortgage Loans with Amortizing Balloon:	19.1%

Lockboxes(6)
% of Mortgage Loans with Hard Lockboxes:	61.3%
% of Mortgage Loans with Springing Lockboxes:	28.7%
% of Mortgage Loans with Soft Lockboxes:	5.6%
% of Mortgage Loans with No Lockbox:	2.4%
% of Mortgage Loans with Soft (Residential); Hard (Commercial) Lockbox:	2.0%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	66.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	33.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves:	62.5%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	61.2%

(See footnotes on following page)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
(1)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	Excludes mortgage loans that are secured by multiple properties leased to separate single tenants.
(5)	Excludes 22 mortgage loans that are interest-only for the entire term or until the anticipated repayment date.
(6)	For a more detailed description of lockboxes, refer to “Description of the Mortgage Pool—Certain Calculations and Definitions” and “—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.
(7)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by office, retail, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Ten Largest Mortgage Loans

No.	Loan Name	City, State	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	Square Feet / Units	Property Type	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1	Washington Square	Portland, OR	GACC, GSMC, BMO	1	$64,000,000	9.99%	994,568	Retail	2.07x	12.1%	51.9%	51.9%
2	32 Old Slip - Leased Fee	New York, NY	GSMC	1	$64,000,000	9.99%	42,176	Other	1.10x	6.3%	74.2%	74.2%
3	La Gran Plaza	Fort Worth, TX	LCF	1	$63,859,671	9.96%	1,112,372	Mixed Use	2.29x	19.7%	43.1%	37.5%
4	Dadeland Centre I & II	Miami, FL	GSMC	1	$51,500,000	8.0%	242,598	Office	1.53x	13.5%	59.6%	55.2%
5	Cape Cod Mall	Hyannis, MA	BMO	1	$44,000,000	6.9%	506,308	Retail	2.81x	19.5%	50.0%	50.0%
6	UOVO QPN	Long Island City, NY	BMO, GACC	1	$33,000,000	5.1%	281,494	Self Storage	1.47x	9.7%	60.9%	60.9%
7	Shoppes at Bedford	Bedford, NH	ZBNA	1	$28,000,000	4.4%	267,661	Retail	1.56x	11.7%	64.4%	64.4%
8	Corona Hills Marketplace	Corona, CA	LMF	1	$20,000,000	3.1%	148,805	Retail	1.85x	12.1%	46.0%	46.0%
9	Plymouth Meeting Executive Campus	Plymouth Meeting, PA	GSMC	5	$20,000,000	3.1%	521,288	Office	2.02x	19.9%	51.9%	45.9%
10	Cress Creek Square Shopping Center	Naperville, IL	LMF	1	$19,000,000	3.0%	144,447	Retail	1.38x	11.4%	59.7%	56.5%

	Top 3 Total/Weighted Average			3	$191,859,671	29.9%			1.82x	12.7%	56.4%	54.5%
	Top 5 Total/Weighted Average			5	$287,359,671	44.8%			1.92x	13.9%	56.0%	54.0%
	Top 10 Total/Weighted Average			14	$407,359,671	63.6%			1.83x	13.5%	56.5%	54.6%
	Non-Top 10 Total/Weighted Average			37	$233,514,163	36.4%			1.56x	11.7%	54.7%	51.7%
(1)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Pari Passu Companion Loan Summary

No.	Loan Name	Mortgage Loan Seller	Trust Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling/Trust & Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance(1)
1	Washington Square	GACC, GSMC, BMO	$64,000,000	$276,000,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$276,000,000
2	32 Old Slip - Leased Fee	GSMC	$64,000,000	$103,000,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$103,000,000
5	Cape Cod Mall	BMO	$44,000,000	$10,000,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$10,000,000
6	UOVO QPN	BMO, GACC	$33,000,000	$110,000,000	WFCM 2025-C64	Trimont	Rialto	BMO 2025-C11 WFCM 2025-C64	$65,000,000 $45,000,000
9	Plymouth Meeting Executive Campus	GSMC	$20,000,000	$16,000,000	BMO 2025-C12	Trimont	Rialto	Future Securitization(s)	$16,000,000
(1)	In the case of Loan No. 9, the Aggregate Pari Passu Companion Loan Cut-off Date Balance and Related Pari Companion Passu Loan(s) Original Balance do not include the related subordinate companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
No.	Loan Name	Trust Cut-off Date Balance	Pari Passu Companion Loan(s) Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR(3)	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
9	Plymouth Meeting Executive Campus	$20,000,000	$16,000,000	$5,000,000	$41,000,000	2.02x	2.02x	51.9%	59.2%	19.9%	17.5%
(1)	In the case of Loan No. 9, subordinate debt represents subordinate companion loan(s) with no debt service required.
(2)	Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include any related Pari Passu Companion Loans (if applicable), but exclude the related subordinate companion loan(s).
(3)	In the case of Loan No.9, the mortgage loan provides for monthly payments of interest-only for a period of 24 months following origination, then monthly payments of $268,656.28 are required until maturity. However, each principal payment will be applied to reduce the balance of the A notes until their aggregate principal balance is reduced to zero. Principal payments on the B note are not due until maturity. The interest rate of each A note is 7.80138888888889%. The interest rate of the B note is 0.00%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI DY(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
Retail	Super Regional Mall	2	$108,000,000	16.9%	2.37x	15.1%	51.1%	51.1%
	Anchored	7	88,591,605	13.8	1.58x	12.1%	57.3%	55.0%
	Single Tenant	9	16,957,856	2.6	1.82x	13.7%	44.7%	44.7%
	Grocery Anchored	1	6,495,597	1.0	1.73x	15.0%	42.2%	36.5%
	Unanchored	1	5,500,000	0.9	2.80x	18.7%	36.4%	36.4%
	Shadow Anchored	1	3,206,999	0.5	1.45x	12.0%	54.4%	54.4%
	Subtotal / Weighted Average:	21	$228,752,056	35.7%	2.00x	13.9%	52.5%	51.4%
Office	Suburban	8	$90,252,500	14.1%	1.72x	15.0%	56.3%	52.2%
Mixed Use	Retail / Office	1	$63,859,671	10.0%	2.29x	19.7%	43.1%	37.5%
	Multifamily / Retail	2	13,000,000	2.0	1.41x	9.6%	55.1%	55.1%
	Industrial / Office	1	6,175,000	1.0	1.40x	9.9%	67.9%	67.9%
	Subtotal / Weighted Average:	4	$83,034,671	13.0%	2.09x	17.4%	46.8%	42.5%
Multifamily	Garden	6	$53,389,607	8.3%	1.42x	11.4%	57.6%	50.5%
	Student Housing	1	18,200,000	2.8	1.98x	13.0%	59.3%	59.3%
	Low Rise	1	7,550,000	1.2	1.24x	8.5%	69.9%	69.9%
	Subtotal / Weighted Average:	8	$79,139,607	12.3%	1.53x	11.5%	59.2%	54.4%
Self Storage	Self Storage	7	$77,770,000	12.1%	1.43x	9.8%	57.5%	56.7%
Other	Leased Fee	1	$64,000,000	10.0%	1.10x	6.3%	74.2%	74.2%
Industrial	Manufacturing / Warehouse	1	$14,000,000	2.2%	1.25x	9.8%	46.7%	43.9%
Manufactured Housing	Manufactured Housing	1	$3,925,000	0.6%	1.43x	10.4%	60.4%	60.4%
Total / Weighted Average:		51	$640,873,834	100.0%	1.74x	12.8%	55.8%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	UW NCF DSCR(2)(3)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)(4)	Maturity Date/ARD LTV(2)(4)
New York	6	$127,480,000	19.9%	1.34x	8.6%	64.7%	64.7%
California	6	69,735,000	10.9	1.59x	11.0%	50.4%	49.0%
Texas	2	67,084,671	10.5	2.24x	19.2%	43.3%	37.9%
Oregon	1	64,000,000	10.0	2.07x	12.1%	51.9%	51.9%
Florida	3	59,705,000	9.3	1.64x	13.8%	57.8%	54.0%
Massachusetts	1	44,000,000	6.9	2.81x	19.5%	50.0%	50.0%
Pennsylvania	7	35,212,500	5.5	1.84x	16.6%	55.9%	51.7%
Illinois	2	34,937,004	5.5	1.45x	11.9%	57.3%	50.1%
New Hampshire	1	28,000,000	4.4	1.56x	11.7%	64.4%	64.4%
Wisconsin	3	25,267,603	3.9	1.26x	10.5%	60.4%	52.9%
Georgia	2	19,374,088	3.0	1.95x	12.9%	59.0%	59.0%
Arizona	2	16,700,000	2.6	1.33x	9.9%	61.5%	59.7%
Michigan	1	11,156,460	1.7	1.71x	15.1%	46.1%	36.1%
New Mexico	1	8,200,000	1.3	1.34x	9.7%	59.2%	59.2%
North Carolina	5	6,647,729	1.0	1.45x	12.0%	54.4%	54.4%
Ohio	1	6,495,597	1.0	1.73x	15.0%	42.2%	36.5%
Connecticut	1	6,175,000	1.0	1.40x	9.9%	67.9%	67.9%
Louisiana	1	3,925,000	0.6	1.43x	10.4%	60.4%	60.4%
Maryland	2	3,206,999	0.5	1.45x	12.0%	54.4%	54.4%
Virginia	2	2,310,127	0.4	1.45x	12.0%	54.4%	54.4%
Tennessee	1	1,261,057	0.2	1.45x	12.0%	54.4%	54.4%
Total / Weighted Average:	51	$640,873,834	100.0%	1.74x	12.8%	55.8%	53.5%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts, individual appraised values, net cash flow or net operating income with respect to such individual mortgaged properties, as applicable.
(2)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(3)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(4)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
$2,705,000	-	$4,999,999	3	$9,855,000	1.5%	7.09221%	117	1.39x	10.2%	57.4%	57.4%
$5,000,000	-	$9,999,999	15	114,861,854	17.9	6.72427%	118	1.56x	11.6%	56.1%	53.7%
$10,000,000	-	$19,999,999	9	127,797,309	19.9	6.64201%	118	1.55x	11.9%	54.0%	50.2%
$20,000,000	-	$29,999,999	3	68,000,000	10.6	6.90923%	115	1.78x	14.2%	55.3%	53.5%
$30,000,000	-	$39,999,999	1	33,000,000	5.1	6.48500%	116	1.47x	9.7%	60.9%	60.9%
$40,000,000	-	$64,000,000	5	287,359,671	44.8	6.32620%	118	1.92x	13.9%	56.0%	54.0%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
5.57700%	-	5.99999%	2	$128,000,000	20.0%	5.61350%	119	1.59x	9.2%	63.1%	63.1%
6.00000%	-	6.49999%	11	191,353,464	29.9	6.34349%	118	1.94x	13.6%	52.0%	49.9%
6.50000%	-	6.99999%	14	197,171,526	30.8	6.79302%	118	1.75x	14.0%	54.1%	50.9%
7.00000%	-	7.49999%	7	89,748,845	14.0	7.28768%	119	1.48x	12.3%	58.6%	55.2%
7.50000%	-	7.80139%(4)	2	34,600,000	5.4	7.71641%	115	1.78x	16.6%	53.0%	49.5%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
120	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%
Total / Weighted Average:	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Remaining Term to Maturity in Months

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
112	-	120	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%
(1)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan. No. 9, the Mortgage Interest Rate is 7.80138888888889% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Original Amortization Term in Months

				Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$388,425,000	60.6%	6.30261%	118	1.74x	11.5%	57.6%	57.6%
300	2	27,093,464	4.2	6.13882%	117	1.61x	13.6%	51.0%	39.8%
328	1	20,000,000	3.1	7.80139%(4)	112	2.02x	19.9%	51.9%	45.9%
360	11	205,355,371	32.0	6.92639%	118	1.71x	14.5%	53.5%	48.5%
Total / Weighted Average:	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only			22	$388,425,000	60.6%	6.30261%	118	1.74x	11.5%	57.6%	57.6%
297	-	359	8	142,716,334	22.3	6.86250%	117	1.92x	16.7%	48.9%	41.8%
360			6	109,732,500	17.1	6.97451%	119	1.47x	12.3%	58.7%	54.6%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Interest Only	22	$388,425,000	60.6%	6.30261%	118	1.74x	11.5%	57.6%	57.6%
Interest Only, Amortizing Balloon	7	129,732,500	20.2	7.10198%	118	1.55x	13.5%	57.6%	53.3%
Amortizing Balloon	7	122,716,334	19.1	6.70949%	117	1.90x	16.2%	48.4%	41.1%
Total / Weighted Average:	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
1.10x	-	1.49x	19	$246,322,603	38.4%	6.51148%	118	1.30x	9.2%	62.7%	61.4%
1.50x	-	1.99x	11	189,191,560	29.5	6.70464%	118	1.67x	13.0%	55.8%	52.3%
2.00x	-	2.81x	6	205,359,671	32.0	6.42984%	118	2.32x	17.1%	47.6%	45.3%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%
(1)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.
(4)	In the case of Loan. No. 9, the Mortgage Interest Rate is 7.80138888888889% per annum.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
LTV Ratios as of the Cut-off Date(1)(3)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
33.9%	-	49.9%	9	$143,426,727	22.4%	6.58480%	117	2.03x	16.1%	43.5%	39.7%
50.0%	-	59.9%	15	314,325,849	49.0	6.63292%	118	1.84x	13.5%	54.8%	52.4%
60.0%	-	64.9%	7	94,691,258	14.8	6.71163%	117	1.49x	10.8%	62.0%	60.5%
65.0%	-	69.9%	3	16,430,000	2.6	6.72924%	118	1.33x	9.3%	68.5%	68.5%
70.0%	-	74.2%	2	72,000,000	11.2	5.79700%	119	1.12x	6.8%	73.9%	73.5%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

LTV Ratios as of the Maturity Date(1)(3)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
33.9%	-	49.9%	12	$189,033,731	29.5%	6.64802%	117	1.96x	15.9%	46.0%	41.1%
50.0%	-	59.9%	15	290,835,103	45.4	6.61539%	119	1.83x	13.1%	55.4%	53.7%
60.0%	-	64.9%	4	72,575,000	11.3	6.67145%	116	1.49x	10.5%	62.1%	62.1%
65.0%	-	69.9%	4	24,430,000	3.8	6.80906%	118	1.30x	9.8%	69.5%	68.2%
70.0%	-	74.2%	1	64,000,000	10.0	5.65000%	119	1.10x	6.3%	74.2%	74.2%
Total / Weighted Average:			36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Defeasance	18	$386,353,631	60.3%	6.67817%	118	1.80x	13.9%	56.4%	54.1%
Yield Maintenance	13	128,354,607	20.0	6.64095%	118	1.50x	11.1%	55.3%	51.8%
Defeasance or Yield Maintenance	5	126,165,597	19.7	6.02609%	118	1.78x	11.3%	54.4%	53.6%
Total / Weighted Average:	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term	UW NCF DSCR(1)(2)	UW NOI DY(1)	Cut-off Date LTV(1)(3)	Maturity Date/ARD LTV(1)(3)
Refinance	28	$495,249,875	77.3%	6.62817%	118	1.68x	12.6%	57.0%	54.7%
Recapitalization	2	78,000,000	12.2	5.72472%	118	1.92x	11.7%	51.0%	50.5%
Acquisition	6	67,623,960	10.6	6.85684%	116	1.94x	15.8%	52.5%	48.7%
Total / Weighted Average:	36	$640,873,834	100.0%	6.54234%	118	1.74x	12.8%	55.8%	53.5%
(1)	In the case of Loan Nos. 1, 2, 5, 6 and 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 9, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date/ARD LTV calculations exclude the related subordinate companion loan(s).
(2)	For the mortgage loans that are interest-only for the entire term and accrue interest on an Actual/360 basis, the Monthly Debt Service Amount ($) was calculated as 1/12th of the product of (i) the Original Balance ($), (ii) the Interest Rate % and (iii) 365/360.
(3)	In the case of Loan No. 9, the Cut-off Date LTV and Maturity Date/ARD LTV are calculated by using an appraised value based on an “as is portfolio” assumption. Refer to the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

Structural and Collateral Term Sheet	BMO 2025-C12
Collateral Characteristics
Previous Securitization History(1)

No.	Mortgage Loan Seller	Loan/Property Name	Location	Property Type	Cut-off Date Principal Balance	% of IPB	Previous Securitization
2	GSMC	32 Old Slip - Leased Fee	New York, NY	Other	$64,000,000	9.99%	MSBAM 2015-C23, MSC 2015-MS1, MSBAM 2015-C24
3	LCF	La Gran Plaza	Fort Worth, TX	Mixed Use	$63,859,671	9.96%	COMM 2015-CR23, COMM 2015-CR24, COMM 2015-LC21
4	GSMC	Dadeland Centre I & II	Miami, FL	Office	$51,500,000	8.0%	JPMCC 2011-C4
6	BMO, GACC	UOVO QPN	Long Island City, NY	Self Storage	$33,000,000	5.1%	CD 2017-CD4, JPMDB 2017-C5
10	LMF	Cress Creek Square Shopping Center	Naperville, IL	Retail	$19,000,000	3.0%	CCUBS 2017-C1
12	LMF	Green Door Apartments	Belleville, IL	Multifamily	$15,937,004	2.5%	CAF 2020-2
16	GSMC	Plaza de Santa Fe	Rancho Santa Fe, CA	Office	$11,190,000	1.7%	GSMS 2015-GC30
19	GACC	Security Public Storage – Roseville II	Roseville, CA	Self Storage	$9,670,000	1.5%	WFCM 2015-LC20
20	GACC	Southside Terrace Apartments	New Paltz, NY	Multifamily	$9,480,000	1.5%	BANK 2017-BNK6
33	ZBNA	Miramar Crossing	Miramar, FL	Retail	$5,500,000	0.9%	MSC 2015-MS1
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
■ Certificates:	The “Certificates” will consist of the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR, Class XJRR and Class R certificates. The Certificates are also referred to as the “Non-Vertically Retained Certificates”. The Non-Vertically Retained Certificates other than the Class R Certificates are referred to as the “Non-Vertically Retained Regular Certificates”. The Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates are collectively referred to as the “Principal Balance Certificates” or the “Non-Vertically Retained Principal Balance Certificates”. The Class X-A, Class X-B, Class X-D, Class XFRR, Class XGRR and Class XJRR certificates are collectively referred to as the “Class X Certificates”.
■ Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest.
■ Allocation Between Combined VRR Interest and Non-Vertically Retained Certificates:

The aggregate amount available for distribution to holders of the Non-Vertically Retained Certificates and the Combined VRR Interest on each distribution date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the mortgage loans in the applicable one-month collection period, net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, advances (with interest thereon), costs and expenses reimbursable or indemnifiable therefrom to, the master servicer, the special servicer, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the holders of the Combined VRR Interest, on the one hand, and amounts available for distribution to the holders of the Non-Vertically Retained Certificates (exclusive of the Class R certificates), on the other hand. On each distribution date, the portion of such aggregate available funds allocable to: (a) the Combined VRR Interest will be the product of such aggregate available funds multiplied by the Vertically Retained Percentage; and (b) the Non-Vertically Retained Certificates (exclusive of the Class R certificates) will at all times be the product of such aggregate available funds multiplied by the Non-Vertically Retained Percentage. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

The “Vertically Retained Percentage” is a fraction, expressed as a percentage, the numerator of which is the initial principal balance of the Combined VRR Interest, and the denominator of which is the sum of (x) the aggregate initial certificate balance of all classes of Non-Vertically Retained Principal Balance Certificates and (y) the initial principal balance of the Combined VRR Interest.

The “Non-Vertically Retained Percentage” is the difference between 100% and the Vertically Retained Percentage.

■ Distributions:

On each Distribution Date, funds available for distribution to holders of the Non-Vertically Retained Certificates (exclusive of any portion thereof that represents the Non-Vertically Retained Percentage of (i) any yield maintenance charges and prepayment premiums collected on the mortgage loans and/or (ii) any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) (“Non-Vertically Retained Available Funds”) will be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.     Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates: to interest on the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates, up to, and pro rata in accordance with, their respective interest entitlements.

2.       Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to the extent of Non-Vertically Retained Available Funds allocable to principal received or advanced on the mortgage loans, first (i) to principal on the Class A-SB certificates until their certificate balance is reduced to the Class A-SB scheduled principal balance set forth in Annex F to the Preliminary Prospectus for the relevant Distribution Date, then (ii) to principal on the Class A-1 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-SB certificates in clause (i) above, then (iii) to principal on the Class A-4 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-1 certificates in clause (ii) above, then (iv) to principal on the Class A-5 certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-4 certificates in clause (iii) above, and then (v) to principal on the Class A-SB certificates until their certificate balance is reduced to zero, all funds available for distribution of principal remaining after the distributions to the Class A-5 certificates in clause (iv) above. However, if the certificate balances of each and every class of the Class A-S, Class B, Class C, Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates have been reduced to zero as a result of the allocation of mortgage loan losses and other unanticipated expenses to those certificates, then Non-Vertically Retained Available Funds allocable to principal will be distributed to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, based on their respective

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview

certificate balances (and the schedule for the Class A-SB principal distributions will be disregarded.).

3.       Class A-1, Class A-4, Class A-5 and Class A-SB certificates: to reimburse the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata, for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balances of those classes, together with interest at their respective pass-through rates.

4.       Class A-S certificates: (i) first, to interest on the Class A-S certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5 and Class A-SB certificates), to principal on the Class A-S certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class A-S certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

5.       Class B certificates: (i) first, to interest on the Class B certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB and Class A-S certificates), to principal on the Class B certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse Class B certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

6.       Class C certificates: (i) first, to interest on the Class C certificates in the amount of their interest entitlement; (ii) next, to the extent of Non-Vertically Retained Available Funds allocable to principal remaining after distributions in respect of principal to each class of Non-Vertically Retained Principal Balance Certificates with a higher principal payment priority (in this case, the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S and Class B certificates), to principal on the Class C certificates until their certificate balance is reduced to zero; and (iii) next, to reimburse the Class C certificates for any unreimbursed losses on the mortgage loans that were previously allocated to reduce the certificate balance of that class, together with interest at its pass-through rate.

7.       After the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class A-S, Class B and Class C certificates are paid all amounts to which they are entitled on such Distribution Date, the remaining Non-Vertically Retained Available Funds will be used to pay interest to the Class D, Class E, Class F-RR and Class XFRR (pro rata based on interest entitlements), Class G-RR and Class XGRR (pro rata based on interest entitlements) and Class J-RR and Class XJRR (pro rata based on interest entitlements) certificates, and to pay principal to, and to reimburse (with interest) any unreimbursed losses to, the Class D, Class E, Class F-RR, Class G-RR and Class J-RR certificates, sequentially in order, and with respect to each such class of Non-Vertically Retained Principal Balance Certificates, in a manner analogous to the Class C certificates pursuant to clause 6 above.

■ Realized Losses:	The certificate balances of the Non-Vertically Retained Principal Balance Certificates will each be reduced without distribution on any Distribution Date as a write-off to the extent of any loss realized on the mortgage loans allocated to the related class on such Distribution Date. On each Distribution Date, the Non-Vertically Retained Percentage of any such losses will be applied to the respective classes of Non-Vertically Retained Principal Balance Certificates in the following order, in each case until the related certificate balance is reduced to zero: first to the Class J-RR certificates; second, to the Class G-RR certificates; third, to the Class F-RR certificates; fourth, to the Class E certificates; fifth, to the Class D certificates; sixth, to the Class C certificates; seventh, to the Class B certificates; eighth, to the Class A-S certificates; and, finally pro rata, to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, based on their then current respective certificate balances. The notional amount of each class of Class X Certificates will be reduced to reflect reductions in the certificate balance(s) of the class (or classes, as applicable) of Corresponding Principal Balance Certificates as a result of allocations of losses realized on the mortgage loans to such class(es) of Non-Vertically Retained Principal Balance Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
■ Prepayment Premiums and Yield Maintenance Charges:

On each Distribution Date, until the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of each yield maintenance charge collected on the mortgage loans during the related one-month collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) is required to be distributed to holders of the Non-Vertically Retained Regular Certificates (excluding holders of the Class F-RR, Class XFRR, Class G-RR, Class XGRR, Class J-RR and Class XJRR certificates) as follows: (a) first the Non-Vertically Retained Percentage of such yield maintenance charge will be allocated among (i) the group (the “YM Group A”) comprised of the Class A-1, Class A-4, Class A-5, Class A-SB and Class X-A certificates, (ii) the group (the “YM Group A-S/B/C”) comprised of the Class A-S, Class B, Class C and Class X-B certificates, and (iii) the group (the “YM Group D/E”, and the YM Group A, the YM Group A-S/B/C and the YM Group D/E, collectively, the “YM Groups”) comprised of the Class D, Class E and Class X-D certificates, pro rata, based upon the aggregate amount of principal distributed to the class or classes of Non-Vertically Retained Principal Balance Certificates in each YM Group on such Distribution Date, and (b) then the portion of such yield maintenance charge allocated to each YM Group will be further allocated as among the classes of Non-Vertically Retained Regular Certificates in such YM Group, in the following manner: (i) each class of Non-Vertically Retained Principal Balance Certificates in such YM Group will entitle the applicable certificateholders to receive on the applicable Distribution Date that portion of such yield maintenance charge equal to the product of (X) a fraction whose numerator is the amount of principal distributed to such class of Non-Vertically Retained Principal Balance Certificates on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Non-Vertically Retained Principal Balance Certificates in that YM Group on such Distribution Date, (Y) except in the case of any YM Group comprised solely of one or more classes of Non-Vertically Retained Principal Balance Certificates (for each of which classes the value of this clause (Y) is one (1)), the Base Interest Fraction (as defined in the Preliminary Prospectus) for the related principal prepayment and such class of Non-Vertically Retained Principal Balance Certificates, and (Z) the portion of such yield maintenance charge allocated to such YM Group, and (ii) the portion of such yield maintenance charge allocated to such YM Group and remaining after such distributions with respect to the Non-Vertically Retained Principal Balance Certificates in such YM Group will be distributed to the class of Class X Certificates (if any) in such YM Group. If there is more than one class of Non-Vertically Retained Principal Balance Certificates in any YM Group entitled to distributions of principal on any particular Distribution Date on which yield maintenance charges are distributable to such classes, the aggregate portion of such yield maintenance charges allocated to such YM Group will be allocated among all such classes of Non-Vertically Retained Principal Balance Certificates up to, and on a pro rata basis in accordance with, their respective entitlements to those yield maintenance charges in accordance with the prior sentence of this paragraph.

If a prepayment premium (calculated as a percentage of the amount prepaid) is imposed in connection with a prepayment rather than a yield maintenance charge, then the prepayment premium so collected will be allocated as described above. For this purpose, the discount rate used to calculate the Base Interest Fraction will be the discount rate used to determine the yield maintenance charge for mortgage loans that require payment at the greater of a yield maintenance charge or a minimum amount equal to a fixed percentage of the principal balance of the mortgage loan or, for mortgage loans that only have a prepayment premium based on a fixed percentage of the principal balance of the mortgage loan, such other discount rate as may be specified in the related loan documents.

After the notional amounts of the Class X-A, Class X-B and Class X-D certificates and the certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates have been reduced to zero, the Non-Vertically Retained Percentage of all prepayment premiums and yield maintenance charges with respect to the mortgage loans will be allocated among the holders of the Class F-RR, Class G-RR and Class J-RR certificates as provided in the BMO 2025-C12 pooling and servicing agreement. No yield maintenance charges or prepayment premiums will be distributed to the holders of the Class XFRR, Class XGRR, Class XJRR and Class R certificates. For a description of prepayment premiums and yield maintenance charges required on the mortgage loans, see Annex A to the Preliminary Prospectus. See also “Certain Legal Aspects of the Mortgage Loans—Default Interest and Limitations on Prepayments” in the Preliminary Prospectus.

■ Advances:	The master servicer and, if it fails to do so, the trustee, will be obligated to make P&I advances with respect to each mortgage loan in the issuing entity and, with respect to all of the mortgage loans serviced under the BMO 2025-C12 pooling and servicing agreement, servicing advances, including paying delinquent property taxes, condominium assessments, insurance premiums and ground lease rents, but only to the extent that those advances are not deemed non-recoverable from collections on the related mortgage loan and, in the case of servicing advances, any related companion loans as described below. P&I advances are subject to reduction in connection with any appraisal reductions that may occur. The special servicer will have no obligation to make any advances, provided that, in an urgent or emergency situation requiring the making of a property protection advance, the special servicer may, in its sole discretion, make a property protection advance and will be entitled to reimbursement from the master servicer for such advance. The master servicer, the special servicer

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
and the trustee will each be entitled to receive interest on advances they make at the prime rate (and, solely in the case of the master servicer, subject to a floor of 2.0% per annum), compounded annually.
■ Serviced Mortgage Loans/Outside Serviced Mortgage Loans:

One or more whole loans may each constitute an “outside serviced whole loan”, in which case (as identified under “Collateral Characteristics—Pari Passu Companion Loan Summary” above), the BMO 2025-C12 pooling and servicing agreement is not the Controlling Pooling/Trust & Servicing Agreement (the “Controlling Servicing Agreement”), and each related mortgage loan constitutes an “outside serviced mortgage loan,” each related companion loan constitutes an “outside serviced companion loan,” and each related Controlling Servicing Agreement constitutes an “outside servicing agreement.”

One or more whole loans may be identified in the Preliminary Prospectus as a “servicing shift whole loan”, in which case the related mortgage loan constitutes a “servicing shift mortgage loan” and each related companion loan constitutes a “servicing shift companion loan”. Any servicing shift whole loan will initially be serviced pursuant to the BMO 2025-C12 pooling and servicing agreement during which time such mortgage loan, such whole loan and each related companion loan will be a serviced mortgage loan, a serviced whole loan and a serviced companion loan (each as defined below), respectively. However, upon the inclusion of the related controlling pari passu companion loan in a future securitization transaction, the servicing of such mortgage loan will shift to the servicing agreement governing such securitization transaction, and such mortgage loan, such whole loan and each related companion loan will be an outside serviced mortgage loan, an outside serviced whole loan and an outside serviced companion loan, respectively.

All of the mortgage loans transferred to the issuing entity (other than any outside serviced mortgage loan) are sometimes referred to in this Term Sheet as the “serviced mortgage loans” and, together with any related companion loans, as the “serviced loans” (which signifies that they are being serviced by the master servicer and the special servicer under the BMO 2025-C12 pooling and servicing agreement); each related whole loan constitutes a “serviced whole loan”; and each related companion loan constitutes a “serviced companion loan.” See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Appraisal Reduction Amounts:

An Appraisal Reduction Amount generally will be created with respect to a required appraisal loan (which is a serviced loan as to which certain defaults, modifications or insolvency events have occurred (as further described in the Preliminary Prospectus)) in the amount, if any, by which the principal balance of such required appraisal loan, plus other amounts overdue or advanced in connection with such required appraisal loan, exceeds 90% of the appraised value of the related mortgaged property (subject to certain downward adjustments permitted under the BMO 2025-C12 pooling and servicing agreement) plus certain escrows and reserves (including letters of credit) held with respect to such required appraisal loan; provided that, if so provided in the related co-lender agreement, the holder of a subordinate companion loan may be permitted to post cash or a letter of credit to offset some or all of an Appraisal Reduction Amount. In the case of an outside serviced mortgage loan, any Appraisal Reduction Amounts will be calculated pursuant to, and by a party to, the related outside servicing agreement. In general, any Appraisal Reduction Amount calculated with respect to a whole loan will be allocated first, to any related subordinate companion loan(s) (up to the outstanding principal balance(s) thereof), and then, to the related mortgage loan and any related pari passu companion loan(s) on a pro rata basis in accordance with their respective outstanding principal balances. As a result of an Appraisal Reduction Amount being calculated for and/or allocated to a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which (to the extent of the Non-Vertically Retained Percentage of the reduction in such P&I advance) will have the effect of reducing the amount of interest available to the most subordinate class(es) of Certificates then outstanding (i.e., first, pro rata based on interest entitlements, to the Class J-RR and Class XJRR certificates, then, pro rata based on interest entitlements, to the Class G-RR and Class XGRR certificates, then, pro rata based on interest entitlements, to the Class F-RR and Class XFRR certificates, then, to the Class E certificates, then, to the Class D certificates, then, to the Class C certificates, then, to the Class B certificates, then, to the Class A-S certificates, and then, pro rata based on interest entitlements, to the Class A-1, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B and Class X-D certificates). In general, a serviced loan will cease to be a required appraisal loan, and no longer be subject to an Appraisal Reduction Amount, when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such serviced loan to be a required appraisal loan.

For various purposes under the BMO 2025-C12 pooling and servicing agreement (including, with respect to the Non-Vertically Retained Principal Balance Certificates, for purposes of determining the Non-Reduced Certificates and the Controlling Class, as well as the occurrence of a Control Termination Event and an Operating Advisor Consultation Trigger Event), the Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balance of the Combined VRR Interest, and the Non-Vertically Retained Percentage of any Appraisal Reduction Amounts in respect of or allocated to the mortgage loans will be allocated to notionally reduce the certificate balances of the Non-Vertically Retained Principal Balance Certificates as follows: first, to the Class J-RR, Class G-RR, Class F-RR, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
related certificate balance is notionally reduced to zero; and then to the Class A-1, Class A-4, Class A-5 and Class A-SB certificates, pro rata based on certificate balance.
■ Cumulative Appraisal Reduction Amounts:

A “Cumulative Appraisal Reduction Amount”, as calculated by the special servicer as of any date of determination, is equal to the sum of (i) all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loans, any Collateral Deficiency Amount then in effect. With respect to any class of certificates, references to any Cumulative Appraisal Reduction Amount allocable thereto mean the aggregate portion of any Appraisal Reduction Amounts and/or Collateral Deficiency Amounts comprising such Cumulative Appraisal Reduction Amount that are allocable to such class under the Pooling and Servicing Agreement.

“Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided, that in the case of an outside serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination. For purposes of determining the identity of the Controlling Class and the existence of a Control Termination Event and an Operating Advisor Consultation Trigger Event, the Non-Vertically Retained Percentage of Collateral Deficiency Amounts will be allocable to the respective classes of Control Eligible Certificates (as defined below), in reverse alphabetical order of class designation, in a manner similar to the allocation of Appraisal Reduction Amounts to such classes.

“AB Modified Loan” means any corrected mortgage loan (1) that became a corrected mortgage loan (which includes for purposes of this definition any outside serviced mortgage loan that became a “corrected” mortgage loan (or any term substantially similar thereto) pursuant to the related outside servicing agreement) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the trust or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

■ Age of Appraisals:

Appraisals (which can be an update of a prior appraisal) with respect to a serviced loan are required to be no older than 9 months for purposes of determining appraisal reductions (other than the annual re-appraisal), market value, and other calculations as described in the Preliminary Prospectus.

■ Sale of Defaulted Loans:	There will be no “Fair Market Value Purchase Option”. Instead, defaulted mortgage loans will be sold in a process similar to the sale process for REO property. With respect to an outside serviced whole loan, the party acting as special servicer with respect to such outside serviced whole loan pursuant to the related outside servicing agreement (the “outside special servicer”) may offer to sell to any person (or may offer to purchase) for cash such outside serviced whole loan in accordance with the terms of the related outside servicing agreement during such time as such outside serviced whole loan constitutes a defaulted mortgage loan qualifying for sale thereunder and, in connection with any such sale, the related outside special servicer is required to sell both the applicable outside serviced mortgage loan and the related outside serviced pari passu companion loan(s) and, if so provided in the related co-lender agreement or the Controlling Servicing Agreement, any related subordinate companion loan(s), together as one defaulted loan.
■ Directing Holder:

The “Directing Holder” with respect to any mortgage loan or whole loan serviced under the BMO 2025-C12 pooling and servicing agreement will be:

●        except (i) with respect to an excluded mortgage loan, (ii) with respect to a serviced whole loan as to which the Controlling Note is held outside the issuing entity (sometimes referred to in this Term Sheet as a “serviced outside controlled whole loan”), and (iii) during any period that a Control Termination Event has occurred and is continuing, the Controlling Class Representative; and

●        with respect to any serviced outside controlled whole loan (which may include a servicing shift whole loan or any other serviced whole loan with a controlling companion loan held outside the issuing entity), if and for so long as such holder is entitled under the related co-lender agreement to exercise consent rights similar to those entitled to be exercised by the Controlling Class Representative, the holder of the related Controlling Note (during any such period, the “outside controlling note holder”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview

The applicable directing holder (or equivalent party) with respect to any outside serviced mortgage loan will be, in general, (i) in the event the related Controlling Note is included in the subject outside securitization transaction, the controlling class representative (or equivalent entity) under the related outside servicing agreement, and (ii) in all other cases, the third party holder of the related Controlling Note or its representative (which may be a controlling class representative (or equivalent entity) under a separate securitization transaction to which such note has been transferred (if any)), as provided in the related co-lender agreement.

An “excluded mortgage loan” is, if the Controlling Class Representative is the Directing Holder with respect to the subject mortgage loan, a mortgage loan or related whole loan with respect to which the Controlling Class Representative or the holder(s) of more than 50% of the Controlling Class (by certificate balance) is (or are) a Borrower Party (as defined in the Preliminary Prospectus).

■ Controlling Class Representative:

The “Controlling Class Representative” will be the controlling class certificateholder or other representative designated by at least a majority of the controlling class certificateholders by certificate balance. The “Controlling Class” is, as of any time of determination, the most subordinate class of the Control Eligible Certificates that has an outstanding certificate balance as notionally reduced by any Cumulative Appraisal Reduction Amount allocable to such class, at least equal to 25% of the initial certificate balance of that class of certificates; provided that (except under the circumstances set forth in the next proviso) if no such class of Control Eligible Certificates meets the preceding requirement, then the most senior class of Control Eligible Certificates will be the controlling class; provided, further, however, that if, at any time, the aggregate outstanding certificate balance of the classes of Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates has been reduced to zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts), then the “Controlling Class” will be the most subordinate class of Control Eligible Certificates with an outstanding certificate balance greater than zero (without regard to the allocation of any Cumulative Appraisal Reduction Amounts). The “Control Eligible Certificates” consist of the Class F-RR, Class G-RR and Class J-RR certificates; provided that the Class F-RR certificates will only be Control Eligible Certificates for so long as RREF V – D AIV RR L, LLC, Rialto Capital Advisors, LLC or any of their affiliates is holder of the majority (by certificate balance) of such class of certificates. See “The Pooling and Servicing Agreement—Directing Holder” in the Preliminary Prospectus. No other class of certificates will be eligible to act as the controlling class or appoint a Controlling Class Representative. No person may exercise any of the rights and powers of the Controlling Class Representative with respect to an excluded mortgage loan.

On the Closing Date, RREF V - D AIV RR L, LLC, is expected to (i) purchase the HRR Certificates and (ii) appoint itself (or an affiliate) as the initial Controlling Class Representative. RREF V - D AIV RR L, LLC or an affiliate may acquire additional Certificates.

■ Control Termination Event:

A “Control Termination Event” will: with respect to any mortgage loan either (a) occur when none of the classes of the Control Eligible Certificates has an outstanding certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amount then allocable to such class) that is at least equal to 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Control Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be the Directing Holder, a Control Termination Event will be deemed to exist.

The holders of Certificates representing the majority of the certificate balance of the most senior class of Control Eligible Certificates whose certificate balance is notionally reduced to less than 25% of the initial certificate balance of that class as a result of an allocation of an Appraisal Reduction Amount or a Collateral Deficiency Amount, as applicable, to such class will have the right to challenge the Special Servicer’s Appraisal Reduction Amount determination or a Collateral Deficiency Amount determination, as applicable, and, at their sole expense, obtain a second appraisal for any serviced loan for which an Appraisal Reduction Event has occurred or as to which there exists a Collateral Deficiency Amount, under the circumstances described in the Preliminary Prospectus.

■ Consultation Termination Event:	A “Consultation Termination Event” will, with respect to any mortgage loan, either (a) occur when none of the classes of Control Eligible Certificates has an outstanding certificate balance, without regard to the allocation of any Cumulative Appraisal Reduction Amount, that is equal to or greater than 25% of the initial certificate balance of that class of certificates or (b) be deemed to occur as described below; provided, however, that a Consultation Termination Event will in no event exist at any time that the certificate balance of each class of the Non-Vertically Retained Principal Balance Certificates senior to the Control Eligible Certificates (without regard to the allocation of Cumulative Appraisal Reduction Amounts) has been reduced to zero. With respect to excluded mortgage loans as to which the Controlling Class Representative would otherwise be a Consulting Party, a Consultation Termination Event will be deemed to exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
■ Control/Consultation Rights:

With respect to any Serviced Loan, the applicable Directing Holder will be entitled to have consent and/or consultation rights under the BMO 2025-C12 pooling and servicing agreement with respect to certain major decisions (including with respect to assumptions, waivers, certain loan modifications and workouts) and other matters with respect to each serviced loan.

After the occurrence and during the continuance of a Control Termination Event, the consent rights of the Controlling Class Representative will terminate, and the Controlling Class Representative will retain non-binding consultation rights under the BMO 2025-C12 pooling and servicing agreement with respect to certain major decisions and other matters with respect to the serviced mortgage loans, other than (i) any excluded mortgage loan and (ii) any serviced outside controlled whole loan.

After the occurrence and during the continuance of a Consultation Termination Event, all of these rights of the Controlling Class Representative with respect to the applicable serviced loans will terminate.

With respect to any serviced outside controlled whole loan (including any servicing shift whole loan for so long as it is serviced under the BMO 2025-C12 pooling and servicing agreement), the holder of the related Controlling Note or its representative (which holder or representative will not be the Controlling Class Representative) will instead be entitled to exercise the above-described consent and consultation rights, to the extent provided under the related co-lender agreement.

With respect to each outside serviced whole loan, the applicable outside controlling class representative or other related controlling noteholder pursuant to, and subject to the limitations set forth in, the related outside servicing agreement and the related co-lender agreement will have consent, consultation, approval and direction rights with respect to certain major decisions (including with respect to assumptions, waivers, loan modifications and workouts) regarding such outside serviced whole loan, as provided for in the related co-lender agreement and in the related outside servicing agreement. To the extent permitted under the related co-lender agreement, the Controlling Class Representative (so long as a Consultation Termination Event does not exist) may have certain consultation rights with respect to each outside serviced whole loan.

See “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus.

■ Risk Retention Consultation Party:

The “risk retention consultation party”, with respect to any serviced mortgage loan or, if applicable, serviced whole loan will be the party selected by Goldman Sachs Mortgage Company. The risk retention consultation party will have certain non-binding consultation rights in certain circumstances, (i) for so long as no Consultation Termination Event is continuing, with respect to any specially serviced loan (other than any outside serviced mortgage loan), and (ii) during the continuance of a Consultation Termination Event, with respect to any mortgage loan (other than any outside serviced mortgage loan), as further described in the Preliminary Prospectus. Notwithstanding the foregoing, the risk retention consultation party will not have any consultation rights with respect to any mortgage loan that is an excluded RRCP mortgage loan with respect to such party. Goldman Sachs Mortgage Company is expected to be appointed as the initial risk retention consultation party.

With respect to the risk retention consultation party, an “excluded RRCP mortgage loan” is a mortgage loan or whole loan with respect to which the risk retention consultation party, or the person(s) entitled to appoint such risk retention consultation party, is a Borrower Party.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
■ Termination of Special Servicer:

At any time, the special servicer (but not any outside special servicer for any outside serviced whole loan) may be removed and replaced by the applicable Directing Holder, if any, with or without cause upon satisfaction of certain conditions specified in the BMO 2025-C12 pooling and servicing agreement.

After the occurrence and during the continuance of a Control Termination Event, the holders of at least 25% of the voting rights of the Regular Certificates (without regard to the application of any Appraisal Reduction Amounts) may request a vote to replace the special servicer (with respect to all of the serviced loans other than any serviced outside controlled whole loan). The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of (a) at least 66-2/3% of the voting rights allocable to the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum voted on the matter), or (b) more than 50% of the voting rights of each class of Certificates that are Non-Reduced Certificates vote affirmatively to so replace.

“Non-Reduced Certificates” means each class of Principal Balance Certificates that has an outstanding certificate balance as may be notionally reduced by any Appraisal Reduction Amounts allocated to that class, equal to or greater than 25% of an amount equal to the initial certificate balance of that class of certificates minus all principal payments made on such class of certificates.

Notwithstanding the foregoing, but subject to the discussion in the next paragraph, solely with respect to a serviced outside controlled whole loan (including any servicing shift whole loan, for so long as it is serviced pursuant to the BMO 2025-C12 pooling and servicing agreement), only the holder of the related Controlling Note or its representative may terminate the special servicer without cause (solely with respect to the related whole loan) and appoint a replacement special servicer for that whole loan.

If the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the Uncertificated VRR Interest owner (as a collective whole), the operating advisor will have the right to recommend the replacement of the special servicer with respect to the serviced loans, resulting in a solicitation of a certificateholder vote. The subsequent vote may result in the termination and replacement of the special servicer if, within 180 days of the initial request for that vote, the holders of at least a majority of the aggregate outstanding principal balance of the Certificates of those holders that voted on the matter (provided that holders representing the applicable Certificateholder Quorum vote on the matter) vote affirmatively to so replace.

“Certificateholder Quorum” means a quorum that: (a) for purposes of a vote to terminate and replace the special servicer or the asset representations reviewer at the request of the holders of Certificates evidencing not less than 25% of the voting rights (without regard to the application of any Appraisal Reduction Amounts), consists of the holders of Certificates evidencing at least 50% of the voting rights (taking into account the allocation of any Appraisal Reduction Amounts to notionally reduce the certificate balances of the respective classes of Non-Vertically Retained Principal Balance Certificates) of all of the Regular Certificates, on an aggregate basis; and (b) for purposes of a vote to terminate and replace the special servicer based on a recommendation of the operating advisor, consists of the holders of Certificates evidencing at least 20% of the aggregate of the outstanding principal balances of all Certificates, with such quorum including at least (3) holders and/or beneficial owners of Certificates that are not “affiliated” (as defined in Regulation RR) with each other.

The related outside special servicer under each outside servicing agreement generally may be (or, if the applicable outside servicing agreement has not yet been executed, it is anticipated that such outside special servicer may be) replaced by the related outside controlling class representative (or an equivalent party), or the vote of the requisite holders of certificates issued, under the applicable outside servicing agreement (depending on whether or not the equivalent of a control termination event or a consultation termination event exists under that outside servicing agreement) or by any applicable other controlling noteholder under the related co-lender agreement in a manner generally similar to the manner in which the special servicer may be replaced under the BMO 2025-C12 pooling and servicing agreement as described above in this “Termination of Special Servicer” section (although there will be differences, in particular as regards certificateholder votes and the timing of when an outside special servicer may be terminated based on the recommendation of an operating advisor).

If the special servicer, to its knowledge, becomes a Borrower Party with respect to a mortgage loan, the special servicer will not be permitted to act as special servicer with respect to that mortgage loan. Subject to certain limitations described in the Preliminary Prospectus, any applicable Directing Holder will be entitled to appoint a replacement special servicer for that mortgage loan. If there is no applicable Directing Holder or if the applicable Directing Holder does not take action to appoint a replacement special servicer within the requisite time period, a replacement special servicer will be appointed in the manner specified in the BMO 2025-C12 pooling and servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
■ Voting Rights:

At all times during the term of the BMO 2025-C12 pooling and servicing agreement, the voting rights for the Certificates (the “voting rights”) will be allocated among the respective classes of certificateholders in the following percentages:

(1)         1% in the aggregate in the case of the respective classes of the Class X Certificates, allocated pro rata based upon their respective notional amounts as of the date of determination (for so long as the notional amount of at least one class of the Class X Certificates is greater than zero), and

(2)          in the case of any class of Non-Vertically Retained Principal Balance Certificates, a percentage equal to the product of 99% (or, if the notional amounts of all classes of the Class X Certificates have been reduced to zero, 100%) and a fraction, the numerator of which is equal to the certificate balance of such class of Non-Vertically Retained Principal Balance Certificates as of the date of determination, and the denominator of which is equal to the aggregate of the certificate balances of all classes of the Non-Vertically Retained Principal Balance Certificates, in each case, as of the date of determination, provided, that in certain circumstances described under “The Pooling and Servicing Agreement” in the Preliminary Prospectus, voting rights will only be exercisable by holders of Certificates that are Non-Reduced Certificates and/or may otherwise be exercisable or allocated in a manner that takes into account the allocation of Appraisal Reduction Amounts.

The voting rights of any class of certificates are required to be allocated among certificateholders of such class in proportion to their respective percentage interests.

The Class R certificates and the Uncertificated VRR Interest will not be entitled to any voting rights.

■ Servicing Compensation:

Modification Fees: Certain fees resulting from modifications, amendments, waivers or other changes to the terms of the loan documents, as more fully described in the Preliminary Prospectus, will be used to offset expenses on the related serviced mortgage loan (i.e. reimburse the trust for certain expenses, including unreimbursed advances and interest on unreimbursed advances previously incurred (other than special servicing fees, workout fees and liquidation fees) on the related serviced mortgage loan but not yet reimbursed to the trust or servicers or to pay expenses (other than special servicing fees, workout fees and liquidation fees) that are still outstanding in each case unless as part of the written modification the related borrower is required to pay these amounts on a going forward basis or in the future). Any excess modification fees not so applied to offset expenses will be available as compensation to the master servicer and/or special servicer. Within any prior 12-month period, all such excess modification fees earned by the master servicer or by the special servicer (after taking into account the offset described below applied during such 12-month period) with respect to any serviced mortgage loan will be subject to a cap equal to the greater of (i) 1% of the outstanding principal balance of such mortgage loan after giving effect to such transaction and (ii) $25,000.

All excess modification fees earned by the special servicer within the prior 12 months will be required to offset any future workout fees or liquidation fees payable with respect to the related serviced mortgage loan or related REO property; provided, that if the serviced mortgage loan ceases being a corrected loan, and is subject to a subsequent modification, the special servicer will be entitled to a liquidation fee or workout fee (to the extent not previously offset) with respect to the new modification, waiver, extension or amendment or future liquidation of the related serviced mortgage loan or related REO Property (including in connection with a repurchase, sale, refinance, discounted or final payoff or other liquidation); provided that any excess modification fees earned and paid to the special servicer in connection with such subsequent modification, waiver, extension or amendment will be applied to offset such liquidation fee or workout fee to the extent described above.

Penalty Fees: All late fees and default interest will first be used to reimburse certain expenses previously incurred with respect to the related mortgage loan (including special servicing fees, workout fees and liquidation fees) but not yet reimbursed to the trust, the master servicer or the special servicer or to pay certain expenses (including special servicing fees, workout fees and liquidation fees) that are still outstanding on the related mortgage loan, and any excess received with respect to a serviced loan will be paid to the master servicer (for penalty fees accrued while a non-specially serviced loan) and the special servicer (for penalty fees accrued while a specially serviced loan). To the extent any amounts reimbursed out of penalty charges are subsequently recovered on a related serviced loan, they will be paid to the master servicer or special servicer who would have been entitled to the related penalty charges that were previously used to reimburse such expense.

Liquidation / Workout Fees: Liquidation fees will be calculated at the lesser of (a) 1.0% (or, in the case of the Washington Square mortgage loan, 0.50%) or (b) with respect to any serviced mortgage loan (or related serviced whole loan, if applicable) or related REO Property, such lesser rate as would result in a liquidation fee of $1,000,000, for each serviced loan that is a specially serviced loan and any REO property, subject in any case to a minimum liquidation fee of $25,000. For any serviced loan that is a corrected loan, workout fees will be calculated at the lesser of (a) 1.0% (or, in the case

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview

of the Washington Square mortgage loan, 0.50%) and (b) such lower rate as would result in a workout fee of $1,000,000 when applied to each expected payment of principal and interest (other than (i) default interest and (ii) any “excess interest” accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date) on the related serviced loan (or related serviced whole loan, if applicable) from the date such serviced loan becomes a corrected loan through and including the then related maturity date, subject in any case to a minimum workout fee of $25,000.

Notwithstanding the foregoing, in connection with a maturity default, no liquidation or workout fee will be payable in connection with a payoff or refinancing of the related serviced loan within 90 days of the maturity default, but the special servicer may collect and retain appropriate fees from the related borrower in connection with the subject liquidation or workout.

In the case of an outside serviced whole loan, calculation of the foregoing amounts payable to the related outside servicer or outside special servicer may be different than as described above. For example, the extent to which modification fees and penalty fees are applied to offset expenses may be different and liquidation fees and workout fees may be subject to different caps or no caps.

■ Operating Advisor:

The operating advisor will, in general and under certain circumstances described in the Preliminary Prospectus, have the following rights and responsibilities with respect to the serviced mortgage loans:

●     reviewing the actions of the special servicer with respect to specially serviced loans and with respect to major decisions regarding non-specially serviced loans as to which the operating advisor has consultation rights;

●     reviewing reports provided by the special servicer to the extent set forth in the BMO 2025-C12 pooling and servicing agreement;

●      reviewing for accuracy certain calculations made by the special servicer;

●     issuing an annual report generally setting forth, among other things, its assessment of whether the special servicer is performing its duties in compliance with the servicing standard and the BMO 2025-C12 pooling and servicing agreement and identifying any material deviations therefrom;

●     recommending the replacement of the special servicer if the operating advisor determines, in its sole discretion exercised in good faith, that (1) the special servicer has failed to comply with the servicing standard and (2) a replacement of the special servicer would be in the best interest of the certificateholders and the owners of the Uncertificated VRR Interest (as a collective whole); and

●     after the occurrence and during the continuance of an Operating Advisor Consultation Trigger Event, consulting on a non-binding basis with the special servicer with respect to certain major decisions (and such other matters as are set forth in the BMO 2025-C12 pooling and servicing agreement) in respect of the applicable serviced mortgage loan(s) and/or related companion loan(s).

An “Operating Advisor Consultation Trigger Event” will occur when the aggregate outstanding certificate balance of the HRR Certificates (as notionally reduced by any Cumulative Appraisal Reduction Amounts then allocable to the HRR Certificates) is 25% or less of the initial aggregate certificate balance of the HRR Certificates. With respect to excluded mortgage loans, an Operating Advisor Consultation Trigger Event will be deemed to exist.

Notwithstanding the foregoing, the operating advisor will generally have no obligations or consultation rights as operating advisor under the BMO 2025-C12 pooling and servicing agreement with respect to any outside serviced mortgage loan or any related REO property.

The operating advisor will be subject to termination and replacement if the holders of at least 15% of the voting rights of Non-Reduced Certificates vote to terminate and replace the operating advisor and such termination and replacement is affirmatively voted for by the holders of more than 50% of the voting rights allocable to the Non-Reduced Certificates of those holders that exercise their right to vote (provided that holders entitled to exercise at least 50% of the voting rights allocable to the Non-Reduced Certificates exercise their right to vote within 180 days of the initial request for a vote). The holders initiating such vote will be responsible for the fees and expenses in connection with the vote and replacement.

See “The Pooling and Servicing Agreement—Operating Advisor” in the Preliminary Prospectus.

■ Asset Representations Reviewer:

The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and the required percentage of certificateholders vote to direct a review of such delinquent mortgage loans. An asset review will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview

occur when either (1) mortgage loans with an aggregate outstanding principal balance of 30.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period are at least 60 days delinquent in respect of their related monthly payments or balloon payment, if any (for purposes of this paragraph, “delinquent loans”) or (2) at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the aggregate outstanding principal balance of such delinquent loans constitutes at least 20% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO mortgage loans) held by the issuing entity as of the end of the applicable collection period.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice of such request to all certificateholders and the asset representations reviewer by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the affirmative vote of certificateholders evidencing at least 75% of the voting rights allocable to those holders that exercise their right to vote (provided that holders representing the applicable Certificateholder Quorum exercise their right to vote within 180 days of the initial request for a vote), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the BMO 2025-C12 pooling and servicing agreement by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “The Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BMO 2025-C12 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) with respect to a mortgage loan is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the applicable mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner of Certificates does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration. In addition, any other certificateholder or certificate owner of Certificates may deliver, within the time frame provided in the BMO 2025-C12 pooling and servicing agreement, a written notice requesting the right to participate in any dispute resolution consultation that is conducted by the enforcing servicer following the enforcing servicer’s receipt of the notice described in the preceding sentence.

“Resolved” means, with respect to a Repurchase Request, (i) that any material breach of representations and warranties or a material document defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a “loss of value payment”, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BMO 2025-C12 pooling and servicing agreement. See “The Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:	Upon liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied (after allocation to offset certain advances and expenses) so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview
Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan.
■ Credit Risk Retention:

This securitization transaction will be subject to the credit risk retention rules of Section 15G of the Securities Exchange Act of 1934, as amended. An economic interest in the credit risk of the mortgage loans in this securitization transaction is expected to be retained pursuant to risk retention regulations (as codified at 17 CFR Part 246) promulgated under Section 15G (“Regulation RR”), as a combination of (A) an “eligible vertical interest” in the form of the Combined VRR Interest and (B) an “eligible horizontal residual interest” in the form of the HRR Certificates. Goldman Sachs Mortgage Company will act as retaining sponsor under Regulation RR for this securitization transaction and is expected, on the Closing Date, to partially satisfy its risk retention obligation through the purchase by a third party purchaser of the HRR Certificates. Goldman Sachs Mortgage Company is expected to retain the Combined VRR Interest. For a further discussion of the manner in which the credit risk retention requirements are expected to be satisfied by Goldman Sachs Mortgage Company, as retaining sponsor for this securitization transaction, see “Credit Risk Retention” in the Preliminary Prospectus.

■ The Combined VRR Interest Prepayment Premiums and Yield Maintenance Charges:	On each Distribution Date, the Vertically Retained Percentage of each yield maintenance charge and prepayment premium collected on the mortgage loans during the related collection period (or, in the case of an outside serviced mortgage loan, that accompanied a principal prepayment included in the aggregate available funds for such Distribution Date) will be required to be distributed to the holders of the Combined VRR Interest.
■ Appraisal Reduction Amounts:	On each Distribution Date, the Vertically Retained Percentage of any Appraisal Reduction Amounts will be allocated to the Combined VRR Interest to notionally reduce (to not less than zero) the principal balance thereof.
■ Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BMO 2025-C12 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BMO 2025-C12 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
■ Deal Website:

The certificate administrator will maintain a deal website including, but not limited to:

●          all special notices delivered.

●          summaries of final asset status reports.

●          all appraisals in connection with an appraisal reduction plus any subsequent appraisal updates.

●          an “Investor Q&A Forum” and a voluntary investor registry.

■ Cleanup Call:

On any Distribution Date on which the aggregate unpaid principal balance of the mortgage loans (including mortgage loans as to which the related mortgaged properties have become REO properties) remaining in the issuing entity is less than 1% of the aggregate principal balance of the pool of mortgage loans as of the Cut-off Date (excluding for the purposes of this calculation, the unpaid principal balance of any mortgage loan with an anticipated repayment date, but in such case only if the option described above is exercised after the Distribution Date related to the collection period in which the corresponding anticipated repayment date occurs), certain specified persons will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the issuing entity and retire the then outstanding certificates and the Uncertificated VRR Interest.

If the aggregate certificate balances of the Class A-1, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D and Class E certificates and the notional amounts of the Class X-A, Class X-B and Class X-D certificates have been reduced to zero and if the master servicer has received from the remaining certificateholders the payment specified in the BMO 2025-C12 pooling and servicing agreement, the issuing entity could also be terminated in connection with an exchange of all the then-outstanding certificates (excluding the Class R certificates) and the Uncertificated VRR Interest for the mortgage loans remaining in the issuing entity, as further described under “The Pooling and Servicing Agreement—Optional Termination; Optional Mortgage Loan Purchase” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

Structural and Collateral Term Sheet	BMO 2025-C12
Structural Overview

The Publicly Offered Certificates involve certain risks and may not be suitable for all investors. For information regarding certain risks associated with an investment in the Publicly Offered Certificates, see “Summary of Risk Factors” and “Risk Factors” in the Preliminary Prospectus. Capitalized terms used but not otherwise defined in this Term Sheet have the respective meanings assigned to those terms in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

Washington Square
9585 Southwest Washington Square Road
Portland, OR 97223
PORTLAND
Beaverton
Tigard
Lake Oswego
Tualatin
Aloha
Cedar Hills
West Slope
Raleigh Hills
Garden Home-Whitford
Metzger
West Beaverton
South Beaverton
Bull Mountain
Stafford
West Haven-Sylvan
Green Hills
WASHINGTON COUNTY
MULTNOMAH COUNTY
CLACKAMAS COUNTY
Nike Headquarters
Providence St. Vincent Hospital
World Forestry Center
Oregon Zoo
MAX LIGHT RAIL
WES COMMUTER RAIL
Downtown Portland 5 miles
Portland Intl. Airport 24 miles
SW Tualatin Valley Hwy
SW Farmington Rd
SW Allen Blvd
SW Hart Rd
SW Hall Blvd
SW Scholls Ferry Rd
SW Canyon Rd
SW Beaverton Hillsdale Hwy
SW Vermont St
SW Multnomah Blvd
SW Capitol Hwy
SW McDonald St
SW Bull Mtn Rd
SW Durham Rd
SW Tualatin Rd
SW Tualatin Sherwood Rd
SW Borland Rd
Boones Ferry Rd
Kruse Way
Childs Rd
Murray Blvd
SW 170th Ave
SW 175th Ave
SW Hall Rd
Walker Rd
Jenkins Rd
Cedar Hills Shopping Center
Walker Center
Cedar Hills Crossing
Beaverton Town Square
DOWNTOWN BEAVERTON
Beaverton Industrial Center
Arctic Business Park
Allen West Business Center
Denney Industrial Park
Scholls Crossing Center
Portland Golf Club
Gabriel Park
RedTail Golf Center
Cascade Plaza
Washington Square Too
Bellingham Herald
DOWNTOWN TIGARD
Murrayhill Marketplace
Progress Ridge Town Square
Portland Community College Sylvania
Tigard Plaza
George Fox University
Wall Street Industrial Park
Tigard Marketplace
Hilltop Business Center
Canterbury Square
Pacific Corporate Center
Tigard Promenade
Carmen Center
Tigard Towne Square
South Lake Center
Bridgeport Village
Lake Oswego Commerce Center
Tualatin Country Club
Tualatin Park
Lam Research Corporate Office
Tualatin Business Center
Nyberg Woods Shopping Center
Legacy Meridian Park Medical Center
Koch Corporate Center
Trimble
Kruse Village
West Waluga Park
Springbrook City Park
Oswego Lake
Tualatin Hills Nature Park
Aloha Market Center
Vancouver
WASHINGTON
OREGON
Hillsboro
Gresham
Troutdale
Milwaukie
Happy Valley
Damascus
Oregon City
Wilsonville
Canby
Sherwood
CASCADE RANGE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square
Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	GACC, GSMC, BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$64,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$64,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	9.99%	Net Rentable Area (SF)(4):	994,568
Loan Purpose:	Recapitalization	Location:	Portland, OR
Borrowers:	PPR Washington Square LLC and MS Washington Square LLC	Year Built / Renovated:	1974, 2005 / 1995, 2008, 2018-2019
Borrower Sponsor:	The Macerich Partnership, L.P.	Occupancy:	85.6%
Interest Rate:	5.57700%	Occupancy Date:	3/27/2025
Note Date:	3/27/2025	4th Most Recent NOI (As of):	$34,916,211 (12/31/2021)
Maturity Date:	4/6/2035	3rd Most Recent NOI (As of):	$40,807,876 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$37,934,316 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$40,052,391 (TTM 12/31/2024)
Original Amortization Term:	None	UW Economic Occupancy:	93.7%
Amortization Type:	Interest Only	UW Revenues:	$52,293,715
Call Protection(2):	L(26),DorYM1(87),O(7)	UW Expenses:	$11,301,353
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$40,992,362
Additional Debt(1):	Yes	UW NCF:	$39,798,880
Additional Debt Balance(1):	$276,000,000	Appraised Value / Per SF(4)(5):	$655,000,000 / $659
Additional Debt Type(1):	Pari Passu	Appraisal Date(5):	3/1/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF(4):	$342
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF(4):	$342
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	51.9%
Replacement Reserves:	$0	Springing	Variable(3)	Maturity Date LTV:	51.9%
TI / LC Reserve:	$0	Springing	Variable(3)	UW NCF DSCR:	2.07x
Gap Rent Reserve:	$155,348	$0	N/A	UW NOI Debt Yield:	12.1%
Outstanding TI / LC Reserve:	$2,752,705	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$340,000,000	100.0%	Return of Equity	$336,001,852	98.8%
			Upfront Reserves	2,908,053	0.9
			Closing Costs	1,090,095	0.3
Total Sources	$340,000,000	100.0%	Total Uses	$340,000,000	100.0%
(1)	The Washington Square Mortgage Loan (as defined below) is part of a whole loan evidenced by 24 pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $340.0 million (the “Washington Square Whole Loan”). The Financial Information in the chart above reflects the Washington Square Whole Loan.
(2)	The lockout period will be at least 26 payment dates beginning with and including the first payment date on May 6, 2025. Defeasance of the Washington Square Whole Loan is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note comprising a part of the Washington Square Whole Loan to be securitized (the “Lockout Release Date”) and (ii) May 6, 2028. In addition, on any business day from and after the Lockout Release Date, voluntary prepayment of the Washington Square Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the monthly payment date that occurs in October 2034, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Washington Square Whole Loan being prepaid and (y) a yield maintenance premium. The assumed lockout period of 26 payments is based on the expected BMO 2025-C12 securitization closing date in June 2025. The actual lockout period may be longer.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(4)	The Washington Square Property (as defined below) is part of a larger retail development consisting of a total of 1,243,621 square feet (“SF”). Macy’s operates 242,505 SF at the larger retail development and Wells Fargo operates 6,548 SF at the larger retail development which are not part of the collateral.
(5)	The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. There can be no assurance either that Dick’s Sporting Goods will enter into the new lease assumed in the appraisal or that it will continue to lease its current space, or of what the value of the Washington Square Property would be absent such assumption

The Loan. The largest mortgage loan (the “Washington Square Mortgage Loan”) is part of the Washington Square Whole Loan secured by the borrowers’ fee interests in a super-regional mall totaling 994,568 SF located in Portland, Oregon (the “Washington Square Property”). The Washington Square Whole Loan consists of 24 pari passu promissory notes and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

accrues interest at a rate of 5.57700% per annum on an Actual/360 basis. The Washington Square Whole Loan has a 10-year term and is interest only for the entire duration of the term. The Washington Square Whole Loan was co-originated on March 27, 2025 by German American Capital Corporation (“GACC”), Goldman Sachs Bank USA (“GSBI”), Bank of Montreal (“BMO”), JPMorgan Chase Bank, National Association (“JPMCB”), and Morgan Stanley Bank, N.A. (“MSBNA”). The Washington Square Mortgage Loan is evidenced by the controlling Note A-1-1, contributed by GACC, non-controlling Note A-4-1, contributed by BMO, and non-controlling Note A-2-1 and A-2-2-2, contributed by GSMC, with an aggregate original principal balance of $64,000,000. The Washington Square Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Washington Square Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$29,100,000	$29,100,000	BMO 2025-C12	Yes
A-1-2(1)	$10,900,000	$10,900,000	GACC	No
A-1-3(1)	$15,000,000	$15,000,000	GACC	No
A-1-4(1)	$15,000,000	$15,000,000	GACC	No
A-1-5(1)	$15,000,000	$15,000,000	GACC	No
A-1-6(1)	$10,000,000	$10,000,000	GACC	No
A-1-7(1)	$10,000,000	$10,000,000	GACC	No
A-1-8(1)	$8,333,334	$8,333,334	GACC	No
A-2-1	$17,000,000	$17,000,000	BMO 2025-C12	No
A-2-2-1(1)	$16,550,000	$16,550,000	GSBI	No
A-2-2-2	$450,000	$450,000	BMO 2025-C12	No
A-2-3(1)	$17,000,000	$17,000,000	GSBI	No
A-2-4(1)	$17,000,000	$17,000,000	GSBI	No
A-3-1(1)	$40,000,000	$40,000,000	JPMCB	No
A-3-2(1)	$5,333,333	$5,333,333	JPMCB	No
A-4-1	$17,450,000	$17,450,000	BMO 2025-C12	No
A-4-2(1)	$12,000,000	$12,000,000	BMO	No
A-4-3(1)	$3,550,000	$3,550,000	BMO	No
A-4-4(1)	$9,000,000	$9,000,000	BMO	No
A-4-5(1)	$9,000,000	$9,000,000	BMO	No
A-4-6(1)	$6,000,000	$6,000,000	BMO	No
A-4-7(1)	$6,000,000	$6,000,000	BMO	No
A-4-8(1)	$5,000,000	$5,000,000	BMO	No
A-5-1(1)	$45,333,333	$45,333,333	MSBNA	No
Whole Loan	$340,000,000	$340,000,000
(1)	Expected to be contributed to a future securitization.

The Property. The Washington Square Property is a super-regional mall located in the western suburbs of Portland, Oregon. The Washington Square Property is well located at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Washington Square Property generates approximately 9.2 million annual visits and serves a trade area of 1.4 million people and 557,000 households. The Washington Square Property features a customer base with an average household income of approximately $143,000, which is 32.0% greater than the U.S. average. Additionally, the Washington Square Property is located less than 20 miles from the Washington State border, offering a nearby, sales-tax free, shopping destination for Washington State residents. According to the appraisal, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

Washington Square Property features 6,488 surface and garage parking spaces, resulting in a parking ratio of 5.24 parking spots per 1,000 SF.

As of March 27, 2025, the Washington Square Property was 85.6% leased to 128 unique tenants (excluding non-collateral stores). The majority of the vacant space is attributable to the 120,000 SF dark former Sears box, which has been identified for potential development as a Dick’s House of Sport concept store. The Washington Square Property has average total occupancy of 96.3% over the past 10 years, and has historically had limited available space for new tenants or tenants looking to expand. The Washington Square Property is anchored by Nordstrom, Macy’s (non-collateral), Dick’s Sporting Goods (currently on a month-to-month lease), and JCPenney, which collectively generated estimated sales of approximately $137.2 million as of 2024 (approximately $90.2 million excluding Macy’s). In-line stores smaller than 10,000 SF generated sales of approximately $332.6 million in 2024, resulting in a sales volume of approximately $1,275 PSF ($881 PSF excluding Apple) and an occupancy cost of 10.9% (14.3% excluding Apple). Sales PSF excluding Apple, tenants greater than 10,000 SF, stores open less than 12 months, arcades and non-retail stores have increased by 19.4% since 2019. The Washington Square Property is home to several restaurants including Din Tai Fung (9,000 SF / $1,737 PSF) and The Cheesecake Factory (10,178 SF / $1,217 PSF), which collectively generated approximately $28.0 million of sales in 2024.

The borrowers have executed nearly 200,000 SF of new leases, renewals, relocations, and expansions since 2022, with over 80,000 SF signed since 2024, reflecting total annual base rent of approximately $4.9 million. Across 59 same space renewals, relocations, expansions, and new leases executed since 2022, the borrower sponsor has been able to increase rents by 20.5% over prior rents, resulting in approximately $2.9 million of incremental net operating income for the Washington Square Property. To achieve the recent leasing, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements.

Major Tenants.

JCPenney (210,585 SF; 21.2% of NRA; 0.9% of underwritten base rent): JCPenney (Fitch/Moody’s/S&P: NR/NR/NR) was founded in 1902 and is one of the nation’s largest retailers of apparel, home goods, jewelry, and beauty merchandise. JCPenney employs more than 50,000 associates worldwide and operates over 650 stores across the United States and Puerto Rico. With $10.2 million of sales in 2024, JCPenney at the Washington Square Property exceeds its national average sales per store of $10.0 million. Lender underwriting includes JCPenney’s recently executed 5-year lease extension, which nearly doubled the tenant’s prior rents. JCPenney’s lease includes a 1.50% percentage rent rate at a breakpoint of $32,929,515 as of the Cut-off Date.

Nordstrom (180,000 SF; 18.1% of NRA; 1.2% of underwritten base rent): Nordstrom (Fitch/Moody’s/S&P: BB+/Ba2/BB) was founded in 1901 as a retail shoe business in Seattle, Washington. Nordstrom is a leading fashion designer offering clothing, shoes and accessories for men, women and kids. Nordstrom has more than 350 Nordstrom, Nordstrom Local and Nordstrom Rack locations. Nordstrom is the highest performing anchor tenant at the Washington Square Property, generating sales of $61.5 million in 2024. Additionally, Nordstrom has a significant online presence and has unofficially reported its Washington Square Property location generates approximately $98.0 million including on-line fulfillments in 2023. Nordstrom recently completed a $15.0 million renovation which included modern cosmetic upgrades, new flooring, café renovation, and department reconfiguration across both levels. Nordstrom’s lease includes a 0.50% percentage rent rate at a breakpoint of $100,000,000 but not in excess of $200,000,000. Nordstrom pays 0.25% percentage rent for sales in excess of $200,000,000. Nordstrom owns its box at the Washington Square Property.

DICK’S Sporting Goods (90,000 SF; 9.0% of NRA; 7.0% of underwritten base rent): DICK’S Sporting Goods (Fitch/Moody's/S&P: NR/Baa2/BBB) (“Dick’s”) was founded in 1948 as a bait-and-tackle shop in Binghamton, New York, and has since grown to become an omnichannel sporting goods retailer, with a primary focus on sports equipment, apparel, footwear and accessories. Headquartered in Coraopolis, Pennsylvania, Dick’s offers a wide range of products through its main and specialty concept stores, including Dick’s Sporting Goods, Public Lands, Moosejaw and Going Going Gone! Having generated $18.6 million of sales in 2023, the Dick’s at the Washington Square Property exceeds its national average sales per store of $13.9 million. The borrower sponsor is negotiating a lease with Dick’s Sporting Goods to open a new House of Sport concept store to be located on the vacant Sears parcel which the borrower sponsor estimates to generate sales of $35 million annually. The borrower sponsor expects to invest approximately $21 million of capital in the proposed new 120,000 SF, two-level location which includes an adjacent athletic field. Dick’s Sporting Goods leases its current space on a month-to-month basis. There can be no assurance that the tenant will either open a House of Sport store or remain in its current location, or that the borrower sponsor will make such investment.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to the historical and current occupancy of the Washington Square Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
96.5%	98.1%	97.8%	85.6%
(1)	Based on December 31 of each respective year unless otherwise specified.
(2)	Based on the underwritten rent roll as of March 27, 2025. Excludes non-collateral tenants.

The following table presents certain information relating to the largest tenants by net rentable area at the Washington Square Property:

Top Tenant Summary(1)
Tenant	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Anchor Tenants
JCPenney	NR/NR/NR	210,585	21.2%	$1.42	$300,000	0.9%	8/31/2030
Nordstrom	BB+/Ba2/BB	180,000	18.1%	$2.22	$399,600	1.2%	2/28/2035
Dick’s	NR/Baa2/BBB	90,000	9.0%	$26.32	$2,368,800	7.0%	MTM
Anchor Tenants Subtotal / Wtd. Avg.		480,585	48.3%	$6.38	$3,068,400	9.1%

Major Tenants
Pottery Barn	NR/NR/NR	21,246	2.1%	$31.06	$659,900	2.0%	1/31/2026
H&M	NR/NR/BBB	19,481	2.0%	$40.23	$783,659	2.3%	1/31/2027
Victoria’s Secret	NR/B1/BB-	10,187	1.0%	$71.74	$730,815	2.2%	3/31/2030
The Cheesecake Factory	NR/NR/NR	10,178	1.0%	$50.00	$508,900	1.5%	1/31/2031
Apple Store	NR/Aaa/AA+	9,500	1.0%	$116.07	$1,102,665	3.3%	1/31/2028
Janelle James(3)	NR/NR/NR	9,321	0.9%	$0.00(4)	$0(4)	0.0%(4)	Various(5)
Din Tai Fung	NR/NR/NR	9,000	0.9%	$62.41	$561,690	1.7%	2/28/2029
American Eagle Outfitters	NR/NR/NR	8,930	0.9%	$85.45	$763,058	2.3%	1/31/2026
Aritzia	NR/NR/NR	7,880	0.8%	$59.82	$471,382	1.4%	1/31/2033
Hollister Co.	NR/NR/NR	7,626	0.8%	$45.49	$346,932	1.0%	1/31/2026
Major Tenants Subtotal / Wtd. Avg.		113,349	11.4%	$52.31	$5,929,001	17.6%
Remaining Occupied		257,752	25.9%	$95.72	$24,673,120	73.3%
Occupied Collateral Total / Wtd. Avg.		851,686	85.6%	$39.53	$33,670,522	100.0%

Vacant Space		142,882	14.4%

Collateral Total		994,568	100.0%

(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Janelle James sales are excluded as the tenant took occupancy in 2024.
(4)	Janelle James does not have underwritten rent as the store is a categorized as under a Specialty Lease Agreement and is being underwritten separately.
(5)	Janelle James has 7,209 SF expiring on September 30, 2025 and 2,112 SF leased on a MTM basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to the sales history of certain tenants of the Washington Square Property:

Tenant Sales(1)(2)
	2019	2022	2023	2024
Gross Mall Sales	$462,146,922	$496,051,790	$517,149,498	$504,269,175(3)
Sales (Inline < 10,000 SF)	$280,020,294	$326,125,793	$349,359,669	$332,638,894
Sales (Inline < 10,000 SF, Excluding Apple)	$151,941,257	$208,286,233	$233,660,240	$246,745,839
SLA	$100,017	$2,572,391	$3,497,853	$5,358,023
Inline > 10,000 SF	$30,160,772	$30,869,484	$30,412,079	$29,045,488
Anchor Tenants(4)	$151,865,839	$136,484,122	$133,879,898	$137,226,771
(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.
(2)	2020 and 2021 sales are excluded due to the adverse impact of the COVID-19 pandemic.
(3)	Tesla closed in January 2024.
(4)	Includes sales from Macy’s, which is not part of the collateral for the Washington Square Whole Loan.

The following table presents certain information relating to the sales history of major tenants of the Washington Square Property:

Top Tenant Sales(1)(2)
Tenant Name	SF	2019	2022	2023	2024	Occupancy Cost
Anchor Tenants
JCPenney	210,585	$16,600,412	$11,614,465	$10,820,321	$10,200,519	4.9%
Nordstrom	180,000	$66,393,324	$59,200,709	$57,489,636	$61,456,311	1.0%
Dick’s	90,000	$13,372,103	$18,668,948	$18,569,941	NAV(3)	16.3%(4)
Major Tenants
Pottery Barn	21,246	$6,144,052	$7,763,323	$6,153,922	$5,292,034	14.3%
H&M	19,481	$6,995,065	$6,966,381	$6,545,905	$5,392,411	14.6%
Victoria’s Secret	10,187	$5,756,509	$5,984,613	$5,610,653	$5,969,587	18.4%
The Cheesecake Factory	10,178	$11,265,146	$10,155,168	$12,101,598	$12,391,456	7.1%
Apple Store	9,500	$128,079,037	$117,839,560	$115,699,429	$85,893,054	1.5%
Janelle James	9,321	NAV	NAV	NAV	NAV(5)	NAV
Din Tai Fung	9,000	$11,404,828	$15,612,822	$16,886,801	$15,632,089	6.1%
American Eagle Outfitters	8,930	$6,747,987	$5,831,614	$6,190,226	$7,390,233	16.4%
Aritzia	7,880	$3,673,131	$5,940,033	$10,996,292	$11,055,371	7.9%
Hollister Co.	7,626	$2,418,389	$2,829,824	$3,443,065	$4,621,544	19.0%
(1)	All sales information presented herein with respect to the Washington Square Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report, or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	2020 and 2021 excluded due to the adverse impact of the COVID-19 pandemic on the Washington Square Property.
(3)	Dick’s sales are excluded due to the disruptions due to the change to Dick’s House of Sport.
(4)	Occupancy Cost is calculated from 2023 sales.
(5)	Sales for the Janelle James store are not included as the tenant took occupancy in 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to the lease rollover schedule at the Washington Square Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	142,882	14.4%	NAP	NAP	142,882	14.4%	NAP	NAP
2025 & MTM	31	148,984	15.0%	$5,603,773	16.6%	291,866	29.3%	$5,603,773	16.6%
2026	32	87,253	8.8%	$8,656,859	25.7%	379,119	38.1%	$14,260,632	42.4%
2027	12	40,444	4.1%	$2,810,101	8.3%	419,563	42.2%	$17,070,733	50.7%
2028	8	26,642	2.7%	$2,948,866	8.8%	446,205	44.9%	$20,019,599	59.5%
2029	10	26,100	2.6%	$2,363,731	7.0%	472,305	47.5%	$22,383,330	66.5%
2030	14	258,142	26.0%	$4,588,618	13.6%	730,447	73.4%	$26,971,948	80.1%
2031	5	24,784	2.5%	$1,715,384	5.1%	755,231	75.9%	$28,687,332	85.2%
2032	1	1,064	0.1%	$154,642	0.5%	756,295	76.0%	$28,841,974	85.7%
2033	6	27,153	2.7%	$1,658,856	4.9%	783,448	78.8%	$30,500,830	90.6%
2034	4	13,606	1.4%	$1,051,739	3.1%	797,054	80.1%	$31,552,569	93.7%
2035	8	197,514	19.9%	$2,117,953	6.3%	994,568	100.0%	$33,670,522	100.0%
2036 & Thereafter	0	0	0.0%	$0	0.0%	994,568	100.0%	$33,670,522	100.0%
Total	131	994,568	100.0%	$33,670,522	100.0%
(1)	Based on the underwritten rent roll dated March 27, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. According to the Phase I environmental site assessment dated January 10, 2025 there was a recognized environmental condition at the Washington Square Property but no investigation was warranted. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus.

The following table presents certain information relating to the historical and underwritten cash flows of the Washington Square Property:

Operating History and Underwritten Net Cash Flow(1)
	2021	2022	2023	2024	Underwritten	Per SF	%(2)
Base Rent	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$33,670,522	$33.85	88.4%
Contractual Rent Steps(3)	0	0	0	0	895,145	$0.90	2.4
Gross-Up Vacant Rent	0	0	0	0	3,509,611	$3.53	9.2
Gross Potential Income	$26,319,105	$27,605,675	$29,612,737	$31,678,533	$38,075,277	$38.28	100.0%
Total Recoveries	9,362,302	10,174,065	10,878,330	11,694,598	12,481,747	$12.55	32.8
Vacancy & Bad Debt	331,602	2,017	(194,460)	74,039	(3,509,611)	($3.53)	-9.2
Other Income(4)	7,544,280	12,195,473	7,639,570	6,938,175	5,246,301	$5.27	13.8
Effective Gross Income	$43,557,289	$49,977,230	$47,936,177	$50,385,345	$52,293,715	$52.58	137.3%
Real Estate Taxes	2,413,579	2,491,047	2,572,031	2,602,680	3,074,235	$3.09	5.9
Insurance	528,609	583,308	668,975	817,604	764,945	$0.77	1.5
Management Fee	817,959	966,204	914,934	871,977	1,000,000	$1.01	1.9
Other Expenses	4,880,931	5,128,795	5,845,921	6,040,693	6,462,173	$6.50	12.4
Total Expenses	$8,641,078	$9,169,354	$10,001,861	$10,332,954	$11,301,353	$11.36	21.6%
Net Operating Income	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$40,992,362	$41.22	78.4%
Capital Expenditures	0	0	0	0	198,914	$0.20	0.4
TI/LC	0	0	0	0	994,568	$1.00	1.9
Net Cash Flow	$34,916,211	$40,807,876	$37,934,316	$40,052,391	$39,798,880	$40.02	76.1%
(1)	Based on the underwritten rent roll dated March 27, 2025. Includes rents from Dick’s Sporting Goods, which leases its space on a month-to-month basis.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Contractual Rent Steps were taken through March 27, 2026.
(4)	Other Income includes Percent in Lieu, Overage Rent, Specialty Leasing, Business Development, Storage Income, and Miscellaneous Income.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The Market. According to the appraisal, the Washington Square Property is located in the Portland retail market and the Beaverton/I-5/217 Corridor submarket. The Washington Square Property benefits from its position at the intersection of Highway 217 and Highway 210 in the Beaverton and Tigard neighborhoods. The Portland retail market has one of the nation’s lowest rates of retail space per capita and is sales-tax free, allowing the Washington Square Property to attract 9.2 million visitors annually. Key competitors offer strong regional appeal, but do not match Washington Square’s scale at 1.2 million SF (including non-collateral tenants).

According to the appraisal, the Beaverton/I-5/217 Corridor consists of approximately 7.7 million SF and is the largest of the five submarkets within the approximately 24.8 million SF Portland retail market. As of the third quarter of 2024, the 5.1% vacancy rate in the submarket is lower than the 5.8% vacancy rate for the region. Additionally, the Beaverton/I-5/217 Corridor submarket asking rent of $24.68 per square foot is the highest of all the submarkets in the Portland retail market, which averages $22.83. Asking rent in the submarket and Portland retail market have grown each year since 2021. The appraisal forecasts submarket rents to grow to $25.70 by 2028.

According to the appraisal, the estimated 2023 population within a five-, seven- and 10-mile radius of the Washington Square Property was 324,164, 541,622 and 1,029,104, respectively. Additionally, for the same period, the average household income within the same radii was $127,920, $130,676 and $126,337, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the Washington Square Property:

Market Rent Summary(1)
	Market Rent (PSF)	Attained Rent (PSF)	Rent Increase Projections	New Tenant Improvements
Washington Square	$69.91	$68.92	3.0%	$40.00
(1)	Based on the appraisal.

Appraisal. The appraisal is based on the assumption that Dick’s Sporting Goods, which currently leases 90,000 square feet on a month-to-month basis, will execute a ground lease for a Dick’s House of Sport on a pad site on which a vacant Sears store is currently located on terms set forth in a draft lease agreement provided in connection with the appraisal, and will vacate its current space. The Washington Square Whole Loan was underwritten based on the current rent payable by Dick’s Sporting Goods. There can be no assurance either that Dick’s Sporting Goods will enter into the new lease assumed in the appraisal or that it will continue to lease its current space, or what the value of the Washington Square Property would be absent such assumption.

Appraisal Valuation Summary
Appraisal Approach	Appraised Value	Capitalization Rate
Direct Capitalization Approach	$655,000,000	6.00%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

The following table presents certain information relating to comparable retail centers for the Washington Square Property:

Competitive Retail Center Summary(1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
Washington Square Portland, OR	1974, 2005 / 1995, 2008, 2018-2019	994,568(2)(3)	85.6%(2)(3)	NAP	$1,200 - $1,300(4)	Dick’s Sporting Goods, JCPenney, Macy’s, Nordstrom, Dick’s House of Sport
Bridgeport Village Tigard, OR	2004 / 2022	485,584	96.8%	5.7 miles	$900 - $1,100(4)	Crate & Barrel, Regal Cinemas, Saks Off Fifth Avenue, Barnes & Noble
Nyberg Woods Tualatin, OR	2006 / NAP	367,967	95.1%	6.2 miles	NAV	Best Buy, Old Navy, BootBarn, PetSmart
Nyberg Rivers Tualatin, OR	2014 / 2015	567,479	96.9%	6.1 miles	NAV	Cabela’s, New Seasons Market, LA Fitness, HomeGoods, Michaels
Pioneer Place Portland, OR	1990 / 2000, 2012, 2018	356,223	63.2%	8.7 miles	$450 - $500(5)	Zara, Regal Cinemas, H&M, Apple Flagship, Punch Bowl Social
Clackamas Town Center Happy Valley, OR	1980 / 1994, 2012	1,415,000	84.8%	14.1 miles	$550 - $650	Dick’s Sporting Goods, Macy’s, JCPenney, REI
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of March 27, 2025.
(3)	Total NRA (SF) and Occupancy exclude the non-collateral space.
(4)	Sales PSF includes Apple.
(5)	Sales PSF excludes Luxury. Sales PSF including luxury are ($2,500 - $3,000).

The Borrowers. The borrowers for the Washington Square Whole Loan are PPR Washington Square LLC and MS Washington Square LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Washington Square Whole Loan. MS Washington Square LLC owns the portion of the Washington Square Property on which a vacant Sears store is located, and PPR Washington Square LLC owns the remainder of the Washington Square Property.

The Borrower Sponsor. The borrower sponsor is The Macerich Partnership, L.P. (“Macerich”). Macerich is a fully integrated, self-managed and self-administrated real estate investment trust. As an owner, operator and developer of retail real estate in densely populated U.S. markets. Macerich’s portfolio is concentrated in California, the Pacific Northwest, Phoenix/Scottsdale, and the metropolitan New York to Washington, D.C corridor. Macerich currently owns 43 million square feet of real estate consisting primarily of interests in 40 assets.

Since 2016, approximately $29.3 million has been invested into the Washington Square Property, with $19.8 million focused on leasing improvements. Further, the borrower sponsor is planning additional leasing-driven investments including a $33 million center court renovation and approximately $21 million for the new Dick’s House of Sport location. Such investments are not required or reserved for under the Washington Square Whole Loan Documents.

Property Management. The Washington Square Property is managed by Macerich Property Management Company, LLC, an affiliate of the borrower sponsor.

Lockbox / Cash Management. The Washington Square Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such account within three business days after receipt. During the continuance of a Trigger Period (as defined below), all funds in the lockbox account are required to be swept on a weekly basis, and on the second business day preceding each monthly payment date, to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lenders as cash collateral for the Washington Square Whole Loan or (ii) if no Trigger Period is continuing, disbursed to the borrowers.

Escrows and Reserves. At origination, the borrowers were required to deposit into escrow (i) $2,752,705 for outstanding tenant improvements and leasing costs and (ii) $155,348 for a gap rent reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

Tax Escrows – On a monthly basis, during the continuance of a Trigger Period or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance Escrows – During the continuance of a Trigger Period, except if the Washington Square Property is insured under an acceptable blanket policy and no event of default for which lender has commenced or an enforcement action is continuing, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. An acceptable blanket policy was in place at origination.

Replacement Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage, excluded replacement reserve premises, which are the premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, if such lease is executed, and any other tenant that is required to pay for all repairs and maintenance costs for its entire leased premises, roof and structural components) multiplied by $0.25 and divided by 12 on a monthly basis for ongoing replacement reserves. The replacement reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

Rollover Reserves – During the continuance of a Trigger Period, the borrowers are required to escrow an amount equal to the gross leasable area of the Washington Square Property (excluding non-collateral square footage and excluded rollover premises, which are premises leased by Nordstrom and Dick’s Sporting Goods pursuant to the House of Sport lease, if such lease is executed) multiplied by $1.00 and divided by 12 on a monthly basis for ongoing rollover reserves. The rollover reserve ongoing deposits are capped at an amount equal to 24 times the required deposit.

A “Trigger Period” commences upon the occurrence of (i) an event of default or (ii) a Low Debt Service Period (as defined below) and will end if, (a) with respect to clause (i), the lender has waived the event of default or the borrowers have cured the event of default (and the lender has accepted such cure in its sole discretion) and no other event of default is then continuing, and (b) with respect to clause (ii), the Low Debt Service Period has ended pursuant to the definition thereof, or, after the Lockout Release Date, the borrowers have prepaid the Washington Square Whole Loan in an amount that would result in a debt service coverage ratio of 1.40x in accordance with the Washington Square Whole Loan documents or provided additional credit support in an amount such that when added to the underwritten net operating income, the actual debt service coverage ratio is 1.40x or above.

A “Low Debt Service Period” commences upon the actual debt service coverage ratio being less than 1.40x for two consecutive calendar quarters, and will end upon the Washington Square Whole Loan achieving an actual debt service coverage ratio of at least 1.40x for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The borrowers have the right to obtain releases of outparcels, which include specified portions of the Washington Square Property identified in the Washington Square Whole Loan documents as the “Hotel Release Parcel” (approximately 1.47 acres proposed for future hotel use, and has a separate appraised value of $3,400,000) and the “Multifamily Release Parcel” (approximately 3.77 acres, proposed for future multifamily use and has a separate appraised value of $12,900,000). No release price is required in connection with such a partial release. Further, the borrowers may adjust the boundary lines of such parcels without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. In addition, in connection with an expiration (without renewal) of the lease to JCPenney that expires April 20, 2030 or other termination of that lease, the borrowers may obtain the release of a portion of the Washington Square Property identified in the Washington Square Whole Loan documents as the “JCPenney Development Parcel”. Such release requires payment of a release price of $3,250,000. The borrowers may adjust the boundary lines of such parcel without the lender’s approval, provided that such adjustment does not increase the size of the parcel by more than 15% or would not otherwise be expected to have a material adverse effect (as certified by the borrowers) on the remaining collateral for the Washington Square Whole Loan. The related appraisal provided two values for the JCPenney Development Parcel, one, which relates solely to the JCPenney store improvements and underlying site, assuming they continue to be leased, was $5,100,000, while the second value,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Structural and Collateral Term Sheet	BMO 2025-C12
No. 1 – Washington Square

which relates to a 21.4 acre site that includes the foregoing area plus adjoining non-income producing parking areas, and would need to be separately replotted as a development site, was $27,300,000. The Washington Square Whole Loan documents permit release of the larger parcel. The release price for the JCPenney Development Parcel is based on the $5,100,000 value for the smaller parcel, which is included in the valuation of the Washington Square Property (while the $27,300,000 value of the actual release parcel is not included in the valuation of the Washington Square Property). In addition, the Washington Square Whole Loan permits release of unspecified outparcels that are either (A) non-income producing and unimproved for tenant occupancy, the release of which does not have a material adverse effect on (i) the business, operations, or financial condition of the borrowers, (ii) the ability of the borrowers to repay the Washington Square Whole Loan or (iii) the ongoing operations and (B) real property that is as of the date of any potential release non-income producing and improved by structures that (i) were vacant as of the origination date and (ii) have been vacant and non-income producing continuously since the origination date and for at least 3 years prior to the date of any potential release. All of such releases are subject to various conditions, including but not limited to (i) except in the case of the release of the JCPenney Development Parcel, the borrowers certify that the release will not materially and adversely affect the use, operations, economic value of, or the revenue produced by (exclusive of the economic value or revenue lost attributable to the release parcel) the remaining improvements located on the Washington Square Property as a retail shopping center, (ii) compliance with applicable laws, and (iii) satisfaction of REMIC-related conditions.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

MANHATTAN
Tribeca
Financial District
Battery Park City
Hudson River
East River
32 Old Slip - Leased Fee
32 Old Slip
New York, NY 10005
Brooklyn Bridge
FDR Drive
Brooklyn Battery Tunnel
Battery Park
City Hall Park
Gov. Nelson A. Rockefeller Park
SOUTH STREET SEAPORT
Downtown Manhattan Heliport
Whitehall Terminal (South Ferry)
NY Stock Exchange
Federal Reserve Bank
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Midtown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$64,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$64,000,000	Property Type – Subtype:	Other – Leased Fee
% of IPB:	9.99%	Net Rentable Area (SF)(4):	42,176
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	32 Slipstream, LLC and 32 Old Stream, LLC	Year Built / Renovated:	NAP / NAP
Borrower Sponsor:	Leon Melohn	Occupancy:	NAP
Interest Rate:	5.65000%	Occupancy Date:	NAP
Note Date:	5/5/2025	4th Most Recent NOI (As of)(5):	NAV
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of)(5):	NAV
Interest-only Period:	120 months	2nd Most Recent NOI (As of)(5):	NAV
Original Term:	120 months	Most Recent NOI (As of)(5):	NAV
Original Amortization Term:	None	UW Economic Occupancy:	100.0%
Amortization Type:	Interest Only	UW Revenues:	$10,481,490
Call Protection(2):	L(25),D(88),O(7)	UW Expenses:	$0
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,481,490
Additional Debt(1):	Yes	UW NCF:	$10,481,490
Additional Debt Balance(1):	$103,000,000	Appraised Value / Per SF(6):	$225,000,000 / $5,335
Additional Debt Type(1):	Pari Passu	Appraisal Date(6):	3/24/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$3,960
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$3,960
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	74.2%
				Maturity Date LTV(5):	74.2%
				UW NCF DSCR:	1.10x
				UW NOI Debt Yield:	6.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$167,000,000	89.5%	Loan Payoff	$176,544,017	94.6%
Borrower Sponsor Equity	19,685,488	10.5	Closing Costs(7)	10,141,472	5.4
Total Sources	$186,685,488	100.0%	Total Uses	$186,685,488	100.0%
(1)	The 32 Old Slip - Leased Fee Loan (as defined below) is part of the 32 Old Slip - Leased Fee Whole Loan (as defined below), which is evidenced by seven pari passu promissory notes with an aggregate principal balance of $167,000,000. The Financial Information presented above is based on the aggregate original principal balance of the promissory notes comprising the 32 Old Slip - Leased Fee Whole Loan.
(2)	Defeasance of the 32 Old Slip - Leased Fee Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last 32 Old Slip - Leased Fee Whole Loan note to be securitized and (ii) May 5, 2028. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BMO 2025-C12 securitization trust in June 2025. The actual defeasance lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve information.
(4)	Net Rentable Area (SF) reflects square footage attributable to the parcel of land which serves as collateral for the 32 Old Slip - Leased Fee Loan.
(5)	Historical NOI data is not available for the ground lease. However, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Underwritten Net Cash Flow” below.
(6)	The Appraised Value of $225.0 million represents the value of the leased fee interest. The appraiser also provided an “as is” land value of $131.8 million, which results in an LTV of 126.7%.
(7)	Closing Costs are inclusive of a rate buydown totaling $8,663,125.

The Loan. The second largest mortgage loan (the “32 Old Slip - Leased Fee Loan”) is part of a whole loan (the “32 Old Slip - Leased Fee Whole Loan”) evidenced by seven pari passu promissory notes with an aggregate original principal balance of $167,000,000. The 32 Old Slip - Leased Fee Loan is evidenced by the controlling Note A-1 and the non-controlling A-3, with an aggregate outstanding principal balance as of the Cut-off Date of $64,000,000. The 32 Old Slip - Leased Fee Loan will be included in the BMO 2025-C12 securitization trust and represents approximately 9.99% of the Initial Pool Balance. The 32 Old Slip - Leased Fee Whole Loan was co-originated by Goldman Sachs Bank USA, Barclays Capital Real Estate Inc. (“BCREI”) and Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”) on May 5, 2025. The 32 Old Slip - Leased Fee Whole Loan is secured by the borrowers’ fee simple interest in the land beneath a Class-A office building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

(not part of the collateral) totaling 1,170,997 square feet located in Manhattan, New York (the “32 Old Slip - Leased Fee Property”). The 32 Old Slip - Leased Fee Whole Loan has a 10-year term, is interest-only for the full term and accrues interest at a rate of 5.65000% per annum on an Actual/360 basis. The scheduled maturity date of the 32 Old Slip - Leased Fee Whole Loan is May 6, 2035.

The table below identifies the promissory notes that comprise the 32 Old Slip - Leased Fee Whole Loan. The 32 Old Slip - Leased Fee Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the 32 Old Slip - Leased Fee Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	BMO 2025-C12	Yes
A-2(1)	$31,000,000	$31,000,000	GSBI	No
A-3	$24,000,000	$24,000,000	BMO 2025-C12	No
A-4(1)	$25,000,000	$25,000,000	BCREI	No
A-5(1)	$11,000,000	$11,000,000	BCREI	No
A-6(1)	$26,000,000	$26,000,000	MSMCH	No
A-7(1)	$10,000,000	$10,000,000	MSMCH	No
Whole Loan	$167,000,000	$167,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The 32 Old Slip - Leased Fee Property consists of approximately 0.97 acres of land located in New York, New York, which is encumbered by a long term ground lease (the “Ground Lease”) that commenced on April 13, 2015 and ends on April 29, 2114, with two, 25-year extension options and no unilateral termination rights and was entered into by the borrowers, collectively as landlord in connection with the acquisition of the 32 Old Slip - Leased Fee Property. The tenant under the Ground Lease, RXR 32 Old Slip Owner LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements and fixtures currently located on the 32 Old Slip - Leased Fee Property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as collateral for the 32 Old Slip - Leased Fee Whole Loan. The ownership interests of the Non-Collateral Improvements are held by a fund that started on March 30, 2016. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for (i) assignments or subleases consented to by the landlord, (ii) collateral assignments to obtain any financing secured by a qualifying leasehold mortgage and (iii) sales, assignments and transfers of the entirety of Ground Tenant’s interest under the Ground Lease to a Permitted Transferee (as defined in the Ground Lease)), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant (other than an assignment or transfer of the interests in the Ground Tenant that (directly or indirectly) results in the Ground Tenant being controlled by a Permitted Transferee). In addition to the foregoing, the Ground Tenant may, without the consent of the borrowers, enter into subleases with respect to the demised premises, subject only to limited requirements under the Ground Lease. The Non-Collateral Improvements consist of a Class-A office building totaling 1,170,997 square feet constructed in 1987. The Ground Tenant is required to pay ground rent for the current lease year (through April 12, 2026) in the amount of $9,572,381. The ground rent contractually increases by 2.0% annually provided, that the first year of any extension term under the Ground Lease requires the Ground Tenant to pay ground rent equal to the greater of (x) the ground rent for the year prior to the commencement of the extension term and (y) the fair market rental value of the land as of the commencement of the extension term, with 2.0% contractual increases in ground rent thereafter for the remainder of such extension term. The borrowers receive the rental income only from the Ground Lease and not from the operation of the Non-Collateral Improvements. For additional information, see Ground Lease below.

Provided that the ground tenant is not in default under the Ground Lease, the Ground Tenant has a right of first offer with respect of the sale of the 32 Old Slip – Leased Fee Property by the landlord, with certain excluded transfers (including foreclosures (or deeds in lieu of foreclosures) by fee mortgagees and the first transfer following a foreclosure (or a deed in lieu of foreclosure) by a fee mortgagee). In addition, in the 60th lease year, the Ground Tenant has an option to purchase the land (together with the landlord’s reversionary interest with 180 days’ written notice and delivery of a required deposit amount under the Ground Lease to the borrowers. To the borrowers’ knowledge, the Ground Tenant has no assets other than its leasehold interest under the Ground Lease and its ownership of the Non-Collateral Improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The Ground Tenant obtained a leasehold mortgage in the amount of $404 million on April 9, 2019, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements, and is scheduled to mature in December 2025. We cannot assure you that the Ground Tenant will be able to repay or refinance such loan or that additional debt will not be imposed on the Non-Collateral Improvements.

The following information presents certain information relating to the current economic occupancy of the 32 Old Slip – Leased Fee Property:

Current Occupancy(1)
100.0%
(1)	Current occupancy is based on the economic occupancy.

Appraisal. According to the appraisal dated May 1, 2025, the 32 Old Slip - Leased Fee Property had an “as-is” appraised value of $225,000,000 as of March 24, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$225,000,000	6.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated March 27, 2025, there are no recognized environmental conditions or current recommendations for further action at the 32 Old Slip - Leased Fee Property. The Phase I environmental site assessment identified the presence of underground storage tanks at the 32 Old Slip - Leased Fee Property, however, which, while not identified as a significant environmental concern to the 32 Old Slip - Leased Fee Property at this time, are recommended to be properly handled in accordance with governmental regulations in the event the 32 Old Slip - Leased Fee Property is redeveloped and/or any onsite excavations occur and disturb the area of the closed underground storage tanks.

Non-Collateral Improvements Major Tenants. The three largest tenants by base rent at the Non-Collateral Improvements of the 32 Old Slip - Leased Fee Property are Cahill Gordon & Reindel LLP, Daiwa Capital Markets America and PG32OS LLC.

Cahill Gordon & Reindel LLP (201,621 square feet; 17.2% of NRA; 19.8% of base rent): Cahill Gordon & Reindel LLP is an American law firm based in New York City with offices in Washington, D.C. and London. Founded in 1919, the firm has maintained practices in, among other areas, banking and finance. Cahill Gordon & Reindel uses the 32 Old Slip - Leased Fee Property as its headquarters and occupies 201,621 SF with a lease expiration in September 2040.

Daiwa Capital Markets America (112,270 square feet; 9.6% of NRA; 14.0% of base rent): Daiwa Capital Markets America Inc. is a New York-based registered securities broker-dealer, a futures commission merchant, a primary dealer of U.S. Treasury securities, and a member of the New York Stock Exchange. This tenant currently occupies 112,270 SF with a lease that expires in June 2026.

PG32OS LLC (85,526 square feet; 7.3% of NRA; 9.9% of underwritten base rent): PG32OS LLC is an affiliate of the leasehold owner that occupies 85,526 SF with a lease expiration in September 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The following table presents certain information relating to the major tenants at the Non-Collateral Improvements:

Non-Collateral Improvements Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Base Rent	% of Total Base Rent	Lease Exp. Date
Cahill Gordon & Reindel LLP	NR/NR/NR	201,621	17.2%	$56.50	$11,391,587	19.8%	9/30/2040
Daiwa Capital Markets America	Baa1/BBB+/A-	112,270	9.6%	$72.00	$8,083,440	14.0%	6/30/2026
PG32OS LLC(2)	NR/NR/NR	85,526	7.3%	$66.41	$5,679,696	9.9%	9/30/2032
Tradition America Holdings Inc.	NR/NR/NR	70,120	6.0%	$65.88	$4,619,670	8.0%	6/30/2030
Alliant Insurance Services	NR/NR/NR	55,939	4.8%	$61.00	$3,412,218	5.9%	9/30/2030
Catlin Specialty Insurance Co	NR/NR/NR	47,566	4.1%	$58.00	$2,758,828	4.8%	6/30/2025
CLS Bank International	NR/NR/NR	38,743	3.3%	$65.00	$2,518,295	4.4%	6/30/2027
The Cementbloc Inc.	NR/NR/NR	55,268	4.7%	$44.00	$2,431,792	4.2%	6/30/2031
T.Y. Lin International	NR/NR/NR	50,532	4.3%	$45.77	$2,312,652	4.0%	5/31/2030
Candid	NR/NR/NR	38,723	3.3%	$46.00	$1,781,258	3.1%	1/31/2031
Major Tenants		756,308	64.6%	$59.49	$44,989,435	78.2%
Other Tenants(3)		256,005	21.9%	$49.07	$12,562,717	21.8%
Occupied Total Leasehold		1,012,313	86.4%	$56.85	$57,552,153	100.0%
Vacant Space (Owned)		158,684	13.6%
Leasehold Total		1,170,997	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll provided by the Ground Tenant to the borrowers for the Non-Collateral Improvements as of December 31, 2024.
(2)	PG32OS LLC is an affiliate of the leasehold owner.
(3)	Other Tenants includes RXR 32 Old Slip TRS LLC, which is an affiliate of the leasehold owner that occupies 38,750 SF and pays $930,000 of base rent on a lease that expires on January 31, 2032.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

The following table presents certain information relating to the lease rollover schedule at the Non-Collateral Improvements:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	158,684	13.6%	NAP	NAP	158,684	13.6%	NAP	NAP
2025 & MTM	14	108,312	9.2%	$5,391,055	9.4%	266,996	22.8%	$5,391,055	9.4%
2026	3	117,898	10.1%	$8,415,492	14.6%	384,894	32.9%	$13,806,547	24.0%
2027	9	59,697	5.1%	$3,773,955	6.6%	444,591	38.0%	$17,580,502	30.5%
2028	4	15,072	1.3%	$919,392	1.6%	459,663	39.3%	$18,499,894	32.1%
2029	11	70,976	6.1%	$4,426,719	7.7%	530,639	45.3%	$22,926,613	39.8%
2030	11	176,330	15.1%	$10,344,540	18.0%	706,969	60.4%	$33,271,153	57.8%
2031	4	98,297	8.4%	$4,475,716	7.8%	805,266	68.8%	$37,746,869	65.6%
2032	4	124,650	10.6%	$6,647,888	11.6%	929,916	79.4%	$44,394,757	77.1%
2033	2	21,321	1.8%	$530,104	0.9%	951,237	81.2%	$44,924,861	78.1%
2034	0	0	0.0%	$0	0.0%	951,237	81.2%	$44,924,861	78.1%
2035	1	15,949	1.4%	$1,235,705	2.1%	967,186	82.6%	$46,160,566	80.2%
2036 & Beyond	6	203,811	17.4%	$11,391,587	19.8%	1,170,997	100.0%	$57,552,153	100.0%
Total	69	1,170,997	100.0%	$57,552,153	100.0%
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of December 31, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the 32 Old Slip - Leased Fee Property and Non-Collateral Improvements:

Underwritten Net Cash Flow
	Underwritten	PSF(1)%
Base Rental Revenue(2)	$10,481,490	$248.52	100.0%
Effective Gross Revenue	$10,481,490	$248.52	100.0%
Net Operating Income	$10,481,490	$248.52	100.0%
Net Cash Flow	$10,481,490	$248.52	100.0%
(1)	Based on 42,176 square feet.
(2)	Based on the 10-yr average of contractual ground rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Non-Collateral Look-Through Underwritten Net Cash Flow(1)
	2021	2022	2023	2024
Base Rental Revenue	$55,042,000	$56,598,502	$60,857,000	$55,485,161
Expense Reimbursements	5,419,000	4,891,978	6,637,000	7,640,694
Other Revenue	237,000	385,574	316,000	1,348,428
Effective Gross Revenue	$60,698,000	$61,876,054	$67,810,000	$64,474,283
Property Operating Expenses	14,821,000	15,434,204	15,945,000	18,068,419
Real Estate Taxes	11,452,000	10,313,266	11,124,000	12,012,446
Marketing, General & Administrative	2,098,000	1,347,808	2,472,000	1,442,863
Total Reimbursable Expenses	$28,371,000	$27,095,278	$29,541,000	$31,523,727
Fee Simple Net Operating Income	$32,327,000	$34,780,776	$38,269,000	$32,950,555
Ground Rent	8,500,000	8,500,000	8,500,000	8,500,000
Leasehold Net Operating Income	$23,827,000	$26,280,776	$29,769,000	$24,450,555

Ground Rent Coverage	3.80x	4.09x	4.50x	3.88x
(1)	The Non-Collateral Improvements are not collateral for the 32 Old Slip - Leased Fee Whole Loan.

The Market. The 32 Old Slip - Leased Fee Property is located in the Financial District submarket of Manhattan. According to the appraisal, Financial District vacancy and availability rates are near all-time highs, reported at 12.6% and 25.0%, respectively, for the fourth quarter of 2024 and are already reflective of the significant amount of office space withdrawn due to planned residential conversion.

The following table presents certain information regarding the Financial District Historical Office Market Overview:

Financial District Historical Office Market Overview(1)
Period	Average Asking Rent	Vacancy Rate	Availability Rate	Leasing Activity YTD	Net Absorption YTD
Q4 2024	$55.58	12.60%	25.00%	$1,546,338	$2,863,493
Q3 2024	$55.70	23.30%	27.20%	NAV	NAV
Q2 2024	$55.34	24.50%	28.40%	NAV	NAV
Q1 2024	$55.21	24.70%	28.70%	NAV	NAV
Q4 2023	$55.81	25.50%	29.30%	$1,323,522	($452,881)
Q3 2023	$55.68	24.70%	28.80%	NAV	NAV
Q2 2023	$56.14	24.40%	28.40%	NAV	NAV
Q1 2023	$56.31	23.40%	27.80%	NAV	NAV
Q4 2022	$56.73	23.30%	27.40%	$1,879,198	$61,951
Q3 2022	$56.18	24.30%	28.40%	NAV	NAV
Q2 2022	$56.52	21.70%	28.00%	NAV	NAV
Q1 2022	$57.04	19.80%	27.20%	NAV	NAV
Average	$56.02	22.70%	27.90%	$1,583,019	$824,188
(1)	Source: Appraisal.

The Borrowers. The borrowers are 32 Slipstream, LLC and 32 Old Stream, LLC, as tenants-in-common as to the 32 Old Slip - Leased Fee Property, each a Delaware limited liability company structured to be bankruptcy-remote with one independent manager. Legal counsel to the borrowers provided a non-consolidation opinion in connection with the origination of the 32 Old Slip - Leased Fee Whole Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Leon Melohn.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Property Management. The 32 Old Slip - Leased Fee Property is managed by Melohn Enterprises, LLC, a New York limited liability company and an affiliate of the borrowers.

Escrows and Reserves.

Tax Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period (as defined below), the borrowers are required to deposit into a property tax reserve an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the next ensuing 12 months.

Insurance Reserve – On a monthly basis during a 32 Old Slip Ground Lease Cessation Period, the borrowers are required to deposit into an insurance reserve an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months; provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the 32 Old Slip - Leased Fee Whole Loan documents, there is no continuing event of default under the 32 Old Slip - Leased Fee Whole Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

REMIC Payment Reserve – During a 32 Old Slip REMIC Cash Sweep Period (as defined below), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a REMIC payment reserve until such amount deposited in the REMIC payment reserve equals the 32 Old Slip REMIC Payment (as defined below) amount (as reasonably determined by the lender) in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

Upon the completion of any 32 Old Slip Tenant Change (as defined below) for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the 32 Old Slip - Leased Fee Whole Loan is included in a securitization trust as to which REMIC elections are made (a “REMIC”) and immediately following such completion the 32 Old Slip - Leased Fee Whole Loan fails to satisfy a Lender 80% Determination (as defined below), then the borrowers are required (on the first payment date following the completion of such 32 Old Slip Tenant Change) to prepay the outstanding principal balance of the 32 Old Slip - Leased Fee Whole Loan in an amount equal to either (i) the amounts necessary to cause the Lender 80% Determination to be satisfied or (ii) a lesser amount, provided that the borrowers deliver to the lender an opinion of counsel, in form and substance reasonably satisfactory to the lender and delivered by counsel reasonably satisfactory to the lender, opining that the prosecution and completion of such 32 Old Slip Tenant Change does not cause any portion of the 32 Old Slip - Leased Fee Whole Loan to cease to be a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, as amended (such amount to satisfy the immediately preceding clause (i) or (ii), a “32 Old Slip REMIC Payment”).

A “32 Old Slip Trigger Period” means each period that commences upon the occurrence of any of the following events: (i) there is a default by the 32 Old Slip Ground Tenant (as defined below) under the 32 Old Slip Ground Lease arising out of a failure by the 32 Old Slip Ground Tenant to pay rent required thereunder (after all applicable notice and cure periods afforded to the 32 Old Slip Ground Tenant and the 32 Old Slip Ground Leasehold Mortgagee (as defined below) pursuant to the terms of the 32 Old Slip Ground Lease), (ii) the DSCR, determined as of the first day of any fiscal quarter during any 32 Old Slip Ground Lease Cessation Period, is less than the 32 Old Slip Trigger Level (as defined below), or (iii) upon the 32 Old Slip Ground Tenant commencing any 32 Old Slip Tenant Change for which the borrowers’ consent is required pursuant to the terms of the 32 Old Slip Ground Lease, if the lender reasonably determines that that the 32 Old Slip - Leased Fee Whole Loan would not satisfy the Lender 80% Determination when such 32 Old Slip Tenant Change is completed, which 32 Old Slip Trigger Period concludes upon the earlier to occur of (a) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i) or (ii), the debt service coverage ratio, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than the 32 Old Slip Trigger Level, (b) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (i), either (x) such default is waived by the borrowers in writing in connection with the borrowers’ actual receipt of the payment in cash of all such outstanding rent under the 32 Old Slip Ground Lease (whether such rent is paid by the 32 Old Slip Ground Tenant or the 32 Old Slip Ground Leasehold Mortgagee), which waiver is subject to the approval of the lender (not to be unreasonably withheld, conditioned or delayed) or (y) the borrowers enter into a replacement 32 Old Slip Ground Lease (subject to and in accordance with the terms of the 32 Old Slip Ground Lease) with the 32 Old Slip Ground Leasehold Mortgagee and the 32 Old Slip Ground Leasehold Mortgagee actually pays to the borrowers in cash all such outstanding rent under the 32 Old Slip Ground Lease, (c) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

clause (ii), the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, and (d) in the case of a 32 Old Slip Trigger Period that commenced pursuant to the immediately preceding clause (iii), until the earlier to occur of (x) such 32 Old Slip REMIC Payment is paid to the lender in full or (y) the borrowers demonstrate, to the lender’s reasonable satisfaction, that the 32 Old Slip Ground Tenant has ceased the 32 Old Slip Tenant Change giving rise to such 32 Old Slip Trigger Period and has restored the 32 Old Slip - Leased Fee Property to substantially the same condition of the 32 Old Slip - Leased Fee Property as it existed immediately preceding such 32 Old Slip Tenant Change (the period commencing upon such 32 Old Slip REMIC Payment being due until its conclusion pursuant to this clause (d), a “32 Old Slip REMIC Cash Sweep Period”).

A “32 Old Slip Trigger Level” means (i) with respect to each determination of debt service coverage ratio during the period commencing on the origination date of the 32 Old Slip - Leased Fee Whole Loan and ending on May 4, 2026, 1.00x, (ii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2026 and ending on May 4, 2027, 1.02x, and (iii) with respect to each determination of debt service coverage ratio during the period commencing on May 5, 2027 and thereafter, 1.04x.

A “32 Old Slip Ground Lease Cessation Period” means the period commencing upon the 32 Old Slip Ground Lease ceasing to be in full force and effect (whether by reason of the 32 Old Slip Ground Lease’s expiration or termination by its terms, any termination of the 32 Old Slip Ground Lease by any party thereunder, any rejection of the 32 Old Slip Ground Lease in bankruptcy or similar proceeding by any party thereunder (provided, that the mere filing of a bankruptcy petition or petition for a similar proceeding by or against the 32 Old Slip Ground Tenant will not in and of itself constitute a 32 Old Slip Ground Lease Cessation Period unless and until the 32 Old Slip Ground Lease is actually rejected in such bankruptcy or similar proceeding) or any finding by a court of competent jurisdiction that the 32 Old Slip Ground Lease is no longer in full force and effect) and ending on the earlier to occur of (x) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease in accordance with the terms of the 32 Old Slip - Leased Fee Whole Loan documents, (y) the date on which the borrowers enter into a replacement 32 Old Slip Ground Lease with a 32 Old Slip Ground Leasehold Mortgagee in accordance with the 32 Old Slip Ground Lease or (z) the date on which any 32 Old Slip Ground Leasehold Mortgagee unconditionally assumes in writing all of the obligations of the 32 Old Slip Ground Tenant under the applicable 32 Old Slip Ground Lease pursuant to the terms of the 32 Old Slip Ground Lease and the 32 Old Slip Ground Lease is reinstated and is in full force and effect.

A “32 Old Slip Ground Tenant” means RXR 32 Old Slip Owner LLC, a Delaware limited liability company, or any other lessee under any replacement 32 Old Slip Ground Lease entered into in accordance with the 32 Old Slip - Leased Fee Whole Loan documents.

A “32 Old Slip Ground Leasehold Mortgagee” means (i) MESA WEST CORE LENDING FUND, LLC, a Delaware limited liability company (to the extent it is a mortgagee secured by the 32 Old Slip Ground Tenant’s leasehold interest in the 32 Old Slip - Leased Fee Property), and any assignee or transferee thereof (to the extent such transferee or assignee is a qualified leasehold mortgagee under the 32 Old Slip Ground Lease), and (ii) any qualified leasehold mortgagee under the 32 Old Slip Ground Lease.

A “32 Old Slip Tenant Change” means any and all alterations, additions and other changes that the 32 Old Slip Ground Tenant is permitted to make, or may permit to be made, to the improvements on the 32 Old Slip - Leased Fee Property under the 32 Old Slip Ground Lease.

A “Lender 80% Determination” means a determination by the lender that, based on a current or updated appraisal, a broker’s price opinion or other written determination of value by an independent third party that is a broker or appraiser using a valuation method satisfactory to the lender, the fair market value of the 32 Old Slip - Leased Fee Property securing the 32 Old Slip - Leased Fee Whole Loan at the time of such determination (but excluding any value attributable to property that is not an interest in real property within the meaning of section 860G(a)(3)(A) of the Internal Revenue Code of 1986, as amended, and reducing the fair market value of the 32 Old Slip - Leased Fee Property by (a) the amount of any lien on the 32 Old Slip - Leased Fee Property that is senior to the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC and (b) a proportionate amount of any lien on the 32 Old Slip - Leased Fee Property that is in parity with the applicable portion of the loan that is held in the REMIC) is at least 80% of the adjusted issue price (within the meaning of the Internal Revenue Code of 1986, as amended) of the applicable portion of the 32 Old Slip - Leased Fee Whole Loan that is held in the REMIC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Structural and Collateral Term Sheet	BMO 2025-C12
No. 2 – 32 Old Slip - Leased Fee

Lockbox / Cash Management. The 32 Old Slip - Leased Fee Whole Loan is structured with a hard lockbox and springing cash management. At origination, the borrowers were required to direct the 32 Old Slip Ground Tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues and all other money received by the borrowers or the property manager (other than tenant security deposits) to be deposited into the lockbox account by the end of the first business day following receipt. On each business day during the continuance of a 32 Old Slip Trigger Period or event of default under the 32 Old Slip - Leased Fee Whole Loan documents, all amounts in the lockbox, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to the cash management account. At the end of each business day that no 32 Old Slip Trigger Period and no event of default under the 32 Old Slip - Leased Fee Whole Loan is continuing, all amounts in the lockbox account, less the minimum balance as set forth in the 32 Old Slip - Leased Fee Whole Loan documents, are required to be remitted to a borrower-controlled operating account.

On each payment date during the continuance of a 32 Old Slip Trigger Period, provided no event of default is continuing (or, at the lender’s discretion, during an event of default under the 32 Old Slip - Leased Fee Whole Loan documents), all funds on deposit in the cash management account after payment of debt service on the 32 Old Slip - Leased Fee Whole Loan, required reserves (including the REMIC payment reserve described above under “Escrows and Reserves”) and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the 32 Old Slip - Leased Fee Whole Loan.

Subordinate or Mezzanine Debt. None.

Permitted Future Mezzanine or Subordinate Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. The borrowers’ interest in the 32 Old Slip - Leased Fee Property is a fee interest, and the borrowers have ground leased the 32 Old Slip - Leased Fee Property to the Ground Tenant.

10- Year Ground Rent Schedule
Start Date	End Date	Monthly Base Rent	Annual Base Rent
4/13/2025	4/12/2026	$797,698	$9,572,381
4/13/2026	4/12/2027	$813,652	$9,763,829
4/13/2027	4/12/2028	$829,925	$9,959,105
4/13/2028	4/12/2029	$846,524	$10,158,287
4/13/2029	4/12/2030	$863,454	$10,361,453
4/13/2030	4/12/2031	$880,724	$10,568,682
4/13/2031	4/12/2032	$898,338	$10,780,056
4/13/2032	4/12/2033	$916,305	$10,995,657
4/13/2033	4/12/2034	$934,631	$11,215,570
4/13/2034	4/12/2035	$953,323	$11,439,881
10-Yr Average		$873,458	$10,481,490

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

La Gran Plaza
4200 South Freeway
Fort Worth, TX 76115
FORT WORTH
Modern Art Museum of Fort Worth
CULTURAL DISTRICT
Kimbell Art Museum
Univ. of North Texas Health Science Center
DOWNTOWN FORT WORTH
Ft. Worth Convention Center
TRE
Lancaster Ave
DFW Intl. Airport 23 miles
Tandy Hills Natural Area
Trinity Park
Arlington Heights
Historic Southside
Hattie St
Vickery Blvd
Cook Children's Medical Ctr.
Texas Health Harris Methodist Hosp. Fort Worth
Medical City Ft. Worth
Main St
Glenwood Park
Sycamore Park
Rosedale St
Texas Wesleyan University
MEDICAL DISTRICT
John Peter Smith Hospital
Baylor Scott & White All Saints Medical Ctr.
University Park Village
Hillside Park
Allen Ave
Clear Fork Trinity River
Fairmount
Hemphill St
South Frwy
Evans Ave
Riverside Dr
Fort Worth Zoo
Forest Park Blvd
8th Ave
Colonial Country Club
Worth Heights
Cobb Park
Berry St
Mitchell Blvd
Renaissance Square
Texas Christian Univ.
Amon Carter Stadium
University Dr
Tucker Technology Center
Southtown Shopping Center
Schollmaier Arena
AMTRAK
Lupton Baseball Stadium
Benbrook Blvd
Echo Lake Park
Glen Garden Golf & Country
Biddison St
Westcliff Shopping Center
Rosemont
Granbury Rd
McCart Ave
Wichita St
Foster Park
Seminary Dr
Southwest Baptist Theological Seminary
Amon Carter Park
Mansfield Hwy
South Hills
Felix St
James Ave
Campus Dr
Rolling Hills Park
Forest Hill
Southwest Loop
Greenbrier Park
Thelin Business Park
Oak Grove Rd
Tarrant County College - South Campus
Westcreek Dr
Walton Ave
Edgecliff Rd
Wedgwood Square
Edgecliff Village
Crowley Rd
Altamesa Blvd
Altamesa McCart Center
TARRANT COUNTY
Miller Coors
Sycamore School Rd
Tyson Foods
Everman Pkwy
Sycamore Strip Airport
Denton
McKinney
Frisco
Allen
Lewisville
Flower Mound
PLANO
Carrollton
Richardson
Grapevine
Coppell
Farmers Branch
Garland
FORT WORTH
Irving
DALLAS
Mesquite
ARLINGTON
Grand Prairie
Mansfield
DeSoto
Lancaster
Waxahachie

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LCF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$64,000,000	Title:	Fee
Cut-off Date Principal Balance:	$63,859,671	Property Type – Subtype:	Mixed Use – Retail / Office
% of IPB:	9.96%	Net Rentable Area (SF):	1,112,372
Loan Purpose:	Refinance	Location:	Fort Worth, TX
Borrower:	Town Center Mall, L.P.	Year Built / Renovated:	1960, 2019 / NAP
Borrower Sponsor:	Andrew J. Segal	Occupancy:	88.4%
Interest Rate:	6.80000%	Occupancy Date:	2/25/2025
Note Date:	3/6/2025	4th Most Recent NOI (As of):	$7,232,290 (12/31/2021)
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of):	$8,026,638 (12/31/2022)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$10,243,649 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$11,576,007 (TTM 12/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	91.1%
Amortization Type:	Amortizing Balloon	UW Revenues:	$23,198,266
Call Protection:	L(27),D(88),O(5)	UW Expenses:	$10,619,842
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$12,578,424
Additional Debt:	No	UW NCF:	$11,466,052
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$148,000,000 / $133
Additional Debt Type:	N/A	Appraisal Date:	2/8/2025

Escrows and Reserves (1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$57
Taxes:	$404,105	$134,702	N/A	Maturity Date Loan / SF:	$50
Insurance:	$105,678	$35,226	N/A	Cut-off Date LTV:	43.1%
CapEx Reserve:	$500,000	$18,540	$750,000	Maturity Date LTV:	37.5%
TI/LC Reserve (2):	$1,111,407	$74,158	$1,500,000	UW NCF DSCR:	2.29x
Immediate Repair Reserve:	$44,563	$0	N/A	UW NOI Debt Yield:	19.7%
Other Reserve:	$2,282,229	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$64,000,000	100.0%	Loan Payoff	$57,242,486	89.4%
			Upfront Reserves	4,447,982	6.9
			Closing Costs	1,829,345	2.9
			Principal Equity Distribution	480,186	0.8
Total Sources	$64,000,000	100.0%	Total Uses	$64,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Capped at the greater of a) $1,500,000 (inclusive of the upfront deposit) and b) the product of $10 PSF and the aggregate tenants in excess of 10,000 SF expiring in the succeeding 12 months. At origination, the cap was $1,500,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The Loan. The third largest mortgage loan (the “La Gran Plaza Mortgage Loan”) is a fixed rate mortgage loan secured by the borrower’s fee interest in a mixed use – retail / office asset located in Fort Worth, Texas (the “La Gran Plaza Property”). The La Gran Plaza Mortgage Loan accrues interest at a rate of 6.80000% per annum on an Actual/360 basis. The La Gran Plaza Mortgage Loan has a 10-year term and amortizes based on a 30-year schedule for the 10-year term. The La Gran Plaza Mortgage Loan was originated on March 6, 2025, by Ladder Capital Finance LLC (“LCF”). The scheduled maturity date of the La Gran Plaza Mortgage Loan is March 6, 2035.

The La Gran Plaza Property was previously financed with a $76.0 million ($68/SF) CMBS loan originated by LCF in 2015 and was securitized across three CMBS deals, COMM 2015-LC21, COMM 2015-CCRE23 and COMM 2015-CCRE24. LCF’s $64.0 million ($58/SF) loan represents a 16% ($12 million) discount to the original CMBS loan. The prior loan amortized down to $61.6 million ($55/SF) and performed as agreed since its origination. Additionally, NOI has increased by 48% ($4.1 million), rising from $8.5 million at securitization in 2015 to $12.6 million at the time of the origination of the La Gran Plaza Mortgage Loan.

The Property. The La Gran Plaza Property is a mixed use – retail / office asset located on a 77.09-acre site in Fort Worth, Texas. The La Gran Plaza Property consists of 1,112,372 SF and it is one of the most visited destinations in Fort Worth, with over approximately 5.9 million visits annually, up from 5.3 million in 2022. Since 2015, visitation at the La Gran Plaza Property has increased by approximately 7% from 5.5 million to 5.9 million. The La Gran Plaza Property is located within Tarrant County, Texas where 31% or approximately 683k people identify as Hispanic, an increase of 42%, or approximately 200k people, since 2010 and is expected to increase another 12% or 82k people through 2029.

The La Gran Plaza Property benefits from anchor tenants Burlington Coat Factory (7.2% NRA), Fiesta Mart (5.3% NRA) and Ross Dress For Less (2.7% NRA). Notable inline tenants include, among others, Five Below (1.0% NRA), Skechers (1.0% NRA), Citi Trends, Inc. (1.6% NRA) and Canales Furniture (1.3% NRA). The La Gran Plaza Property was constructed in 1960 and 2019, and since 2015, the borrower sponsor enhanced the collateral through various construction and renovation projects across multiple pad sites, including $613,229 of improvements to a vacant 19,794 SF building on Pad 3; significant upgrades to the longstanding bus station and laundry facilities on Pad 4; $550,000 in tenant improvement reimbursements for the 14,200 SF Chuck E. Cheese on Pad 6; and a $3 million investment to develop a new approximately 15,510 SF outparcel on Pad 7, now home to Spectrum, IHOP, and a furniture store.

The La Gran Plaza Property is host to numerous events and shows during the course of the year, with the highlights including: (i) Le Estrella de la Gran Plaza, a singing competition that occurs every Sunday between July 5th and August 9th, and features an “American Idol-style” singing competition, with results broadcast on local television; (ii) a Mexican Independence Day celebration on September 13th hosted by the Consulate General of Mexico; and (iii) a Mariachi Festival in November that hosts Mariachi bands from throughout Texas and Beyond.

As of February 25, 2025, the La Gran Plaza Property was 88.4% occupied and features a granular and diverse rent roll with over 284 tenants, with a weighted average remaining lease term of 4.2 years and with 61% of the rent roll having been at the La Gran Plaza Property for over 10 years. Since 2015, the NOI has not dropped below approximately $6.7 million, which equates to a 10.45% NOI DY and 1.18x NCF DSCR on the La Gran Plaza Mortgage Loan. Similarly, over the last 10 years, occupancy at the La Gran Plaza Property has averaged 84% with average NOI of $8.3 million, which equates to an NOI debt yield on the La Gran Plaza Mortgage Loan of 13.1%. The La Gran Plaza Property features over 284 tenants (approximately 3k SF average box size) including both national and local ethnic themed retailers and offices. Excluding the top five tenants, no tenant accounts for more than 2.0% of UW Base Rent.

The La Gran Plaza Property has experienced significant rent increases on lease trade-outs, including six trade-outs exceeding 10,000 SF since 2020, which achieved an average rent increase of 55%, rising from $7.02/SF to $10.91/SF and adding $435,000 in base rental income. Additionally, from 2015 to 2024, in-place rents at the La Gran Plaza Property increased by 55%, from $13/SF to $18/SF. In total, La Gran Plaza Property revenue has increased by 55% from $15.0 million at securitization of the previous loan in 2015 to $23.2 million in 2025 (in-place UW), reflecting an average annual growth rate of 5.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

Major Retail Tenants.

Burlington Coat Factory of Texas, LP (80,000 SF; 7.2% of NRA; 3.6% of underwritten base rent): Burlington Coat Factory of Texas, LP (“Burlington Coat Factory”) (NYSE: BURL; Moody’s/S&P: Ba1/BB+) was founded in 1924 as a national off-price department store retailer headquartered in New Jersey. Per Burlington Coat Factory’s 2024 Annual Report, as of the end of the fourth quarter of 2024, Burlington Coat Factory operated 1,108 stores in 46 states, Washington D.C. and Puerto Rico, principally under the name Burlington Stores. The company’s stores offer a selection of in-season, fashion-focused merchandise at up to 60% off other retailers’ prices, including women’s ready-to-wear apparel, menswear, youth apparel, baby, beauty, footwear, accessories, home, toys, gifts and coats. Burlington Coat Factory has been in occupancy at the La Gran Plaza Property since February 2008, and in 2023 exercised its as-of-right extension option, extending the lease expiration from May 2023 to April 2028. This extension increased rent from $7.50/SF ($560,000 annually) to $8.00/SF ($640,000 annually). Burlington Coat Factory is within its first option period ($8.00/SF) and has three 5-year extension options remaining ($8.50-$9.50/SF). From 2015 to 2024, sales are up approximately 35% from $7.2 million ($90/SF) to $9.7 million ($121/SF). Additionally, Burlington Coat Factory has experienced a 6.7% year-over-year sales increase from 2023 to 2024, with an occupancy cost of approximately 6.6% (10.0% all costs). 2024 was Burlington Coat Factory’s second best sales year over the last 10 years at the La Gran Plaza Property.

Fiesta Mart Inc. (Store #67) (58,500 SF; 5.3% of NRA; 2.0% of underwritten base rent): Fiesta Mart Inc (Store #67) (“Fiesta Mart”) is a Latino-American supermarket chain based in Houston, Texas, and has served the Texas community since 1972. Fiesta Mart operates over 59 stores across Dallas, Fort Worth, Houston and Austin. Fiesta Mart is best known for its selection of Latino-American food items. Fiesta Mart constructed the improvements at the La Gran Plaza Property in 2008 and subsequently signed a ground lease in July 2008 with an expiration date of July 2028. Fiesta Mart has four, 5-year renewal options remaining ($32,770.83 per month; $36,047.92 per month; $39,652.67 per month; $43,617.92 per month) and is also obligated to pay percentage rent of 1.0% of sales in excess of $35,750,000 in lease years 11 to 20. Additionally, sales grew by $3.6 million or 11% since 2015 from $34 million to $38 million in 2024, with a current occupancy cost of 0.9% (Fiesta Mart’s occupancy cost has hovered around 1.0% since 2015). Additionally, 2024 has been Fiesta Mart’s best performing year in sales at the La Gran Plaza Property over the last 10 years.

Ross Dress for Less (30,000 SF; 2.7% of NRA; 1.7% of underwritten base rent): Ross Stores, Inc. is an S&P 500, Fortune 500, and Nasdaq 100 (ROST) company headquartered in Dublin, California, with fiscal revenues of $21.1 billion. Currently, Ross Stores operates Ross Dress for Less (“Ross”), that largest off-price apparel and home fashion chain in the United States with 1,847 locations in 44 states, the District of Columbia and Guam. Ross offers first-quality, in-season, name brand and designer apparel, accessories, footwear, and home fashions for the entire family reduced prices. Ross has been in occupancy at the La Gran Plaza Property since June 2010, and in August 2024 executed its second as-of-right five-year extension, extending the lease expiration from January 2026 to January 2031. Ross has three, 5-year renewal options remaining. Additionally, sales are up $6.3 million, or approximately 103% from $6.0 million in 2015 to $12.3 million in 2024, with a current occupancy cost of approximately 2.4%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to the historical and current occupancy of the La Gran Plaza Property:

	Historical and Current Occupancy (1)
2020	2021	2022	2023	2024	Current (2)
80.9%	77.2%	81.8%	87.5%	89.8%	88.4%
(1)	Based on December 31 of each respective year.
(2)	Based on the underwritten rent roll as of February 25, 2025.

The following table presents certain information relating to the largest tenants by underwritten base rent at the La Gran Plaza Property:

Top Tenant Summary (1)
Tenant	Ratings (Fitch/Moody’s/S&P) (2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF (1)	UW Base Rent (1)	% of Total UW Base Rent (1)	Lease Expiration Date
Major Tenants
Zocalo Property, LP (Mercado)	NR/NR/NR	124,271	11.2%	$18.98	$2,358,217	13.3%	12/31/2036
Academy of Visual and Performing Arts	NR/NR/NR	62,759	5.6%	$13.00	$815,867	4.6%	6/30/2027
Burlington Coat Factory of Texas	NR/Ba1/BB+	80,000	7.2%	$8.00	$640,000	3.6%	4/30/2028
Amped Fitness	NR/NR/NR	45,887	4.1%	$12.00	$550,644	3.1%	11/30/2034
Fiesta Mart Inc. Store #67(3)	NR/NR/NR	58,500	5.3%	$6.11	$357,500	2.0%	7/31/2028
Canales Furniture	NR/NR/NR	14,734	1.3%	$23.50	$346,260	2.0%	2/28/2026
Ross Dress for Less	NR/A2/BBB+	30,000	2.7%	$10.00	$300,000	1.7%	1/31/2031
CSL Plasma	NR/NR/NR	20,000	1.8%	$15.00	$300,000	1.7%	12/31/2028
CineAmerica	NR/NR/NR	35,695	3.2%	$6.95	$248,251	1.4%	7/31/2027
Rodeo West Fort Worth	NR/NR/NR	24,587	2.2%	$9.75	$239,723	1.4%	10/31/2032
Major Tenants Subtotal / Wtd. Avg.		496,433	44.6%	$12.40	$6,156,462	34.7%
Remaining Occupied		486,519	43.7%	$23.81	$11,585,312	65.3%
Occupied Collateral Total / Wtd. Avg.		982,952	88.4%	$18.05	$17,741,774	100.0%

Vacant Space		129,420	11.6%

Collateral Total		1,112,372	100.00%

(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	In certain instances, the ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Fiesta Mart Inc. Store #67 is subject to a ground lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to the sales history of certain tenants of the La Gran Plaza Property:

Tenant Sales (1)
	2021	2022	2023	2024
Gross Mall Sales	$118,733,074	$132,390,164	$136,780,443	$139,393,789
Sales PSF (Inline < 25,000 SF)	$265	$274	$296	$301

Occupancy Cost (Inline < 25,000 SF)	2.9%	2.8%	2.6%	2.5%

(1)	Includes the borrower sponsor’s provided estimates for non-reporting anchor tenants and/or non-collateral tenants.

Major Tenant Sales (1)
Tenant Name	SF	2021	2022	2023	2024	Occupancy Cost	2024 TTM Sales PSF
Anchor Tenants
Burlington Coat Factory	80,000	$9,979,040	$8,280,415	$9,079,724	$9,685,436	6.6%	$121
Fiesta Mart Inc. Store #67	58,500	$31,392,516	$35,250,753	$37,378,945	$37,741,623	0.9%	$645
Ross Dress for Less	30,000	$9,506,305	$10,148,977	$11,867,613	$12,299,486	2.4%	$410

Major Tenants
CineAmerica(2)	35,695	$1,661,469	$2,139,217	$2,116,207	$1,812,517	13.7%	$226,565
Citi Trends, Inc.	18,177	1643433	$1,339,080	$1,375,509	$1,464,587	13.7%	$81
United Fashions of Texas LLC	15,563	$2,623,876	$2,510,874	$2,503,724	$2,419,062	7.2%	$155
Canales Furniture	14,734	$3,347,582	$4,212,281	$4,386,572	$4,408,203	7.9%	$299
CEC Entertainment #952	14,200	$1,644,588	$1,675,140	$1,708,892	$1,634,562	8.1%	$115
Barra Brava	12,890	$2,435,223	$2,331,052	$2,349,573	$2,436,513	6.3%	$189
(1)	All sales information presented herein with respect to the La Gran Plaza Property is based upon information provided by the borrower sponsor. In certain instances, sales figures represent estimates because the tenants are not required to report or otherwise may not have reported sales information on a timely basis. Further, because sales are self-reported, such information is not independently verified by the borrower sponsor.
(2)	Using dollars per screen for CineAmerica

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to the lease rollover schedule at the La Gran Plaza Property:

Lease Rollover Schedule (1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	129,420	11.6%	NAP	NAP	$129,420	11.6%	NAP	NAP
MTM	42	46,320	4.2%	$957,182	5.4%	175,740	15.8%	$957,182	5.4%
2025	53	63,281	5.7%	$1,656,827	9.3%	239,021	21.5%	$2,614,010	14.7%
2026	63	105,256	9.5%	$2,647,687	14.9%	344,277	30.9%	$5,261,696	29.7%
2027	47	183,322	16.5%	$3,173,136	17.9%	527,599	47.4%	$8,434,832	47.5%
2028	34	219,651	19.7%	$2,782,509	15.7%	747,250	67.2%	$11,217,342	63.2%
2029	27	68,366	6.1%	$1,733,454	9.8%	815,616	73.3%	$12,950,795	73.0%
2030	12	34,223	3.1%	$804,626	4.5%	849,839	76.4%	$13,755,422	77.5%
2031	1	30,000	2.7%	$300,000	1.7%	879,839	79.1%	$14,055,422	79.2%
2032	4	42,627	3.8%	$483,718	2.7%	922,466	82.9%	$14,539,139	81.9%
2033	2	13,425	1.2%	$209,495	1.2%	935,891	84.1%	$14,748,634	83.1%
2034	1	45,887	4.1%	$550,644	3.1%	981,778	88.3%	$15,299,278	86.2%
2035	1	6,323	0.6%	$84,279	0.5%	988,101	88.8%	$15,383,557	86.7%
2036 & thereafter	1	124,271	11.2%	$2,358,217	13.3%	1,112,372	100.0%	$17,741,774	100.0%
Total	288	1,112,372	100.00%	$17,741,774	100.00%
(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

Environmental. The Phase I environmental site assessment report dated February 12, 2025, by Nova Group, GBC did not identify any recognized environmental conditions at the La Gran Plaza Property.

The following table presents certain information relating to the historical and underwritten cash flows of the La Gran Plaza Property:

Operating History and Underwritten Net Cash Flow (1)
	2021	2022	2023	2024	Underwritten	Per SF	% (2)
Gross Potential Rent (3)	$16,052,825	$16,358,531	$17,563,752	$18,372,751	$19,152,317	$17.22	77.50%
Expense Recoveries	2,570,096	2,444,945	3,728,891	4,161,605	4,954,591	$4.45	0.20
Percentage Rent	634,911	878,719	775,898	604,324	604,324	$0.54	0.02
Gross Potential Income	19,257,832	19,682,195	22,068,541	23,138,680	24,711,232	$22.21	1.00
Actual Vacancy	($3,215,254)	($2,631,804)	($1,713,085)	($1,625,804)	$0	$0.00	0.00
Underwriting Vacancy Adjustment	0	0	0	0	(2,197,314)	($1.98)	-0.09
Net Rental Collections	$16,042,579	$17,050,391	$20,355,456	$21,512,876	$22,513,919	$20.24	91.11%
Other Income (4)	$699,902	$467,140	$571,738	$814,993	$684,347	$0.62	0.03
Effective Gross Income	$16,742,481	$17,517,530	$20,927,193	$22,327,868	$23,198,266	$20.85	93.88%
Real Estate Taxes	$1,880,306	$2,095,633	$2,009,642	$1,613,876	$1,593,224	$1.43	6.87%
Insurance	231,584	281,906	352,384	410,756	422,713	$0.38	1.82%
Other Expenses	7,398,300	7,113,353	8,321,518	8,727,230	8,603,905	$7.73	37.09%
Total Expenses	9,510,191	9,490,892	10,683,545	10,751,861	10,619,842	$9.55	45.78%
Net Operating Income	$7,232,290	$8,026,638	$10,243,649	$11,576,007	$12,578,424	$11.31	54.22%
TI/LC	$0	$0	$0	$0	$889,898	$0.80	3.84%
Replacement Reserves	0	0	0	0	222,474	$0.20	0.01
Net Cash Flow	$7,232,290	$8,026,638	$10,243,649	$11,576,007	$11,466,052	$10.31	49.43%

(1)	Based on the underwritten rent roll dated February 25, 2025.
(2)	% column represents percentage of Gross Potential Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	UW Gross Potential Rent includes Rent Bumps through October 2025.
(4)	Excluded the following other income line items: Interest Income - Cash Investments, Lease Buy-Out Income.

The Market. The La Gran Plaza Property is located in the Fort Worth SW Quadrant submarket of the broader Dallas-Fort Worth-Arlington, TX retail market. This area is a southern region of Fort Worth which has some attractions, including the Texas Christan University (TCU), the BNSF Railyard, the Fort Worth Zoo, and the Fort Worth Medical District. The La Gran

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

Plaza Property is adjacent to Interstate 35W, which is a main thoroughfare in the area and provides direct access north to downtown Fort Worth. Retail and residential development dominates the area surrounding the La Gran Plaza Property.

According to the appraisal, the Fort Worth SW Quadrant retail submarket consists of approximately 5.2 million SF and ranks 37 of the 72 retail submarkets tracked within the broader Dallas-Fort Worth-Arlington, TX retail market. Per the appraisal, the 4.1% vacancy rate in the submarket is lower than the 4.6% vacancy rate for the Dallas-Fort Worth-Arlington, TX retail market. Additionally, the Fort Worth SW Quadrant retail submarket asking rent of $22.41 per square foot is slightly below the Dallas-Fort Worth-Arlington, TX retail market asking rent of $24.54 per square foot. According to a third party report, the Dallas Fort Worth retail market is one of the largest and most sought after in the country with over 476 million square feet of inventory in the area.

According to the appraisal, the estimated 2024 population within a one-, three- and five-mile radius of the La Gran Plaza Property was 16,399, 113,804 and 294,676, respectively. Additionally, for the same period, the average household income within the same radii was $61,363, $82,312 and $90,486, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusions for the La Gran Plaza Property:

Market Rent Summary (1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
In-Line	$22.00	5	NAP	$15.00
Sm. In-Line	$45.00	5	NAP	$15.00
Micro In-Line	$100.00	5	NAP	$15.00
Lg. In-Line	$12.00	5	NAP	$10.00
Strip Retail	$28.00	5	NAP	$20.00
Supermarket	$7.00	5	NAP	$15.00
Office	$18.00	5	NAP	$10.00
Sm. Office	$15.00	3	NAP	$15.00
Outparcel	$7.00	10	NAP	$10.00
Anchor	$10.00	10	NAP	$10.00
Basement	$3.00	10	NAP	$10.00
Mercado	$19.00	10	NAP	$10.00
Suites 1800s	$10.00	5	NAP	$10.00
Suites 1400s	$275.00	5	NAP	$15.00
Theater	$8.00	10	NAP	$15.00
Med. In Line	$17.00	5	NAP	$15.00
Small Mall Retail	$75.00	5	NAP	$15.00
Food Court	$65.00	5	NAP	$15.00
Vendor/Kiosk	$160.00	5	NAP	None
Non-Revenue	$0.00	5	NAP	$15.00
(1)	Based on the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

The following table presents certain information relating to comparable retail centers for the La Gran Plaza Property:

Competitive Retail Center Summary (1)
Property / Location	Year Built / Renovated or Expanded	Total NRA (SF)	Occupancy	Distance to Subject	Sales PSF	Anchor Tenants
La Gran Plaza Fort Worth, TX	1960, 2019	1,112,372	88.4%(2)	NAP	$254	Burlington Coat Factory, Fiesta Mart
2830 Village Parkway Lewisville, TX	2006 / NAP	148,099	NAV	40 miles	NAV	LA Fitness, HomeGoods/TJ Maxx
13900 Dallas Parkway Dallas, TX	1995 / NAP	152,690	NAV	42 miles	NAV	Nordstrom Rack
6509 W Park Blvd Plano, TX	1999 / NAP	105,786	NAV	46 miles	NAV	None
1565 W Main St Lewisville, TX	1985 / NAP	115,160	NAV	37 miles	NAV	Fitness Connection, Papa Johns, Armed Forces Center
27010-2725 N Hwy 75 Sherman, TX	1994 / NAP	170,455	NAV	103 miles	NAV	Bomgaars, Family Fitness, Texas Roadhouse (Outparcel)
3501 Olton Rd Plainview, TX	1985 / NAP	126,613	NAV	316 miles	NAV	United Supermarkets, Bealls, Harbor Freight, Dollar Tree
(1)	Based on the appraisal.
(2)	Based on the underwritten rent roll as of February 25, 2025.

The Borrower. The borrower for the La Gran Plaza Mortgage Loan is Town Center Mall, L.P., a Texas limited partnership and single purpose entity with two independent directors in the general partner.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Andrew J. Segal, the founder of Boxer Properties. There is also a separate environmental indemnity for the La Gran Plaza Mortgage Loan provided by the borrower and the borrower sponsor.

Andrew J. Segal founded Boxer Property in September 1992, with the purpose of acquiring, managing, leasing, and administering commercial office buildings. The Boxer portfolio currently includes 127 properties totaling 14.5 million SF of office space, retail and hotels across 16 markets. The properties are located in Texas, Illinois, Georgia, Arizona, Colorado, Massachusetts, California, Ohio, New Jersey, and Minnesota. Boxer Property Management, the management arm of Boxer Property, has managed the acquisition and disposition of over 200 commercial properties to date. Boxer Property has over 1,000 employees. The market value of the owned portfolio was $1.1 billion across 66 properties with $506 million of debt—reflecting a portfolio LTV of 47%.

Property Management. The La Gran Plaza Property is managed by Grupo Zocalo, L.P., an affiliate of the borrower sponsor.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow (i) $1,376,610 for outstanding tenant improvement allowances and leasing commissions; (ii) $905,619 for outstanding free rent; (iii) $500,000 into the replacement reserve; (iv) $1,111,407 into the rollover reserve; and (v) $44,563 for immediate repairs.

Tax Escrows – During the term of the La Gran Plaza Mortgage Loan, on a monthly basis, the borrower is required to escrow 1/12th of the estimated annual real estate tax payments, initially estimated to be $134,702 per month as well as an upfront reserve of $404,105 at closing

Insurance Escrows – During the term of the La Gran Plaza Mortgage Loan, on a monthly basis, the borrower is required to escrow 1/12th of the estimated annual insurance payments, initially estimated to be $35,226 per month as well as an upfront reserve of $105,678 at closing.

Replacement Reserves – During the term of the La Gran Plaza Mortgage Loan, ongoing replacement reserve collections are required to be $0.20 PSF per year ($18,540 per month), capped at $750,000.

TI/LC Reserves – During the term of the La Gran Plaza Mortgage Loan, ongoing TI/LC collections will be $0.80 PSF per year ($74,158 per month), capped at the greater of a) $1,500,000 (inclusive of the upfront deposit) and b) $10 PSF for the aggregate tenants in excess of 10,000 SF expiring in the succeeding 12 months.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Structural and Collateral Term Sheet	BMO 2025-C12
No. 3 – La Gran Plaza

Immediate Repair Reserves – At origination, $44,563 was deposited into the immediate repairs reserve to repair damaged asphalt and crack seal at the La Gran Plaza Property, as per the property condition report. The repairs are required to be completed within 180 days of origination.

Lockbox / Cash Management. The La Gran Plaza Mortgage Loan is structured with a hard lockbox and springing cash management. The borrower is required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the La Gran Plaza Property are required to be deposited by the tenants (and, if borrower receives any rents, borrower must deposit such rents into the lockbox account within one business day). During a Trigger Event (as defined below), all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the La Gran Plaza Mortgage Loan documents. Also, during a Trigger Event, all excess cash is retained by the lender and held as additional security for the La Gran Plaza Mortgage Loan.  If no Trigger Event exists, all sums deposited into the lockbox account are transferred to the borrower.  “Trigger Event” means the earlier to occur of (i) an event of Default, (ii) any event of default under the property management agreement not cured with 10 business days, (iii) any Significant Tenant (defined below) (x) vacating, surrendering or ceasing to conduct normal business at all or substantially all of the tenant’s premises, or  notifying borrower, property manager or any affiliate that it intends to take any such action or (y) failing to renew or extend its lease in writing at least 6 months prior to the lease expiration date on terms and conditions acceptable to the lender, (iv) any Significant Tenant or its parent company becoming insolvent or a debtor in any bankruptcy action or having its senior unsecured debt rating withdrawn or downgraded below “BBB-“ by S&P or the equivalent of such rating by any other rating agency (to the extent such Significant Tenant or parent company had at least such rating as of the loan origination date), (v) the debt service coverage ratio falls below 1.60x or (vi) the debt yield falls below 13.50%. “Significant Tenant” means any tenant which, individually or when taken together with any other lease with such tenant or its affiliates (i) covers more than 10% of the total rentable square footage at the La Gran Plaza Property or (ii) constitutes more than 10% of the total annual rents at the La Gran Plaza Property.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Dadeland Centre I & II
9150 and 9155 South Dadeland Boulevard
Miami, FL 33156
MIAMI
Miami Intl. Airport 7 miles
Riviera Country Club
Tropical Park Stadium
Tropical Park Tennis Center
Tropical Park
Blue Rd
SW 48th St
SW 56th St
Miller Dr
SW 87th Ave
SW 82nd Ave
SW 72nd Ave
SW 67th Ave
SW 92nd Ave
S. Red Rd
Baptist Health Doctors Hospital
School of Nursing
School of Law
Cox Science Building
Lowe Art Museum
Frost School of Music
University of Miami
Watsco Center
Cobb Stadium
Alex Rodriguez Park
UNIV.
Downtown Miami 8 miles
Glenvar Heights
South Miami
Coral Gables
Don Shula Expwy
Palmetto Expwy
Ponce de Leon Blvd
The Shops at Sunset Place
SOUTH MIAMI
SW 72nd St
Sunset Dr
Baptist Health South Miami Hospital
South Miami Shopping Ctr.
MIAMI METRORAIL
Snapper Creek Expwy
SW 80th St
Dadeland North Shopping Center
Dixie Pointe
Dadeland Station
DADELAND NORTH
Snapper Creek Canal
Dadeland Mall
N. Kendall Drive
SW 88th St
Baptist Health Baptist Hospital
The Greenery Mall
Downtown Dadeland
DADELAND SOUTH
MIAMI-DADE COUNTY
Matheson Hammock Park
Ingraham Hwy
SW 57th Ave
SW 77th Ave
Coral Pine Park
SW 104th St
Pinecrest Place
Kendall
Pinecrest
SW 112th St
Suniland Shopping Center
S. Dixie Hwy
Pinecrest Center
SW 120th St
SW 124th St
SW 128th St
The Falls
TOLL
874
878
826
986
959
94
1
Weston
Davie
FORT LAUDERDALE
BROWARD COUNTY
Pembroke Pines
Hollywood
Miramar
THE EVERGLADES
Miami Gardens
North Miami Beach
North Miami
Hialeah
MIAMI-DADE COUNTY
Miami Beach
MIAMI
Tamiami
Coral Gables
Atlantic Ocean
Kendale Lakes
EVERGLADES NATIONAL PARK
The Hammocks
Kendall
Biscayne Bay
Homestead

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$51,500,000	Title:	Leasehold
Cut-off Date Principal Balance:	$51,500,000	Property Type – Subtype:	Office – Suburban
% of IPB:	8.0%	Net Rentable Area (SF):	242,598
Loan Purpose:	Refinance	Location:	Miami, FL
Borrowers:	Dadeland Centre, LTD. and Dadeland Centre II, LTD.	Year Built / Renovated:	2003, 2008 / 2015
Borrower Sponsor:	Elizabeth A. Green	Occupancy:	94.3%
Interest Rate:	7.40000%	Occupancy Date:	4/8/2025
Note Date:	4/15/2025	4th Most Recent NOI (As of):	$6,384,631 (12/31/2021)
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of):	$6,420,256 (12/31/2022)
Interest-only Period:	36 months	2nd Most Recent NOI (As of):	$5,605,664 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$6,092,813 (12/31/2024)
Original Amortization Term:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$12,158,154
Call Protection:	L(25),D(88),O(7)	UW Expenses:	$5,189,845
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$6,968,310
Additional Debt:	No	UW NCF:	$6,564,442
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$86,400,000 / $356
Additional Debt Type:	N/A	Appraisal Date:	4/1/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$212
Taxes:	$464,360	$66,337	N/A	Maturity Date Loan / SF:	$197
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	59.6%
Replacement Reserves:	$0	$5,256	N/A	Maturity Date LTV:	55.2%
TI / LC Reserve:	$1,000,000	$20,217	N/A	UW NCF DSCR:	1.53x
Rent Abatement Reserve:	$1,160,353	$0	N/A	UW NOI Debt Yield:	13.5%
Outstanding TI / LC Reserve:	$357,021	$0	N/A
Critical Tenant Reserve:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$51,500,000	97.9%	Loan Payoff	$48,180,708	91.6%
Borrower Sponsor Equity	1,104,519	2.1	Upfront Reserves	2,981,734	5.7
			Closing Costs	1,442,077	2.7
Total Sources	$52,604,519	100.0%	Total Uses	$52,604,519	100.0%
(1)	See “Escrows and Reserves” below for further discussion of reserve information.

The Loan. The fourth largest mortgage loan (the “Dadeland Centre I & II Mortgage Loan”) is secured by the borrowers’ leasehold interest in two office buildings collectively totaling 242,598 SF located in Miami, Florida (individually or collectively, as the context may require, the “Dadeland Centre I & II Property”). The Dadeland Centre I & II Mortgage Loan was originated on April 15, 2025 by Goldman Sachs Bank USA and has an outstanding principal balance as of the Cut-off Date of $51,500,000. The Dadeland Centre I & II Mortgage Loan accrues interest at a fixed rate of 7.40000% per annum on an Actual/360 basis. The Dadeland Centre I & II Mortgage Loan has an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date.

The Property. The Dadeland Centre I & II Property is comprised of two Class A office buildings totaling 242,598 SF located at 9150 and 9155 South Dadeland Boulevard within the Dadeland neighborhood of Miami-Dade County. Dadeland Centre I is a 129,625 SF, 18-story office tower that was developed in 2003 and subsequently renovated in 2015, and Dadeland Centre II is a 112,973 SF, 15-story office tower built in 2008. Both buildings feature hurricane resistant glass which differentiates the asset from proximate buildings of an older vintage. Across the two buildings, the Dadeland Centre I & II

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Property is currently 94.3% leased by 42 unique tenants and has averaged 91.8% occupancy since 2019. Furthermore, the Dadeland Centre I & II Property also serves as the headquarters for the largest tenant – Cole Scott & Kissane (99,642 SF / 41.1% of Total Dadeland Centre I & II Property SF).

The Dadeland Centre I & II Property is a part of the Dadeland South Metro Rail Building Complex which provides convenient accessibility to and from all areas of Miami-Dade County. This development also houses the Sponsor-developed One & Two Datran Center office towers and the Marriott Miami Dadeland Hotel, and the adjoining metro station serves to connect commuters throughout the greater Miami market via a 20.5-mile rail-based train. The Dadeland Centre I & II Property is located in close proximity with many major thoroughfares (Palmetto Expressway, US-1, North Kendall Drive) which provide an additional means of regional connectivity for employees. Other than Cole Scott & Kissane, no single tenant represents more than approximately 7.2% of UW Base Rent.

The Sponsor recently negotiated an early extension of its ground leases of the Dadeland Centre I & II Property through December 31, 2082, and was successful in negotiating a new rent structure that removed the fair market value reset component, which would have been applicable in 2039. See “Ground Lease” below.

The following information presents certain information relating to the historical and current occupancy of the Dadeland Centre I & II Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
92.7%	94.3%	87.9%	92.6%	94.3%
(1)	Historical occupancies represent estimated weighted averages for each respective year, unless otherwise noted.
(2)	Current occupancy is based on the underwritten rent roll as of April 8, 2025.

Appraisal. According to the appraisals, the Dadeland Centre I & II Property had an aggregate “as-is” appraised value of $86,400,000 as of April 1, 2025.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$86,400,000	7.75%
(1)	Source: Appraisals.

Environmental. According to the Phase I environmental site assessment dated April 8, 2025, there was no evidence of any recognized environmental conditions at the Dadeland Centre I & II Property.

Major Tenants. The three largest tenants by underwritten base rent at the Dadeland Centre I & II Property are Cole Scott & Kissane, Sioli & Associates and Fields & Howell LLP.

Cole Scott & Kissane (99,642 SF; 41.1% of NRA; 36.9% of underwritten base rent): Cole Scott & Kissane is the largest Florida-based law firm and provides counsel and additional legal services across numerous areas of law. This tenant has been at Dadeland Centre II since its delivery in 2008 and has continually expanded its space. Presently, the tenant occupies 99,642 SF at Dadeland Centre II and is headquartered at the Dadeland Centre I & II Property with a lease expiration in March 2034. Cole Scott & Kissane has no termination options.

Sioli & Associates (14,349 SF; 5.9% of NRA; 7.2% of underwritten base rent): Sioli & Associates is a law firm that serves a variety of clientele, including employers, underwriters, servicing agents, insurance carriers, and their insureds. This tenant assists clients in claims throughout the United States, Caribbean, and Latin America. This tenant currently occupies 14,349 SF at Dadeland Centre I and is headquartered at the Dadeland Centre I & II Property with current leases expiring in June 2028 and June 2031. Sioli & Associates has a one-time termination option on one of its suites that totals 2,306 SF ($106,422 UW Base Rent) in December 2026.

Fields & Howell LLP (11,073 SF; 4.6% of NRA; 5.5% of underwritten base rent): Fields & Howell LLP is a full-service insurance / reinsurance coverage and defense law firm headquartered in Atlanta, GA. They offer legal services domestically

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

and internationally across a variety of practice areas including business, international markets, transportation, and marine law. The tenant currently occupies 11,073 SF at Dadeland Centre I with a lease expiration in March 2029. Fields & Howell LLP has no termination options.

The following table presents certain information relating to the major tenants at the Dadeland Centre I & II Property:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Cole Scott & Kissane	NR/NR/NR	99,642	41.1%	$33.90	$3,378,150	36.9%	3/31/2034
Sioli & Associates(2)	NR/NR/NR	14,349	5.9%	$46.15	$662,206	7.2%	Various(3)
Fields & Howell LLP	NR/NR/NR	11,073	4.6%	$45.32	$501,809	5.5%	3/31/2029
Steel Resources(4)	NR/NR/NR	8,972	3.7%	$46.68	$418,813	4.6%	5/31/2031
Arthur J. Gallagher Risk(5)	Baa2/BBB/BBB+	6,794	2.8%	$47.76	$324,496	3.5%	6/30/2027
G. Jackie Yee(6)	NR/NR/NR	5,052	2.1%	$49.17	$248,407	2.7%	11/30/2031
Rossman Baumberger Reboso Spier(7)	NR/NR/NR	5,043	2.1%	$42.75	$215,588	2.4%	7/31/2031
Green Companies(8)	NR/NR/NR	4,660	1.9%	$43.50	$202,696	2.2%	11/30/2025
Angel Oak	NR/NR/NR	3,987	1.6%	$49.55	$197,556	2.2%	8/31/2029
Diaz Law	NR/NR/NR	3,613	1.5%	$46.44	$167,788	1.8%	6/30/2028
Major Tenants		163,185	67.3%	$38.71	$6,317,509	69.0%
Other Tenants		65,645	27.1%	$43.14	$2,831,830	31.0%
Occupied Total Collateral		228,830	94.3%	$39.98	$9,149,339	100.0%
Vacant Space (Owned)		13,768	5.7%
Collateral Total		242,598	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2025, inclusive of contractual rent steps through April 2026.
(2)	Sioli & Associates has a one-time termination option on one of its suites that totals 2,306 SF ($106,422 UW Base Rent) in December 2026.
(3)	Sioli & Associates occupies space under leases expiring on June 30, 2028 (2,306 SF; $106,422 UW Base Rent) and June 30, 2031 (12,043 SF; $555,785 UW Base Rent).
(4)	Steel Resources has a one-time termination option effective in May 2029.
(5)	Arthur J. Gallagher Risk has a one-time termination option in June 2025 with a six-month notice period.
(6)	G. Jackie Yee has two one-time termination options. The first termination option is effective in December 2025 with a 270-day notice period (which has passed). The second termination option is effective in November 2026 with a 180-day notice period.
(7)	Rossman Baumberger Reboso Spier has a one-time termination option in October 2029.
(8)	Green Companies has a currently exercisable ongoing termination option exercisable with 90 days’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

The following table presents certain information relating to the lease rollover schedule at the Dadeland Centre I & II Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	13,768	5.7%	NAP	NAP	13,768	5.7%	NAP	NAP
2025 & MTM	6	17,172	7.1%	$651,024	7.1%	30,940	12.8%	$651,024	7.1%
2026	7	10,892	4.5%	$504,296	5.5%	41,832	17.2%	$1,155,320	12.6%
2027	8	20,078	8.3%	$872,810	9.5%	61,910	25.5%	$2,028,131	22.2%
2028	9	21,257	8.8%	$981,695	10.7%	83,167	34.3%	$3,009,825	32.9%
2029	6	19,125	7.9%	$885,044	9.7%	102,292	42.2%	$3,894,869	42.6%
2030	2	4,516	1.9%	$205,374	2.2%	106,808	44.0%	$4,100,243	44.8%
2031	9	36,148	14.9%	$1,670,945	18.3%	142,956	58.9%	$5,771,189	63.1%
2032	0	0	0.0%	$0	0.0%	142,956	58.9%	$5,771,189	63.1%
2033	0	0	0.0%	$0	0.0%	142,956	58.9%	$5,771,189	63.1%
2034	4	99,642	41.1%	$3,378,150	36.9%	242,598	100.0%	$9,149,339	100.0%
2035	0	0	0.0%	$0	0.0%	242,598	100.0%	$9,149,339	100.0%
2036 & Beyond	0	0	0.0%	$0	0.0%	242,598	100.0%	$9,149,339	100.0%
Total	51	242,598	100.0%	$9,149,339	100.0%
(1)	Based on the underwritten rent roll dated April 8, 2025, inclusive of contractual rent steps through April 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Dadeland Centre I & II Property:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2019	2020	2021	2022	2023	2024	Underwritten	PSF	%(3)
Base Rental Revenue(2)	$7,002,051	$7,267,546	$7,755,501	$8,123,735	$7,471,070	$7,795,704	$9,149,339	$37.71	70.6%
Total Commercial Reimbursement Revenue	1,537,861	1,622,599	1,560,244	1,806,608	2,091,997	2,057,075	2,313,841	$9.54	17.9%
Market Revenue from Vacant Units	0	0	0	0	0	0	641,172	$2.64	4.9%
Parking Income	651,991	688,869	715,499	716,482	744,034	798,416	800,004	$3.30	6.2%
Other Revenue	3,373	1,566	1,695	1,376	1,132	1,282	54,700	$0.23	0.4%
Potential Gross Revenue	$9,195,276	$9,580,580	$10,032,940	$10,648,201	$10,308,234	$10,652,477	$12,959,057	$53.42	100.0%
Vacancy Loss	0	0	0	0	0	0	(800,902)	($3.30)	(6.2%)
Effective Gross Revenue	$9,195,276	$9,580,580	$10,032,940	$10,648,201	$10,308,234	$10,652,477	$12,158,154	$50.12	93.8%
Real Estate Taxes	927,192	944,962	926,958	946,457	777,667	772,861	1,116,174	$4.60	9.2%
Insurance	374,475	396,159	448,958	558,669	916,120	955,595	903,458	$3.72	7.4%
Ground Rent	157,410	202,372	211,617	220,863	214,449	219,338	448,068	$1.85	3.7%
Utilities	541,511	466,472	483,615	566,725	617,523	573,030	573,240	$2.36	4.7%
Repairs & Maintenance	957,572	632,281	626,460	797,561	1,008,308	1,010,177	1,135,560	$4.68	9.3%
Management Fee	289,681	327,074	304,217	318,754	312,822	309,127	364,745	$1.50	3.0%
Payroll (Office, Security, Maintenance)	362,880	420,328	419,749	487,500	560,731	495,754	407,760	$1.68	3.4%
General and Administrative - Direct	87,175	65,689	226,735	277,081	261,388	218,258	235,080	$0.97	1.9%
Other Expenses	81,673	0	0	54,335	33,562	5,525	5,760	$0.02	0.0%
Total Expenses	$3,779,569	$3,455,337	$3,648,309	$4,227,944	$4,702,570	$4,559,664	$5,189,845	$21.39	42.7%
Net Operating Income	$5,415,707	$6,125,243	$6,384,631	$6,420,256	$5,605,664	$6,092,813	$6,968,310	$28.72	57.3%
Replacement Reserves	0	0	0	0	0	0	63,075	$0.26	0.5%
TI/LC	0	0	0	11,162	79,550	0	340,792	$1.40	2.8%
Net Cash Flow	$5,415,707	$6,125,243	$6,384,631	$6,409,094	$5,526,114	$6,092,813	$6,564,442	$27.06	54.0%
(1)	Based on the underwritten rent roll dated April 8, 2025, inclusive of contractual rent steps through April 2026.
(2)	Historical base rent is net of free rent credits and includes storage income.
(3)	% column represents percent of Potential Gross Revenue for revenue lines and percent of Effective Gross Revenue for all remaining fields.

The Market. The Dadeland Centre I & II Property is located in the Kendall submarket of Miami-Dade County. As of the fourth quarter of 2024, the Miami-Date County office market had a vacancy rate of 15.9%. Vacancy in the Kendall submarket was 10.5% in the same period, with average asking lease rates of $40.33 PSF.

The following table presents certain information regarding lease comparables of the Dadeland Centre I & II Property:

Lease Comparables(1)
Property Name	Year Built / Renovated	Total NRA	Occupancy	Quoted Rate PSF
Dadeland Centre I(2)	2003 / 2015	129,625	89.6%	$39.51 - $49.58
Dadeland Centre II(2)	2008 / NAP	112,973	99.7%	$22.93 - $44.69
HYVE Dadeland	1971 / 2010	231,416	87.0%	$40.00
One Datran Center & Two Datran Center	1985 / 2003	473,944	68.0%	$47.00
9350 Financial Centre	1989 / NAP	132,360	89.0%	$46.00
The Tate Building at Dadeland Center	1972 / NAP	113,500	100.0%	$36.00 - $40.00
Town Center One	2009 / NAP	210,992	96.0%	$35.00 - $42.00
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 8, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

The Borrowers. The borrowers are Dadeland Centre, LTD. and Dadeland Centre II, LTD., each a Florida limited partnership and special purpose entity with one independent director in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Dadeland Centre I & II Mortgage Loan.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Elizabeth A. Green (the “Sponsor”). Elizabeth A. Green serves as Managing Director and Chief Legal Officer of The Green Companies.

Property Management. The Dadeland Centre I & II Property is managed by Green Property Corp., a borrower affiliated entity.

Escrows and Reserves. At loan origination, the borrowers deposited (i) approximately $464,360 into a basic carrying cost account to cover property taxes, (ii) $1,000,000 into a tenant improvement and leasing commission reserve, and (iii) approximately $1,517,373 in connection with certain tenant improvements and leasing commissions and outstanding rent abatements for certain of the tenants at the Dadeland Centre I & II Property.

Tax Reserve - On each payment date, the borrowers are required to fund 1/12th of the taxes (limited to the amount reflected in the real estate tax bills) that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $66,337).

Ground Rents Reserve - On each payment date, the borrowers are required to fund 1/12th of the ground rents that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Parking Lease Rents Reserve - On each payment date, the borrowers are required to fund 1/12th of the parking lease rents that the lender reasonably estimates will be payable over the next-ensuing 12-month period.

Insurance Reserve - On each payment date, the borrowers are required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $75,288); provided, however, such insurance reserve will be conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Dadeland Centre I & II Mortgage Loan documents, there is no continuing event of default under the Dadeland Centre I & II Mortgage Loan documents and the borrowers provide timely evidence of payment of the applicable premiums. At origination, there was such a blanket policy in place.

Capital Expenditure Reserve - On each payment date, the borrowers are required to fund a capital expenditure reserve in the amount of approximately $5,256.

TI / LC Reserve - On each payment date, the borrowers are required to fund a tenant improvement and leasing commission reserve in the amount of approximately $20,217.

Critical Tenant Reserve – Following the occurrence of a Dadeland Centre I & II Critical Tenant Trigger Event (as defined below) and while the related Dadeland Centre I & II Trigger Period (as defined below) continues (and provided no other Dadeland Centre I & II Trigger Period then exists), to the extent that such Dadeland Centre I & II Trigger Period occurs as a result of a Dadeland Centre I & II Critical Tenant Trigger Event (other than a Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event (as defined below)), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses will be deposited into a critical tenant reserve in accordance with the Dadeland Centre I & II Mortgage Loan documents.

In addition, to the extent that such Dadeland Centre I & II Trigger Period occurs as a result of a Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event, the borrowers are required to deposit cash or a letter of credit in an amount equal to the Dadeland Centre I & II Monthly Critical Tenant Deposit Amount (as defined below), provided, to the extent the cash management account has not yet been established as of any payment date, the borrowers will be required to deposit into the critical tenant reserve, as of such payment date, cash or a letter of credit in the Dadeland Centre I & II Monthly Critical Tenant Deposit Amount which would otherwise be deposited into the critical tenant reserve in accordance with the Dadeland Centre I & II Mortgage Loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

"Dadeland Centre I & II Monthly Critical Tenant Deposit Amount" means the greater of (i) $332,000.00 and (ii) all excess cash flow which would otherwise be deposited into the critical tenant reserve in accordance with the Dadeland Centre I & II Mortgage Loan documents.

Excess Cash Flow Reserve – The borrowers will have the option, but not the obligation, in their sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Dadeland Centre I & II DSCR Trigger Event (as defined below) or any time thereafter during the existence of a Dadeland Centre I & II Trigger Period resulting from a Dadeland Centre I & II DSCR Trigger Event, to deposit into an excess cash flow reserve a letter of credit with a face amount equal to approximately $1,069,727. To the extent any such letter of credit is timely provided, a Dadeland Centre I & II Trigger Period will not commence as a result of a Dadeland Centre I & II DSCR Trigger Event and, to the extent made following the commencement of and during the existence of a Dadeland Centre I & II Trigger Period resulting solely from a Dadeland Centre I & II DSCR Trigger Event, such Dadeland Centre I & II Trigger Period will end and will no longer be deemed to exist.

Lockbox and Cash Management. The Dadeland Centre I & II Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to deliver tenant direction letters instructing all tenants of the Dadeland Centre I & II Property to directly deposit all rents into one or more lender-controlled lockbox accounts. In addition, the borrowers are required to cause all revenues relating to the Dadeland Centre I & II Property and all other money received by the borrowers or the property manager with respect to the Dadeland Centre I & II Property (other than tenant security deposits) to be deposited into such lockbox accounts or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. At the end of each week that no Dadeland Centre I & II Trigger Period or event of default under the Dadeland Centre I & II Mortgage Loan is continuing, and at least one business day prior to each payment date, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Dadeland Centre I & II Trigger Period or event of default under the Dadeland Centre I & II Mortgage Loan is continuing, all funds in the lockbox accounts are required to be swept into the cash management account.

During the continuance of a Dadeland Centre I & II Trigger Period or an event of default under the Dadeland Centre I & II Mortgage Loan (except a Dadeland Centre I & II Trigger Period or event of default occurring as a result of a Dadeland Centre I & II Critical Tenant Trigger Event), all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Dadeland Centre I & II Mortgage Loan.

A “Dadeland Centre I & II Trigger Period” means each period (a) (i) commencing when the debt service coverage ratio (as calculated under the Dadeland Centre I & II Mortgage Loan documents), determined as of the first day of any fiscal quarter, is less than 1.25x (a “Dadeland Centre I & II DSCR Trigger Event”) and the borrowers fail to timely provide a letter of credit as set forth in the Dadeland Centre I & II Mortgage Loan documents and as described above under “Escrows and Reserves” above, and (ii) ending when the debt service coverage ratio (as calculated under the Dadeland Centre I & II Mortgage Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 1.35x, (b) (i) commencing if the financial reports required under the Dadeland Centre I & II Mortgage Loan documents are not delivered to the lender as and when required (subject to any applicable notice and cure periods), and (ii) ending when such reports are delivered and they indicate, in fact, that no Dadeland Centre I & II Trigger Period is ongoing, and (c) (i) commencing upon the occurrence of a Dadeland Centre I & II Critical Tenant Trigger Event and (ii) ending upon the satisfaction of the applicable Dadeland Centre I & II Critical Tenant Trigger Event disbursement conditions, provided, however, a Dadeland Centre I & II Trigger Period will only commence upon the occurrence of a Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event to the extent the borrowers fail to timely provide cash or a letter of credit as set forth in the Dadeland Centre I & II Mortgage Loan documents and as described under “Escrows and Reserves” above.

A “Dadeland Centre I & II Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Dadeland Centre I & II Critical Tenant (as defined below) or the guarantor under its Dadeland Centre I & II Critical Tenant Lease (as defined below) or any such Dadeland Centre I & II Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (unless the lender has received reasonable satisfactory evidence, in the case of a bankruptcy, that the applicable Dadeland Centre I & II Critical Tenant has affirmed its Dadeland Centre I & II Critical Tenant Lease in bankruptcy and such Dadeland Centre I & II Critical Tenant Lease is in full force and effect, and such Dadeland Centre I & II Critical Tenant is paying unabated rent under such Dadeland Centre I & II Critical Tenant Lease), and (b) ending when either (1) any bankruptcy case is dismissed,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

the Dadeland Centre I & II Critical Tenant and any lease guarantor is no longer deemed legally insolvent and any general assignment for the benefit of creditors is legally withdrawn without, in any case, any negative impact on the applicable Dadeland Centre I & II Critical Tenant Lease and the Dadeland Centre I & II Critical Tenant thereunder is paying normal monthly rent and otherwise is in compliance with the terms of its Dadeland Centre I & II Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender, (2) such Dadeland Centre I & II Critical Tenant assumes its Dadeland Centre I & II Critical Tenant Lease during the bankruptcy proceeding, is paying normal monthly rent and is otherwise in compliance with the terms of its Dadeland Centre I & II Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable Dadeland Centre I & II Critical Tenant Lease is terminated and the entirety of the applicable Dadeland Centre I & II Critical Tenant Space (as defined below) is leased to one or more approved substitute leases (as defined in the Dadeland Centre I & II Mortgage Loan documents) (collectively, the conditions set forth in this clause (3) are the "Releasing Conditions"); (ii) (a) commencing when any Dadeland Centre I & II Critical Tenant has not given notice to renew or exercise an extension option pursuant to its Dadeland Centre I & II Critical Tenant Lease as of the earlier of (1) the date required under its Dadeland Centre I & II Critical Tenant Lease or (2) 18 months prior to the expiration of its Dadeland Centre I & II Critical Tenant Lease (a “Dadeland Centre I & II Critical Tenant Non-Renewal Trigger Event”), and (b) ending when either (1) such Dadeland Centre I & II Critical Tenant enters a renewal or extension of its Dadeland Centre I & II Critical Tenant Lease pursuant to the existing terms (with the exception, however, of a base term which will expire no earlier than three years beyond the maturity date of the Dadeland Centre I & II Mortgage Loan), and otherwise with base rent, reimbursements for common area maintenance, insurance and taxes, and other economic terms taken as a whole, which are at least equivalent to then-existing market rates for the subject premises and such Dadeland Centre I & II Critical Tenant is in occupancy of all or substantially all of its Dadeland Centre I & II Critical Tenant Space, is paying full monthly rent, is open for business and has provided an updated estoppel certificate satisfactory to the lender or (2) the entirety of the applicable Dadeland Centre I & II Critical Tenant Space is subject to one or more approved substitute leases; (iii) (a) commencing on the date that any Dadeland Centre I & II Critical Tenant either (1) gives notice of an intent to terminate its Dadeland Centre I & II Critical Tenant Lease or vacates its Dadeland Centre I & II Critical Tenant Space or (2) goes dark, discontinues its operations or business in 25% or more of its Dadeland Centre I & II Critical Tenant Space, vacates or is otherwise not in occupancy of at least 75% of its Dadeland Centre I & II Critical Tenant Space, excluding any temporary discontinuance of its business (A) for a period not to exceed thirty (30) consecutive days and not more than ninety (90) days in any 12-month period so long as the Dadeland Centre I & II Critical Tenant is otherwise in compliance with the terms of its Dadeland Centre I & II Critical Tenant Lease, (B) caused solely by casualty or condemnation (not to exceed ninety (90) consecutive days unless covered by business interruption insurance) or renovations undertaken pursuant to the terms of its Dadeland Centre I & II Critical Tenant Lease and (C) caused by force majeure, and any discontinuance of operations under item (C) immediately above does not extend for a period in excess of ninety (90) consecutive days, and (b) ending when either (1) such Dadeland Centre I & II Critical Tenant has recommenced its business and operations in all or substantially all of its Dadeland Centre I & II Critical Tenant Space, is paying full monthly rent and has provided an updated estoppel certificate satisfactory to the lender or (2) the Releasing Conditions are satisfied; or (iv) (a) commencing on the date of the occurrence of a monetary event of default or material non-monetary event of default by a Dadeland Centre I & II Critical Tenant under any Dadeland Centre I & II Critical Tenant Lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender and no events of default exist under the applicable Dadeland Centre I & II Critical Tenant Lease for a consecutive period of no less than 3 months or (2) the applicable Dadeland Centre I & II Critical Tenant Lease has been terminated and the Releasing Conditions are satisfied.

A “Dadeland Centre I & II Critical Tenant” means (i) Cole, Scott & Kissane and/or (ii) any future tenant (whether one or more) which is subject to a Dadeland Centre I & II Critical Tenant Lease (as defined below).

A “Dadeland Centre I & II Critical Tenant Lease” means (i) the Cole, Scott & Kissane lease, and/or (ii) any future lease (whether one or more) that (a) when aggregated with all other leases at the Dadeland Centre I & II Property with the same tenant (or affiliated tenants), and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, is expected to demise more than 40,000 rentable SF, (b) contains an option or preferential right to purchase all or any portion of the Dadeland Centre I & II Property, (c) is with an affiliate of the borrowers as a tenant, or (d) is entered into during the continuance of an event of default.

A “Dadeland Centre I & II Critical Tenant Space” means any of the following: (i) the leased space occupied by Cole, Scott & Kissane, and (ii) the leased premises occupied by a future Dadeland Centre I & II Critical Tenant pursuant to its Dadeland Centre I & II Critical Tenant Lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Structural and Collateral Term Sheet	BMO 2025-C12
No. 4 – Dadeland Centre I & II

Subordinate or Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not Permitted.

Ground Lease. Each Dadeland Centre I & II Property is subject to an amended ground lease that is scheduled to expire on December 31, 2082; provided, however, the term of each ground lease will automatically renew for one additional term of 25 years, with such extension period expiring on December 31, 2107. The Dadeland Centre I ground lease was entered into between Miami-Dade County, as the lessor, and Dadeland Centre, Ltd., as the lessee. The Dadeland Centre II ground lease was entered into between Miami-Dade County, as the lessor, and Dadeland Centre II, Ltd., as the lessee. The current annual ground lease rent for the Dadeland Centre I ground lease as of the Cut-off Date is equal to the greater of (i) $111,541.50 or (ii) 2.5% of Dadeland Centre I’s gross income as specified in the Dadeland Centre I & II Mortgage Loan documents. The current annual ground lease rent for the Dadeland Centre II ground lease as of the Cut-off Date is equal to the greater of (i) $111,541.50 or (ii) 2.0% of Dadeland Centre II's gross income as specified in the Dadeland Centre I & II Mortgage Loan documents. The annual ground lease rent for each ground lease will increase as set forth in the Dadeland Centre I & II Whole Loan documents. See “Description of the Mortgage Pool—Statistical Characteristics of the Mortgage Loans—Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

BOSTON
Quincy
Weymouth
Norwood
Milford
Sharon
Foxborough
Brockton
MASS.
Woonsocket
Bridgewater
Attleboro
Taunton
PROVIDENCE
Fall River
New Bedford
Portsmouth
Dartmouth
Newport
RHODE ISLAND
Barnstable
Hyannis
Harwich
Cape Cod
Martha's Vineyard
Atlantic Ocean
Cape Cod Bay
Sandwich
Boston 54 miles
Heritage Museums & Gardens
Wing Memorial History Center
East Sandwich
Scorton Neck Beach
Main St
CapeFLYER
GREAT MARSHES
Barnstable Harbor
Sandwich Hollows GC
BARNSTABLE COUNTY
Cotuit Rd
Cape Cod Mall
769 Iyannough Road
Hyannis, MA 02601
Cape Cod Community College
Cummaquid Golf Course
Forestdale
Cape Cod Airfield
Olde Barnstable Fairgrounds GC
The Ridge Club
Race Ln
Old Stage Rd
Hyannis GC
Festival at Hyannis
The Landing at Hyannis
Wequaquet Lake
Barnstable
Cape Cod Gateway Airport
Otis Air National Guard Base
Centerville
HYANNIS
Cape Cod Hospital
JFK Hyannis Museum
JFK Memorial
Hyannis
West Hyannisport
Hyannisport Club
Covell's Beach
Kennedy Compound
Osterville
Cahoon Museum of American Art
Great Neck Rd
Southport Golf Links
Willowbend
Mashpee Commons
Mashpee Neck
Oyster Harbors Club
Dowses Beach
Wianno Beach
Loop Beach
Centerville Harbor
Lewis Bay
Seabrook
Popponesset
New Seabury
The Club at New Seabury
South Cape Beach State Park
Hyannis-Oak Bluff Ferry
Hyannis-Nantucket Ferry
Atlantic Ocean
Mayflower Beach
Chapin Memorial Beach
Dennis
East Dennis
South Dennis
Yarmouth Port
Edward Gorey House
Provincetown 38 miles
Station Ave
Bayberry Hills GC
South Yarmouth
West Dennis
West Yarmouth
6
6A
28
130
132
151

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

Mortgage Loan Information		Property Information
Loan Seller:	BMO	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$44,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance(1):	$44,000,000	Property Type – Subtype:	Retail – Super Regional Mall
% of IPB:	6.9%	Net Rentable Area (SF)(5):	506,308
Loan Purpose:	Refinance	Location:	Hyannis, MA
Borrower:	Mayflower Cape Cod, LLC	Year Built / Renovated:	1970 / 1999
Borrower Sponsors:	Simon Property Group, L.P. and The Canada Pension Plan Investment Board	Occupancy(5)(6):	90.7%
Interest Rate:	6.45500%	Occupancy Date:	4/17/2025
Note Date:	5/8/2025	4th Most Recent NOI (As of):	$11,083,035 (12/31/2022)
Maturity Date:	6/1/2035	3rd Most Recent NOI (As of):	$11,927,945 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$11,862,185 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$11,879,770 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	84.9%
Amortization Type:	Interest Only	UW Revenues:	$17,595,312
Call Protection(2):	L(24),D(89),O(7)	UW Expenses:	$7,057,809
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$10,537,503
Additional Debt(1):	Yes	UW NCF:	$9,929,933
Additional Debt Balance(1):	$10,000,000	Appraised Value / Per SF(5):	$108,000,000 / $213
Additional Debt Type(1):	Pari Passu	Appraisal Date:	4/9/2025

Escrows and Reserves(3)				Financial Information(1)
	Initial	Monthly	Initial Cap
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF(5):	$107
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF(5):	$107
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV:	50.0%
TI / LC:	$0	Springing	N/A	Maturity Date LTV:	50.0%
Major Tenant Reserve:	$0	Springing	Various(4)	UW NCF DSCR:	2.81x
				UW NOI Debt Yield:	19.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1):	$54,000,000	100.0%	Loan Payoff:	$52,000,000	96.3%
			Closing Costs:	1,177,194	2.2
			Return of Equity:	822,806	1.5
Total Sources	$54,000,000	100.0%	Total Uses	$54,000,000	100.0%
(1)	The Cape Cod Mall Mortgage Loan (as defined below) is part of a whole loan evidenced by three pari passu promissory notes with an aggregate original principal balance of $54,000,000 (the “Cape Cod Mall Whole Loan”). The financial information presented in the chart above is based on the Cape Cod Mall Whole Loan.
(2)	The lockout period will be at least 24 payment dates beginning with and including the first payment date on July 1, 2025. Defeasance of the Cape Cod Mall Whole Loan in full (but not in part) is permitted at any time following the earlier to occur of (i) June 1, 2028 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. The assumed lockout period of 24 payments is based on the expected BMO 2025-C12 securitization trust closing date in June 2025. The actual lockout period may be longer.
(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(4)	The Major Tenant reserve is capped (i) $3,184,600 for the space occupied by Target and (ii) $1,810,560 for the space occupied by DICK’S Sporting Goods.
(5)	The Cape Cod Mall Property (as defined below) includes 494,308 square feet of borrower owned improvements and 12,000 square feet of leased fee improvements. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF are based on the total square feet of 506,308. The Cut-off Date Loan / SF, Maturity Date Loan / SF, and Appraised Value / Per SF based on the Owned SF (as defined below) of 494,308 are $109.24, $109.24, and $218.49, respectively.
(6)	Occupancy represents the occupancy including square footage from the leased fee space occupied by three tenants totaling 12,000 square feet. Occupancy excluding the leased fee tenants is 90.5%.

The Loan. The fifth largest mortgage loan (the “Cape Cod Mall Mortgage Loan”) is part of a fixed rate whole loan evidenced by three pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000. The Cape Cod Mall Whole Loan is secured by the borrower’s fee and leasehold interests in a 506,308 square foot super regional mall located in Hyannis, Massachusetts (the “Cape Cod Mall Property”). The Cape Cod Mall Mortgage Loan is evidenced by the controlling Note A-1 and the non-controlling Note A-2-2 with an aggregate outstanding principal balance

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

as of the Cut-off Date of $44,000,000. The Cape Cod Mall Whole Loan was originated by Bank of Montreal (“BMO”) on May 8, 2025. The Cape Cod Mall Mortgage Loan has a 10-year interest-only term and accrues interest at a per annum rate of 6.45500% on an Actual/360 basis. The Cape Cod Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the Cape Cod Mall Whole Loan:

		Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$38,000,000	$38,000,000	BMO 2025-C12	Yes
A-2-1(1)	$10,000,000	$10,000,000	BMO	No
A-2-2	$6,000,000	$6,000,000	BMO 2025-C12	No
Whole Loan	$54,000,000	$54,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Property. The Cape Cod Mall Property is a 506,308 square foot super regional mall, which includes 494,308 of owned square feet (“Owned SF”) and 12,000 of leased fee square feet, whereby three tenants ground lease the land from the borrower and owns their respective improvements. The Cape Cod Mall Property is anchored by Target and DICK’S Sporting Goods. Other major tenants include Marshalls, Planet Fitness, Best Buy, Ten Pin Eatery, Barnes & Noble and Shoe Department Encore. Built in 1970 and renovated in 1999, the Cape Cod Mall Property is situated on a 44.98-acre parcel and contains 3,253 parking spaces, which results in a parking ratio of approximately 6.42 per 1,000 SF. As of April 17, 2025, the Cape Cod Mall Property was 90.7% leased based on Owned SF and 90.5% leased based on total square feet by 71 tenants.

Major Tenants. The largest tenants by underwritten base rent at the Cape Cod Mall Property are DICK’S Sporting Goods, Target and Best Buy.

DICK’S Sporting Goods (45,264 square feet; 8.9% of net rentable area (“NRA”); 9.3% of underwritten base rent). Founded in 1948 and headquartered in Pittsburgh, Pennsylvania, DICK’S Sporting Goods is an American sporting goods retailer that offers sporting apparel and gear as well as other related outdoor recreation equipment. DICK’s Sporting Goods has been a tenant at the Cape Cod Mall Property since July 2019. DICK’S Sporting Goods’ lease has an expiration date of January 31, 2031, with three, 5-year renewal options and no termination options.

Target (79,615 square feet; 15.7% of NRA; 8.8% of underwritten base rent). Founded in 1962 and headquartered in Minneapolis, Minnesota, Target is a general merchandise retailer with 1,978 stores across the entire United States, over 400,000 employees, and 32 office locations worldwide. In 2024, Target reported $107 billion in net sales. Target has been a tenant at the Cape Cod Mall Property since July 2018. Target’s lease has an expiration date of January 31, 2030, with six, 5-year renewal options and no termination options.

Best Buy (29,465 square feet, 5.8% of NRA; 7.2% of underwritten base rent): Founded in 1966 and headquartered in Richfield, Minnesota, Best Buy Co Inc. (“Best Buy”) is a retailer of electronic products. Best Buy offers products including consumer electronics, computing and mobile phones, appliances, entertainment products, home office products and more. Best Buy also offers a number of services such as consultation, design, set-up, technical support, delivery and installation for home theater, mobile audio and appliances. Best Buy markets its products under Best Buy, Future Shop, Geek Squad, Magnolia, Yellow Tag, Rocketfish, Modal and My Best Buy brand names. Best Buy operates over 1,000 stores in the United States, Canada, and Mexico with 959 stores in the United States as of August 2024. Best Buy has been a tenant at the Cape Cod Mall Property since 1999 and has a lease extending to August 2026. Best Buy renewed its lease in 2025, and has one, 10-year extension option remaining. The Best Buy lease has no termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the historical occupancy of the Cape Cod Mall Property:

Historical and Current Occupancy(1)
2021	2022	2023	2024	Current(2)
87.1%	90.8%	89.8%	91.8%	89.0%
(1)	Historical Information obtained from the borrower for in-line tenants excluding: Target, Macy's, Macy's Men & Home, DICK'S Sporting Goods, Marshall's, Best Buy, TD Bank, Chic-Fil-A and All Pro Transmissions.
(2)	Current Occupancy is based on the underwritten rent roll for in-line tenants dated as of April 17, 2025. Occupancy for the Cape Cod Mall Property based on Owned SF is 90.7%.

Appraisal. According to the appraisal, the Cape Cod Mall Property had an “as-is” appraised value of $108,000,000 as of April 9, 2025. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$108,000,000	10.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated April 14, 2025, there was no evidence of any recognized environmental conditions at the Cape Cod Mall Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Cape Cod Mall Property:

Top Tenant Summary(1)
Tenant	Credit Rating (Fitch/Moody's/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)(4)	UW Base Rent(3)(4)	% of Total UW Base Rent(4)		Lease Expiration Date
Non-Collateral Anchor Tenants
Macy’s Mens & Home	NR/NR/NR	118,789	NAP	NAP	NAP	N	AP	12/31/2035
Macy’s	NR/NR/NR	80,931	NAP	NAP	NAP	N	AP	6/30/2065
		199,720

Anchor Tenants
DICK'S Sporting Goods	NR/Baa3/BBB	45,264	8.9%	$20.50	$927,912	9.3%		1/31/2031
Target	A/A2/A	79,615	15.7	$11.00	875,765	8.8		1/31/2030
Total/Wtd. Avg.		124,879	24.7%	$14.44	$1,803,677	18.1%

Major Tenants
Best Buy	NR/A3/BBB+	29,465	5.8%	$24.50	$721,893	7.2%		8/31/2026
Ten Pin Eatery	NR/NR/NR	25,128	5.0	$24.12	606,087	6.1		4/30/2028
Marshalls	NR/A2/A	30,728	6.1	$19.00	583,832	5.9		1/31/2030
Planet Fitness	NR/NR/NR	17,311	3.4	$17.33	300,000	3.0		1/31/2030
Shoe Dept. Encore	NR/NR/NR	12,457	2.5	$20.31	253,000	2.5		9/30/2026
Barnes & Noble(5)	NR/NR/NR	25,099	5.0	$0.00	0	0.0		1/31/2027
That's Entertainment(6)	NR/NR/NR	48,299	9.5	$0.00	0	0.0		1/31/2046
Total/Wtd. Avg.		188,487	37.2%	$13.08	$2,464,812	24.7%

Non-Major Tenants(7)		145,869	28.8%	$39.11	$5,704,935	57.2%

Occupied Collateral Total(8)		459,235	90.7%	$21.72	$9,973,424	100.0%
Vacant Space		47,073	9.3%
Total/Wtd. Avg.		506,308	100.0%
(1)	Based on the underwritten rent roll dated as of April 17, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown whether or not the parent guarantees the lease.
(3)	UW Base Rent PSF and UW Base Rent excludes percentage in-lieu of rents totaling $616,207.
(4)	UW Base Rent PSF, UW Base Rent and % of Total UW Base Rent includes $124,793 of rent steps through April 30, 2026.
(5)	Barnes & Noble has no associated underwritten base rent due to having percentage in-lieu of rent based on the tenant’s TTM February 2025 sales.
(6)	That’s Entertainment’s has no associated underwritten base rent due to having percentage in-lieu of rent based equal to $427,887 annually.
(7)	Non-Major Tenants include Metro by T-Mobile, Hannoush Jewelers, AT&T Wireless and Talbots, totaling 8,186 square feet (1.6% of NRA and 3.3% of UW Base Rent) whereby the borrower has submitted lease execution and renewal documentation for execution following discussion of deal terms, but the renewal documentation has not yet been executed by the related tenants. The Cape Cod Mall Whole Loan has been underwritten on the basis that all such renewal documentation is executed as submitted by the borrower.
(8)	Occupied Collateral Total UW Base Rent PSF is based on the Owned SF and includes Net Rentable Area (SF) and U/W Base Rent from the leased fee tenants. The current occupancy for In-Line tenants as of April 17, 2025 was 89.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the sales history of certain tenants at the Cape Cod Mall Property:

Tenant Sales(1)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)	TTM 2/28/2025 Sales (PSF)	TTM 2/28/2025 Occupancy Cost
DICK'S Sporting Goods	NAV	NAV	$233.01	$298.80	$337.98	$340.80	$341.92	6.5%
Target	NAV	NAV	$401.93	$401.93	$389.37	$389.37	$389.37	3.9%
Best Buy	$1,111.40	$982.85	$960.29	$1,366.29	$762.97	$764.20	$776.48	4.1%
Ten Pin Eatery	$195.92	$68.60	$159.55	$176.70	$171.67	$153.91	$149.72	19.9%
Marshalls	$364.03	$233.96	$270.19	$531.25	$478.34	$486.53	$490.22	5.6%
Planet Fitness	NAV	$18.42	$32.51	$83.09	$97.78	$104.76	$106.75	21.3%
Shoe Dept. Encore	$172.50	$151.42	$205.83	$217.11	$217.89	$199.37	$197.77	11.9%
That's Entertainment(2)	NAV	NAV	NAV	NAV	NAV	NAV	NAV	NAV
Barnes & Noble	$200.01	$147.33	$208.27	$172.81	$215.59	$201.41	$201.95	13.1%
(1)	Information obtained from the borrower.
(2)	Sales information is unavailable for That’s Entertainment, which has a lease commencement date of March 21, 2025.

The following table presents certain information relating to comparable in-line sales history to the Cape Cod Mall Property:

Comparable In-Line Sales(1)(2)
	2019 Sales (PSF)	2020 Sales (PSF)	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2024 Sales (PSF)
Sales PSF	$357	$261	$383	$424	$458	$496
Occupancy Cost	16.1%	22.5%	15.4%	14.4%	14.0%	13.6%
(1)	Information obtained from the borrower.
(2)	Based on sales and total rents for all retail tenants less than 10,000 square feet and open for 24 months or more.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the lease rollover schedule at the Cape Cod Mall Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	47,073	9.3%	NAP	NAP	47,073	9.3%	NAP	NAP
MTM	7	12,560	2.5%	322,687	3.2%	59,633	11.8%	$322,687	3.2%
2025	2	4,502	0.9%	369,424	3.7%	64,135	12.7%	$692,111	6.9%
2026	13	64,555	12.8%	1,989,071	19.9%	128,690	25.4%	$2,681,182	26.9%
2027	12	58,863	11.6%	1,356,646	13.6%	187,553	37.0%	$4,037,828	40.5%
2028	8	46,629	9.2%	1,363,647	13.7%	234,182	46.3%	$5,401,476	54.2%
2029	8	20,813	4.1%	452,614	4.5%	254,995	50.4%	$5,854,089	58.7%
2030	12	149,068	29.4%	2,839,165	28.5%	404,063	79.8%	$8,693,255	87.2%
2031	3	50,656	10.0%	1,103,623	11.1%	454,719	89.8%	$9,796,877	98.2%
2032	0	0	0.0%	0	0.0%	454,719	89.8%	$9,796,877	98.2%
2033	2	2,027	0.4%	102,634	1.0%	456,746	90.2%	$9,899,511	99.3%
2034	0	0	0.0%	0	0.0%	456,746	90.2%	$9,899,511	99.3%
2035 & Beyond	2	49,562	9.8%	73,913	0.7%	506,308	100.0%	$9,973,424	100.0%
Total	69	506,308	100.0%	$9,973,424	100.0%
(1)	Based on the underwritten rent roll dated April 17, 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include rent steps totaling $124,793 through April 30, 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the operating history and underwritten net cash flows of the Cape Cod Mall Property:

Operating History and Underwritten Net Cash Flow
	2019	2020	2021	2022	2023	2024	TTM February 2025(1)	Underwritten	Per Square Foot	%(2)
Base Rent	$10,255,703	$11,137,614	$11,112,588	$10,890,079	$10,931,947	$10,025,657	$10,025,010	$9,848,631	$19.45	48.1%
Contractual Rent Steps(3)	0	0	0	0	0	0	0	124,793	0.25	0.6
Potential Income from Vacant Space	0	0	0	0	0	0	0	2,860,223	5.65	14.0
Percentage in Lieu(4)	102,570	144,387	404,993	880,070	786,222	760,085	755,790	616,207	1.22	3.0
Gross Potential Rent	$10,358,273	$11,282,001	$11,517,581	$11,770,149	$11,718,169	$10,785,742	$10,780,800	$13,449,855	$26.56	65.8%
Reimbursement Revenue	5,358,986	4,971,759	5,038,643	4,934,640	5,234,377	5,824,814	6,035,455	5,510,532	10.88	26.9
Other Income(5)	953,350	498,108	1,167,831	1,331,470	1,481,353	1,562,711	1,563,749	1,495,148	2.95	7.3
Net Rental Income	$16,670,609	$16,751,868	$17,724,055	$18,036,259	$18,433,899	$18,173,267	$18,380,004	$20,455,535	$40.40	100.0%
Less Vacancy	0	0	0	0	0	0	0	(2,860,223)	(5.65)	(14.0)
Effective Gross Income	$16,670,609	$16,751,868	$17,724,055	$18,036,259	$18,433,899	$18,173,267	$18,380,004	$17,595,312	$34.75	86.0%
									-
Real Estate Taxes	1,229,059	1,596,591	2,134,882	1,545,572	1,740,515	1,600,475	1,668,302	1,704,033	3.37	9.7
Insurance	152,471	180,317	204,958	234,408	272,079	320,879	329,380	722,555	1.43	4.1
Management Fee(6)	648,480	582,300	696,309	690,490	693,248	767,811	771,691	698,586	1.38	4.0
Other Expenses	3,798,027	4,727,695	3,333,003	4,482,754	3,800,112	3,621,917	3,730,861	3,932,635	7.77	22.4
Total Expenses	$5,828,037	$7,086,903	$6,369,152	$6,953,224	$6,505,954	$6,311,082	$6,500,234	$7,057,809	$13.94	40.1%

Net Operating Income	$10,842,572	$9,664,965	$11,354,903	$11,083,035	$11,927,945	$11,862,185	$11,879,770	$10,537,503	$20.81	59.9%
TI/LC	0	0	0	0	0	0	0	506,308	1.00	2.9
Capital Expenditures	0	0	0	0	0	0	0	101,262	0.20	0.6
Net Cash Flow	$10,842,572	$9,664,965	$11,354,903	$11,083,035	$11,927,945	$11,862,185	$11,879,770	$9,929,933	$19.61	56.4%

(1)	TTM February 2025 reflects the trailing 12-month period ending February 28, 2025.
(2)	Represents (i) percent of Net Rental Income for all revenue fields and (ii) percent of Effective Gross Income for all other fields.
(3)	Represents rent steps through April 30, 2026.
(4)	Percentage in Lieu rents are underwritten based on the tenants’ TTM February 2025 sales.
(5)	Other Income includes revenue from percentage rent, temporary tenants, media, cellular and storage.
(6)	Management Fee is equal to 4.0% of Effective Gross Income excluding marketing recoveries.

The Market. The Cape Cod Mall Property is located in Hyannis, Massachusetts, approximately 69.2 miles southeast of Downtown Boston and 71.1 miles southeast of Boston Logan International Airport. According to the appraisal, the neighborhood is primarily comprised of retail, industrial and office uses. Primary access to the area is provided by State Route 132, which is adjacent to the Cape Cod Mall Property. According to the appraisal, the top three employers in the surrounding area are Cape Cod Healthcare Inc., Woods Hole Oceanographic Institution and Stop & Shop Supermarket.

Within a one-, three- and five-mile radius of the Cape Cod Mall Property, the 2024 average household income was approximately $98,730, $112,138 and $124,703, respectively; and within the same radii, the 2024 total population was 5,507, 29,543 and 54,144, respectively.

According to the appraisal, the Cape Cod Mall Property is situated within the Hyannis retail submarket of the Barnstable retail market. As of the first quarter of 2025, the Hyannis retail submarket reported total inventory of approximately 4.96 million square feet with a 3.5% vacancy rate and average rents of $20.45 per square foot, and the Barnstable retail market reported total inventory of approximately 16.18 million square feet with a 2.2% vacancy rate and average rents of $18.45 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Structural and Collateral Term Sheet	BMO 2025-C12
No. 5 – Cape Cod Mall

The following table presents certain information relating to the appraisal’s market rent conclusions for the Cape Cod Mall Property:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
0 to 1,500 SF Space	$80.00	5	3.0% annually	$25.00
1,501-2,500 SF Space	$60.00	5	3.0% annually	$25.00
2,501-4,000 SF Space	$55.00	5	3.0% annually	$25.00
4,001-6,500 SF Space	$50.00	5	3.0% annually	$15.00
6,501-10,000 SF Space	$35.00	5	3.0% annually	$15.00
Jewelry Space	$95.00	5	3.0% annually	$35.00
Restaurant Space	$75.00	10	3.0% annually	$50.00
Snack Bars Space	$85.00	5	3.0% annually	$50.00
Food Court Space	$165.00	5	3.0% annually	$35.00
Kiosk Space	$500.00	5	3.0% annually	$0.00
Cinema Space	$20.00	10	10.0% Mid-Term	$25.00
Anchor Space	$12.00	10	10.0% Mid-Term	$5.00
Large Tenants Over 10,000 SF Space	$25.00	10	10.0% Mid-Term	$10.00
(1)	Source: Appraisal.

The table below presents certain information relating to comparable retail centers for the Cape Cod Mall Property identified by the appraisal:

Competitive Set(1)
Property Name	Year Built/Renovated	Total NRA	Total Occupancy		Anchor / Major Tenants	Distance to Cape Cod Mall Property
Cape Cod Mall	1970/1999	506,308	90.7%	(2)	DICK’s Sporting Goods, Target, Marshalls	NAP
Dartmouth Mall	1971/NAP	582,927	95.0%		JCPenney, Macy's, Burlington	36 miles
Kingston Collection	1989/NAP	903,727	75.0%		Macy's, Target	30 miles
Emerald Square	1989/NAP	1,022,294	85.0%		Macy's, JCPenney	41 miles
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the Owned SF of the underwritten rent roll as of April 17, 2025. Total Occupancy based on total square feet is 90.5%.

The Borrower. The borrower is Mayflower Cape Cod, LLC, a Delaware limited liability company and special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Cape Cod Mall Whole Loan.

The Borrower Sponsors. The borrower sponsors of the Cape Cod Mall Whole Loan are Simon Property Group, L.P. (“Simon”) and The Canada Pension Plan Investment Board. Simon Property Group, Inc. (NYSE: SPG) is a real estate investment trust engaged in the ownership of shopping, dining, entertainment and mixed-use destinations. Simon has approximately 400 retail centers globally. Simon is also the non-recourse carveout guarantor of the Cape Cod Mall Whole Loan. Pursuant to the Cape Cod Mall Whole Loan documents, so long as Simon or Simon Property Group, Inc., a Delaware corporation or an affiliate of either of the foregoing is the non-recourse carveout guarantor, the non-recourse carveout guarantor’s liability under the guaranty for specified carveout events is limited to 20.0% of the then outstanding principal balance of the Cape Cod Mall Whole Loan, in the aggregate, plus all of the reasonable out-of-pocket costs and expenses (including court costs and reasonable attorneys’ fees) incurred by the lender in the enforcement of the related guaranty or the preservation of the lender’s rights under such guaranty.

Property Management. The Cape Cod Mall Property is managed by Simon Management Associates, LLC, an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 5 – Cape Cod Mall

Escrows and Reserves.

Tax Reserve – During a Lockbox Event Period (as defined below), or at any time (x) any property taxes are not paid by the borrower prior to the assessment of a penalty, or (y) upon request of the lender, the borrower fails to promptly provide evidence that property taxes have been paid prior to the assessment of a penalty, the Cape Cod Mall Whole Loan documents require the borrower to make monthly payments into the real estate tax reserve in an amount equal to 1/12th of the property taxes that the lender reasonably estimates will be payable during the ensuing 12 months.

Insurance Reserve – During a Lockbox Event Period, if the borrower has not provided satisfactory evidence to the lender that the Cape Cod Mall Property is covered by policies that are being maintained as part of a reasonably acceptable blanket insurance policy, the Cape Cod Mall Whole Loan documents require the borrower to make ongoing monthly deposits in an amount equal to 1/12th of the insurance premiums that the lender reasonably estimates will be payable for the renewal of the coverage afforded by the policies in order to accumulate sufficient funds to pay the premiums at least 30 days prior to expiration.

Replacement Reserve – During a Lockbox Event Period, the Cape Cod Mall Whole Loan documents require the borrower to make springing ongoing monthly deposits of approximately $8,238 for replacement reserves.

TI / LC Reserve – During a Lockbox Event Period, the Cape Cod Mall Whole Loan documents require the borrower to make ongoing monthly deposits of approximately $41,192 for tenant improvements and leasing commissions reserves.

Major Tenant Reserve – During a Major Tenant Trigger Event (as defined below) the Cape Cod Mall Whole Loan documents require the borrower to make monthly payments on dates when the balance on deposit in the Major Tenant reserve account is less than the applicable Major Tenant Threshold Amount (as defined below) in an amount equal to 1/12th of the Major Tenant Threshold Amount unless and until the cure of the applicable Major Tenant Trigger Event to be held by the lender with respect to the Major Tenants (as defined below).

A “Major Tenant Trigger Event” means the period commencing on the earlier to occur of a (i) a bankruptcy action of a Major Tenant, (ii) a Major Tenant “goes dark” or vacates the Cape Cod Mall Property on a permanent basis (or for more than ninety (90) consecutive days with an intention to vacate permanently), or (iii) the earlier of (x) the date on which such Major Tenant gives notice that it will not be renewing the Major Tenant lease in accordance with its terms, and (y) the date that is six months prior to the date of such Major Tenant Lease expiration.

The “Major Tenant Threshold Amount” means, with respect to: (i) the space occupied by Target as of the origination date, the amount of $3,184,600, and (ii) the space occupied by DICK’s Sporting Goods as of the origination date, the amount of $1,810,560.

A “Major Tenant” means (i) Target, (ii) DICK’s Sporting Goods and/or (iii) any replacement tenant that occupies at least 50% of the square footage of the premises occupied by one or more of the foregoing.

Lockbox / Cash Management. The Cape Cod Mall Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deposit all rents into a lender-controlled lockbox account within two business days of receipt, and to direct all tenants to make direct rent deposits into the lockbox account. As long as a Lockbox Event Period is not in effect, all funds in the lockbox account are required to be distributed to the borrower each Wednesday (or more frequently if required by borrower in accordance with the Cape Cod Mall Whole Loan documents). During the continuance of a Lockbox Event Period, all funds in the lockbox will be transferred weekly to a lender-controlled cash management account to be disbursed in accordance with the Cape Cod Mall Whole Loan documents, with any excess funds required to be held as additional security in an excess cash flow subaccount controlled by the lender for so long as the Lockbox Event Period continues.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Lockbox Event Period” will commence upon the earlier of the following (each of the items in clauses (i) through (v), a “Lockbox Event”):

(i)	the occurrence of an event of default;
(ii)	any bankruptcy action of the borrower;
(iii)	a bankruptcy action of the property manager if the manager is an affiliate of the borrower, and provided the property manager is not replaced within 60 days with a qualified property manager; or
(iv)	the net operating income debt yield (“NOI DY”), based on the trailing four calendar quarter period, is below 14.5%, for two consecutive calendar quarters.

A Lockbox Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (iii), the borrower replaces the property manager with a qualified manager under a replacement management agreement within 60 days, or the bankruptcy action is discharged or dismissed within 90 days without any adverse consequences to the Cape Cod Mall Property or the Cape Cod Mall Whole Loan; or
●	with regard to clause (iv), the NOI DY being at least 14.5% or greater for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. The Cape Cod Mall Whole Loan documents permit the borrower to obtain the free release of non-income producing or vacant portions of the Cape Cod Mall Property (including Doherty Ground Lease Release Parcel (defined below)) in connection with a sale or transfer to third parties or an affiliate of the borrower provided that, among other conditions, (i) after giving effect to such transfer, the remaining portion of the Cape Cod Mall Property complies with applicable zoning, parking and other legal requirements, and (ii) the borrower satisfies customary REMIC requirements.

Upon the satisfaction of certain conditions, including satisfaction of all REMIC requirements, the borrower is also permitted to release its leasehold interest in an outparcel area of the Cape Cod Mall Property containing parking (the “Doherty Ground Lease Release Parcel”). The Doherty Ground Lease Release Parcel was attributed no value to the underwriting of the Cape Cod Mall Whole Loan and is not required for zoning purposes or other legal requirements.

Ground Lease. The borrower owns the Cape Cod Mall Property in both fee and leasehold. The leasehold portions of the estate are subject to three separate ground leases, including two financeable ground leases which were included in the underwriting of the Cape Cod Mall Whole Loan, and the ground lease for the Doherty Ground Lease Release Parcel which was excluded. See “Description of the Mortgage Pool—Leasehold Interests” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – UOVO QPN

UOVO QPN
41-45 21st Street and 41-54 22nd Street
Long Island City, NY 11101
Upper East Side
Astoria
QUEENS
Queensbridge
Dutch Kills
MANHATTAN
Long Island City
Hunters Point
Greenpoint
BROOKLYN
East River
Roosevelt Island
Queensboro Bridge
Long Island Expwy
LONG ISLAND RAILROAD
East River Ferry
QUEENS-MIDTOWN TUNNEL
PULASKI BRIDGE
La Guardia Airport 4 miles
JFK Intl. Airport 13 miles
Roosevelt Island Garden Club
Rainey Park
Ravenswood Playground
Ravenswood Community Center
Ravenswood Generating Station
Kaufman Astoria Studios
Museum of the Moving Image
Hospital for Special Surgery
Cornell School of Medicine
Sloan-Kettering Cancer Ctr.
New York Weill Cornell Medical Ctr.
Rockefeller Univ. Hospital
Roosevelt Island Library
Firefighters Field
Queens Bridge Park
JetBlue Corporate Headquarters
The Foundry
Silvercup Studios
NYC REACH
Aloft Long Island City-Manhattan View
CUNY School of Law
La Guardia Performing Arts
La Guardia Community College
Cornell Tech
1 Court Square
Long Island City Courthouse
Murray Playground
Franklin D. Roosevelt Four Freedoms Park
Gantry Plaza State Park
Pepsi Cola Sign
United Nations Visitors Ctr.
United Nations Headquarters
Silvercup Studios East
GUM Studios
Hunters Point South Park
Brooklyn Ice Cream Factory
The Creamery Studio
The Greenpoint Gallery
Le Fanfare
NYU Medical Center
NYU School of Medicine
Bellevue Hospital
E. 34th St./ Midtown
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – UOVO QPN

Mortgage Loan Information		Property Information
Mortgage Loan Sellers:	BMO, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$33,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$33,000,000	Property Type - Subtype:	Self Storage – Self Storage
% of IPB:	5.1%	Net Rentable Area (SF):	281,494
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrowers:	QPN 1 DE LLC and QPN 10 DE LLC	Year Built / Renovated:	2013 / NAP
Borrower Sponsor:	Steven J. Guttman	Occupancy(3):	87.3%
Interest Rate:	6.48500%	Occupancy Date:	11/1/2024
Note Date:	1/22/2025	4th Most Recent NOI (As of):	$11,871,108 (12/31/2021)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$12,230,675 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$13,136,852 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$12,841,638 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	78.6%
Amortization Type:	Interest Only	UW Revenues:	$17,547,845
Call Protection:	L(28),DorYM1(85),O(7)	UW Expenses:	$3,643,783
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$13,904,062
Additional Debt(1):	Yes	UW NCF:	$13,861,838
Additional Debt Balance(1):	$110,000,000	Appraised Value / Per SF:	$234,900,000 / $834
Additional Debt Type(1):	Pari Passu	Appraisal Date:	12/16/2024

Escrows and Reserves(2)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$508
Taxes:	$183,288	$61,096	N/A	Maturity Date Loan / SF:	$508
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	60.9%
Replacement Reserve:	$0	Springing	N/A	Maturity Date LTV:	60.9%
Immediate Repairs:	$14,300	$0	N/A	UW NCF DSCR:	1.47x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$143,000,000	100.0%	Loan Payoff	$75,832,056	53.0%
			Return of Equity	63,964,738	44.7
			Closing Costs	3,005,619	2.1
			Upfront Reserves	197,588	0.1
Total Sources	$143,000,000	100.0%	Total Uses	$143,000,000	100.0%
(1)	The UOVO QPN Mortgage Loan (as defined below) is part of the UOVO QPN Whole Loan (as defined below) which is comprised of six pari passu promissory notes with an aggregate original principal balance and Cut-off Date balance of $143,000,000. The UOVO QPN Whole Loan was originated by Bank of Montreal (“BMO”) on January 22, 2025. The financial information presented above is based on the UOVO QPN Whole Loan.
(2)	See “Escrows and Reserves” below for further discussion of reserve information.
(3)	Occupancy represents the occupancy percentage for the private storage space (measured in square feet). The managed storage space is measured in cubic feet and is 55.4% leased as of November 1, 2024. See “The Property” below for further discussion of the property type.

The Loan. The sixth largest mortgage loan (the “UOVO QPN Mortgage Loan”) is part of a whole loan (the “UOVO QPN Whole Loan”) secured by the borrowers’ fee interest in a 281,494 SF self-storage property located in Long Island City, New York (the “UOVO QPN Property”). The UOVO QPN Whole Loan is evidenced by six pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $143,000,000. The UOVO QPN Whole Loan was originated on January 22, 2025 by Bank of Montreal (“BMO”) and accrues interest at a fixed rate of 6.48500% per annum on an Actual/360 basis. On January 22, 2025, BMO transferred Notes A-4, A-5 and A-6, with an aggregate original principal balance and Cut-off Date Balance of $50,050,000, to Deutsche Bank AG, New York Branch (“DBNY”). The UOVO QPN Whole Loan has a 10-year term and is interest-only for the full term. The scheduled maturity date of the UOVO QPN Whole Loan is the payment date that occurs on February 6, 2035. The UOVO QPN Mortgage Loan is evidenced by the non-controlling Notes A-3, A-5 and A-6 with an aggregate outstanding principal balance as of the Cut-off Date of $33,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – UOVO QPN

The relationship between the holders of the UOVO QPN Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Outside Serviced Pari Passu Whole Loans” and “—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus. The UOVO QPN Whole Loan will be serviced under the pooling and servicing agreement for the WFCM 2025-C64 securitization trust. See “The Pooling and Servicing Agreement—Servicing of the Outside Serviced Mortgage Loans” in the Preliminary Prospectus.

The table below identifies the promissory notes that comprise the UOVO QPN Whole Loan:

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$45,000,000	$45,000,000	WFCM 2025-C64	Yes
A-2	$26,500,000	$26,500,000	BMO 2025-C11	No
A-3	$21,450,000	$21,450,000	BMO 2025-C12	No
A-4	$38,500,000	$38,500,000	BMO 2025-C11	No
A-5	$5,775,000	$5,775,000	BMO 2025-C12	No
A-6	$5,775,000	$5,775,000	BMO 2025-C12	No
Whole Loan	$143,000,000	$143,000,000

The Property. The UOVO QPN Property has 281,494 SF and 282 self-storage units across two interconnected buildings located in Long Island City, New York. The UOVO QPN Property was developed in 2013 and is situated on a 1.27-acre site. The UOVO QPN Property is specially designed for fine art storage and contains two storage components: private storage on floors 3 through 8 (163,150 SF with 282 storage units), and managed/concierge storage on floors 1 through 3 (164,916 cubic feet). The UOVO QPN Property also serves as UOVO’s headquarters and features 20-foot clear heights, four enclosed loading docks, five covered loading docks, five viewing galleries, private meeting rooms, client café and two freight elevators.

Private Storage. According to the appraisal, the private storage (“Private Storage”) is similar to traditional self-storage and is ideal for clients who prefer direct and frequent access to their works. Private storage includes individual locks, roll-up doors and 8- to 10-foot clear heights. Private storage space can be leased at a minimum of 50 SF and may range to over 20,000 SF. According to the appraisal, private storage is tailored to the specific clients’ needs as they partner with an in-house designer to configure a customized plan with racking, lighting, flooring, and climate conditions best suited to their collection.

Managed Storage. According to the appraisal, the managed space (“Managed Storage”) functions on open-air racks within a fully controlled environment in terms of climate, temperature, humidity and UV filtration lighting. Managed storage is considered a more cost-effective option for clients with fluctuating inventory or temporary storage needs and is exclusively accessed and managed by an expert technical team and tracked using digital inventory. The Managed Storage space is leased by cubic feet on floors 1 through 3 as it consists of an open storage area optimized for large and small pieces of artwork.

The following table presents certain information relating to the Private Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (SF)	% of UW Rent	Occupied SF	Occupancy % (SF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per SF(2)	Market Rent Per SF(3)
Private Storage	163,150	82.1%	142,410	87.3%	282	100.0%	249	$98.45	$54.00 - $102.00
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per SF is calculated using actual rent for occupied square feet.
(3)	Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the Managed Storage at the UOVO QPN Property:

Unit Mix(1)
Unit Type	Net Rentable Area (CF)	% of UW Rent	Occupied CF	Occupancy % (CF)	# of Units	% of Total Units	Occupied Units	Avg. Actual Rent Per CF(2)	Market Rent Per CF(3)
Managed Storage	164,916	17.9%	91,301	55.4%	NAP	NAP	NAP	$33.58	$16.20 - $38.40
(1)	Based on the underwritten rent roll dated November 1, 2024.
(2)	Avg. Actual Rent Per CF is calculated using actual rent for occupied cubic feet.
(3)	Source: Appraisal.

The following table presents certain information relating to the historical and current occupancy of the Private Storage at the UOVO QPN Property:

Historical and Current Occupancy(1)(2)
2021	2022	2023	Current(3)
91.9%	91.1%	91.4%	87.3%
(1)	Historical occupancies represent the annual average occupancy of each respective year.
(2)	Occupancy represents the occupancy percentage for the Private Storage space (measured in square feet). The Managed Storage space is measured in cubic feet and is 55.4% leased as of November 1, 2024.
(3)	Current occupancy is based on the underwritten rent roll dated November 1, 2024.

Appraisal. The appraisal concluded to an “as-is” value for the UOVO QPN Property of $234,900,000 as of December 16, 2024.

Appraisal Valuation Summary(1)
Property	As Is Value	Capitalization Rate(2)
UOVO QPN	$234,900,000	6.25%
(1)	Source: Appraisal.
(2)	The appraisal used a terminal capitalization rate of 6.25% which is based on an assumed sale at the end of the holding period.

Environmental Matters. According to the Phase I environmental site assessment dated December 31, 2024, there was no evidence of any recognized environmental conditions at the UOVO QPN Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – UOVO QPN

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the UOVO QPN Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	9/30/2024 TTM	Underwritten	Underwritten Per SF	%(1)
In-Place Rent (Private)	$12,987,102	$13,375,690	$13,627,670	$13,442,957	$13,782,417	$48.96	63.0%
In-Place Rent (Managed)	2,056,784	2,514,142	3,075,775	2,996,002	3,065,534	10.89	14.0
Vacancy Lease-Up (Private)	0	0	0	0	2,215,620	7.87	10.1
Vacancy Lease-Up (Managed)	0	0	0	0	2,471,707	8.78	11.3
Contractual Rent Steps	0	0	0	0	237,174	0.84	1.1
Expense Recoveries	93,476	79,734	107,350	107,189	108,407	0.39	0.5
Gross Potential Rent(2)	$15,137,362	$15,969,566	$16,810,795	$16,546,148	$21,880,859	$77.73	100.0%

Other Income(3)	(1,914)	232,314	346,630	343,631	370,989	1.32	1.7
Net Rental Income	$15,135,447	$16,201,880	$17,157,425	$16,889,779	$22,251,847	$79.05	101.7%

Discount Units (Private)	(5,270)	(36,025)	(16,330)	(16,265)	(16,676)	(0.06)	(0.1)
Discount Units (Managed)	(13,400)	(13,598)	(3,816)	0	0	0.00	0.0
In-Place Vacancy (Private)	0	0	0	0	(2,215,620)	(7.87)	(10.1)
In-Place Vacancy (Managed)	0	0	0	0	(2,471,707)	(8.78)	(11.3)
Effective Gross Income	$15,116,777	$16,152,257	$17,137,279	$16,873,514	$17,547,845	$62.34	80.2%

Real Estate Taxes(4)	428,914	511,658	563,172	623,887	751,970	2.67	4.3
Insurance	161,940	254,884	266,436	258,860	225,164	0.80	1.3
Other Operating Expenses	2,654,815	3,155,041	3,170,819	3,149,129	2,666,649	9.47	15.2
Total Operating Expenses	$3,245,669	$3,921,582	$4,000,428	$4,031,876	$3,643,783	$12.94	20.8%

Net Operating Income	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,904,062	$49.39	79.2%
Replacement Reserves	0	0	0	0	42,224	0.15	0.2
Net Cash Flow	$11,871,108	$12,230,675	$13,136,852	$12,841,638	$13,861,838	$49.24	79.0%
(1)	% column represents percentage of Gross Potential Rent for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(2)	Underwritten Gross Potential Rent is based on the underwritten rent roll dated November 1, 2024.
(3)	Other Income includes viewing room rent, private workspace, and fortress payments.
(4)	The UOVO QPN Property benefits from an ICAP tax abatement program for 25 years. The UOVO QPN Property receives 100% of the exemption benefit, upon property improvements, for the first 16 years commencing in 2016, which then decreases each year thereafter by 10%. The UOVO QPN Property will be fully taxable in year 26. See “Description of the Mortgage Pool – Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

The Market. The UOVO QPN Property is located in Long Island City, Queens County, New York. Long Island City is a residential and commercial neighborhood in the most western part of Queens, bordering the neighborhood of Astoria to the north, Sunnyside to the east, and Greenpoint to the South. The Long Island City neighborhood has undergone a transformation in recent years due to new high-rise developments, making the neighborhood increasingly residential, as well as new office and retail developments. The neighborhood’s mass transit infrastructure provides easy access to Manhattan, Brooklyn, the Bronx, and surrounding areas. Twelve New York City subway lines travel through Queens, as well as buses and the Long Island Railroad. Both the Long Island Expressway and the Brooklyn Queens Expressway run through the neighborhood. Additionally, two of three major airports serving the New York City metropolitan area (LaGuardia Airport and JFK International Airport) are located in Queens. According to the appraisal, as of 2024, the total population in Queens is 2,356,325, the median household income is $83,331, and the most common job type is health care/social assistance.

According to the appraisal, the national art industry revenue is expected to have grown at a CAGR of 0.9% to $13.1 billion over the last 5 years up through 2024. The national art industry is expected to grow at a CAGR of 2.3% to $15.5 billion by the end of 2029. Additionally, the major concentrations of art dealership establishments in the United States are in California, Florida, and New York with New York being home to 14.1% of establishments in the country.

In New York City, several industrial, office, special-use, and retail buildings have converted to self-storage. In May 2023, 41 East 21st Street completed the conversion of a four story, 50,000 SF parking garage into a self-storage facility to be

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 6 – UOVO QPN

managed by CubeSmart. The CMX Cinema at 400 East 62nd Street is being converted into a 65,000 SF self-storage facility by Manhattan Mini Storage. The Shell industrial building at 78 Walker Street has also been proposed for conversion.

The following table presents information regarding certain competitive properties to the UOVO QPN Property:

Competitive Property Summary(1)
Property Name/Location	Year Built / Renovated	Private Occupancy	Square Feet (Private)	Managed Occupancy	Cubic Feet (Managed)	Unit Type	Actual ($/SF)	Actual ($/CF)	Rent Per Annum (SF/CF)
UOVO QPN(2) Long Island City, NY	2013 / NAP	87.3%	163,150	55.4%	164,916	Private Storage Managed Storage	$8.20	$2.80	$98.45 $33.58
105 Evergreen Ave Brooklyn, NY	1955 / 2019	86.0%	48,145	58.0%	330,000	Private Storage Managed Storage	$8.22	$1.60	$98.64 $19.20
4200 Westgate Avenue Westgate, FL	2023 / NAP (Lease-Up)	41.0%	9,765	9.0%	177,000	Private Storage Managed Storage	$6.77	$2.25	$81.24 $27.00
346 NW 29th Street Miami, FL	2008 / NAP	89.0%	55,063	70.0%	42,670	Private Storage Managed Storage	$5.91	$2.94	$70.92 $35.28
1333 Lowrie Ave South San Francisco, CA	2022 / NAP	N/A	N/A	68.0%	177,222	Private Storage Managed Storage	N/A	$1.93	N/A $23.16
101 Lake Drive Newark, DE	1986 / NAP	53.0%	7,675	24.0%	238,000	Private Storage Managed Storage	$4.92	$1.06	$59.04 $12.72
130 South Myers Street Los Angeles, CA	2024 / NAP (Lease-Up)	80.0%	3,675	12.0%	118,000	Private Storage Managed Storage	$9.20	$1.09	$110.40 $13.08
(1)	Source: Appraisal, unless noted otherwise.
(2)	Based on the underwritten rent roll dated November 1, 2024.

The Borrowers. The borrowers are QPN 1 DE LLC and QPN 10 DE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the UOVO QPN Whole Loan.

The Borrower Sponsor. The borrower sponsor and the non-recourse carveout guarantor is Steven J. Guttman. Steven J. Guttman is the founder of Storage Deluxe Management Company (“Storage Deluxe”), a self-storage developer in the New York City metropolitan area. Storage Deluxe has 84 projects completed and in development, totaling 8 million SF for a total investment in excess of $2.5 billion. Mr. Guttman is also an avid art collector and founded Storage Deluxe affiliate UOVO Fine Art Storage in 2014. Such affiliate was designed for the sole purpose of safe-guarding collections. UOVO’s privately-owned, state-of-the-art facilities are ideal for the long-term preservation and care of art, fashion, wine, archives, cultural artifacts, and rare objects. UOVO has art storage facilities (inclusive of the UOVO QPN Property) in major markets such as Los Angeles, Orange County, San Francisco, Aspen, Denver, Delaware, Miami, West Palm Beach, Brooklyn, Long Island City, Rockland County and Dallas.

Property Management. The UOVO QPN Property is managed by UOVO Management LLC, a borrower-affiliated property management company.

Escrows and Reserves. At origination, the borrowers deposited into escrow (i) approximately $183,288 for real estate taxes and (ii) $14,300 for deferred maintenance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Structural and Collateral Term Sheet	BMO 2025-C12
No. 6 – UOVO QPN

Tax Escrows. On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $61,096.

Insurance Escrows. If there is no approved blanket policy in place, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis. The UOVO QPN Property is currently insured under a blanket insurance policy.

Replacement Reserve. On a monthly basis during a Triggering Event (as defined below), the borrowers are required to deposit approximately $3,519 for replacement reserves.

Lockbox / Cash Management. The UOVO QPN Whole Loan is structured with a soft lockbox and springing cash management. The borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the UOVO QPN Property are required to be deposited by the borrowers. During a Triggering Event, all funds in the lockbox account are required to be transferred to the lender-controlled cash management account on each business day and disbursed in accordance with the UOVO QPN Whole Loan documents. Also, during a Triggering Event, all excess cash is required to be collected by the lender and held as additional security for the UOVO QPN Whole Loan.

A “Triggering Event” will commence upon the earliest of (i) the occurrence of an event of default under the UOVO QPN Whole Loan documents or (ii) the debt yield being less than 9.0%, and will expire upon (a) with respect to clause (i) above, the event of default has been cured or (b) with respect to clause (ii) above, the debt yield being at least 9.0% for two consecutive calendar quarters.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

Shoppes at Bedford
79 South River Road
Bedford, NH 03110
MANCHESTER
Bedford
Hooksett
South Hooksett
Pinardville
Auburn
Derry
Londonderry
Merrimack
Litchfield
Bow
Concord 10 miles
Nashua 6 miles
Boston 38 miles
MERRIMACK COUNTY
HILLSBOROUGH COUNTY
ROCKINGHAM COUNTY
Merrimack River
Massabesic Lake
Southern New Hampshire University
RK Center
Intervale Country Club
New Hampshire Job Corps Center
Manchester VA Medical Center
Black Brook Park
Rock Rimmon Park
Currier Museum of Art
Catholic Medical Center
Univ. of New Hampshire at Manchester
Derryfield Country Club
Thomas F. Sullivan Ice Arena
Piscataquog River Park
SNHU Arena
Elliot Hospital
Saint Anselm College
Grappone Stadium
DOWNTOWN MANCHESTER
Delta Dental Stadium
Bedford Grove
Brown-Mitchell Park
Manchester Commons
Market and Main
The Mall of New Hampshire
Manchester Country Club
Triangle Shopping Center
Village Shoppes Of Bedford
Bedford Highlands
Manchester-Boston Regional Airport
Aviation Museum of NH
NH Sportsplex
UPS Northeast Logistics Center
Londonderry Country Club
Passaconaway Country Club
Parkland Medical Center
F.E. Everett Tpke
Dunbarton Rd.
River Rd.
Union St.
Boynton St.
New Boston Rd.
Liberty Hill Rd.
Wallace Rd.
Gage Girls Rd.
Turkey Hill Rd.
Bodwell Rd.
Londonderry Tpke.
Rockingham Rd.
Harvey Rd.
Mammoth Rd.
Nashua Rd.
South Rd.
MAINE
NEW HAMPSHIRE
MASS.
CONN.
RI
Atlantic Ocean
Claremont
Concord
Rochester
Portsmouth
Keene
Manchester
Bedford
Exeter
Hampton
Merrimack
Haverhill
Newburyport
Lawrence
Nashua
Lowell
Gloucester
Fitchburg
Peabody
Salem
Burlington
Lynn
Leominster
Cambridge
Massachusetts Bay
Worcester
Newton
BOSTON
Framingham
Quincy
Brockton
Plymouth
Provincetown
Woonsocket
Taunton
Providence
Pawtucket
Cranston
Warwick
Fall River
New Bedford
Barnstable
Harwich
Chatham
Cape Cod Bay

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	ZBNA	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$28,000,000	Title:	Fee
Cut-off Date Principal Balance:	$28,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	4.4%	Net Rentable Area (SF):	267,661
Loan Purpose:	Refinance	Location:	Bedford, NH
Borrowers:	Shoppes at Bedford 15 A, LLC and Shoppes at Bedford 15 B, LLC	Year Built / Renovated:	1967, 1995, 2011, 2012 / 2023
Borrower Sponsors:	Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007	Occupancy:	98.1%
Interest Rate:	6.80000%	Occupancy Date:	3/13/2025
Note Date:	2/3/2025	4th Most Recent NOI (As of):	$2,476,642 (12/31/2022)
Maturity Date:	2/6/2035	3rd Most Recent NOI (As of):	$2,346,827 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,431,136 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$2,456,599 (TTM 2/28/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,187,543
Call Protection:	L(28),D(87),O(5)	UW Expenses:	$924,114
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$3,263,429
Additional Debt:	No	UW NCF:	$3,014,504
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,500,000 / $163
Additional Debt Type:	N/A	Appraisal Date:	12/31/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$105
Taxes:	$105,063	$35,021	N/A	Maturity Date Loan / SF:	$105
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	64.4%
Replacement Reserves:	$0	$4,015	N/A	Maturity Date LTV:	64.4%
TI / LC:	$250,000	$16,729	$750,000	UW NCF DSCR:	1.56x
Rent Concession / Gap Rent Reserves(2):	$342,619	$0	N/A	UW NOI Debt Yield:	11.7%
Existing TI / LC Reserve:	$3,346,275	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$28,000,000	93.2%	Loan Payoff	$25,465,225	84.8%
Borrower Sponsor Equity	2,033,197	6.8	Upfront Reserves	4,043,957	13.5
			Closing Costs	524,015	1.7
Total Sources	$30,033,197	100.0%	Total Uses	$30,033,197	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(2)	Includes the TableTop Tycoon and World Market Rent Reserve, the Bay State Physical Therapy Gap Rent Reserve and the Ledyard Financial Group Gap Rent Reserve.

The Loan. The seventh largest mortgage loan (the “Shoppes at Bedford Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $28,000,000 and is secured by the borrowers’ fee interest in an anchored retail shopping center located in Bedford, New Hampshire (the “Shoppes at Bedford Property”). The Shoppes at Bedford Mortgage Loan was originated on February 3, 2025 by Zions Bancorporation, N.A. (“ZBNA”) and the proceeds, along with approximately $2.0 million of equity contributed by the borrower sponsors, were used to refinance existing debt on the Shoppes at Bedford Property, fund upfront reserves and pay closing costs. The Shoppes at Bedford Mortgage Loan accrues interest at a fixed rate of 6.80000% per annum on an Actual/360 basis, has a 10-year term and is interest-only for the full term. The scheduled maturity date of the Shoppes at Bedford Mortgage Loan is February 6, 2035.

The Property. The Shoppes at Bedford Property is a five building, anchored retail shopping center totaling 267,661 square feet, situated along the South River Road (Route 3) retail corridor, between Park Drive and Main Street, in Bedford, New Hampshire. The Shoppes at Bedford Property is located along South River Road, a major commercial corridor bisecting

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

Bedford, which includes complimentary non-collateral retailers Hannaford, Trader Joes, HomeGoods, REI and Whole Foods Market. Combined traffic counts at the Shoppes at Bedford Property feature approximately 23,982 vehicles per day. Constructed in various phases in 1967, 1995, 2011 and 2012 and most recently renovated in 2023, the Shoppes at Bedford Property is situated on a 21.1-acre parcel and is anchored by national department store retail chains Kohl’s, which operates its space pursuant to a ground lease, and Marshalls and is junior anchored by World Market, LLC (“World Market”), Homesense and Sierra Trading Post. Additional notable in-line tenants include Hand & Stone Massage & Facial Spa, Pure Barre and Pet Supplies ‘PLUS’, plus several dining options including Chipotle and Starbucks. Reporting in-line tenants have weighted average sales of $452 per square foot, representing a 10.0% weighted average occupancy cost as of year-end 2023. As of the Cut-off Date, tenants have been in occupancy at the Shoppes at Bedford Property for a weighted average of 10.1 years. The borrower sponsors completed approximately $1,320,744 in capital expenditures at the Shoppes at Bedford Property from 2021-2024, including capital roofing, walkway maintenance and repairs, parking lot repairs and electrical maintenance and repairs.

As of March 13, 2025, the Shoppes at Bedford Property is 98.1% leased to 19 tenants. No single tenant, besides Kohl’s, which owns its own improvements and operates its space pursuant to a ground lease, represents more than 11.6% of the net rentable area or 11.9% of underwritten base rent. Per the zoning report, the Shoppes at Bedford Property contains 1,157 parking spaces, resulting in a parking ratio of approximately 4.3 spaces per 1,000 square feet of rentable area.

On November 3, 2024, Franchise Group, Inc. and its affiliates, which include Pet Supplies ‘PLUS’, commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. Notably, Pet Supplies ‘PLUS’ is open for business at the Shoppes at Bedford Property and is current with its rent obligations.  As of year-end 2023, Pet Supplies ‘PLUS’ reported sales for its store at the Shoppes at Bedford Property of $4,818,700 (approximately $575 per square foot), with an occupancy cost of approximately 5.2% (calculated on underwritten base rent and reimbursements). According to the Shoppes at Bedford Mortgage Loan documents, if Pet Supplies ‘PLUS’ fails to make any rental payment or terminates its lease with the borrowers prior to the expiration of its existing lease term on March 31, 2027, on each monthly payment date from such occurrence until the payment date occurring in April, 2027, the borrowers are required to deposit $20,954.54 with the lender, representing the approximate monthly rental amount and monthly allocation of landlord reimbursements for Pet Supplies ‘PLUS’ (subject to a cap of $188,590.86), to be held as additional collateral for the Shoppes at Bedford Mortgage Loan.

Major Tenants. The three largest tenants based on underwritten base rent are Kohl’s, Homesense and World Market.

Kohl’s (87,000 square feet; 32.5% of NRA, 13.8% of underwritten base rent, Moody’s/S&P/Fitch: Ba3/BB-/BB-): Founded in 1988, Kohl’s operates 1,175 Kohl’s stores, including in-store Sephora shops, and employs 87,000 associates across the United States. In 2024, its national sales totaled approximately $15.4 billion. Kohl’s, which operates its space pursuant to a ground lease, has been a tenant at the Shoppes at Bedford Property since 2011, with the current lease expiration date in January 2033, and has eight, 5-year extension options remaining, with no unilateral termination options. The base rent for the next renewal option, if exercised, would increase to $6.13 per square foot from February 2033 to January 2038. Notably, the appraisal concluded to a $7.50 per square foot market rent for the Kohl’s anchor space at the Shoppes at Bedford Property (for a full description of the market and the appraisal’s conclusions, please refer to “The Market” below).

Homesense (27,353 square feet; 10.2% of NRA, 11.9% of underwritten base rent, Moody’s/S&P/Fitch: A2/A/NR): Homesense originally launched in Canada in 2001 and in the United States in 2017, is an off-price home furnishings retailer operating under the umbrella of TJX Companies. Homesense currently operates a total of 292 stores in the United States, Canada, and Europe, with the majority of the stores located in Canada. Homesense has been a tenant since August 2019 and the current lease expiration date is in September 2029 and has four, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $16.25 per square foot from October 2029 to September 2034.

World Market (21,265 square feet; 7.9% of NRA, 9.7% of underwritten base rent): With more than 240 stores in the United States, World Market is a national specialty retailer offering a broad assortment of specialty/imported home furnishings, décor, apparel, and food and beverage products. World Market has been a tenant at the Shoppes at Bedford Property since June 2024, with its current lease expiration date in January 2035 and has three, 5-year extension options remaining, with no unilateral termination options. The base rental rate for the next renewal option, if exercised, would increase to $19.36 per square foot from February 2035 to January 2040.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

The following table presents certain information relating to the historical and current occupancy of the Shoppes at Bedford Property:

Historical and Current Occupancy
2020(1)	2021(1)	2022(1)	2023(1)	2024(1)	Current(2)
86.1%	85.5%	88.0%	81.8%	91.6%	98.1%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated March 13, 2025.

Appraisal. According to the appraisal, the “as-is” appraised value of the Shoppes at Bedford Property as of December 31, 2024 was $43,500,000. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Property	Appraised Value	Capitalization Rate
Shoppes at Bedford	$43,500,000	7.25%
(1)	Source: Appraisal.

Environmental. The Phase I environmental assessment at the Shoppes at Bedford Property dated January 16, 2025 did not identify any recognized environmental conditions.

The following table presents certain information relating to the largest tenants based on underwritten base rent at the Shoppes at Bedford Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(3)	UW Base Rent(3)	% of Total UW Base Rent(3)	Sales PSF/Year(4)	UW Occ. Costs(5)	Lease Exp. Date
Kohl's(6)	Ba3/BB-/BB-	87,000	32.5%	$5.57	$485,000	13.8%	NAV	NAV	1/31/2033
Homesense	A2/A/NR	27,353	10.2	$15.25	417,133	11.9	NAV	NAV	9/30/2029
World Market, LLC	NR/NR/NR	21,265	7.9	$16.00	340,240	9.7	NAV	NAV	1/31/2035
Marshalls	A2/A/NR	31,000	11.6	$10.50	325,500	9.2	$513	2.6%	3/31/2026
Sierra Trading Post	A2/A/NR	18,341	6.9	$15.25	279,700	7.9	NAV	NAV	9/30/2029
Staples	B3/B-/NR	18,000	6.7	$15.00	270,000	7.7	NAV	NAV	4/30/2026
Pet Supplies ‘PLUS’(7)	NR/D/NR	8,383	3.1	$27.21	228,101	6.5	$575	5.2%	3/31/2027
TableTop Tycoon(8)	NR/NR/NR	17,624	6.6	$12.50	220,300	6.3	NAV	NAV	7/1/2035
Tucker’s	NR/NR/NR	6,718	2.5	$20.10	135,000	3.8	NAV	NAV	8/31/2031
Bay State Physical Therapy	NR/NR/NR	4,500	1.7	$28.00	126,000	3.6	NAV	NAV	5/1/2035
Top 10 Tenants		240,184	89.7%	$11.77	$2,826,975	80.3%
Other Tenants		22,517	8.4%	$30.73	$692,007	19.7%
Occupied Collateral Total / Wtd. Avg.		262,701	98.1%	$13.40	$3,518,981	100.0%

Vacant Space		4,960	1.9%

Collateral Total		267,661	100.0%

(1)	Based on the underwritten rent roll dated March 13, 2025.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	UW Base Rent, % of Total UW Base Rent and UW Base Rent PSF include contractual rent steps through March 1, 2026 for five tenants totaling $9,013.
(4)	Sales PSF/Year are as of the trailing 12-month period ending December 31, 2023, as provided by the tenants to the borrowers.
(5)	UW Occ. Costs are based on underwritten base rent and reimbursements and most recently reported sales.
(6)	Kohl’s occupies its space on a ground lease.
(7)	On November 3, 2024, Franchise Group, Inc. and its affiliates, which include Pet Supplies ‘PLUS’, commenced voluntary Chapter 11 proceedings in the U.S. Bankruptcy Court for the District of Delaware. Notably, Pet Supplies ‘PLUS’ is open for business at the Shoppes at Bedford Property and is current with its rent obligations.
(8)	TableTop Tycoon is expected to commence rent payments upon the date the tenant opens for business, which is estimated to be in or around July 2025. All applicable tenant improvements, leasing commissions and approximately nine and a half months of gap rent were escrowed upfront in connection with the origination of the Shoppes at Bedford Mortgage Loan. There can be no assurance that the tenant will open for business at the Shoppes at Bedford Property as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Structural and Collateral Term Sheet	BMO 2025-C12
No. 7 – Shoppes at Bedford

The following table presents certain information relating to the tenant lease expirations at the Shoppes at Bedford Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring(3)	% of UW Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring(3)	Cumulative % of UW Base Rent Expiring(3)
Vacant	NAP	4,960	1.9%	NAP	NAP	4,960	1.9%	NAP	NAP
2025 & MTM	0	0	0.0%	0	0.0%	4,960	1.9%	$0	0.0%
2026	3	51,269	19.2%	678,387	19.3%	56,229	21.1%	$678,387	19.3%
2027	3	11,975	4.5%	365,578	10.4%	68,204	25.5%	$1,043,965	29.7%
2028	1	1,861	0.7%	90,072	2.6%	70,065	26.2%	$1,134,037	32.2%
2029	4	49,841	18.6%	821,443	23.3%	119,906	44.8%	$1,955,480	55.6%
2030	0	0	0.0%	0	0.0%	119,906	44.8%	$1,955,480	55.6%
2031	1	6,718	2.5%	135,000	3.8%	126,624	47.3%	$2,090,480	59.4%
2032	0	0	0.0%	0	0.0%	126,624	47.3%	$2,090,480	59.4%
2033	2	93,185	34.8%	565,405	16.1%	219,809	82.1%	$2,655,885	75.5%
2034	1	1,704	0.6%	57,919	1.6%	221,513	82.8%	$2,713,804	77.1%
2035 & Beyond	4	46,148	17.2%	805,177	22.9%	267,661	100.0%	$3,518,981	100.0%
Total	19	267,661	100.0%	$3,518,981	100.0%
(1)	Based on the underwritten rent roll dated March 13, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.
(3)	UW Base Rent Expiring, % of UW Base Rent Expiring, Cumulative UW Base Rent Expiring and Cumulative % of UW Base Rent Expiring include contractual rent steps through March 1, 2026 for five tenants totaling $9,013.

The following table presents certain information relating to the operating history and underwritten cash flows of the Shoppes at Bedford Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM 2/28/2025	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$2,778,088	$2,689,799	$2,702,699	$2,731,222	$3,518,981	$13.15	79.8%
Grossed Up Vacant Space	0	0	0	0	166,160	0.62	3.8
Gross Potential Rent	$2,778,088	$2,689,799	$2,702,699	$2,731,222	$3,685,141	$13.77	83.6%
Other Income(3)	775	33,290	5	0	0	0.00	0.0
Total Reimbursements	652,707	569,093	593,715	618,502	722,799	2.70	16.4
Net Rental Income	$3,431,570	$3,292,181	$3,296,418	$3,349,725	$4,407,940	$16.47	100.0%
(Vacancy & Credit Loss)(4)	0	0	0	0	(220,397)	(0.82)	(5.0)
Effective Gross Income	$3,431,570	$3,292,181	$3,296,418	$3,349,725	$4,187,543	$15.64	95.0%
Total Expenses(5)	$954,928	$945,354	$865,282	$893,125	$924,114	$3.45	22.1%
Net Operating Income	$2,476,642	$2,346,827	$2,431,136	$2,456,599	$3,263,429	$12.19	77.9%
Capital Expenditures	0	0	0	0	48,179	0.18	1.2
TI / LC	0	0	0	0	200,746	0.75	4.8
Net Cash Flow	$2,476,642	$2,346,827	$2,431,136	$2,456,599	$3,014,504	$11.26	72.0%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(2)	Underwritten Base Rent includes contractual rent steps through March 1, 2026 for five tenants totaling $9,013.
(3)	Historically, Other Income reflects immaterial late fees, insufficient funds fees and lease cancellation fees, which are non-recurring, one-time events. No Other Income was underwritten.
(4)	The underwritten economic occupancy is 95.0%, based on Net Rental Income. The Shoppes at Bedford Property was 98.1% leased based on the March 13, 2025 rent roll.
(5)	The management fee is underwritten to reflect 3.0% of Effective Gross Income and is subordinate to the Shoppes at Bedford Mortgage Loan. The Shoppes at Bedford Property is managed by a borrower sponsor affiliate.

The Market. The Shoppes at Bedford Property is located between US-3 and Interstate 293 in Bedford, New Hampshire, approximately 3.7 miles southwest of the Manchester, New Hampshire central business district (“CBD”). Per a third-party market research report, traffic counts total approximately 25,661 vehicles per day at the Shoppes at Bedford Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

Primary access to the area is provided by Interstate 293 and Beech Street, with approximate driving times to the Manchester CBD, Manchester-Boston Regional Airport and the Boston, Massachusetts metropolitan statistical area (“MSA”) of 12, 9 and 53 minutes, respectively. According to the appraisal, the major employment sectors in the greater Manchester MSA include education, health services, trade, transportation, utilities, manufacturing and professional and business services.

According to the appraisal, the immediate area surrounding the Shoppes at Bedford Property includes a mix of retail and commercial uses. Demand generators include several large employers such as Kentico, Callogix and Coastal Forest Products. Complimentary non-collateral retailers Hannaford and HomeGoods are situated 0.3 miles due west of the Shoppes at Bedford Property, directly across South River Road/US-3, while non-collateral Whole Foods and Traders Joe’s are located approximately 0.4 miles south.

According to a third-party market research report, within a one-, three- and five-mile radius of the Shoppes at Bedford Property, the 2024 average household income was approximately $96,711, $86,936 and $98,955, respectively; and within the same radii, the estimated population was 5,951, 79,472 and 144,458, respectively. According to a third-party market research report, the Shoppes at Bedford Property is situated within the Hillsborough retail submarket of the Manchester – NH retail market. As of March 10, 2025, the submarket reported total retail inventory of approximately 29.0 million square feet with a 2.7% vacancy rate and average asking rents of $19.09 per square foot. The submarket vacancy rate has decreased from 4.1% in 2015 and has averaged 3.2% from 2013-2024.

The following table presents certain information relating to the comparable anchor and junior anchor leases for the Shoppes at Bedford Property:

Comparable Anchor / Junior Anchor Rental Summary(1)
Property Name/Location	Tenant	Suite Size (SF)	Rent PSF (NNN)	Escalations	Lease Start Date	Lease Term (Years)
Shoppes at Bedford Bedford, NH (Subject)	Kohl’s(2)	87,000(2)	$5.57(2)	Flat	Jul-2011(2)	21.6(2)
Willimantic Plaza Windham, CT	Ollie’s Bargain Outlet	31,240	$9.00	Flat	Jun-2024	16.0
100 William Loeb Drive Manchester, NH	PickUp USA Fitness	25,188	$8.45	Flat	Jul-2024	10.0
Cloverleaf Mall Natick, MA	Boot Barn	18,210	$10.50	Flat	Dec-2023	10.0
Shoppes at Hooksett Landing Hooksett, NH	Planet Fitness	19,950	$20.45	Flat	Nov-2023	NAV
Save A Lot Plaza Manchester, CT	Ollie’s Bargain Outlet	30,450	$6.50	Flat	Jul-2023	5.0
Post Road Shopping Center Marlborough, MA	Ocean State Job Lot	14,000	$6.00	Flat	Apr-2023	10.0
Sherwood Plaza Natick, MA	MOM’s Organic Market	16,675	$18.00	Flat	Apr-2023	10.0
Post Road Shopping Center Marlborough, MA	Harbor Freight Tools	17,000	$10.00	Flat	Mar-2023	10.0
Lafayette Plaza Shopping Center Portsmouth, NH	NamCo Pools and Spa	23,000	$12.00	Flat	Nov-2022	7.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

The following table presents certain information relating to the comparable in-line retail leases for the Shoppes at Bedford Property.

Comparable In-Line Retail Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Shoppes at Bedford 79 South River Road Bedford, NH	1967, 1995, 2011, 2012 / 2023	267,661(2)	Various(2)	1,392 – 6,185(2)	$13.00 –$36.53(2)	Various(2)	Various(2)
Eaglewood Shops 93 Turnpike Street North Andover, MA	2005	47,170	Confidential	2,129	$37.00	Jan-2025	5.0
1274 Osgood Street 1274 Osgood Street North Andover, MA	2021	28,014	Confidential	1,716	$34.00	Nov-2024	NAV
The Piazza on South Willow 50 South Willow Street Manchester, NH	1999	11,000	Confidential	690	$26.50	Aug-2024	3.0
350 Amherst Street 350 Amherst Street Nashua, NH	2025	17,400	Evviva Trattoria	6,000	$38.00	Nov-2024	NAV
Webster Square 266 Daniel Webster Highway Nashua, NH	1990	165,889	European Wax Center	2,135	$30.00	Jan-2026	10.0
240 Loudon Road 240 Loudon Road Concord, NH	2006	13,952	Confidential	2,700	$33.00	Nov-2023	NAV
TJ Maxx Plaza 14 March Avenue Manchester, NH	1987	95,038	Puppy Palace	3,700	$28.00	Apr-2023	NAV
902 South Willow Street 902 South Willow Street Manchester, NH	2002	8,056	Confidential	2,689	$32.00	Apr-2023	3.0
Market & Main 7 Market Street Bedford, NH	2018	185,100	REI	22,000	$22.00	Oct-2022	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

The following table presents certain information relating to the comparable pad site leases for the Shoppes at Bedford Property.

Comparable Pad Site Rental Summary(1)
Property Name/Location	Year Built/Renovated	Size (SF)	Tenant	Suite Size (SF)	Rent PSF	Lease Start Date	Lease Term (Years)
Shoppes at Bedford 79 South River Road Bedford, NH	1967, 1995, 2011, 2012 / 2023	267,661(2)	Various(2)	1,861 – 8,383(2)	$20.10 –$48.40(2)	Various(2)	Various(2)
South Willow Shops 926-950 South Willow Street Manchester, NH	1988	9,869	The Greek Mediterranean Grill	2,271	$40.00	Jan-2025	10.0
203 Lowell Street 203 Lowell Street Wilmington, MA	2024	2,448	Starbucks	2,448	$74.75	Mar-2025	10.0
1A Newbury Street 1A Newbury Street Peabody, MA	2024	2,400	Starbucks	2,400	$83.33	Oct-2024	10.0
Market & Main 7 Market Street Bedford, NH	2018	185,100	Sweetgreen	2,423	$43.25	-	10.0
66 Gilcreast Road 66 Gilcreast Road Londonderry, NH	2024	3,200	JPMorgan Chase	3,200	$70.31	Aug-2024	15.0
782 South Willow Street 782 South Willow Street Manchester, NH	2024	3,396	Raising Cane’s Chicken Fingers	3,396	$54.96	Jun-2024	15.0
343-345 Broadway 349 Broadway Somerville, MA	1993	12,500	APDerm	3,000	$50.00	Mar-2024	10.0
Ranger Plaza 151 Pelham Street Methuen, MA	2011	44,400	Confidential	6,200	$30.00	Mar-2024	10.0
Market & Main 10 Main Street Bedford, NH	2018	185,100	Charles Schwab	4,805	$42.00	Nov-2023	10.0
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated March 13, 2025.

The table below presents certain information relating to comparable sales pertaining to the Shoppes at Bedford Property identified by the appraisal:

Comparable Sales(1)
Property Name	Location	Rentable Area (SF)	Sale Date	Sale Price (PSF)
North End Shops at Livingston Park	Manchester, NH	51,048	Nov-2024	$229
Acton Plaza I & II	Acton, MA	137,572	Aug-2024	$276
Colony Place	Plymouth, MA	399,554	Apr-2024	$215
RK Bristol Place	Attleboro, MA	415,404	Sep-2023	$170
Walpole Mall	Walpole, MA	429,285	Jul-2023	$168
777 Willow Street Plaza	Manchester, NH	74,935	Jul-2022	$184
The Crossings at Fox Run	Newington, NH	509,749	Apr-2022	$204
(1)	Source: Appraisal.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Shoppes at Bedford Property:

Market Rent Summary(1)
	Anchor	Junior Anchor	In-line	Multi-Tenanted Pad Site	Pad Site
Market Rent (PSF)	$7.50	$17.50	$33.50	$45.00	$30.00
Lease Term (Years)	20	20	5	10	10
Lease Type (Reimbursements)	NNN	NNN	NNN	NNN	NNN
Tenant Improvements (New)	$5.00 per SF	$10.00 per SF	$15.00 per SF	$20.00 per SF	$15.00 per SF
Tenant Improvements (Renewal)	$2.50 per SF	$2.50 per SF	$0.00 per SF	$5.00 per SF	$5.00 per SF
Free Rent (New / Renewal)	12 / 3 months	12 / 3 months	3 / 0 months	6 / 2 months	6 / 2 months
(1)	Source: Appraisal.

The Borrowers. The borrowers for the Shoppes at Bedford Mortgage Loan are tenants-in-common, Shoppes at Bedford 15 A, LLC and Shoppes at Bedford 15 B, LLC, each, a Delaware limited liability company, and a bankruptcy remote single

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

purpose entity with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Shoppes at Bedford Mortgage Loan.

The Borrower Sponsors. The non-recourse carveout guarantors are Alan C. Fox and The Alan C. Fox Revocable Trust (2007 Restatement) U/A/D 11/15/2007. Mr. Fox has more than 50 years of real estate experience and is the founder and president of ACF Property Management, Inc. (“ACF”), a real estate management company. Founded in 1968, ACF currently manages more than 4.2 million square feet of retail space in 12 states across more than 39 neighborhood shopping centers with a more significant concentration in the Denver, Phoenix, Dallas, and Kansas City retail markets.

Alan C. Fox has been involved in several lawsuits alleging misrepresentation of acquisition costs pertaining to real estate investments, tort and investment valuation disputes. See “Description of the Mortgage Pool—Litigation and Other Legal Considerations” in the Preliminary Prospectus. Additionally, Mr. Fox has been involved in loan foreclosures, unrelated to the Shoppes at Bedford Property. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

Property Management. The Shoppes at Bedford Property is managed by ACF Property Management, Inc., an affiliate of one of the non-recourse carveout guarantors, Alan C. Fox (see “The Borrower Sponsors” above).

Escrows and Reserves. As of the date of origination of the Shoppes at Bedford Mortgage Loan, the borrowers were required to deposit (i) $105,063 in a real estate tax reserve account, (ii) $250,000 in a general leasing reserve, (iii) $3,346,275 in an existing TI/LC reserve for tenants Bay State Physical Therapy, Playa Bowls, Key Nails, Bohemian Boutique, World Market, TableTop Tycoon and Ledyard Financial Group and (iv) $220,300 in an existing gap and free rent reserve for tenants TableTop Tycoon and World Market, (v) $63,000 in an existing gap rent reserve for Bay State Physical Therapy and (vi) $59,319 in an existing gap rent reserve for Ledyard Financial Group. Certain reserves may have been drawn upon between the origination date and the Cut-off Date.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next 12 months (initially approximately $35,021).

Insurance Reserve – The Shoppes at Bedford Mortgage Loan documents do not require ongoing monthly insurance reserve deposits as long as (i) no event of default is continuing; (ii) the Shoppes at Bedford Property is covered under a blanket or umbrella policy reasonably acceptable to the lender; (iii) the borrowers provide the lender with evidence of renewal of such policies; and (iv) the borrowers provide the lender with paid receipts for payment of the insurance premiums by no later than ten business days prior to the policy expiration dates. As of the Cut-off Date, an acceptable blanket insurance policy was in place covering the Shoppes at Bedford Property.

Replacement Reserve – The Shoppes at Bedford Mortgage Loan documents require ongoing monthly replacement reserve deposits of $4,015, which the lender may require the borrowers to increase (not more than once per year) upon 30 days’ notice to the borrowers if the lender reasonably determines such increase is necessary to maintain the proper operation of the Shoppes at Bedford Property.

Leasing Reserve – The Shoppes at Bedford Mortgage Loan documents require ongoing monthly general tenant improvements and leasing commissions reserves of $16,729. Deposits into the leasing reserve (exclusive of any pending disbursements therefrom) will be capped at $750,000 as long as no Cash Trap Event Period (as defined below) or event of default is continuing. During the continuance of a Cash Trap Event Period or event of default, no cap will apply on the leasing reserve.

Lockbox / Cash Management. The Shoppes at Bedford Mortgage Loan is structured with a hard lockbox and springing cash management. The borrowers are required to cause all rents of the Shoppes at Bedford Property to be transmitted directly by the tenants into a lockbox account. During the continuance of a Cash Trap Event Period, all funds in the deposit account are required to be swept periodically to a lender-controlled cash management account. If the borrowers or property manager receive any rents or income directly, each is required to deposit such amounts into the deposit account within one business day of receipt. So long as a Cash Trap Event Period is in effect, all excess funds will be swept to an excess cash flow subaccount controlled by the lender and held for so long as such a Cash Trap Event Period is continuing, provided, however, that during a Cash Trap Event Period caused solely by a Kohl’s Rating Downgrade Event (as defined below), and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 7 – Shoppes at Bedford

provided that no other Cash Trap Event Period subsequently commences or is continuing, such sweep will be subject to a cap of $1,250,000 (such funds being swept into a lease sweep leasing reserve account), with all excess over $1,250,000 being disbursed back to the borrowers.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.20x (tested quarterly);
(iii)	the net cash flow debt yield (“NCF Debt Yield”) falling below 8.75% (tested quarterly); or
(iv)	a Lease Sweep Period (as defined below), provided, however, if the borrowers have delivered cash and cash equivalents or a letter of credit in an amount equal to (A) $1,000,000 with respect to the Kohl’s lease, (B) $300,000 with respect to the Marshalls lease or (C) $200,000 with respect to the Staples lease, no Lease Sweep Period will be deemed to have occurred.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default and the lender’s acceptance of such cure;
●	with regard to clause (ii), the NCF DSCR being equal to or greater than 1.25x for two consecutive calendar quarters;
●	with regard to clause (iii), the NCF Debt Yield being equal to or greater than 9.00% for two consecutive calendar quarters; or
●	with regard to clause (iv), a Lease Sweep Period Cure (as defined below).

A “Lease Sweep Period” will commence upon any of the following with respect to Kohl’s, Marshalls or Staples, as well as their respective successors and assigns, and any replacement tenant for all or a portion of such tenant’s space (individually or collectively, as applicable, “Lease Sweep Tenant”):

(i)	the earliest to occur of a Lease Sweep Tenant (A) failing to give notice of its exercise of a renewal option when required or (B) giving notice of its intention not to renew or extend its lease;
(ii)	(A) a Lease Sweep Tenant surrendering, cancelling, terminating any material portion of its lease prior to its then current expiration date or (B) the borrowers or property manager receiving written notice from any Lease Sweep Tenant of its intent to surrender, cancel or terminate any material portion of its applicable lease prior to its then current expiration date;
(iii)	a Lease Sweep Tenant discontinuing its business (i.e. “going dark”), vacating or ceasing occupancy in any material portion of its space at the Shoppes at Bedford Property or giving written notice that it intends to do any of the foregoing;
(iv)	upon a monetary default under a Lease Sweep Tenant’s lease by the Lease Sweep Tenant that continues beyond any applicable notice and cure period;
(v)	the occurrence of a Lease Sweep Tenant Party Insolvency Proceeding (as defined below); or
(vi)	the date Kohl’s (or Kohl’s direct or indirect parent company) has its senior unsecured credit rating withdrawn or downgraded below “B+” by S&P or its equivalent by any other rating agency (“Kohl’s Rating Downgrade Event”).

A “Lease Sweep Period Cure” will occur upon:

●	solely with regards to clause (i) through (vi) above, an Acceptable Lease Sweep Lease Event (as defined below) having occurred;
●	solely with regards to clause (ii)(B) above, such Lease Sweep Tenant having irrevocably revoked in writing such notice of surrender, cancellation or termination;
●	solely with regards to clause (iii) above, such Lease Sweep Tenant having re-commenced operations at its space during normal business hours, in accordance with the terms of its lease, for a period of six consecutive months following such cure;
●	solely with regards to clause (iv) above, the subject default having been cured and no other default under the related lease having occurred for a period of six consecutive months following such cure;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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●	solely with regards to clause (v) above, the applicable Lease Sweep Tenant Party Insolvency Proceeding having terminated for a period of at least two consecutive calendar quarters and such Lease Sweep Tenant’s lease having been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; or
●	solely with regards to clause (vi) above, (x) the date on which the senior unsecured credit rating of Kohl’s (or Kohl’s direct or indirect parent company), as the case may be, having been restored to at least “B+” or higher by S&P or its equivalent by each other rating agency that had withdrawn or downgraded its rating below such equivalent rating, as applicable, and such rating having been maintained for a period of at least two consecutive calendar quarters thereafter or (y) the date on which $1,250,000 will have accumulated in the lease sweep reserve account solely as a result of the continuance of such Lease Sweep Period.

An “Acceptable Lease Sweep Lease Event” will occur upon the lender receiving satisfactory evidence in the form of an officer’s certificate confirming (including, without limitation, a satisfactory tenant estoppel at the lender’s option) that (i) all of the applicable Lease Sweep Tenant space at the Shoppes at Bedford Property has been leased to one or more satisfactory replacement tenants, each pursuant to a satisfactory qualified replacement lease; (ii) the applicable tenant(s) have accepted possession of the premises demised under such qualified lease(s), (iii) the applicable tenant(s) are in occupancy of all of the space demised under such qualified lease(s) and are open for business and paying regularly scheduled payments of base rent in accordance with the qualified lease(s) without right of abatement, offset or credit and any free rent periods, if any, have expired, (iv) the applicable tenant(s) (or its corporate parent(s)) is/are not the subject of any insolvency proceeding or similar action, (v) the tenant improvements described in such qualified lease(s) have been constructed in accordance with the plans and specifications therefor and have been accepted by the applicable tenant(s), (vi) all construction costs and/or allowances required to be paid by the borrowers as landlord under such qualified lease(s), have been paid in full or reserved for in reserve funds held by the lender pursuant to the Shoppes at Bedford Mortgage Loan documents, (vii) all contingencies under all such qualified lease(s) to the effectiveness of such qualified lease(s) have been satisfied, and (viii) all leasing commissions payable in connection with any such qualified lease(s) have been paid in full and all tenant improvement obligations, or allowances, concessions or rebates or other landlord obligations of an inducement nature have been completed and paid in full.

A “Lease Sweep Tenant Party Insolvency Proceeding” will mean (A) the admission in writing by any Lease Sweep Tenant (or its direct or indirect parent company (if any) or the lease guarantor, collectively a “Lease Sweep Tenant Party”) of its inability to pay its debts generally, or the making of a general assignment for the benefit of creditors, or the instituting by any Lease Sweep Tenant Party of any proceeding seeking to adjudicate it insolvent or seeking a liquidation or dissolution, or the taking advantage by any Lease Sweep Tenant Party of any insolvency law, or the commencement by any Lease Sweep Tenant Party of a case or other proceeding naming it as debtor under any insolvency law or the instituting of a case or other proceeding against or with respect to any Lease Sweep Tenant Party under any insolvency law or (B) the instituting of any proceeding against or with respect to any Lease Sweep Tenant Party seeking liquidation of its assets or the appointment of (or if any Lease Sweep Tenant Party consents to or acquiesce in the appointment of) a receiver, liquidator, conservator, trustee or similar official in respect of it or the whole or any substantial part of its properties or assets or the taking of any corporate, partnership or limited liability company action in furtherance of any of the foregoing.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

S. PROMENADE AVE
Applebee's
HENG GUANG, DDS
JAPANESE SUSHI & CUISINE WASABI
VONS
SALLY BEAUTY
HOWARDS
PETSMART
RICHEY STREET
SUNSHINE CLEANERS
Great Cuts
WaBa grill
FLAMING GRILL BUFFET
CROWN BOARDSHOP
VERSACI NAILS SPA
AutoZone
MCKINLEY STREET
Phenix Salon Suites
Moore's SEWING & VACUUM
Anchor / Major
Inline
Vacant
Not Part of Collateral
N
Walmart

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

Ontario
Limonite Ave
Mira Loma
Limonite Ave
Jurupa Valley
Pedley
Jurupa Valley
Jurupa Hills CC
Vernola Marketplace
Paradise Knolls GC
Jurupa Springs
Eastvale
Goose Creek GC
Santa Ana River Regional Park
Santa Ana River
Jurupa Ave
Archibald St
Hamner Ave
Citrus St
Arlington Ave
Riverside Municipal Airport
Arlington Ave
Collins Aerospace
Santa Ana River
Sixth St
California Ave
La Sierra Hills
La Sierra Ave
Van Buren Plaza
Colorado Ave
Norco Dr
Ontario Fwy
Fifth St
RIVERSIDE
California Ave
Van Buren Blvd
Fourth St
Norco Towne Center
Wells Ave
Tyler St
Hidden Valley GC
World Museum of Natural History
Norco College
La Sierra University
West Plaza
Galleria at Tyler
Corydon Ave
Norco
Second St
Kaiser Permanente Riverside Medical Ctr.
Norco Hills
Tyler Village
River Rd
Gateway Town Center
Corona Municipal Airport
Hidden Valley Plaza
Hidden Valley Pkwy
La Sierra
North Main Plaza
Riverside Fwy
Pierce Plaza
Riverside Business Center
Fender Musical Instruments
Lincoln Business Center
Circle K West Coast Office
Cresta Verde GC
Corona Hills Plaza
Metrolink
La Sierra South
West Corona
N. Main Corona
Indiana Ave
McKinley Crossroads II
La Sierra Ave
Smith Village Shopping Center
Corona Reg. Medical Center
Amazon Distribution Center
Corona Hills Marketplace
529-591 North McKinley Street
Corona, CA 92879
Anaheim 21 miles
Corona
El Sobrante
Temescal Village Plaza
Riverside County
Lincoln Ave
E. Ontario Ave
Magnolia Ave
El Sobrante Rd
Freeway Business Center
Cleveland National Forest
La Sierra Ave
Corona Cerrito Plaza
California Ave
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Hemet
Huntington Beach
Costa Mesa
Irvine
Menifee
Newport Beach
Mission Viejo
Murrieta
Pacific Ocean
Laguna Beach
San Clemente
Temecula

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$20,000,000	Title:	Fee
Cut-off Date Principal Balance:	$20,000,000	Property Type - Subtype:	Retail – Anchored
% of IPB:	3.1%	Net Rentable Area (SF):	148,805
Loan Purpose:	Refinance	Location:	Corona, CA
Borrowers:	GKT Corona Hills LW, L.L.C. and GKT Corona Hills TMI, L.L.C.	Year Built / Renovated:	1993 / NAP
Borrower Sponsor:	E. Stanley Kroenke	Occupancy:	95.0%
Interest Rate:	6.17000%	Occupancy Date:	5/11/2025
Note Date:	2/14/2025	4th Most Recent NOI (As of):	NAV
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of):	$1,766,566 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$2,427,695 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,213,769 (TTM 9/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,524,900
Call Protection:	L(23),YM1(93),O(4)	UW Expenses:	$1,111,847
Lockbox / Cash Management:	Springing	UW NOI:	$2,413,053
Additional Debt:	No	UW NCF:	$2,316,330
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$43,500,000 / $292
Additional Debt Type:	N/A	Appraisal Date:	11/1/2024

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$134
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$134
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	46.0%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	46.0%
TI / LC Reserve:	$0	Springing	$372,013	UW NCF DSCR:	1.85x
				UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$20,000,000	86.8%	Loan Payoff	$22,808,934	99.0%
Sponsor Equity	3,029,835	13.2	Closing Costs	220,901	1.0
Total Sources	$23,029,835	100.0%	Total Uses	$23,029,835	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.

The Loan. The eighth largest mortgage loan (the “Corona Hills Marketplace Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and is secured by the borrowers’ fee interest in an anchored retail shopping center located in Corona, California (the “Corona Hills Marketplace Property”). The Corona Hills Marketplace Mortgage Loan was originated on February 14, 2025 by LMF Commercial, LLC (“LMF”) and proceeds, along with approximately $3.0 million of equity contributed by the borrower sponsor, were used to pay off existing debt of approximately $22,808,934 and pay closing costs. The Corona Hills Marketplace Mortgage Loan accrues interest at a fixed rate of 6.17000% per annum on an Actual/360 basis, has a 10-year original term and is interest-only for the full term. The scheduled maturity date of the Corona Hills Marketplace Mortgage Loan is March 6, 2035.

The Property. The Corona Hills Marketplace Property is a 148,805 square foot grocery-anchored retail center located in Corona, California. The Corona Hills Marketplace Property was originally constructed in 1993 and is anchored by Vons Companies, Inc. and junior anchored by PetSmart, Inc. and Howard's Appliances, Inc. Other prominent tenants include AutoZone Development Corporation and Sally Beauty Supply, LLC. In addition to the collateral tenants, the Corona Hills Marketplace Property is shadow anchored by Walmart Supercenter. The Corona Hills Marketplace Property is improved with three retail buildings; one standalone AutoZone Development Corporation building, one building consisting of Vons Companies, Inc. with five other retail spaces, and one building consisting of PetSmart, Inc. and Howard’s Appliances, Inc. with 9 other retail spaces, all located on a 12.28 acre site.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

As of May 11, 2025, the Corona Hills Marketplace Property was 95.0% occupied by 16 tenants, including a cell tower tenant and a parking tenant. No single tenant represents more than 25.5% of underwritten base rent and no single tenant (other than Vons Companies, Inc., which represents 37.4% of the net rentable area) represents more than 16.5% of the net rentable area. The Corona Hills Marketplace Property contains 705 parking spaces yielding a parking ratio of approximately 4.74 spaces per 1,000 square feet of net rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are Vons Companies, Inc. (“Vons”), PetSmart, Inc. (“PetSmart”) and Huan Keng Pan & Li Hua Zhang, d/b/a Flaming Grill & Buffet (“Flaming Grill & Buffet”).

Vons Companies, Inc. (55,650 square feet; 37.4% of NRA; 25.5% of underwritten base rent, Moody’s/S&P/Fitch: Ba2/BB+/NR). Vons operates as a banner of Albertsons Companies (Ba2/BB+/NR), one of the largest food and drug retailers in the nation with over 2,200 stores in 34 states and the District of Columbia. Vons has operated at the Corona Hills Marketplace Property since 1992 and has a lease expiring in December 2028, with two, five-year lease renewal options remaining and no termination options. Vons’ current base rent is $11.79 per square foot on a NNN basis and will remain the same until the end of the current term. Additionally, Vons pays its pro rata share of real estate taxes, insurance, and common area maintenance expenses. Vons also pays 1.5% of gross sales as percentage rent if 1.5% of gross sales is greater than annual fixed rent and tenant’s share of property taxes. Vons has an exclusive right to sell meats and meat products, fish, poultry, fruits, vegetables and delicatessen products at the Corona Hills Marketplace Property. Additionally, Vons has a go-dark option in its lease; provided, (i) if Vons ceases to operate a supermarket for 9 consecutive months, the borrower has the right to terminate the Vons lease and (ii) if less than 30,000 square feet of the premises is used for a supermarket, the borrower has the right to issue a termination notice that will become effective unless Vons recommits to using at least 30,000 square feet of the premises as a supermarket within 180 days. Vons reported sales of $28.6 million ($515 per square foot) in 2022.

PetSmart, Inc. (24,515 square feet; 16.5% of NRA; 10.3% of underwritten base rent, Moody’s/S&P/Fitch: B2/B+/NR). PetSmart provides a broad range of pet food and products, and offers pet services including training, pet grooming, boarding, PetSmart Doggie Day Camp and in-store pet adoptions. PetSmart operates more than 1,680 pet stores in the United States, Canada and Puerto Rico as well as more than 200 in-store PetsHotel dog and cat boarding facilities. PetSmart has operated at the Corona Hills Marketplace Property since 1994 and has a lease expiring in February 2029, with one, five-year lease renewal option remaining. PetSmart’s current base rent is $10.81 per square foot on a NNN basis and will remain the same until the end of the current term. In addition, PetSmart pays its pro rata share of real estate taxes, insurance, and common area maintenance expenses. Per a February 2003 lease amendment, PetSmart has an ongoing early termination right if gross sales for any consecutive 12-month period are less than 90% of gross sales from the preceding 12-month period. PetSmart pays 1.4% of gross sales over the break point (amount by which the percentage of gross sales for the previous fiscal year exceeds the sum of rent and additional rent) as percentage rent. PetSmart has an exclusive right to sell pets, pet grooming, veterinary and other pet services, pet food, pet accessories and other pet products at the Corona Hills Marketplace Property. Additionally, PetSmart has a go-dark option in its lease; provided, if PetSmart ceases to open for business for (i) 120 consecutive days or (ii) 60 consecutive days and removes substantially all of its inventory, the borrower has the right to issue a termination notice to PetSmart that will become effective no sooner than 30 days from the date of such notice unless PetSmart, within such 30-day period, provides written notice of its intent to resume business within 120 days (in which case the lease will not terminate unless PetSmart fails to resume operations within such 120-day period). PetSmart reported sales of $9.6 million ($391 per square foot) in 2023.

Flaming Grill & Buffet (9,000 square feet; 6.0% of NRA; 10.0% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Flaming Grill & Buffet is a family-oriented buffet style restaurant, offering many kid-friendly food items. Flaming Grill & Buffet has operated at the Corona Hills Marketplace Property since 2022 and has a lease expiring in January 2032, with two, five-year lease renewal options remaining and no termination options. Flaming Grill & Buffet’s current in place base rent is $27.81 per square foot on a NNN basis and will increase by 3.0% on an annual basis. In addition, Flaming Grill & Buffet pays its pro rata share of real estate taxes, insurance, and common area maintenance expenses. Flaming Grill & Buffet is also required to pay 6.0% of gross sales over a natural break point as percentage rent and report monthly sales within 30 days after the close of each calendar month and annually within 45 days after the close of each lease year. Flaming Grill & Buffet does not have a go-dark option in its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the historical and current occupancy at the Corona Hills Marketplace Property:

	Historical and Current Occupancy(1)
2022	2023	TTM(2)	Current(3)
90.0%	97.0%	97.0%	95.0%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	TTM occupancy is as of September 30, 2024.
(3)	Current occupancy is based on the underwritten rent roll dated May 11, 2025.

Appraisal. According to the appraisal, the Corona Hills Marketplace Property had an “as-is” appraised value of $43,500,000 as of November 1, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$43,500,000	6.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental assessment dated November 6, 2024, there was no evidence of any recognized environmental conditions at the Corona Hills Marketplace Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the major tenants by net rentable area (of which, certain tenants may have co-tenancy provisions) at the Corona Hills Marketplace Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Costs	Lease Expiration Date
Vons(3)(4)(5)	Ba2/ BB+/NR	55,650	37.4%	$11.79	$656,360(6)	25.5%	$515(7)	3.4%(7)	12/31/2028
PetSmart(8)(9)(10)(11)	B2/B+/NR	24,515	16.5	$10.81	265,007(12)	10.3	$391(13)	4.7%(13)	2/28/2029
Howard’s Appliances, Inc.(14)(15)	NR/NR/NR	15,120	10.2	$16.23	245,322	9.5	$217(16)	11.0%(16)	5/31/2029
Flaming Grill & Buffet(17)(18)	NR/NR/NR	9,000	6.0	$28.64	257,760	10.0	NAV	NAV	1/31/2032
Corona Hills Phenix Salon, LLC(19)(20)	NR/NR/NR	6,800	4.6	$28.22	191,923	7.4	NAV	NAV	12/31/2028
Ghassen Hazmi, d/b/a Crown Boardshop	NR/NR/NR	4,500	3.0	$22.51	101,296	3.9	NAV	NAV	MTM
Moore’s Sewing & Vacuum	NR/NR/NR	4,000	2.7	$26.30	105,200	4.1	$394(21)	8.8%(21)	1/31/2027
Sally Beauty Supply, LLC(22)	NR/NR/NR	2,000	1.3	$29.00	58,000	2.2	NAV	NAV	9/30/2026
Corona Waba Grill, Inc.(23)	NR/NR/NR	2,000	1.3	$36.01	72,024	2.8	NAV	NAV	5/31/2025
Gen Group, LLC, Great Cuts Hair Care	NR/NR/NR	1,950	1.3	$32.58	63,531	2.5	$109(24)	33.4%(24)	5/31/2029
Top Ten Tenants		125,535	84.4%	$16.06	$2,016,423	78.2%

Non Top Ten Tenants		15,770	10.6	$35.60	561,391	21.8

Occupied Collateral Total / Wtd. Avg.		141,305	95.0%	$18.24	$2,577,814	100.0%

Vacant Space		7,500	5.0

Collateral Total		148,805	100.0%

(1)	Based on the underwritten rent roll dated May 11, 2025 including rent steps totaling $19,381 through October 2025.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Vons has two, five-year lease renewal options remaining.
(4)	Vons has an exclusive right to sell meats and meat products, fish, poultry, fruits, vegetables and delicatessen products at the Corona Hills Marketplace Property.
(5)	Vons has a go-dark provision in its lease.
(6)	Vons is required to pay 1.5% of gross sales as percentage rent if 1.5% of gross sales is greater than the annual fixed rent and tenant’s share of property taxes.
(7)	Vons Sales PSF and Occ. Costs represent fiscal year 2022.
(8)	PetSmart has one, five-year lease renewal option remaining.
(9)	PetSmart has an ongoing early termination right if gross sales for any consecutive 12-month period are less than 90% of gross sales from the preceding 12-month period.
(10)	PetSmart has an exclusive right to sell pets, pet grooming, veterinary and other pet services, pet food, pet accessories and other pet products at the Corona Hills Marketplace Property.
(11)	PetSmart has a go-dark provision in its lease.
(12)	PetSmart pays percentage rent equal to 1.4% of gross sales over the breakpoint.
(13)	PetSmart’s Sales PSF and Occ. Costs represent fiscal year 2023.
(14)	Howard’s Appliances, Inc. has two, five-year lease renewal options remaining.
(15)	Howard’s Appliances, Inc. has the exclusive right to sell major appliances, TV's and related electronic audio and video equipment, mattresses and other accessories at the Corona Hills Marketplace Property.
(16)	Howard’s Appliances, Inc. Sales PSF and Occ. Costs represent fiscal year 2023.
(17)	Flaming Grill & Buffet has two five-year lease renewal options remaining.
(18)	Flaming Grill & Buffet is required to pay 6.0% of gross sales over natural break point as percentage rent and further report monthly sales within 30 days after the close of each calendar month and annually within 45 days after the close of each lease year.
(19)	Corona Hills Phenix Salon, LLC has two, five-year lease renewal options remaining.
(20)	Corona Hills Phenix Salon, LLC has the exclusive right to operate the salon suite concept at the Corona Hills Marketplace Property.
(21)	Moore’s Sewing & Vacuum’s Sales PSF and Occ. Costs represent fiscal year 2023.
(22)	Sally Beauty Supply, LLC’s lease provides that a co-tenancy violation will occur if Vons or a national or regional replacement tenant is closed for a continuous period of 90 days, excluding closures as a result of force majeure, a casualty, condemnation, renovations, alterations or repairs (such renovations, alterations or repairs not to exceed 30 days). In the event that Sally Beauty Supply, LLC was open and operating for business during a co-tenancy violation and not in default under any of the terms or conditions of its lease, then Sally Beauty Supply, LLC has the right to send a 90 day written notice and exercise its right to pay substitute rent (as defined in its lease) to the landlord.
(23)	Corona Waba Grill, Inc. has two, five-year lease renewal options remaining.
(24)	Gen Group, LLC, Great Cuts Hair Care’s Sales PSF and Occ. Costs represent fiscal year 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the lease rollover schedule at the Corona Hills Marketplace Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	7,500	5.0%	NAP	NAP	7,500	5.0%	NAP	NAP
2025 & MTM	3	7,940	5.3	$216,434	8.4%	15,440	10.4%	$216,434	8.4%
2026	1	2,000	1.3	58,000	2.2	17,440	11.7%	$274,434	10.6%
2027	2	5,500	3.7	177,064	6.9	22,940	15.4%	$451,498	17.5%
2028	4	67,490	45.4	1,053,879	40.9	90,430	60.8%	$1,505,377	58.4%
2029	5	49,375	33.2	814,676	31.6	139,805	94.0%	$2,320,054	90.0%
2030	0	0	0.0	0	0.0	139,805	94.0%	$2,320,054	90.0%
2031	0	0	0.0	0	0.0	139,805	94.0%	$2,320,054	90.0%
2032	1	9,000	6.0	257,760	10.0	148,805	100.0%	$2,577,814	100.0%
2033	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
2034	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
2035	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
2036 & Beyond	0	0	0.0	0	0.0	148,805	100.0%	$2,577,814	100.0%
Total	16	148,805	100.0%	$2,577,814	100.0%
(1)	Based on the underwritten rent roll dated May 11, 2025 including rent steps totaling $19,381 through October 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to the operating history and underwritten cash flows at the Corona Hills Marketplace Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents In Place	$2,165,864	$2,518,103	$2,444,843	$2,558,433	$17.19	69.7%
Vacancy Gross Up	0	0	0	117,000	0.79	3.2
Rent Steps(3)	0	0	0	19,381	0.13	0.5
Reimbursements	567,347	829,842	774,510	973,902	6.54	26.5
Net Rental Income	$2,733,211	$3,347,945	$3,219,353	$3,668,716	$24.65	100.0%
(Vacancy/Credit Loss)	0	0	0	(183,436)	(1.23)	(5.0)
Other Income(4)	436	3,172	102	39,620	0.27	1.1
Effective Gross Income	$2,733,647	$3,351,117	$3,219,455	$3,524,900	$23.69	96.1%

Real Estate Taxes	386,735	411,410	411,510	418,816	2.81	11.9
Insurance	52,009	55,108	60,598	62,758	0.42	1.8
Other Expenses	528,337	456,904	533,578	630,274	4.24	17.9
Total Expenses	$967,081	$923,422	$1,005,686	$1,111,847	$7.47	31.5%

Net Operating Income	$1,766,566	$2,427,695	$2,213,769	$2,413,053	$16.22	68.5%

Total TI/LC(5)	0	0	0	74,403	0.50	2.1
Capex/RR	0	0	0	22,321	0.15	0.6

Net Cash Flow	$1,766,566	$2,427,695	$2,213,769	$2,316,330	$15.57	65.7%
(1)	TTM represents the trailing 12-month period ending September 30, 2024.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Based on underwritten rent roll dated May 11, 2025 including rent steps totaling $19,381 through October 2025.
(4)	Other Income includes cell tower income of approximately $30,000 annually and parking income of approximately $9,500 annually.
(5)	Total TI/LC are underwritten based on $0.25 per square foot each, respectively.

The Market. The Corona Hills Marketplace Property is located in Corona, California. The Corona Hills Marketplace Property is situated approximately 51 miles southeast of Downtown Los Angeles, California and approximately 12 miles southwest of Riverside, California. According to the appraisal, the Corona Hills Marketplace Property is located in the Corona/Eastvale retail submarket within the Inland Empire retail market.

According to the appraisal, the Inland Empire retail market had inventory of approximately 203 million square feet, a vacancy rate of approximately 5.8% and average asking rent of $22.39 per square foot as of the third quarter of 2024. Additionally, according to the appraisal, the Corona/Eastvale retail submarket had inventory of approximately 11.4 million square feet, a vacancy rate of approximately 4.1% and average asking rent of $23.29 per square foot as of the third quarter of 2024.

According to the appraisal, within a one-, three- and five-mile radius of the Corona Hills Marketplace Property, the estimated 2024 population is 22,783, 105,924 and 279,274, respectively. Within the same radii, the estimated 2024 average annual household income is $118,214, $116,961 and $122,988, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Structural and Collateral Term Sheet	BMO 2025-C12
No. 8 – Corona Hills Marketplace

The following table presents certain information relating to comparable retail centers for the Corona Hills Marketplace Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Tenant Name
Corona Hills Marketplace 529-591 North McKinley Street Corona, CA	1993 / NAP	148,805(2)	95.0%(2)	-	Vons Companies, Inc. PetSmart, Inc. Howard’s Appliances, Inc.
Temescal Village Plaza 1181-1199 Magnolia Avenue Corona, CA	1983 / 1989	63,606	NAV	3.3 miles	Stater Bros CVS
Sportsman’s Warehouse 2430 Tuscany Street Corona, CA	1985 / NAP	18,000	NAV	7.3 miles	Bath & Body Works, LLC Daiso USA, LLC
1255 Magnolia Avenue 1255 Magnolia Avenue Corona, CA	2004 / NAP	4,680	NAV	3.1 miles	NAV
3840-3848 North McKinley Street 3840-3848 North McKinley Street Corona, CA	1980 / NAP	19,773	NAV	0.7 miles	NAV
13100 Magnolia Avenue 13100 Magnolia Avenue Corona, CA	1986 / NAP	19,500	NAV	1.0 miles	NAV
Confidential NAV NAV	NAV / NAV	79,000	NAV	NAV	Confidential
1931 North Campus Avenue 1931 North Campus Avenue Upland, CA	NAV / NAV	31,125	NAV	25.4 miles	Macy’s
31685 Temecula Parkway 31685 Temecula Parkway Temecula, CA	NAV / NAV	17,347	NAV	42.9 miles	Harbor Freight
Van Buren Boulevard & Rutile Street Van Buren Boulevard & Rutile Street Jurupa Valley, CA	NAV / NAV	50,000	NAV	11.2 miles	Vallarta
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated May 11, 2025.

The Borrowers. The borrowers are GKT Corona Hills LW, L.L.C. and GKT Corona Hills TMI, L.L.C., as tenants-in-common with respect to the Corona Hills Marketplace Mortgage Loan. Each borrower is a Missouri limited liability company and special purpose entity with one independent director.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is E. Stanley Kroenke. E. Stanley Kroenke has extensive real estate experience and is the owner and chairman of Kroenke Sports & Entertainment and The Kroenke Group. Kroenke Sports & Entertainment owns professional sports teams, including the Los Angeles Rams of the National Football League, Denver Nuggets of the National Basketball Association, Colorado Avalanche of the National Hockey League, Colorado Rapids of Major League Soccer and the Colorado Mammoth of the National Lacrosse League. The Kroenke Group is a national, privately held real estate development, investment and property management company focused on developing and managing large retail power centers across the country.

Property Management. The Corona Hills Marketplace Property is managed by TKG Management, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers were not required to escrow any reserves.

Tax Escrows – On each payment date during the occurrence of a Cash Management Trigger Event Period (as defined below) or a Cash Sweep Event Period (as defined below), the borrowers are required to escrow 1/12th of the annual estimated tax payments, which currently equates to approximately $34,901. Notwithstanding the foregoing, the borrowers are not required to escrow taxes with respect to any portion of the Corona Hills Marketplace Property for which a tenant is required under its lease to pay applicable taxes directly to the taxing authority so long as (i) the applicable lease is in full force and effect, (ii) the terms of such lease require the tenant to pay all taxes due with respect to its leased premises at the Corona Hills Marketplace Property, (iii) the applicable tenant timely pays all such taxes and, upon request by the lender,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

promptly provides to the lender evidence of such payment reasonably acceptable to the lender, and (iv) an event of default is not continuing.

Insurance Escrows – On each payment date during the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to escrow 1/12th of the annual estimated insurance payments, which currently equates to approximately $5,230. Notwithstanding the foregoing, the borrowers are not required to make monthly insurance escrow deposits so long as the Corona Hills Marketplace Property is covered under a blanket or umbrella policy acceptable to the lender. The Corona Hills Marketplace Property is currently covered under a blanket or umbrella policy acceptable to the lender.

Replacement Reserves – On each payment date during the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to make monthly replacement reserve deposits of approximately $1,860.

TI / LC Reserve – On each payment date during the occurrence of a Cash Management Trigger Event Period or a Cash Sweep Event Period, the borrowers are required to make monthly TI/LC reserve deposits of approximately $6,200, provided that such monthly deposits are not required at any time that the balance in the TI/LC reserve account exceeds $372,013.

Critical Tenant TI/LC Reserve – If a Critical Tenant Trigger Event (as defined below) occurs, and until such time the applicable Critical Tenant Trigger Event has been cured, the borrowers are required to deposit with the lender all excess cash flow, which will be held by the lender as additional security for the Corona Hills Marketplace Mortgage Loan.

Lockbox / Cash Management. The Corona Hills Marketplace Mortgage Loan is structured with a springing lockbox and springing cash management. Within five business days after the occurrence of a Cash Management Trigger Event Period, the borrowers or the property manager is required to deliver a notice to all tenants at the Corona Hills Marketplace Property directing them to remit any rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. During the occurrence of any Cash Management Trigger Event Period, funds deposited into the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied (i) to make required deposits (if any) into the tax reserve subaccount, (ii) to make required deposits (if any) into the insurance reserve subaccount, (iii) to make required deposits (if any) to the debt service reserve subaccount, (iv) deposit funds sufficient to pay fees and expenses for the cash management bank into the cash management fee subaccount, (v) deposit funds sufficient to pay monthly capital expenditures into the capital expenditure reserve subaccount, (vi) deposit funds sufficient to pay the monthly rollover deposit into the rollover reserve subaccount and (vii) deposit funds sufficient to pay any interest accruing at the default rate, late payment charges and any other amount due and payable under the Corona Hills Marketplace Mortgage Loan documents into the delinquency subaccount. To the extent that no Cash Sweep Event Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Cash Management Trigger Event Period” will commence upon any of the following: (i) the occurrence of an event of default under the Corona Hills Marketplace Mortgage Loan documents; (ii) the borrowers’ second failure in any consecutive twelve month period to pay a monthly debt service payment amount on a payment date; (iii) the bankruptcy of the borrowers; (iv) the bankruptcy of the guarantor; (v) the bankruptcy of the property manager; (vi) a Cash Management DSCR Trigger Event (as defined below); or (vii) a Critical Tenant Trigger Event.

A Cash Management Trigger Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the timely payment of monthly debt service on twelve consecutive payment dates; (c) with regard to clause (iii), upon the bankruptcy action being discharged, stayed or dismissed within 60 days of such filing; (d) with regard to clause (iv), upon the bankruptcy action being discharged, stayed or dismissed within 60 days of such filing; (e) with regard to clause (v), upon the bankruptcy action being discharged, stayed or dismissed within 120 days of such filing; (f) with regard to clause (vi), upon the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters; and (g) with regard to clause (vii), on the date the applicable Critical Tenant Trigger Event is cured.

A “Cash Sweep Event Period” will commence upon any of the following: (i) the occurrence of an event of default under the Corona Hills Marketplace Mortgage Loan documents; (ii) the bankruptcy of the borrowers; (iii) the bankruptcy of the guarantor; (iv) the bankruptcy of the property manager; (v) a Cash Sweep DSCR Trigger Event (as defined below); or (vi) a Critical Tenant Trigger Event.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

A Cash Sweep Event Period will end: (a) with regard to clause (i), upon the cure of such event of default and the lender’s acceptance of such cure in its sole and absolute discretion; (b) with regard to clause (ii), upon the bankruptcy action being discharged, stayed or dismissed within 90 days of such filing; (c) with regard to clause (iii), upon the bankruptcy action being discharged, stayed or dismissed within 90 days of such filing; (d) with regard to clause (iv), upon the bankruptcy action being discharged, stayed or dismissed within 120 days of such filing; (e) with regard to clause (v), upon the debt service coverage ratio being at least 1.10x for two consecutive calendar quarters; and (f) with regard to clause (vi), on the date the applicable Critical Tenant Trigger Event is cured.

A “Critical Tenant Trigger Event” will commence upon any of the following with respect to any Critical Tenant Lease (as defined below): (i) the applicable Critical Tenant (as defined below) gives notice of its intention to terminate or not to extend or renew the applicable Critical Tenant Lease or the applicable Critical Tenant Lease is otherwise terminated; (ii) on or prior to the date that is twelve months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease; (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice; (iv) a material non-monetary or monetary event of default occurs under such Critical Tenant Lease; (v) the bankruptcy of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs; (vi) the related Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or (vii) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs); provided, however, that notwithstanding the foregoing provisions, a Critical Tenant Trigger Event will not be deemed to have occurred so long as E. Stanley Kroenke remains the guarantor under the Corona Hills Marketplace Mortgage Loan.

A Critical Tenant Trigger Event will end: (a) with regard to clauses (i), (ii) and (iii) above, on the date that (1) a Critical Tenant Lease Extension (as defined below) is duly executed and delivered by the borrowers and the applicable Critical Tenant for all of the applicable Critical Tenant Space (as defined below) and all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses, as reasonably determined by the lender, has been deposited into the critical tenant TI/LC account or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred with respect to the applicable Critical Tenant Space; (b) with regard to clause (iv), upon a cure of the applicable event of default; (c) with regard to clause (v), when such Critical Tenant ceases to be a debtor in the applicable bankruptcy action or upon the affirmation of the applicable Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts due under the applicable Critical Tenant Lease; (d) with regard to clause (vi), when the applicable Critical Tenant re-commences the payment of full unabated rent; or (e) with regard to clause (vii), when the applicable Critical Tenant re-commences its normal business operations at the applicable Critical Tenant Space or a Critical Tenant Space Re-tenanting Event has occurred.

A “Cash Management DSCR Trigger Event” means, any date on which the lender determines the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.10x; provided, however, that a Cash Management DSCR Trigger Event will not be deemed to have occurred if, within five days of written notification to the borrowers, the borrowers deliver to the lender one or more master leases that result in a minimum debt service coverage ratio of 1.25x.

A “Cash Sweep DSCR Trigger Event” means, any date on which the lender determines the debt service coverage ratio based on the trailing twelve month period immediately preceding the date of such determination is less than 1.10x; provided, however, that a Cash Sweep DSCR Trigger Event will not be deemed to have occurred if, within five days of written notification to the borrowers, the borrowers deliver to the lender one or more master leases that result in a minimum debt service coverage ratio of 1.25x.

A “Critical Tenant” means each of (i) PetSmart and (ii) Vons, together with their respective successors and assigns, and any other tenant hereafter occupying all or a portion of the Critical Tenant Space.

A “Critical Tenant Space” means the space demised under a Critical Tenant Lease.

A “Critical Tenant Lease” means each of (i) the PetSmart lease, (ii) the Vons lease, and (iii) any lease entered into pursuant to which a Critical Tenant leases all or a portion of the Critical Tenant Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 8 – Corona Hills Marketplace

A “Critical Tenant Lease Extension” means (i) the exercise by a Critical Tenant of the five year extension right in accordance with the provisions currently set forth in the applicable Critical Tenant Lease or, (ii) if a Critical Tenant Lease contains no such extension right, then the execution by the Critical Tenant and the borrowers of an extension or renewal of such Critical Tenant Lease in accordance with the terms set forth in the Corona Hills Marketplace Mortgage Loan documents for an extended term of not less than five years and otherwise on terms and conditions reasonably acceptable to lender.

A “Critical Tenant Space Re-tenanting Event” means the date upon which all of the following conditions have been satisfied with respect to a Critical Tenant Lease: (i) at least 75% of the related Critical Tenant Space has been leased to one or more replacement tenants for a term of at least five years, at total annual rent equal to or in excess of the total annual rent in effect pursuant to the related Critical Tenant Lease at the time of such Critical Tenant Trigger Event, and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant Space has been paid in full, and (iii) the replacement tenant(s) are conducting normal business operations at the related Critical Tenant Space.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

Plymouth Meeting Executive Campus
1 660 West Germantown Pike Plymouth Meeting, PA
2 620 West Germantown Pike Plymouth Meeting, PA
3 630 West Germantown Pike Plymouth Meeting, PA
4 600 West Germantown Pike Plymouth Meeting, PA
5 610 West Germantown Pike Plymouth Meeting, PA
Harleysville
Trappe
Collegeville
Phoenixville
Audubon
Norristown
King of Prussia
Chesterbrook
Lansdale
Horsham
Blue Bell
Willow Grove
Plymouth Meeting
Conshohocken
Berwyn
Wayne
Malvern
Newtown Township
Broomall
Haverford
Ardmore
Drexel Hill
Upper Darby
Media
Springfield
PHILADELPHIA
Camden
PENLLYN
SEPTA
202
73
476
School Rd
Cedarbrook Country Club
Bluestone Country Club
PA Tpke Northeast Ext.
Ambler
Blue Bell
Skippack Pike
Walton Rd
Broad Axe Shopping Center
Norristown Farm Park
Swede Rd
Suburban Community Hospital
Northtowne Plaza
Norriton Square
Pediatric Associates of Plymouth
Wings Field
The Highlands Park
The Highlands Mansion and Gardens
DeKalb Pike
Germantown Pike
Stenton Ave
Butler Pike
Broad Axe
New Hope St
Township Line Rd
Norristown
276
TURNPIKE
ELM ST.
Bartasch Park
The 1912 Club
Fornance St
Fort Washington State Park
Harriet Wetherill Park
MAIN ST.
NORRISTOWN TC
Plymouth Meeting Mall
Sunnybrook Golf Course
Philadelphia Cricket Club
John F. Kennedy Park
Flourtown Rd
SEPTA
Pennsylvania Tpke
Plymouth Meeting
Williams
BRIDGEPORT
23
Metroplex Mall
Bridgeport
Ridge Pike
Germantown Pike
MONTGOMERY COUNTY
NORRISTOWN
Schuylkill River
IKEA North American Headquarters
Plymouth Square
Green Valley Country Club
Whitemarsh Valley Country Club
Whitemarsh Shopping Center
Lafayette Hill
River Rd
Conshohocken Rd
Chestnut Hill College
King of Prussia
Kline Park
Germantown Pike
HUGHES PARK
320
Butler Pike
Sutcliffe Park
Gulph Mills GC
Glaxo Smith Kline
Conshohocken
Fairmount Park
Ridge Pike
SPRING MILL
CONSHOHOCKEN
GULPH MILLS
West Conshohocken
Union League Liberty Hill
Gulph Mills
Schuylkill Expwy
Riverbend Environmental Education Ctr.
76
Woodmont
Conshohocken Station
PHILADELPHIA
Philadelphia Country Club
MATSON-FORD
MIQUON
Phila. Intl. Airport 20 miles
Gladwyne
PHILADELPHIA COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$20,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$20,000,000	Property Type – Subtype:	Office – Suburban
% of IPB:	3.1%	Net Rentable Area (SF):	521,288
Loan Purpose:	Acquisition	Location:	Plymouth Meeting, PA
Borrower:	PM Properties1, LLC	Year Built / Renovated(6):	Various / Various
Borrower Sponsors:	Harry Adjmi and Carolyn Dayon	Occupancy(7):	67.2%
Interest Rate(2):	7.80138888888889%	Occupancy Date(7):	3/31/2025
Note Date:	9/26/2024	4th Most Recent NOI (As of):	$9,467,128 (12/31/2022)
Maturity Date:	10/6/2034	3rd Most Recent NOI (As of):	$7,946,431 (12/31/2023)
Interest-only Period:	24 months	2nd Most Recent NOI (As of):	$8,123,356 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$7,678,219 (TTM 3/31/2025)
Original Amortization Term:	328 months	UW Economic Occupancy:	67.5%
Amortization Type(3):	Interest Only, Amortizing Balloon	UW Revenues:	$12,621,708
Call Protection(4):	L(32),D(81),O(7)	UW Expenses:	$5,463,157
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$7,158,551
Additional Debt(1):	Yes	UW NCF:	$6,501,978
Additional Debt Balance(1)(2):	$16,000,000 / $5,000,000	Appraised Value / Per SF:	$69,300,000 / $133
Additional Debt Type(1):	Pari Passu / B-Note	Appraisal Date:	7/11/2024

Escrows and Reserves(5)				Financial Information
	Initial	Monthly	Initial Cap		Senior Loan	Whole Loan
Taxes:	$122,917	$122,917	N/A	Cut-off Date Loan / SF:	$69	$79
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$61	$71
Replacement Reserves:	$0	$10,860	N/A	Cut-off Date LTV:	51.9%	59.2%
TI / LC Reserve:	$5,000,000	Springing	$5,000,000	Maturity Date LTV:	45.9%	53.2%
HKR Free Rent Reserve:	$760,670	$0	N/A	UW NCF DSCR:	2.02x	2.02x(3)
Auxilior Free Rent Reserve:	$0	$20,403	N/A	UW NOI Debt Yield:	19.9%	17.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan(1)	$36,000,000	48.6%	Purchase Price	$65,500,000	88.5%
Borrower Sponsor Equity	17,552,162	23.7	Upfront Reserves	5,883,588	7.9
Other Sources(8)	15,500,000	20.9	Closing Costs	2,668,574	3.6
Subordinate Debt(2)	5,000,000	6.8
Total Sources	$74,052,162	100.0%	Total Uses	$74,052,162	100.0%
(1)	The Plymouth Meeting Executive Campus Mortgage Loan (as defined below) is part of the Plymouth Meeting Executive Campus Whole Loan (as defined below), which is evidenced by two pari passu senior promissory notes and one junior promissory note with an aggregate principal balance of $41,000,000. The Financial Information presented above is based on the aggregate principal balance of the promissory notes comprising the Plymouth Meeting Executive Campus Whole Loan.
(2)	The Plymouth Meeting Executive Campus loan was modified to split the $41.0 million loan into an A-1 Note of $20.0 million, an A-2 Note of $16.0 million and a B Note of $5.0 million in May 2025. The coupon on the A-1 Note and the A-2 Note is 7.80138888888889%, and the coupon on the B Note is 0.0%.
(3)	The Plymouth Meeting Executive Campus Mortgage Loan provides for monthly payments of interest-only for a period of 24 months following origination, then monthly payments of $268,656.28 are required until maturity. However, each principal payment will be applied to reduce the balance of the A notes until their aggregate principal balance is reduced to zero. Principal payments on the B note are not due until maturity. The interest rate of each A note is 7.80138888888889%. The interest rate of the B note is 0.00%.
(4)	Defeasance of the Plymouth Meeting Executive Campus Whole Loan is permitted in full at any time after the date that is the earlier to occur of (i) two years after the closing date of the securitization that includes the last Plymouth Meeting Executive Campus Whole Loan note to be securitized and (ii) September 26,2027. The assumed defeasance lockout period of 32 payments is based on the anticipated closing date of the BMO 2025-C12 securitization trust in June 2025. The actual defeasance lockout period may be longer.
(5)	See “Escrows and Reserves” below for further discussion of reserve information.
(6)	See “Portfolio Summary” below.
(7)	Current Occupancy excludes known vacates. Vault Communications vacated 10,626 SF at lease expiration on March 31, 2025
(8)	See “Permitted Preferred Equity” below.

The Loan. The ninth largest mortgage loan (the “Plymouth Meeting Executive Campus Mortgage Loan”) is part of a fixed rate whole loan (the “Plymouth Meeting Executive Campus Whole Loan”) with an aggregate principal balance of as of the Cut-off Date of $41,000,000, which is secured by the borrower’s fee interest in five office properties, totaling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

521,288 square feet, all located in Plymouth Meeting, Pennsylvania (each, a “Plymouth Meeting Executive Campus Property” and collectively, the “Plymouth Meeting Executive Campus Properties”). The Plymouth Meeting Executive Campus Whole Loan was originated on September 26, 2024 by Goldman Sachs Bank USA (“GSBI”) and is comprised of (i) one noncontrolling senior note designated as note A-1 with a principal balance as of the Cut-off Date of $20.0 million, (ii) one noncontrolling senior note designated as note A-2 with a principal balance as of the Cut-off Date of $16.0 million, and (ii) one controlling subordinate note designated as note B with an outstanding principal balance as of the Cut-off Date of $5.0 million (the “Plymouth Meeting Executive Campus Subordinate Companion Loan”) as detailed in the “Whole Loan Summary” table below. Only the Plymouth Meeting Executive Campus Mortgage Loan will be included in the mortgage pool for the BMO 2025-C12 mortgage trust.

The table below identifies the promissory notes that comprise the Plymouth Meeting Executive Campus Whole Loan. The Plymouth Meeting Executive Campus Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMO 2025-C12 trust securitization. The relationship between the holders of the Plymouth Meeting Executive Campus Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Plymouth Meeting Executive Campus Pari Passu-AB Whole Loan” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Senior Notes
A-1	$20,000,000	$20,000,000	BMO 2025-C12	Yes
A-2(1)	$16,000,000	$16,000,000	GSBI	No
Junior Note
B-1	$5,000,000	$5,000,000	GSBI	No
Whole Loan	$41,000,000	$41,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Plymouth Meeting Executive Campus Whole Loan has an initial term of 120 months, is interest only for the first 24 months of the 120-month term, has a remaining term of 112 months (16 of which are interest-only) as of the Cut-Off Date and accrues interest on an Actual/360 basis at a weighted average rate of 6.85% per annum.

Loan proceeds, alongside preferred equity, sponsor equity, and a seller reserve credit, were used to acquire the Plymouth Meeting Executive Campus Properties for $65.5 million (62.6% loan-to-purchase price), fund upfront reserves and cover closing costs.

Brandywine, the seller of the Plymouth Meeting Executive Campus Properties, provided seller financing in the form of a $15.5 million preferred equity investment (the “PE Investment”). The PE Investment has a 10-year term with a fixed current-pay coupon of 8.25%, stepping to 9.5% in year 6 and to 11.0% in year 8, and in the final 3 years the PE Investment will amortize on a 25-year schedule. The PE Investment is freely pre-payable at any time and is subordinate to the mortgage loan.

The Properties. The Plymouth Meeting Executive Campus Properties are comprised of five office properties in Plymouth Meeting, Pennsylvania, totaling 521,288 square feet. Currently the campus is 67.2% occupied, serving as the headquarters for Auxilior Capital Partners, a commercial finance company, and three public life sciences companies: Harmony Biosciences Holdings, Inc., Accolade, Inc., and Inovio Pharmaceuticals, Inc. The Plymouth Meeting Executive Campus Properties are positioned approximately 20 miles northwest of downtown Philadelphia at the intersection of the Blue Route (I-476) and the Pennsylvania Turnpike (I-276), with a direct connection to the Schuylkill Expressway (I-76). The Plymouth Meeting Executive Campus Properties were originally developed in phases from 1986 through 1990 and have since been renovated with the latest being completed in 2022. Currently all the amenities for the Plymouth Meeting Executive Campus Properties, the gym, game room, and conference center, are located at the 660 West Germantown Pike building, on the north campus. The borrower sponsors are planning to refresh the amenity offerings by building a golf simulator, conference center, fitness center, and eatery in the 620 West Germantown Pike building to better serve the southern campus, and to refresh and update the fitness center and game room in the 660 West Germantown Pike building.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

The following information presents certain information relating to the Plymouth Meeting Executive Campus Properties:

Portfolio Summary(1)
Property Name	Year Built / Renovated	SF	% of SF	Occupancy	Appraised Value	Largest Tenant	Largest Tenant %	Largest Tenant Expiration
660 West Germantown Pike	1987 / 2014	161,521	31.0%	89.7%	$24,800,000	Accolade	55.6%	6/30/2027
620 West Germantown Pike	1990 / 2022	90,183	17.3%	81.2%	$12,800,000	Auxilior Capital Partners, Inc.	25.2%	8/31/2031
630 West Germantown Pike	1988 / 2022	89,870	17.2%	60.4%	$11,400,000	Harmony Biosciences, LLC	39.8%	6/30/2025
600 West Germantown Pike	1986 / 2022	89,626	17.2%	34.3%	$10,300,000	American Executive Centers, Inco	16.7%	5/31/2028
610 West Germantown Pike	1986 / 2022	90,088	17.3%	52.1%	$9,900,000	Horst Krekstein	23.2%	8/31/2035
Total		521,288	100.0%		$69,300,000
(1)	Based on the in-place rent roll dated March 2025, inclusive of rent steps through February 2026.

The following information presents certain information relating to the historical and current occupancy of the Plymouth Meeting Executive Campus Properties:

Historical and Current Occupancy(1)
2021(2)	2022	2023	2024	TTM March 2025	Current(2)
84.5%	86.7%	77.8%	70.0%	72.4%	67.2%
(1)	Historical occupancies represent estimated weighted averages for each respective year, unless otherwise noted.
(2)	Current Occupancy is as of March 31, 2025 and excludes known vacates. Vault Communications vacated 10,626 SF at lease expiration on March 31, 2025.

Appraisal. According to the appraisals, the Plymouth Meeting Executive Campus Properties had an aggregate “as-is” portfolio appraised value of $69,300,000 as of July 11, 2024.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$69,300,000	9.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental report dated July 18, 2024, there was no evidence of any recognized environmental conditions at the Plymouth Meeting Executive Campus Properties.

Major Tenants. The three largest tenants by underwritten base rent at the Plymouth Meeting Executive Campus Properties are Accolade, Harmony Biosciences, LLC and Inovio.

Accolade (89,878 square feet; 17.2% of NRA; 28.0% of underwritten base rent): Accolade provides personalized, technology-enabled solutions that help people understand, navigate, and utilize the healthcare system and their workplace benefits. Its customers are primarily employers who use Accolade products to provide employees and their families with a single place to turn for their health, healthcare, and benefits needs. Accolade was acquired by Transcarent in January 2025. The acquisition was finalized in May 2025. Per direct conversations and public reporting Transcarent plans to keep some presence, inclusive of senior executives, at the Plymouth Meeting Executive Campus Properties. At this time there is no information relating to exact headcount or SF sizing. The Accolade space had been listed for sublease before the acquisition. The tenant has no termination options.

Harmony Biosciences, LLC (35,781 square feet; 6.9% of NRA; 9.8% of underwritten base rent): Harmony Biosciences, LLC is a United States commercial-stage pharmaceutical company dedicated to developing and commercializing therapies for people living with rare neurological disorders who have unmet medical needs. The tenant has no termination options.

Inovio (22,755 square feet; 4.4% of NRA; 7.1% of underwritten base rent): Inovio is a clinical stage biotechnology company that develops and commercializes deoxyribonucleic acid (DNA) medicines to help treat and protect people from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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diseases associated with human papillomavirus (HPV), cancer, and infectious diseases. The tenant has no termination options.

The following table presents certain information relating to the major tenants at the Plymouth Meeting Executive Campus Properties:

Major Tenant Summary(1)
Tenant Name	Credit Rating (Moody's/ S&P/Fitch)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total Base Rent	Lease Exp. Date
Accolade	NR/NR/NR	89,878	17.2%	$35.51	$3,191,568	28.0%	6/30/2027
Harmony Biosciences, LLC(2)	NR/NR/NR	35,781	6.9%	$31.39	$1,123,166	9.8%	6/30/2025
Inovio	NR/NR/NR	22,755	4.4%	$35.51	$808,030	7.1%	12/31/2029
Auxilior Capital Partners, Inc.	NR/NR/NR	22,727	4.4%	$35.33	$802,945	7.0%	8/31/2031
Horst Krekstein	NR/NR/NR	20,884	4.0%	$32.70	$682,889	6.0%	8/31/2035
American Executive Centers, Inco	NR/NR/NR	14,958	2.9%	$30.24	$452,330	4.0%	5/31/2028
Bio-Medical Applications of Penns	NR/NR/NR	11,624	2.2%	$33.56	$390,101	3.4%	6/30/2026
Nationwide Mutual Insurance Company	NR/NR/NR	10,160	1.9%	$36.26	$368,402	3.2%	10/31/2025
Aerotek	NR/NR/NR	7,997	1.5%	$35.55	$284,293	2.5%	11/30/2027
ConcertAI LLC	NR/NR/NR	8,109	1.6%	$34.63	$280,815	2.5%	4/30/2029
Major Tenants		244,873	47.0%	$34.24	$8,384,538	73.4%
Other Tenants		105,229	20.2%	$28.81	$3,031,527	26.6%
Occupied Collateral		350,102	67.2%	$32.61	$11,416,065	100.0%
Vacant Space (Owned)		171,186	32.8%
Total		521,288	100.0%
(1)	Based on the in-place rent roll dated March 2025, inclusive of rent steps through February 2026.
(2)	According to the borrower sponsor, Harmony Biosciences, LLC is having active discussions to renew its lease. We cannot assure you that the tenant will renew its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the Plymouth Meeting Executive Campus Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	171,186	32.8%	NAP	NAP	171,186	32.8%	NAP	NAP
2025 & MTM	9	61,329	11.8%	$1,878,791	16.5%	232,515	44.6%	$1,878,791	16.5%
2026	9	46,594	8.9%	$1,323,858	11.6%	279,109	53.5%	$3,202,649	28.1%
2027	10	116,811	22.4%	$4,119,306	36.1%	395,920	76.0%	$7,321,955	64.1%
2028	3	27,273	5.2%	$816,723	7.2%	423,193	81.2%	$8,138,678	71.3%
2029	7	45,524	8.7%	$1,584,427	13.9%	468,717	89.9%	$9,723,105	85.2%
2030	3	6,216	1.2%	$207,126	1.8%	474,933	91.1%	$9,930,231	87.0%
2031	1	22,727	4.4%	$802,945	7.0%	497,660	95.5%	$10,733,176	94.0%
2032	0	0	0.0%	$0	0.0%	497,660	95.5%	$10,733,176	94.0%
2033	0	0	0.0%	$0	0.0%	497,660	95.5%	$10,733,176	94.0%
2034	0	0	0.0%	$0	0.0%	497,660	95.5%	$10,733,176	94.0%
2035	1	20,884	4.0%	$682,889	6.0%	518,544	99.5%	$11,416,065	100.0%
2036 & Beyond	4	2,744	0.5%	$0	0.0%	521,288	100.0%	$11,416,065	100.0%
Total	47	521,288	100.0%	$11,416,065	100.0%
(1)	Based on the underwritten rent roll dated March 2025, inclusive of rent steps through February 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus

The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Plymouth Meeting Executive Campus Properties:

Historical Operating Performance and Underwritten Net Cash Flow(1)
	2020	2021	2022	2023	2024	TTM March 31, 2025	Underwritten	PSF(2)	%(3)
Base Rental Revenue	$12,863,344	$12,241,629	$13,155,301	$12,196,627	$12,393,465	$12,113,552	$11,416,065	$21.90	61.1%
Credit Tenant Rent Steps	$0	$0	$0	$0	$0	0	$11,691	$0.02	0.1%
Total Commercial Reimbursement Revenue	$1,439,557	$1,402,819	$1,770,931	$1,367,044	$1,333,370	1,117,716	$1,157,686	$2.22	6.2%
Market Revenue from Vacant Units	$0	$0	$0	$0	$0	0	$6,064,139	$11.63	32.5%
Other Revenue	$225,637	$100,246	$357,470	$52,157	$142,367	226,142	$36,266	$0.07	0.2%
Potential Gross Revenue	$14,528,538	$13,744,694	$15,283,702	$13,615,828	$13,869,202	$13,457,410	$18,685,847	$35.85	100.0%
Vacancy Loss	$0	$0	$0	$0	$0	$0	($6,064,139)	($11.63)	(48.0%)
Effective Gross Revenue	$14,528,538	$13,744,694	$15,283,702	$13,615,828	$13,869,202	$13,457,410	$12,621,708	$24.21	67.5%
Real Estate Taxes	1,245,017	1,282,681	1,321,265	1,360,723	1,434,875	1,429,392	1,432,853	$2.75	11.4%
Insurance	62,164	69,576	75,428	80,699	133,847	167,530	198,693	$0.38	1.6%
Utilities	845,558	878,000	1,046,877	923,901	876,271	892,389	817,842	$1.57	6.5%
Repairs & Maintenance	511,696	536,389	531,356	521,538	503,694	574,841	586,413	$1.12	4.6%
Janitorial	58,128	54,633	65,294	71,609	597,088	389,333	58,980	$0.11	0.5%
Management Fee	465,863	467,027	487,177	499,017	487,155	457,409	378,651	$0.73	3.0%
Payroll (Office, Security, Maintenance)	432,623	355,943	353,884	367,779	434,126	453,085	42,166	$0.08	0.3%
General and Administrative - Direct	613,384	701,237	686,288	579,785	668,417	624,943	347,946	$0.67	2.8%
Other Expenses	1,222,515	1,250,449	1,249,005	1,264,346	610,373	790,269	1,599,613	$3.07	12.7%
Total Expenses	$5,456,948	$5,595,935	$5,816,574	$5,669,397	$5,745,846	$5,779,191	$5,463,157	$10.48	43.3%
Net Operating Income	$9,071,590	$8,148,759	$9,467,128	$7,946,431	$8,123,356	$7,678,219	$7,158,551	$13.73	56.7%
Replacement Reserves	0	0	0	0	0	0	130,322	$0.25	1.0%
TI/LC	0	0	0	0	206,143	718,313	526,252	$1.01	4.2%
Net Cash Flow	$9,071,590	$8,148,759	$9,467,128	$7,946,431	$7,917,213	$6,959,906	$6,501,978	$12.47	51.5%
(1)	Based on the underwritten rent roll dated March 2025, inclusive of rent steps through February 2026.
(2)	PSF is based on 521,288 SF.
(3)	% column represents percent of Potential Gross Revenue for revenue lines and percent of Effective Gross Income for all remaining fields.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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No. 9 – Plymouth Meeting Executive Campus

The Market. The Plymouth Meeting Executive Campus Properties are located in the Plymouth Mtg/Blue Bell office submarket of the greater Philadelphia market. According to a third-party report, submarket vacancy was 19.5% and market rent PSF was $27.45, as of Q2 2025 in the Plymouth Mtg/Blue Bell office submarket.S

The following table presents certain information regarding competitive sales of the Plymouth Meeting Executive Campus Properties:

Comparable Sales(1)
Property Name	City / State	SF	Built / Renovated	Sale Date	Stabilized Sale Price	Occupancy	Cap Rate
Plymouth Meeting Executive Campus	Plymouth Meeting, PA	521,288	Various / Various	NAP	NAP	67.2%	NAP
One, Two and Three Bala Plaza	Bala Cynwyd, PA	1,122,154	1967 / 1982	November 2023	$185,000,000	91%	8.35%
One Tower Bridge	Conshohocken, PA	271,215	1989 / NAP	March 2023	$76,750,000	92%	7.98%
The Forge	King Of Prussia, PA	156,862	1981 / 2020	January 2023	$28,000,000	93%	10.01%
440-460 E Swedesford Road	Wayne, PA	150,466	1978 / 2019	October 2022	$36,820,000	95%	8.42%
980 at Blue Bell	Blue Bell, PA	149,476	1985 / 2019	February 2022	$36,500,000	87%	7.30%
(1)	Source: Appraisal.

The Borrower. The borrower is PM Properties1, LLC, a Delaware limited liability company and special purpose entity with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Plymouth Meeting Executive Campus Whole Loan.

The Borrower Sponsors. The borrower sponsors and non-recourse carveout guarantors are Harry Adjmi and Carolyn Dayon.

Property Management. The Plymouth Meeting Executive Campus Properties are managed by PMEM, LLC, which is wholly owned and managed by Carolyn Dayon, one of the borrower sponsors and non-recourse carveout guarantors.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $122,917 into a tax reserve, (ii) $5,000,000 into a tenant improvement and leasing commission reserve, and (iii) approximately $760,670 into an unfunded obligations reserve in connection with free rent and abated rent for Horst Krekstein & Runyon LLC, a tenant at the Plymouth Meeting Executive Campus Properties.

Tax Reserve - On each payment date, the borrower is required to fund 1/12th of the taxes that the lender reasonably estimates will be payable over the next-ensuing 12-month period (initially estimated to be approximately $122,917).

Insurance Reserve - On each payment date, the borrower is required to fund 1/12th of the insurance premiums that the lender reasonably estimates will be payable over the next-ensuing 12-month period; provided, however, such insurance reserve will be conditionally waived so long as the borrower maintains a blanket policy meeting the requirements of the Plymouth Meeting Executive Campus Whole Loan documents, there is no continuing event of default and the borrower provides timely evidence of payment of the applicable premiums. At origination, there was no such blanket policy in place.

Capital Expenditure Reserve - On each payment date, the borrower is required to fund a capital expenditure reserve in the amount of approximately $10,860.

TI / LC Reserve - If at any time during the term of the Plymouth Meeting Executive Campus Whole Loan, the amount on deposit in the tenant improvement and leasing commission reserve (excluding amounts deposited therein in respect of termination proceeds pursuant to the Plymouth Meeting Executive Campus Whole Loan documents) is less than $4,000,000, on each payment date thereafter, the borrower is required to fund the tenant improvement and leasing commission reserve in the amount of approximately $65,161; provided, however, that so long as no event of default or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Plymouth Meeting Executive Campus Critical Tenant Trigger Event (as defined below) is continuing, the borrower is only required to continue funding the tenant improvement and leasing commission reserve until the balance therein is equal to or greater than $5,000,000.

Unfunded Obligations Reserve - Commencing on the payment date occurring in November 2024 and continuing thereafter, on each payment date through and including October 2025, the borrower is required to deposit equal monthly installments of $20,402.69 into the unfunded obligations account in connection with free and abated rent for Auxilior Capital Partners, Inc., a tenant at the Plymouth Meeting Executive Campus Properties.

Critical Tenant Reserve – Following the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event and while the related Plymouth Meeting Executive Campus Trigger Period continues (and provided no other Plymouth Meeting Executive Campus Trigger Period then exists), all excess cash flow after payment of debt service, required reserves and budgeted operating expenses must be deposited into a critical tenant reserve in accordance with the Plymouth Meeting Executive Campus Whole Loan documents.

In addition, the borrower will have the option, but not the obligation, in its sole discretion, within 10 business days of receipt of notice from the lender of the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event or any time thereafter during the existence of a Plymouth Meeting Executive Campus Trigger Period resulting from a Plymouth Meeting Executive Campus Critical Tenant Trigger Event, to deposit into the critical tenant reserve Plymouth Meeting Executive Campus Security (as defined below) without the obligation to pay a prepayment fee or penalty (based on the yield maintenance premium or otherwise) or to complete a partial defeasance. Any such Plymouth Meeting Executive Campus Security is required to be held in the critical tenant reserve or with the lender, as applicable, and, to the extent timely made, a Plymouth Meeting Executive Campus Trigger Period will not commence as a result of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event and, to the extent made following the commencement and during the existence of a Plymouth Meeting Executive Campus Trigger Period resulting solely from a Plymouth Meeting Executive Campus Critical Tenant Trigger Event, such Plymouth Meeting Executive Campus Trigger Period will no longer be deemed to exist. To the extent the borrower fails to timely make any of the deposits when required in the Plymouth Meeting Executive Campus Whole Loan documents, a Plymouth Meeting Executive Campus Trigger Period will immediately commence and excess cash flow will be deposited in the critical tenant reserve in accordance with the Plymouth Meeting Executive Campus Whole Loan documents, provided, to the extent the cash management account has not yet been established as of any payment date during the continuance of any related Plymouth Meeting Executive Campus Trigger Period, the borrower is required to deposit into the Plymouth Meeting Executive Campus Critical Tenant Account, as of such payment date, all excess cash flow which would otherwise be deposited into this critical tenant reserve as described in the Plymouth Meeting Executive Campus Whole Loan documents, as evidenced by the monthly operating statements delivered to the lender in accordance with such documents.

“Plymouth Meeting Executive Campus Security” means any combination of (i) one or more letters of credit, and/or (ii) cash collateral posted by the borrower to a collateral account designated by the lender.

Lockbox and Cash Management. The Plymouth Meeting Executive Campus Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver tenant direction letters instructing all tenants of each Plymouth Meeting Executive Campus Property to directly deposit all rents into one or more lender-controlled lockbox accounts. In addition, the borrower is required to cause all revenues relating to the Plymouth Meeting Executive Campus Properties and all other money received by the borrower or the property manager with respect to the Plymouth Meeting Executive Campus Properties (other than tenant security deposits) to be deposited into such lockbox accounts or a lender-controlled cash management account (to the extent there is a continuing cash management period) within one business day of receipt thereof. On each business day that no Plymouth Meeting Executive Campus Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into a borrower-controlled operating account. On each business day that a Plymouth Meeting Executive Campus Trigger Period or event of default is continuing, all funds in the lockbox account are required to be swept into the cash management account.

During the continuance of a Plymouth Meeting Executive Campus Trigger Period or an event of default, all amounts on deposit in the cash management account after payment of debt service, required reserves (including the critical tenant reserve following the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event as described above under “Escrows and Reserves” above, and including monthly distributions owed in connection with any Permitted Preferred Equity (as defined below) as described under “Permitted Preferred Equity” below) and budgeted operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the Plymouth Meeting Executive Campus Whole Loan.

A “Plymouth Meeting Executive Campus Trigger Period” means each period (a) (i) commencing when the debt yield (as calculated under the Plymouth Meeting Executive Campus Whole Loan documents), determined as of the first day of any fiscal quarter, is less than 14.50%, and (ii) ending when the debt yield (as calculated under the Plymouth Meeting Executive Campus Whole Loan documents), determined as of the first day of each of two consecutive fiscal quarters thereafter is equal to or greater than 14.50%, (b) (i) commencing if the financial reports required under the Plymouth Meeting Executive Campus Whole Loan documents are not delivered to the lender as and when required, and (ii) ending when such reports are delivered and they indicate, in fact, that no Plymouth Meeting Executive Campus Trigger Period is ongoing, (c) (i) commencing upon the occurrence of an event of default under any Permitted Preferred Equity (inclusive of any applicable notice and cure or grace period), and (ii) ending when such event of default under any Permitted Preferred Equity is cured or waived by the holder of such Permitted Preferred Equity, and (d) (i) commencing upon the occurrence of a Plymouth Meeting Executive Campus Critical Tenant Trigger Event, and the failure of the borrower to timely post security with respect to the critical tenant reserve as described the Plymouth Meeting Executive Campus Whole Loan documents and (ii) ending upon the earlier to occur of (A) the satisfaction of the applicable Plymouth Meeting Executive Campus Critical Tenant Trigger Event disbursement conditions or (B) the amount on deposit in the critical tenant reserve, as a result of the related Plymouth Meeting Executive Campus Critical Tenant Trigger Event, is equal to or greater than the Plymouth Meeting Executive Campus Critical Tenant Deposit Amount (as defined below).

“Plymouth Meeting Executive Campus Critical Tenant Deposit Amount” means an amount equal to 35 times the rentable square feet of the Plymouth Meeting Executive Campus Critical Tenant Space (as defined below) which is subject to the Plymouth Meeting Executive Campus Critical Tenant Trigger Event.

A “Plymouth Meeting Executive Campus Critical Tenant Trigger Event” means each period: (i) (a) commencing on the date of a bankruptcy filing by or against any Plymouth Meeting Executive Campus Critical Tenant (as defined below) or the guarantor under its Plymouth Meeting Executive Campus Critical Tenant Lease (as defined below) or any such Plymouth Meeting Executive Campus Critical Tenant or guarantor is deemed legally insolvent or otherwise makes a general assignment for the benefit of creditors (unless the lender has received reasonable satisfactory evidence, in the case of a bankruptcy, that the applicable Plymouth Meeting Executive Campus Critical Tenant has affirmed its Plymouth Meeting Executive Campus Critical Tenant Lease in bankruptcy and such Plymouth Meeting Executive Campus Critical Tenant Lease is in full force and effect, and such Plymouth Meeting Executive Campus Critical Tenant is paying unabated rent under such Plymouth Meeting Executive Campus Critical Tenant Lease), and (b) ending when either (1) any bankruptcy case is dismissed, the Plymouth Meeting Executive Campus Critical Tenant thereunder is paying normal monthly rent and otherwise is in compliance with the terms of its Plymouth Meeting Executive Campus Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender, (2) such Plymouth Meeting Executive Campus Critical Tenant affirms its Plymouth Meeting Executive Campus Critical Tenant Lease or assumes its Plymouth Meeting Executive Campus Critical Tenant Lease during the bankruptcy proceeding and the related Plymouth Meeting Executive Campus Critical Tenant is paying normal monthly rent and is otherwise in compliance with the terms of its Plymouth Meeting Executive Campus Critical Tenant Lease and has provided an updated estoppel certificate acceptable to the lender or (3) the applicable Plymouth Meeting Executive Campus Critical Tenant Lease is terminated, and (i) at least 50% of the equivalent and previously unoccupied square footage at the Plymouth Meeting Executive Campus Properties is leased to one or more approved substitute leases (as defined in the Plymouth Meeting Executive Campus Whole Loan documents), and (ii) the debt yield (as calculated under the Plymouth Meeting Executive Campus Whole Loan documents) is greater than 14.50% (collectively, the satisfaction of the conditions set forth in this clause (3) is the "Releasing Condition"); (ii) (a) commencing on the date that any Plymouth Meeting Executive Campus Critical Tenant either (1) gives notice of an intent to terminate its Plymouth Meeting Executive Campus Critical Tenant Lease or vacate at least 30% of its Plymouth Meeting Executive Campus Critical Tenant Space or (2) goes dark, discontinues its operations or business in at least 30% of its Plymouth Meeting Executive Campus Critical Tenant Space, vacates or is otherwise not in occupancy of at least 70% of its Plymouth Meeting Executive Campus Critical Tenant Space, excluding any temporary discontinuance of its business (a “Plymouth Meeting Executive Campus Critical Tenant Vacating Trigger Event”), and (b) ending when either (1) in connection with clause (ii) (a) (1) above, such Plymouth Meeting Executive Campus Critical Tenant has withdrawn any notice of termination or vacation or, in connection with clause (ii) (a) (2) above, such Plymouth Meeting Executive Campus Critical Tenant has recommenced its business and operations in at least 50% of its Plymouth Meeting Executive Campus Critical Tenant Space; provided, however, if the Plymouth Meeting Executive Campus Critical Tenant recommences its operations in less than 100% of its Plymouth Meeting Executive Campus Critical Tenant Space, the amount reserved with the lender as described

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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under “Critical Tenant Reserve” above, as a result of the related Plymouth Meeting Executive Campus Critical Tenant Trigger Event, is not less than the Plymouth Meeting Executive Campus Critical Tenant Deposit Amount and in the case of either scenario set forth in this subsection (b)(1), the applicable Plymouth Meeting Executive Campus Critical Tenant is paying full monthly rent and has provided an updated estoppel certificate reasonably satisfactory to the lender, or (2) the applicable Plymouth Meeting Executive Campus Critical Tenant Lease is terminated and the Releasing Condition is satisfied; or (iii) (a) commencing on the date of the occurrence of a monetary event of default or material non-monetary event of default by a Plymouth Meeting Executive Campus Critical Tenant under any Plymouth Meeting Executive Campus Critical Tenant Lease beyond any applicable cure or grace period, and (b) ending when either (1) such event of default has been cured, as determined in the reasonable discretion of the lender, and no other monetary event of default exists under the applicable Plymouth Meeting Executive Campus Critical Tenant Lease for a consecutive period of not less than three calendar months or (2) the applicable Plymouth Meeting Executive Campus Critical Tenant Lease has been terminated and the Releasing Condition is satisfied.

A “Plymouth Meeting Executive Campus Critical Tenant” means (i) Accolade and/or (ii) any future tenant (whether one or more) which is subject to a Plymouth Meeting Executive Campus Critical Tenant Lease.

“Plymouth Meeting Executive Campus Critical Tenant Space” means the leased premises occupied by any Plymouth Meeting Executive Campus Critical Tenant pursuant to its Plymouth Meeting Executive Campus Critical Tenant Lease.

A “Plymouth Meeting Executive Campus Critical Tenant Lease” means (i) the Accolade lease and/or (ii) any future lease (whether one or more) that accounts for 15% or more of the annual revenues generated by the Plymouth Meeting Executive Campus Properties.

Subordinate and Mezzanine Debt. The Plymouth Meeting Executive Campus Subordinate Companion Loan has an outstanding principal balance as of the Cut-off Date of $5.0 million, and accrues interest at a fixed rate of 0.0% per annum and has no monthly debt service. For additional information, see “Description of the Whole Pool—The Whole Loans—The Serviced AB Whole Loans— Plymouth Meeting Executive Campus Whole Loan” in the Preliminary Prospectus.

Permitted Future Mezzanine or Secured Subordinate Indebtedness. Not permitted.

In Place Preferred Equity. The Plymouth Meeting Executive Campus Whole Loan documents permit preferred equity (which is currently in place) in the maximum amount of $15,500,000 subject to the satisfaction of certain conditions (the “Permitted Preferred Equity”) including, among others, (i) no event of default exists, (ii) the lender's reasonable pre-approval of the language to be contained in the sole member's organizational documents and any other documentation as evidence of the Permitted Preferred Equity and the rights of the holder in relation thereto, including those provisions which detail the holder's ability to assume ownership control of the borrower, (iii) the holder is not permitted at any time the Plymouth Meeting Executive Campus Whole Loan remains outstanding to sell or transfer its rights in the Permitted Preferred Equity except as otherwise permitted pursuant to the Plymouth Meeting Executive Campus Whole Loan documents and any other documents entered in relation thereto with or in favor of the lender, (iv) if required by the lender, the holder of the Permitted Preferred Equity and the lender enter into and execute a recognition agreement in form and substance reasonably acceptable to the lender, (v) the holder of the Permitted Preferred Equity may not exercise its rights in relation thereto without satisfying the requirements under the Plymouth Meeting Executive Campus Whole Loan documents, (vi) the outside redemption date for such Permitted Preferred Equity is 10 years from the origination date, (vii) the maximum return rate for such Permitted Preferred Equity is (a) 8.25% for years 1 through 5, (b) 9.5% for years 6 and 7, and (c) during years 8 through 10, an amount equivalent to principal and interest payments that would be due based upon an 11% interest rate, and an amortization schedule of 25 years, (viii) as a condition to exercising any right to cause a change in control of the borrower, there is an assumption of guaranties and indemnities made in relation to the Plymouth Meeting Executive Campus Whole Loan by a party acceptable to the lender in its sole discretion (it being understood that the borrower sponsors’ (a) guaranty of the Recourse Portion (as defined in the Plymouth Meeting Executive Campus Whole Loan documents), and (b) their covenants and obligations to the lender under the guaranty will survive any such assumption of ownership control of the borrower by the holder of any Permitted Preferred Equity), (ix) the repayment of the Permitted Preferred Equity and the rights which may be exercised in relation thereto will be expressly subordinate to the Plymouth Meeting Executive Campus Whole Loan, and (x) delivery of a rating agency confirmation. For additional information, see reference to PE Investment in “The Loan” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Structural and Collateral Term Sheet	BMO 2025-C12
No. 9 – Plymouth Meeting Executive Campus

Partial Release. The borrower may obtain the release of one or more individual Plymouth Meeting Executive Campus Properties from the lien of the Plymouth Meeting Executive Campus Whole Loan upon satisfaction of the terms and conditions set forth in the Plymouth Meeting Executive Campus Whole Loan documents (any such event being a "Partial Release Event"), which include but are not limited to: (i) no event of default exists, unless the completion of such Partial Release Event will result in the cure of all events of default, as applicable and in each case, as determined by the lender in its reasonable discretion, (ii) the borrower either prepays the Plymouth Meeting Executive Campus Whole Loan in accordance with the Plymouth Meeting Executive Campus Whole Loan documents or, after the expiration of the Plymouth Meeting Executive Campus Lockout Period (as defined below), partially defeases the Plymouth Meeting Executive Campus Whole Loan, in each case in an amount equal to the applicable release price for the applicable individual Plymouth Meeting Executive Campus Property, (iii) the borrower delivers a REMIC opinion and a rating agency confirmation, (iv) the borrower delivers evidence, satisfactory to the lender, such that after giving effect to such Partial Release Event, the in-place occupancy of the remaining Plymouth Meeting Executive Campus Properties is 85% or greater as of the date of the proposed Partial Release Event, (v) after giving effect to such Partial Release Event, (a) the debt service coverage ratio for the remaining Plymouth Meeting Executive Campus Properties is no less than the greater of (1) the debt service coverage ratio as of origination or (2) the debt service coverage ratio of the Plymouth Meeting Executive Campus Properties immediately prior to such Partial Release Event, (b) the debt yield for the remaining Plymouth Meeting Executive Campus Properties is no less than the greater of (1) the debt yield as of origination or (2) the debt yield immediately prior to such Partial Release Event, (vi) the borrower has paid all reasonable costs and out-of-pocket expenses of the lender actually incurred in connection with the Partial Release Event and (vi) satisfaction of customary REMIC requirements.

“Plymouth Meeting Executive Campus Lockout Period” means the period from the Plymouth Meeting Executive Campus Whole Loan origination date to but excluding the first payment date following the earlier to occur of (i) September 26, 2027 and (ii) the second anniversary of the date on which the entire Plymouth Meeting Executive Campus Whole Loan (including any subordinated interest therein) has been securitized pursuant to a securitization or series of securitizations.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

Wheaton
Warrenville
Lisle
Aurora
Naperville
Bolingbrook
Fermilab
St. James Farm Preserve
Blackwell Forest Preserve
Batavia Rd
Butterfield Rd
Ellison Technologies
Winfield Rd
Warrenville Rd
Herrick Rd
Arrowhead Golf CLub
Herrick Lake Forest Preserve
Danada Forest Preserve
Danada Square West
Danada Square East
Rice Lake Square
Naperville Rd
Leask Ln
Nokia (Formerly Alcatel-Lucent: Bell Labs)
International Motors
Ferry Rd
Exelon Generation Reg. HQ
BP Company Headquarters
Fuel Tech
Chicago 25 miles
Reagan Memorial Tollway
Diehl Rd
Nalco Company HQ
The Hartford
McDowell Grove Forest Preserve
Northwestern Medicine
Egen
Wilton Industries Corporate Office
Country Lakes Golf Course
Brookdale Rd
Raymond Dr
DU PAGE COUNTY
Cress Creek Country Club
Mill St
Washington St
Iroquois Center
METRA BNSF LINE
Sea Lion Aquatic Park
Ogden Ave
Cress Creek Square Shopping Center
702-764 Royal Saint George Drive
Naperville, IL 60563
Route 59
Aurora Rd.
RiverWest Plaza
Naperville
Maple Ave
Burlington Park
Naperville Country Club
Green Trails Shopping Center
Benedictine University
DOWNTOWN NAPERVILLE
North Central College
Chicago Ave
Jefferson Ave
Centennial Park
Millennium Carillon
Naperville City Hall
Wentz Concert Hall & Fine Arts Center
Seven Bridges Golf Club
Westridge Court
Pacifica Square
Aurora Ave
Olesen Dr
Naper Blvd
College Rd
Fox Valley Mall
Naper West Plaza
Walter Payton Mem. Hwy
West St
Edward Hospital
Hobson Rd
Springbrook Prairie Pavilion
Rickert Dr
Aurora Marketplace
75th St
Market Meadows Shopping Center
Wehrli Rd
Springbrook Prairie Forest Preserve
87th St
E. 87th St
WILL COUNTY
Lisson Rd
Royce Rd
Knoch Knolls Rd
Royce Homestead Park
Rivercrest Estates Park
95th St
Maple Park Place
Two Rivers Plaza
Boughton Rd
59
56
88
34
Lake Michigan
CHICAGO
Elgin
Schaumburg
Palatine
Arlington Heights
Evanston
Skokie
Oak Park
Cicero
Berwyn
Elmhurst
Wheaton
St. Charles
Lombard
Oak Lawn
Burbank
Bolingbrook
Romeoville
Orland Park
Oak Forest
Harvey
Calumet City
Oswego
Woodridge
Algonquin
Mundelein
Libertyville
Highland Park
Glencoe
Northbrook
Glenview
Wheeling
Buffalo Grove
Mount Prospect
Des Plaines
Park Ridge
Elk Grove Village
Hoffman Estates
Barrington
Lake Zurich
Carol Stream
Glendale Heights
Addison
Melrose Park
Brookfield

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$19,000,000	Title:	Fee
Cut-off Date Principal Balance:	$19,000,000	Property Type – Subtype:	Retail – Anchored
% of IPB:	3.0%	Net Rentable Area (SF):	144,447
Loan Purpose:	Refinance	Location:	Naperville, IL
Borrower:	Cress Creek L.L.C.	Year Built / Renovated:	1987 / NAP
Borrower Sponsor:	Arthur Goldner	Occupancy:	97.8%
Interest Rate:	6.83000%	Occupancy Date:	3/24/2025
Note Date:	4/30/2025	4th Most Recent NOI (As of):	$1,943,650 (12/31/2022)
Maturity Date:	5/6/2035	3rd Most Recent NOI (As of):	$1,985,399 (12/31/2023)
Interest-only Period:	60 months	2nd Most Recent NOI (As of):	$1,948,004 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$1,945,628 (TTM 2/28/2025)
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$2,907,993
Call Protection:	L(11),YM1(102),O(7)	UW Expenses:	$741,400
Lockbox / Cash Management:	Springing	UW NOI:	$2,166,592
Additional Debt:	No	UW NCF:	$2,051,035
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$31,800,000 / $220
Additional Debt Type:	N/A	Appraisal Date:	4/4/2025

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$132
Taxes:	$102,776	$24,471	N/A	Maturity Date Loan / SF:	$124
Insurance:	$47,600	$4,121	N/A	Cut-off Date LTV:	59.7%
Replacement Reserves:	$0	$1,806	N/A	Maturity Date LTV:	56.5%
TI / LC Reserve:	$0	$7,824	N/A	UW NCF DSCR:	1.38x
Immediate Repairs:	$40,438	$0	N/A	UW NOI Debt Yield:	11.4%
Other Reserve(2):	$0	$8,333	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$19,000,000	100.0%	Loan Payoff	$14,149,689	74.5%
			Return of Equity	3,987,843	21.0
			Closing Costs	671,654	3.5
			Upfront Reserves	190,813	1.0
Total Sources	$19,000,000	100.0%	Total Uses	$19,000,000	100.0%
(1)	For a full description of Escrows and Reserves, see “Escrows and Reserves” below.
(2)	Other reserves of $8,333 monthly represent critical tenant rollover reserves for Binny’s Liquors and Fresh Thyme.

The Loan. The tenth largest mortgage loan (the “Cress Creek Square Shopping Center Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $19,000,000 and is secured by the borrower’s fee interest in an anchored retail shopping center located in Naperville, Illinois (the “Cress Creek Square Shopping Center Property”). The Cress Creek Square Shopping Center Mortgage Loan was originated on April 30, 2025 by LMF Commercial, LLC (“LMF”) and proceeds were used to pay off existing debt of approximately $14,149,689, pay closing costs of approximately $671,654, fund upfront reserves totaling $190,813 and return equity to the borrower of approximately $3,987,843.

The Cress Creek Square Shopping Center Mortgage Loan accrues interest at a fixed rate of 6.83000% per annum on an Actual/360 basis, has a 10-year original term and is interest only for the first five years and thereafter, the Cress Creek Square Shopping Center Mortgage Loan becomes amortizing on a 30 year schedule for the final five years. The scheduled maturity date of the Cress Creek Square Shopping Center Mortgage Loan is May 6, 2035.

The Property. The Cress Creek Square Shopping Center Property is a 144,447 square foot grocery-anchored retail community center located in Naperville, Illinois. The Cress Creek Square Shopping Center Property was originally

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

constructed in 1987 and is improved with two, single-story buildings, situated on a 19.05 acre site. The Cress Creek Square Shopping Center Property is anchored by Binny’s Liquors and Fresh Thyme. Other prominent tenants include UFC Gym Naperville, Hartland Medical Naperville, X-Golf Naperville LLC, Edward Health Ventures and CFG Naperville LLC.

As of March 24, 2025, the Cress Creek Square Shopping Center Property was 97.8% occupied by 25 tenants. No single tenant represents more than 20.2% of underwritten base rent and only Binny’s Liquors occupies more than 19.8% of the net rentable area. The Cress Creek Square Shopping Center Property contains 575 parking spaces yielding a parking ratio of approximately 3.98 spaces per 1,000 square feet of rentable area.

Major Tenants. The three largest tenants based on underwritten base rent are Binny’s Liquors, Fresh Thyme and UFC Gym Naperville.

Binny’s Liquors (29,922 square feet; 20.7% of NRA; 14.4% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Established in 1948 by Harold Binstein as Gold Standard Liquors near Wrigley Field, Binny’s Liquors has grown to become the Midwest's largest retailer of wine, spirits, beer, and cigars. Binny’s Liquors has operated at the Cress Creek Square Shopping Center Property since 1993 and has a lease expiring in May 2030, with eight, five-year lease renewal options remaining and no termination options. Binny’s Liquors current base rent is $11.00 per square foot on a NNN basis and will remain the same until the end of the current term. Additionally, Binny’s Liquors pays its pro rata share of insurance, common area maintenance expenses with 10.0% administrative fees and its share of real estate taxes. Binny’s Liquors has an exclusive right to sell packaged alcoholic beverages and cigars at the Cress Creek Square Shopping Center Property (except to the extent alcoholic beverages are sold by a general grocery store exceeding 25,000 square feet and provided the alcoholic beverage display and sales area does not exceed 1,500 square feet of total floor space). Binny’s Liquors is required to report sales within 60 days after the end of each lease year. The lease to Binny’s Liquors is guaranteed by Gold Standard Enterprises, Inc.

Fresh Thyme (28,655 square feet; 19.8% of NRA; 20.2% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). Headquartered in Downers Grove, Illinois, Fresh Thyme is a grocery store offering a wide selection of fresh, local, and organic produce and meat alongside a variety of national brands and local favorites. Fresh Thyme operates approximately 70 stores across the United States, located in several states such as Illinois, Indiana, Kentucky, Michigan, Minnesota, Missouri, Nebraska, Ohio, and Pennsylvania, among others. Meijer Companies, Ltd. is the lease guarantor and has an ownership interest in Fresh Thyme which officially operates as Lakes Venture, LLC. Meijer Companies, Ltd. operates approximately 240 grocery stores and 200 gas stations throughout the United States. Fresh Thyme has operated at the Cress Creek Square Shopping Center Property since 2015 and has a lease expiring in September 2030, with three, five-year lease renewal options remaining and no termination options. Fresh Thyme’s current base rent is $14.75 per square foot on a NNN basis and will increase to $16.12 per square foot in October 2025. In addition, Fresh Thyme pays its pro rata share of insurance, common area maintenance expenses with 7.0% administrative fees and its share of real estate taxes. Fresh Thyme has the right to operate a grocery store, meat or seafood market, produce market, natural or health food store, vitamin and supplements store, health or beauty products store, wine, beer and/or liquor store, or a full-service bakery or delicatessen at the Cress Creek Square Shopping Center Property. Further, Fresh Thyme has the option to go dark at any time and the landlord has the right (if Fresh Thyme is dark for more than 90 consecutive days excluding periods of inoperation due to “Exempted Discontinuance” as defined in its lease) to terminate the lease upon a 60 day written notice to Fresh Thyme.

UFC Gym Naperville (11,979 square feet; 8.3% of NRA; 6.6% of underwritten base rent, Moody’s/S&P/Fitch: NR/NR/NR). UFC Gym Naperville is a fitness facility that offers a variety of classes and amenities, including HIIT sessions, boxing conditioning, Brazilian Jiu-Jitsu, personalized coaching, and recovery services such as cryotherapy and HydroMassage chairs. UFC Gym Naperville has operated at the Cress Creek Square Shopping Center Property since 2017 and has a lease expiring in August 2029, with one five-year lease renewal option remaining and no termination options. UFC Gym Naperville’s current base rent is $11.50 per square foot on a NNN basis and will increase to $12.50 per square foot in September 2025, $13.50 per square foot in September 2026, $13.77 per square foot in September 2027, and $14.05 per square foot in September 2028. In addition, UFC Gym Naperville pays its pro rata share of insurance, common area maintenance expenses with 10.0% administrative fees and its share of real estate taxes. UFC Gym Naperville is required to report annual gross sales. Additionally, UFC Gym Naperville has an exclusive right to run a martial arts studio at the Cress Creek Square Shopping Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following information presents certain information relating to the historical occupancy of the Cress Creek Square Shopping Center Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
90.0%	95.0%	92.0%	97.8%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated March 24, 2025.

Appraisal. According to the appraisal, the Cress Creek Square Shopping Center Property had an “as-is” appraised value of $31,800,000 as of April 4, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$31,800,000	7.00%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated April 10, 2025, GRS Group, identified a controlled recognized environmental condition related to a One Hour Cleaners located at 790 Royal St George Drive - Suite 109, which is within the Cress Creek Square Shopping Center Property. According to a review of records, a Focused Subsurface Site Investigation & Remediation Objectives Report was submitted in 2006 associated with the drycleaning operation. Based on the documents reviewed, a focused No Further Remediation (NFR) Letter was issued for the dry cleaner unit. The Illinois Environmental Protection Agency (IEPA) implemented an on-site groundwater use restriction, concrete engineered barrier, industrial/commercial land use restriction and Construction Worker notification. A NFR Inspection Evaluation Document dated August 28, 2017 by IEPA was reviewed by GRS Group with IEPA reporting the site is in compliance. No further action was required. See “Description of the Mortgage Pool-Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to the major tenants by net rentable area at the Cress Creek Square Shopping Center Property:

Top Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Expiration Date
Binny’s Liquors(2)(3)	NR/NR/NR	29,922	20.7%	$11.00	$329,142	14.4%	5/31/2030
Fresh Thyme(4)(5)(6)	NR/NR/NR	28,655	19.8	$16.12	461,919	20.2	9/30/2030
UFC Gym Naperville(7)(8)	NR/NR/NR	11,979	8.3	$12.50(9)	149,738	6.6	8/31/2029
Hartland Medical Naperville(10)(11)	NR/NR/NR	9,575	6.6	$8.90	85,207	3.7	1/31/2030
X-Golf Naperville LLC(12)	NR/NR/NR	7,000	4.8	$12.99(13)	90,930	4.0	6/30/2029
Edward Health Ventures	NR/NR/NR	4,868	3.4	$22.50(14)	109,530	4.8	12/31/2031
CFG Naperville LLC	NR/NR/NR	4,239	2.9	$21.45	90,927	4.0	4/30/2028
Royal BFD	NR/NR/NR	4,219	2.9	$17.87(15)	75,394	3.3	1/31/2032
East India Company, Inc.	NR/NR/NR	4,101	2.8	$25.30(16)	103,755	4.5	1/31/2028
Plaques Plus Inc.	NR/NR/NR	3,903	2.7	$19.35	75,509	3.3	MTM
Warrior’s Edge Martial Arts	NR/NR/NR	3,901	2.7	$22.29	86,953	3.8	12/31/2025
Two Tortugas LLC	NR/NR/NR	3,883	2.7	$12.50(17)	48,538	2.1	7/31/2027
Major Tenants		116,245	80.5%	$14.69	$1,707,539	74.7%
Other Tenants		25,090	17.4	$23.03	577,791	25.3
Occupied Collateral Total		141,335	97.8%	$16.17	$2,285,330	100.0%
Vacant Space		3,112	2.2
Collateral Total		144,447	100.0%

(1)	Based on the underwritten rent roll dated March 24, 2025 including rent steps totaling $72,534 through February 2026.
(2)	Binny’s Liquors has eight, five-year lease renewal options remaining.
(3)	Binny’s Liquors has the exclusive right to sell packaged alcoholic beverages and cigars at the Cress Creek Square Shopping Center Property (except to the extent alcoholic beverages are sold by a general grocery store exceeding 25,000 square feet and provided the alcoholic beverage display and sales area does not exceed 1,500 square feet of total floor space).
(4)	Fresh Thyme has three, five-year lease renewal options remaining.
(5)	Fresh Thyme has the right to operate a grocery store, meat or seafood market, produce market, natural or health food store, vitamin and supplements store, health or beauty products store, wine, beer and/or liquor store, or a full-service bakery or delicatessen at the Cress Creek Square Shopping Center Property.
(6)	Fresh Thyme has a go-dark provision in its lease.
(7)	UFC Gym Naperville has one, five-year lease renewal option remaining.
(8)	UFC Gym Naperville has the exclusive right to run a martial arts studio at the Cress Creek Square Shopping Center Property.
(9)	UFC Gym Naperville’s rent will increase to $12.50 per square foot in September 2025, $13.50 per square foot in September 2026, $13.77 per square foot in September 2027, and $14.05 per square foot in September 2028.
(10)	Hartland Medical Naperville has the exclusive right to sell medical supplies at the Cress Creek Square Shopping Center Property.
(11)	Hartland Medical Naperville has a go-dark provision in its lease.
(12)	X-Golf Naperville LLC has a go-dark provision in its lease.
(13)	X-Golf Naperville LLC’s rent will increase to $12.99 per square foot in December 2025, $13.25 per square foot in December 2026, $13.51 per square foot in December 2027, and $13.78 per square foot in December 2028.
(14)	Edward Health Ventures’ rent will increase to $22.50 per square foot in January 2026 and $23.00 per square foot in January 2027.
(15)	Royal BFD’s rent will increase to $17.87 per square foot in February 2026 and $18.23 per square foot in February 2027.
(16)	East India Company, Inc.’s rent will increase to $25.30 per square foot in February 2026 and $26.06 per square foot in February 2027.
(17)	Two Tortugas LLC’s rent will increase to $12.50 per square foot in August 2025 and $13.00 per square foot in August 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to the lease rollover schedule at the Cress Creek Square Shopping Center Property:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	3,112	2.2%	NAP	NAP	3,112	2.2%	NAP	NAP
2025 & MTM	3	9,392	6.5	$195,985	8.6%	12,504	8.7%	$195,985	8.6%
2026	0	0	0.0	0	0.0	12,504	8.7%	$195,985	8.6%
2027	5	14,303	9.9	287,394	12.6	26,807	18.6%	$483,379	21.2%
2028	4	11,162	7.7	266,018	11.6	37,969	26.3%	$749,397	32.8%
2029	4	22,857	15.8	333,058	14.6	60,826	42.1%	$1,082,455	47.4%
2030	5	71,049	49.2	949,896	41.6	131,875	91.3%	$2,032,351	88.9%
2031	1	4,868	3.4	109,530	4.8	136,743	94.7%	$2,141,881	93.7%
2032	1	4,219	2.9	75,394	3.3	140,962	97.6%	$2,217,275	97.0%
2033	0	0	0.0	0	0.0	140,962	97.6%	$2,217,275	97.0%
2034	2	3,485	2.4	68,055	3.0	144,447	100.0%	$2,285,330	100.0%
2035	0	0	0.0	0	0.0	144,447	100.0%	$2,285,330	100.0%
2036 & Beyond	0	0	0.0	0	0.0	144,447	100.0%	$2,285,330	100.0%
Total	25	144,447	100.0%	$2,285,330	100.0%
(1)	Based on the underwritten rent roll dated March 24, 2025 including rent steps of $72,534 through February 2026.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to the historical operating results and underwritten cash flows of the Cress Creek Square Shopping Center Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$2,042,223	$1,971,002	$2,045,935	$2,093,091	$2,212,796	$15.32	72.3%
Vacancy Gross Up	0	0	0	0	74,394	0.52	2.4
Rent Steps(3)	0	0	0	0	72,534	0.50	2.4
Reimbursements	672,453	796,160	684,040	681,152	698,163	4.83	22.8
Other Income(4)	0	0	0	0	3,000	0.02	0.1
Gross Potential Income	$2,714,675	$2,767,162	$2,729,975	$2,774,243	$3,060,887	$21.19	100.0%
(Vacancy)	0	0	0	0	(152,894)	(1.06)	(5.0)
Effective Gross Income	$2,714,675	$2,767,162	$2,729,975	$2,774,243	$2,907,993	$20.13	95.0%
Real Estate Taxes	320,796	321,820	305,345	328,485	293,647	2.03	10.1
Insurance	39,398	52,532	49,359	49,359	49,454	0.34	1.7
Other Operating Expenses	410,831	407,411	427,267	450,771	398,299	2.76	13.7
Total Expenses	$771,025	$781,763	$781,971	$828,616	$741,400	$5.13	25.5%
Net Operating Income	$1,943,650	$1,985,399	$1,948,004	$1,945,628	$2,166,592	$15.00	74.5%
Capital Expenditures	0	0	0	0	21,667	0.15	0.8
TI/LC(5)	0	0	0	0	93,891	0.65	3.2
Net Cash Flow	$1,943,650	$1,985,399	$1,948,004	$1,945,628	$2,051,035	$14.20	70.5%
(1)	TTM represents the trailing 12-month period ending February 28, 2025.
(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Based on the underwritten rent roll dated March 24, 2025 including rent steps of $72,534 through February 2026.
(4)	Other Income includes income for a seasonal tenant in December for a Christmas tree lot (Swan’s Christmas Trees).
(5)	TI/LCare underwritten based on $0.33 per square feet each, respectively.

The Market. The Cress Creek Square Shopping Center Property is located in Naperville, Illinois. The Cress Creek Square Shopping Center Property is situated approximately 31 miles west of Downtown Chicago, Illinois and approximately 10 miles east of Aurora, Illinois. The neighborhood surrounding the Cress Creek Square Shopping Center Property consists primarily of mixed-use developments with residential, ground floor retail and restaurants, and mall developments situated along major arterials. Fox Valley Mall, a 1.5 million square feet shopping mall, is located approximately 4 miles southwest of the Cress Creek Square Shopping Center Property. According to the appraisal, the Cress Creek Square Shopping Center Property is located in the Western East/West Corridor retail submarket within the Chicago retail market.

According to the appraisal, the Chicago retail market had inventory of approximately 635 million square feet, a vacancy rate of approximately 4.6% and quoted rental rate of $17.54 per square foot as of the fourth quarter of 2024. Additionally, according to the appraisal, the Western East/West Corridor retail submarket had inventory of approximately 57.5 million square feet, a vacancy rate of approximately 5.9% and quoted rental rate of $19.24 per square foot as of the fourth quarter of 2024.

According to the appraisal, within a one-, three- and five-mile radius of the Cress Creek Square Shopping Center Property, the estimated 2024 population is 13,136, 86,729 and 212,812, respectively. Within the same radii, the estimated 2024 average annual household income is $162,437, $169,747 and $170,993, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

The following table presents certain information relating to comparable retail centers for the Cress Creek Square Shopping Center Property:

Competitive Property Summary(1)
Property Name Location	Year Built / Renovated	Total NRA (SF)	Total Occupancy	Distance to Subject	Tenant Name
Cress Creek Square Shopping Center 702-764 Royal Saint George Drive Naperville, IL	1987 / NAP	144,447(2)	97.8%(2)	-	Binny’s Liquors Fresh Thyme UFC Gym Naperville
Prairie Crossings Shopping Center 11043-11185 West Lincoln Highway Frankfort, IL	2004 / NAP	109,079	100.0%	32.3 miles	Whole Foods
I Heritage Square 7603-7605 Highway 311 Sellersburg, IN	1987 / 2020	54,913	100.0%	310.0 miles	Jay C Food Stores
Aldi 1680 East Apple Avenue Muskegon, MI	2023 / 2024	28,156	100.0%	210.0 miles	Aldi
Metro Market 1010 North Rochester Street Mukwonago, WI	1990 / 2018	63,303	100.0%	92.2 miles	Roundy’s Supermarket
Market at McKnight 9594 Manchester Road St. Louis, MO	2007 / NAP	54,618	100.0%	288.0 miles	Aldi
Fabyan Randall Plaza 1902-1980 West Fabyan Parkway Batavia, IL	2001 / NAP	91,415	100.0%	15.4 miles	The Paper Store
Randall Commons 1596 South Randall Road Geneva, IL	1998 / NAP	227,229	81.7%	16.0 miles	Bullfrog International
Mosaic Crossing 1851-1892 North Neltnor Boulevard West Chicago, IL	1988 / NAP	100,242	NAV	11.2 miles	Kids Empire
Dundee Point 86 West Dundee Road Buffalo Grove, IL	1965 / 2002	31,409	NAV	33.1 miles	Midway America Slot Car
Sangamon Center North 1861 East Sangamon Avenue Springfield, IL	1972 / 1996	139,392	NAV	179.0 miles	Planet Fitness
Forest Plaza 6125 East State Street Rockford, IL	1985 / 1994	439,471	90.7%	65.9 miles	Buckle
Grand/Thatcher Plaza 8330-8368 West Grand Avenue River Grove, IL	1970 / NAP	49,050	100.0%	24.0 miles	NVA
3300 W Belmont Avenue 3300 West Belmont Avenue Chicago, IL	1978 / 2007	82,500	100.0%	34.3 miles	SpinXpress 2
Nantucket Square 1023 South Roselle Road Schaumburg, IL	1980 / NAP	53,720	79.9%	20.4 miles	Bricks and Minifigs
5251 West 95th Street 5251 West 95th Street Oak Lawn, IL	2008 / NAP	17,669	100.0%	29.3 miles	Confidential
(1)	Source: Appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated March 24, 2025.

The Borrower. The borrower is Cress Creek L.L.C., an Illinois limited liability company and single purpose entity with no independent directors.

The Borrower Sponsor. The borrower sponsor and non-recourse carveout guarantor is Arthur Goldner. Arthur Goldner is the founder of Arthur Goldner & Associates, Inc (“AGA”). AGA has sponsored over 100 partnerships or limited liability companies to acquire various assets and real estate in six states. AGA has completed transactions totaling approximately $1.1 billion dollars over 166 transactions covering approximately 7.95 million square feet over the past 42 years. AGA currently manages over 2 million square feet of real estate valued at over $184 million. Services provided by AGA include asset management, commercial and investment brokerage and tenant/landlord representation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

Property Management. The Cress Creek Square Shopping Center Property is managed by Arthur Goldner & Associates, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination, the borrower deposited (i) approximately $102,776 for tax reserves, (ii) approximately $47,600 for insurance reserves and (iii) approximately $40,438 for immediate repair reserves.

Tax Escrows – The borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months, currently estimated at $24,471.

Insurance Escrows – The borrower is required make monthly deposits equal to 1/12th of the annual estimated insurance payments that lender estimates will be payable for the renewal of coverages, currently estimated at $4,121.

Replacement Reserves – The borrower is required make monthly deposits equal to $1,806 for replacement reserves.

TI / LC Reserve – The borrower is required make monthly deposits equal to $7,824 for TI/LC reserves.

Critical Tenant Rollover Reserve – The borrower is required make monthly deposits equal to $8,333 for critical tenant rollover reserves.

Lockbox / Cash Management. The Cress Creek Square Shopping Center Mortgage Loan is structured with a springing lockbox and springing cash management. Within five business days after the occurrence of a Cash Sweep Event (as defined below), the borrower or the property manager is required to deliver a notice to all tenants at the Cress Creek Square Shopping Center Property directing them to remit any rent and all other sums due under the applicable lease directly to the lender-controlled lockbox account. If the borrower or any agent of the borrower at any time after the occurrence of a Cash Sweep Event receives from any tenant or any other party any rents or other charges related to the Cress Creek Square Shopping Center Property, the borrower is required to immediately, and in any event within one business day, remit or cause its agent to remit such receipts to the lockbox account bank. During the occurrence of any Cash Sweep Event, funds deposited in the lockbox account are required to be swept on each business day into a lender controlled cash management account and applied (i) to make required deposits (if any) into the tax reserve subaccount, (ii) to make required deposits (if any) into the insurance reserve subaccount, (iii) to make required deposits (if any) to the debt service reserve subaccount, (iv) to deposit funds sufficient to pay fees and expenses for the cash management bank into the cash management fee subaccount, (v) to deposit funds sufficient to pay monthly capital expenditures into the capital expenditure reserve subaccount, (vi) to deposit funds sufficient to pay the monthly rollover deposit into the rollover reserve subaccount and (vii) to deposit funds sufficient to pay any interest accruing at the default rate, late payment charges and any other amount due and payable under the Cress Creek Square Shopping Center Mortgage Loan documents into the delinquency subaccount. To the extent that no Cash Sweep Event is continuing, all excess cash flow is required to be disbursed to the borrower.

A “Cash Sweep Event” will commence upon any of the following: (i) the occurrence of an event of default under the Cress Creek Square Shopping Center Mortgage Loan documents; (ii) bankruptcy of the borrower; (iii) bankruptcy of the guarantor; (iv) bankruptcy of the property manager; (v) a Cash Sweep DSCR Trigger Event (as defined below); or (vi) a Critical Tenant Trigger Event (as defined below).

A Cash Sweep Event will end: (a) with regard to clause (i), upon the cure of the event of default; (b) with regard to clause (ii), upon the bankruptcy action against the borrower being discharged, stayed or dismissed within 60 days of such filing; (c) with regard to clause (iii), upon the bankruptcy action against the guarantor being discharged, stayed or dismissed within 60 days of such filing; (d) with respect to clause (iv), (a) if the borrower replaces the property manager with a new property manager acceptable to the lender or (b) if the bankruptcy action against the property manager is discharged, stayed or dismissed within 120 days of such filing; (e) with respect to clause (v), once the trailing twelve month debt service coverage ratio is greater than 1.15x for two consecutive quarters; and (f) with respect to clause (vi), on the date which the Critical Tenant Trigger Event is cured.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 10 – Cress Creek Square Shopping Center

A “Cash Sweep DSCR Trigger Event” means, any date on which the lender determines the debt service coverage ratio based on the trailing twelve-month period immediately preceding the date of such determination is less than 1.10x.

A “Critical Tenant Trigger Event” means any of the following with respect to any Critical Tenant Lease (as defined below): (i) the applicable Critical Tenant (as defined below) gives notice of its intention to terminate or not to extend or renew the applicable Critical Tenant Lease or the applicable Critical Tenant Lease is otherwise terminated; (ii) on or prior to twelve months prior to the then applicable expiration date under its lease, the related Critical Tenant fails to give irrevocable notice of its election to renew its lease; (iii) on or prior to the date by which the related Critical Tenant is required under its lease to notify the landlord of its election to renew its lease, such Critical Tenant fails to give such notice; (iv) an event of default occurs under such Critical Tenant Lease; (v) bankruptcy of the related Critical Tenant or any guarantor of such Critical Tenant Lease occurs; (vi) the related Critical Tenant elects to pay reduced rent (including, without limitation, percentage rent in lieu of fixed rent) pursuant to any right or remedy contained in the applicable Critical Tenant Lease; or (vii) the related Critical Tenant discontinues its normal business operations at its leased premises (other than a temporary cessation of business operations for permitted renovations or necessary repairs).

A Critical Tenant Trigger Event will end: (a) with regard to clauses (i), (ii) and (iii) above, on the date that (1) a Critical Tenant Lease Extension (as defined below) is duly executed and delivered by the borrower, such Critical Tenant Lease Extension covers all of the applicable Critical Tenant space, all tenant improvement costs, leasing commissions and other material costs and expenses related thereto have been satisfied or an amount sufficient to cover any such costs and expenses as reasonably determined by the lender, has been deposited into the critical tenant TI/LC account or (2) a Critical Tenant Space Re-tenanting Event (as defined below) has occurred with respect to the applicable Critical Tenant space; (b) with regard to clause (iv), upon a cure of the applicable event of default; (c) with regard to clause (v), when such Critical Tenant ceases to be a debtor in the applicable bankruptcy action or upon the affirmation of the applicable Critical Tenant Lease in the applicable bankruptcy action, provided that in each case the Critical Tenant is actually paying all rents and other amounts due under the applicable Critical Tenant Lease; (d) with regard to clause (vi), when the applicable Critical Tenant re-commences the payment of full unabated rent; or (e) with regard to clause (vii), when the applicable Critical Tenant re-commences its normal business operations at the applicable Critical Tenant space or a Critical Tenant Space Re-tenanting Event has occurred.

A “Critical Tenant” means each of (i) Binny’s Liquors and (ii) Fresh Thyme, together with their respective successors and assigns, and any other tenant hereafter occupying all or a portion of the related Critical Tenant space.

A “Critical Tenant Lease” means each of (i) the Binny’s Liquors lease, (ii) the Fresh Thyme lease, and (iii) any lease entered into pursuant to which a tenant leases all or a portion of the related Critical Tenant space.

A “Critical Tenant Lease Extension” means (i) the exercise by a Critical Tenant of the five-year extension right in accordance with the provisions currently set forth in the applicable Critical Tenant Lease.

A “Critical Tenant Space Re-tenanting Event” means the date upon which all of the following conditions have been satisfied with respect to such Critical Tenant Lease: (i) the related Critical Tenant space has been leased to one or more replacement tenant(s) for a term of at least five years and otherwise on terms and conditions reasonably acceptable to the lender, (ii) all tenant improvement costs, leasing commissions and other material costs and expenses relating to the re-letting of the related Critical Tenant space has been paid in full, and (iii) the replacement tenant(s) is conducting normal business operations at the related Critical Tenant space.

Subordinate and Mezzanine Debt. None.

Permitted Future Subordinate or Mezzanine Debt. Not permitted.

Partial Release. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Structural and Collateral Term Sheet	BMO 2025-C12
No. 11 – Arcadia on the River
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$18,200,000	Title:	Fee
Cut-off Date Principal Balance:	$18,200,000	Property Type – Subtype:	Multifamily – Student Housing
% of IPB:	2.8%	Net Rentable Area (Beds):	510
Loan Purpose:	Acquisition	Location:	Milledgeville, GA
Borrowers:	Various(1)	Year Built / Renovated:	2017 / NAP
Borrower Sponsors:	Francis Greenburger and Robert Kantor	Occupancy:	98.2%
Interest Rate:	6.31900%	Occupancy Date:	2/1/2025
Note Date:	2/10/2025	4th Most Recent NOI (As of):	$1,735,622 (12/31/2021)
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of):	$1,773,022 (12/31/2022)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,984,111 (12/31/2023)
Original Term:	120 months	Most Recent NOI (As of):	$2,453,561 (TTM 11/30/2024)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$4,689,370
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$2,323,813
Lockbox / Cash Management:	Springing	UW NOI:	$2,365,557
Additional Debt:	No	UW NCF:	$2,314,557
Additional Debt Balance:	N/A	Appraised Value / Per Bed:	$30,700,000 / $60,196
Additional Debt Type:	N/A	Appraisal Date:	11/25/2024

Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$67,308	$16,827	N/A
Insurance:	$0	Springing	N/A
Replacement Reserves:	$0	$4,250	N/A
Deferred Maintenance:	$22,080	$0	N/A
Working Capital Reserve:	$1,000,000	$0	N/A

Financial Information
Cut-off Date Loan / Bed:	$35,686
Maturity Date Loan / Bed:	$35,686
Cut-off Date LTV:	59.3%
Maturity Date LTV:	59.3%
UW NCF DSCR:	1.98x
UW NOI Debt Yield:	13.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$18,200,000	58.8%	Purchase Price	$28,100,000	90.7%
Equity Contribution	12,772,049	41.2	Closing Costs	1,782,661	5.8
			Reserves	1,089,388	3.5
Total Sources	$30,972,049	100.0%	Total Uses	$30,972,049	100.0%
(1)	The borrowers for the Arcadia on the River Mortgage Loan (as defined below) are Arcadia TEI Equities LLC, Arcadia Investor 1 LLC, Arcadia Investor 2 LLC, Arcadia Investor 3 LLC, Arcadia Investor 4 LLC, Arcadia Investor 5 LLC, Arcadia Investor 6 LLC, Arcadia Investor 7 LLC, Arcadia Investor 8 LLC and Arcadia Investor 9 LLC.

The Loan. The eleventh largest mortgage loan (the “Arcadia on the River Mortgage Loan”) is secured by the borrowers’ fee interests in a 510 bed, 123 unit, student-housing multifamily complex located in Milledgeville, Georgia (the “Arcadia on the River Property”). The Arcadia on the River Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $18,200,000. The Arcadia on the River Mortgage Loan was originated on February 10, 2025 by German American Capital Corporation (“GACC”) and accrues interest at a fixed rate of 6.31900% per annum. The Arcadia on the River Mortgage Loan has an initial term of 10 years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the Arcadia on the River Mortgage Loan is March 6, 2035.

The Property. The Arcadia on the River Property is a 510-bed, student-housing multifamily complex located in Milledgeville, Georgia. The Arcadia on the River Property was constructed in 2017. The Arcadia on the River Property consists of 123 units with 510 beds, all of which come furnished and feature walk-in closets, kitchens with stainless steel appliances, in-unit washers and dryers, and a television. Additionally, each tenant at the Arcadia on the River Property has their own bathroom. Community amenities include a large pool, 24-hour fitness center, volleyball court, basketball court, and picnic areas. The borrower sponsors have invested approximately $551,619 in capital expenditures since 2017,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

Structural and Collateral Term Sheet	BMO 2025-C12
No. 11 – Arcadia on the River

including land improvements, building improvements, unit improvements, and computer equipment. As of February 1, 2025, the Arcadia on the River Property was 98.2% occupied.

The Arcadia on the River Property is located within two miles of both Georgia College and Georgia Military College. The Arcadia on the River Property provides shuttle service for students to and from campus 7 days a week. Additionally, the Arcadia on the River Property is approximately two hours away from Atlanta and two and a half hours away from Savannah.

The unit mix at the Arcadia on the River Property consists of 16 two-bedroom two-bathroom units, 44 three-bedroom three-bathroom units, 11 four-bedroom four-bathroom units, 10 five-bedroom five-bathroom units, and 42 six-bedroom six-bathroom units. The Arcadia on the River Property leases beds, and the majority of the leases have parental guarantees.

The following table presents certain information relating to the multifamily unit mix at the Arcadia on the River Property:

Arcadia on the River Unit Mix(1)
Unit Type	# of Beds	% of Total	Occupied Beds	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Bed(2)
2 BR / 2 BA	32	6.3%	32	100.0%	492	$952
3 BR / 3 BA	132	25.9%	130	98.5%	473	$774
4 BR / 4 BA	44	8.6%	43	97.7%	406	$783
5 BR / 5 BA	50	9.8%	50	100.0%	386	$726
6 BR / 6 BA	252	49.4%	246	97.6%	358	$685
Total/Wtd. Avg.	510	100.0%	501	98.2%	403	$737
(1)	Based on the underwritten rent roll dated February 1, 2025.
(2)	Average Monthly Rental Rate Per Bed is based on occupied beds.

Appraisal. According to the appraisal, the Arcadia on the River Property had an “as-is” appraised value of $30,700,000 as of November 25, 2024. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary (1)
Property	Value	Capitalization Rate
Arcadia on the River	$30,700,000	7.25%
(1)	Source: Appraisal.

Environmental. According to the Phase I environmental site assessment dated October 30, 2024, there was no evidence of any recognized environmental conditions at the Arcadia on the River Property.

The following table presents certain information relating to the current multifamily occupancy of the Arcadia on the River Property:

Historical and Current Occupancy(1)
	2022	2023	2024	Current(2)
Arcadia on the River	NAV	NAV	NAV	98.2%
(1)	Historical occupancies are not available as the borrower was not required to provide the information.
(2)	Current occupancy represents occupancy as of February 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 11 – Arcadia on the River

The following table presents certain information relating to the operating history and underwritten cash flows of the Arcadia on the River Property:

Operating History and Underwritten Net Cash Flow
	2021	2022	2023	TTM 11/30/2024	Underwritten	UW Per Unit	%(1)
Base Rent	$3,786,274	$3,916,804	$3,964,901	$4,190,784	$4,513,249	$8,850	105.6%
Vacancy	(465,842)	(260,179)	(134,212)	(123,000)	(225,662)	(442)	(5.3)
Bad Debt & Concessions	(25,425)	(16,721)	(16,512)	(14,176)	(15,267)	(30)	(0.4)
Net Rental Income	$3,295,007	$3,639,904	$3,814,177	$4,053,607	$4,272,319	$8,377	100.0%
Other Income(2)	278,034	278,647	334,774	417,050	417,050	818	9.8
Effective Gross Income	$3,573,041	$3,918,551	$4,148,952	$4,470,658	$4,689,370	$9,195	109.8%
Real Estate Taxes	155,723	303,879	234,118	250,094	381,736	749	8.1
Insurance	74,738	105,480	115,957	90,911	94,789	186	2.0
Other Expenses(3)	1,606,958	1,736,170	1,814,766	1,676,093	1,847,288	3,622	39.4
Total Expenses	$1,837,419	$2,145,529	$2,164,841	$2,017,097	$2,323,813	$4,556	49.6%
Net Operating Income	$1,735,622	$1,773,022	$1,984,111	$2,453,561	$2,365,557	$4,638	50.4%
Replacement Reserve	0	0	0	0	51,000	100	1.1
Net Cash Flow	$1,735,622	$1,773,022	$1,984,111	$2,453,561	$2,314,557	$4,538	49.4%
(1)	The % column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of the fields.
(2)	Other Income includes parking income, utility reimbursements, and general income.
(3)	Other Expenses consist of repairs and maintenance, utilities, management fee, payroll and benefits, professional fees, general and administrative, and other expenses.

The Market. The Arcadia on the River Property is located at 120 Pumping Station Road and 700 Nelson Road in Milledgeville, Georgia. According to the appraisal, the Arcadia on the River Property is located within the Milledgeville, GA student housing market. The Milledgeville, GA student housing market contains 2,863 purpose built beds, averaging a rate of $732 per bed at a 94% occupancy rate. As of November 21, 2024, the market saw a pre-leasing rate of 71%.

The Arcadia on the River Property services two universities in the Milledgeville area: Georgia College & State University and Georgia Military College. As of 2023, Georgia College & State University recorded 5,602 full-time students, up from 5,020 in 2022. Total enrollment also increased from 6,315 in 2022 to 6,811 in 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Structural and Collateral Term Sheet	BMO 2025-C12
No. 11 – Arcadia on the River

The following table presents certain information relating to comparable multifamily properties to the Arcadia on the River Property:

Multifamily Rent Comparables(1)
Property Address	Year Built / Renovated	Occupancy	# of Beds	Average SF per Unit	Average Rent per SF	Average Rent per Bed
Arcadia on the River(2) 120 Pumping Station Road and 700 Nelson Road Milledgeville, GA 31061	2017 / NAP	98.2%	510	1,670 SF	$1.83	$737
Magnolia Park 529 West Bypass NW Milledgeville, GA 31061	2006 / NAP	95.0%	444	1,390 SF	$1.88	$808
The Bellamy at Milledgeville 145 South Irwin Street Milledgeville, GA 31061	2009 / NAP	85.0%	422	1,170 SF	$2.13	$755
Revelry Flats 500 West Franklin Street Milledgeville, GA 31061	2006 / NAP	95.0%	460	1,175 SF	$1.48	$791
College Station Apartments 501 North Wilkinson Street Milledgeville, GA 31061	1998 / NAP	84.6%	305	1,091 SF	$1.57	$677
Station on McIntosh 311 East Mcintosh Street Milledgeville, GA 31061	2016 / NAP	96.5%	145	1,617 SF	$2.03	$655

(1)	Source: Appraisal unless otherwise specified.
(2)	Based on the underwritten rent roll dated February 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Structural and Collateral Term Sheet	BMO 2025-C12
No. 12 – Green Door Apartments
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	LMF	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$16,000,000	Title:	Fee
Cut-off Date Principal Balance:	$15,937,004	Property Type - Subtype:	Multifamily – Garden
% by IPB:	2.5%	Net Rentable Area (Units):	265
Loan Purpose:	Refinance	Location:	Belleville, IL
Borrower:	Green Door Apartments III LLC	Year Built / Renovated:	1964-1982 / 2023
Borrower Sponsors:	Jeffrey R. Kreutz and Matthew Hoffman	Occupancy:	97.7%
Interest Rate:	6.11000%	Occupancy Date:	4/30/2025
Note Date:	2/26/2025	4th Most Recent NOI (As of):	$1,120,674 (12/31/2022)
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of):	$1,333,374 (12/31/2023)
Interest-only Period:	None	2nd Most Recent NOI (As of):	$1,632,415 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$1,711,608 (TTM 3/31/2025)
Original Amortization Term:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Amortizing Balloon	UW Revenues:	$3,538,409
Call Protection:	L(23),YM1(90),O(7)	UW Expenses:	$1,549,321
Lockbox / Cash Management:	Springing	UW NOI:	$1,989,089
Additional Debt:	No	UW NCF:	$1,922,839
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$29,300,000 / $110,566
Additional Debt Type:	N/A	Appraisal Date:	12/27/2024

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$60,140
Taxes:	$133,270	$15,865	N/A	Maturity Date Loan / Unit:	$46,934
Insurance:	$113,320	$9,811	N/A	Cut-off Date LTV:	54.4%
Replacement Reserves:	$0	$5,521	N/A	Maturity Date LTV:	42.4%
Deferred Maintenance:	$72,998	$0	N/A	UW NCF DSCR:	1.54x
				UW NOI Debt Yield:	12.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$16,000,000	100.0%	Loan Payoff	$11,471,573	71.7%
			Return of Equity	3,899,135	24.4
			Upfront Reserves	319,587	2.0
			Closing Costs	309,705	1.9
Total Sources	$16,000,000	100.0%	Total Uses	$16,000,000	100.0%

The Loan. The twelfth largest mortgage loan (the “Green Door Apartments Mortgage Loan”) is secured by the borrower’s fee interest in a garden-style multifamily property located in Belleville, Illinois (the “Green Door Apartments Property”). The Green Door Apartments Mortgage Loan was originated on February 26, 2025 by LMF Commercial, LLC. The Green Door Apartments Mortgage Loan is an amortizing balloon loan that accrues interest at a fixed rate of 6.11000% per annum on an Actual/360 basis and will have a maturity balance of approximately $12,437,501 on the scheduled maturity date of March 6, 2035.

The Property. The Green Door Apartments Property is a 265-unit garden-style multifamily property built between 1964 and 1982 and renovated in 2023. As of April 30, 2025, the Green Door Apartments Property was 97.7% occupied. The Green Door Apartments Property is located at 101 Adeline Drive, approximately 96 miles south of Springfield, Illinois and approximately 295 miles south of downtown Chicago. The 18.65-acre parcel is improved with 59 two-story apartment buildings and 14 garage/carport structures. The Green Door Apartments Property contains 477 parking spaces equating to a parking ratio of approximately 1.8 spaces per unit. The Green Door Apartments Property features one-, two- and three-bedroom layouts ranging in size from 700 to 1,377 square feet. According to the appraisal, market rents range from $1,000 to $1,600 per month, with an average market rent of $1,091 and an average unit size of 818 square feet. Community

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Structural and Collateral Term Sheet	BMO 2025-C12
No. 12 – Green Door Apartments

amenities include a playground, walking/bike trails and on-site maintenance. Unit features include, among other items, air conditioning, dishwashers, walk-in closets, microwave/oven, washer/dryer hookup, and Wi-Fi/high-speed internet access. The borrower acquired the Green Door Apartments Property in multiple phases with the first purchase date on March 31, 2014, and the last purchase date on October 28, 2024. The total purchase price was approximately $6.5 million. Since acquisition, the borrower has invested approximately $5.6 million in capital improvements, which included siding and exterior building repairs, roof repairs, deck repairs, asphalt and landscape improvements, exterior lighting upgrades and apartment interior upgrades that included hardwood style flooring, paint, kitchen upgrades and bathroom upgrades.

The following table presents detailed information with respect to the units at the Green Door Apartments Property:

Unit Summary(1)
Unit Type	No. of Units	% of Total	Occupied Collateral Units	% of Units Occupied	Average Unit Size (SF)	In Place Rental Rate	In Place Rental Rate per SF	Average Monthly Market Rental Rate(2)	Average Monthly Market Rental Rate per SF(2)
1 BR / 1 BA	131	49.4%	129	98.5%	700	$926	$1.32	$1,000	$1.43
2 BR / 1 BA	111	41.9	108	97.3%	903	$1,064	$1.18	$1,160	$1.29
2 BR / 1.5 BA	18	6.8	17	94.4%	1,000	$1,160	$1.16	$1,233	$1.23
3 BR / 1.5 BA	4	1.5	4	100.0%	1,364	$1,338	$0.98	$1,400	$1.03
3 BR / 3 BA	1	0.4	1	100.0%	1,377	$1,600	$1.16	$1,600	$1.16
Total/Wtd. Avg.(3)	265	100.0%	259	97.7%	818	$1,008	$1.25	$1,091	$1.35
(1)	Based on the underwritten rent roll dated April 30, 2025.
(2)	Source: Appraisal.
(3)	Total/Wtd. Avg. excludes vacant units.

The following table presents certain information with respect to the historical and current occupancy of the Green Door Apartments Property:

	Historical and Current Occupancy(1)
2021	2022	2023	Current(2)
98.0%	98.0%	98.0%	97.7%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated April 30, 2025.

Appraisal. According to the appraisal, the Green Door Apartments Property had an “as-is” appraised value of $29,300,000 as of December 27, 2024. The table below shows the appraisal’s “as-is” conclusions:

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate
Income Capitalization Approach	$29,300,000	6.00%
(1)	Source: Appraisal.

Environmental. According to a Phase I environmental assessment dated January 16, 2025, there was no evidence of any recognized environmental conditions at the Green Door Apartments Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Structural and Collateral Term Sheet	BMO 2025-C12
No. 12 – Green Door Apartments

The following table presents certain information with respect to the historical operating performance and underwritten cash flows of the Green Door Apartments Property:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per Unit	%(2)
Gross Potential Rent	$1,889,705	$2,151,093	$2,531,332	$2,701,365	$3,132,240	$11,820	97.5%
Vacancy Gross Up	0	0	0	0	80,573	304	2.5
Net Rental Income	$1,889,705	$2,151,093	$2,531,332	$2,701,365	$3,212,813	$12,124	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(160,641)	(606)	(5.0)
Other Income(3)	383,187	419,970	476,145	486,237	486,237	1,835	15.1
Effective Gross Income	$2,272,892	$2,571,063	$3,007,477	$3,187,602	$3,538,409	$13,352	110.1%

Total Expenses	$1,152,218	$1,237,689	$1,375,062	$1,475,994	$1,549,321	$5,846	43.8%

Net Operating Income	$1,120,674	$1,333,374	$1,632,415	$1,711,608	$1,989,089	$7,506	56.2%

Total Capex/RR	0	0	0	0	66,250	250	1.9

Net Cash Flow	$1,120,674	$1,333,374	$1,632,415	$1,711,608	$1,922,839	$7,256	54.3%
(1)	TTM reflects the trailing 12 months ending March 31, 2025.
(2)	% column represents percent of Net Rental Income for revenue fields and represents percent of Effective Gross Income for the remainder of fields.
(3)	Other Income was underwritten based on the trailing 12 months ending March 31, 2025.

The Market. According to the appraisal, the Green Door Apartments Property is located in the St. Louis multifamily market. As of the fourth quarter of 2024, the St. Louis multifamily market had average asking monthly rent of $1,223 per unit and vacancy was 9.7%. According to the appraisal, the Green Door Apartments Property is located in the Belleville multifamily submarket. As of the fourth quarter of 2024, the Belleville multifamily submarket had average asking monthly rent of $1,004 per unit and vacancy was 6.4%.

The population within a one-, three- and five-mile radius of the Green Door Apartments Property is 7,682, 50,513 and 117,570, respectively. The 2024 average household income within the same radii was $101,399, $106,922 and $102,032, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Structural and Collateral Term Sheet	BMO 2025-C12
No. 12 – Green Door Apartments

The following table presents certain information relating to comparable multifamily rental properties to the Green Door Apartments Property:

Comparable Rental Summary(1)
Property Address	Year Built / Renovated	Occupancy	# Units	Unit Mix	Average SF per Unit	Average Rent per SF	Average Rent per Unit
Green Door Apartments(2) 101 Adeline Drive Belleville, IL	1964-1982 / 2023	97.7%	265	1BR / 1BA 2BR / 1BA 2BR / 1.5BA 3BR / 1.5BA 3BR / 3BA	700 903 1,000 1,364 1,377	$1.43 $1.29 $1.23 $1.03 $1.16	$1,000 $1,160 $1,233 $1,400 $1,600
St. Clair Village Apartments 409 East Carlyle Avenue Belleville, IL	1975 / NAP	99%	240	1BR / 1BA 2BR / 1BA 3BR / 1.5BA 4BR / 2BA	600 790 1,280 2,200	$1.48 $1.39 $1.03 $0.76	$889 $1,102 $1,321 $1,671
Green Mount Lake Apartments 1200 Greenfield Place O’Fallon, IL	2004 / NAP	93%	240	1BR / 1BA 2BR / 2BA 3BR / 2BA	810 1,083 1,330	$1.63 $1.35 $1.37	$1,322 $1,458 $1,818
Metro Apartments at Collinsville 125 Idlerun Drive Collinsville, IL	1987 / NAP	94%	202	1BR / 1BA 2BR / 1.5BA 3BR / 1BA	700 975 1,000	$1.39 $1.18 $1.31	$974 $1,153 $1,307
Longacre Ponds Apartments 21 Northbrook Circle Fairview Heights, IL	2006 / NAP	96%	249	1BR / 1BA 2BR / 2BA 3BR / 2BA	700 1,085 1,285	$1.92 $1.50 $1.41	$1,346 $1,630 $1,816
Storyboard on Wisteria 1456 Wisteria Court Swansea, IL	2005 / NAP	92%	54	1BR / 1BA 2BR / 1BA 3BR / 2BA	800 1,058 2,400	$2.08 $0.97 $0.79	$1,664 $1,027 $1,907
Oak Hill Village 25 Oak Hill Drive Belleville, IL	1979 / NAP	99%	80	1BR / 1BA 2BR / 2BA 3BR / 2BA	600 900 1,300	$1.11 $0.96 $1.00	$664 $863 $1,303
(1)	Source: Appraisal and market report, unless otherwise indicated. Comparables reflect market rate units.
(2)	Based on the underwritten rent roll dated April 30, 2025 or as otherwise provided by the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Structural and Collateral Term Sheet	BMO 2025-C12
No. 13 – Southeast Retail Portfolio
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$14,600,000	Title:	Fee
Cut-off Date Principal Balance:	$14,600,000	Property Type - Subtype:	Retail – Various
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	175,310
Loan Purpose:	Refinance	Location:	Various, Various
Borrowers(1):	Various	Year Built / Renovated:	Various / Various
Borrower Sponsors(2):	Various	Occupancy:	98.1%
Interest Rate:	7.60000%	Occupancy Date:	4/24/2025
Note Date:	5/7/2025	4th Most Recent NOI (As of):	$1,875,355 (12/31/2022)
Maturity Date:	6/6/2035	3rd Most Recent NOI (As of):	$1,582,220 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,532,142 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of):	$1,563,248 (TTM 2/28/2025)
Original Amortization:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$2,360,270
Call Protection:	L(24),D(92),O(4)	UW Expenses:	$607,506
Lockbox / Cash Management:	Springing	UW NOI:	$1,752,764
Additional Debt:	No	UW NCF:	$1,630,047
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$26,860,000 / $153
Additional Debt Type:	N/A	Appraisal Date(3):	Various

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$83
Taxes:	$117,396	$24,834	N/A	Maturity Date Loan / SF:	$83
Insurance:	$32,906	$10,969	N/A	Cut-off Date LTV:	54.4%
Replacements Reserve:	$0	$2,922	N/A	Maturity Date LTV:	54.4%
TI / LC:	$0	$15,417	$525,000	UW NCF DSCR:	1.45x
Deferred Maintenance:	$271,593	$0	N/A	UW NOI Debt Yield:	12.0%
Other Reserves(4):	$205,774	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,600,000	99.6%	Loan Payoff	$13,203,299	90.1%
Sponsor Equity	53,392	0.4	Closing Costs	822,423	5.6
			Upfront Reserves	627,669	4.3
Total Sources	$14,653,392	100.0%	Total Uses	$14,653,392	100.0%
(1)	The borrowers under the Southeast Retail Portfolio Mortgage Loan (as defined below) are ZP No. 16, LLC, ZP 392 Tarboro, LLC, ZP 393 Oleander Place, LLC, ZP No. 37, LLC, ZP No. 39, LLC, ZP 390 Warwick Blvd., LLC, ZP No. 78, LLC, ZP No. 88, LLC, ZP No. 143, LLC, ZP No. 163, L.P. and ZP 391 Shelbyville, LLC.
(2)	The borrower sponsors are Herbert J. Zimmer, Alan M. Zimmer, Arlene Z. Schreiber and Jeffrey L. Zimmer.
(3)	The appraisal dates range from February 10, 2025 to February 22, 2025.
(4)	Other Reserves represents (i) $166,245 related to outstanding TI/LCs for the tenant Oak Street Health and a (ii) $39,529 rent gap reserve relating to Oak Street Health.

The Loan. The thirteenth largest mortgage loan (the “Southeast Retail Portfolio Mortgage Loan”) is secured by the borrowers’ fee interest in 11 retail properties totaling 175,310 square feet located throughout North Carolina, Maryland, Virginia, Georgia and Tennessee (the “Southeast Retail Portfolio Properties”). The Southeast Retail Portfolio Mortgage Loan was originated on May 7, 2025 by Starwood Mortgage Capital LLC. The Southeast Retail Portfolio Mortgage Loan has a ten-year interest-only term and accrues interest at a rate of 7.60000% per annum on an Actual/360 basis. The scheduled maturity date of the Southeast Retail Portfolio Mortgage Loan is June 6, 2035.

The Property. The Southeast Retail Portfolio Properties consist of 11 properties totaling 175,310 square feet of retail space in the aggregate across North Carolina, Maryland, Virginia, Georgia and Tennessee. The Southeast Retail Portfolio Properties are 98.1% leased to 19 tenants as of April 24, 2025. Seven tenants representing 43.5% of underwritten base rent have been at the Southeast Retail Portfolio Properties for ten years or more. Six tenants representing approximately 29.9% of underwritten base rent have signed new leases since March 2023. Additionally, seven tenants representing 52.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 13 – Southeast Retail Portfolio

of the portfolio NRA and 57.6% of underwritten base rent hold investment-grade credit ratings. Individual property release are not permitted. The borrower sponsors are the original developers of the Southeast Retail Portfolio Properties.

The following table presents certain information relating to the Southeast Retail Portfolio Properties:

Portfolio Summary(1)
Property Name	Property Subtype	City, State	Year Built / Renovated	SF(2)	Occupancy %(2)	Allocated Cut-off Date Whole Loan Amount (“ALA”)(3)	% of ALA	Appraised Value	% of Appraised Value
Oleander Center	Shadow Anchored	Wilmington, NC	1965, 2000 / 1991	20,665	100.0%	$3,206,999	22.0%	$5,900,000	22.0%
CVS Baltimore	Single Tenant	Baltimore, MD	1998 / NAP	12,608	100.0%	2,065,525	14.1	3,800,000	14.1
Shelbyville Crossing	Anchored	Shelbyville, TN	1990 / NAP	35,400	90.5%	1,261,057	8.6	2,320,000	8.6
Walgreens Pearisburg	Single Tenant	Pearisburg, VA	1997 / NAP	11,288	100.0%	1,223,008	8.4	2,250,000	8.4
Trenton Plaza	Anchored	Trenton, GA	1992 / NAP	33,200	100.0%	1,174,088	8.0	2,160,000	8.0
Family Dollar Baltimore	Single Tenant	Baltimore, MD	1998 / NAP	10,125	100.0%	1,141,474	7.8	2,100,000	7.8
Dollar Tree Newport News	Single Tenant	Newport News, VA	1996 / NAP	12,608	100.0%	1,087,118	7.4	2,000,000	7.4
Ace Hardware Greenville	Single Tenant	Greenville, NC	1997 / NAP	10,908	100.0%	929,486	6.4	1,710,000	6.4
Tint World	Single Tenant	Wilmington, NC	2003 / NAP	8,000	100.0%	902,308	6.2	1,660,000	6.2
Dollar Tree Tarboro	Single Tenant	Tarboro, NC	1998 / NAP	10,908	100.0%	815,339	5.6	1,500,000	5.6
Walgreens Warrenton	Single Tenant	Warrenton, NC	1998 / NAP	9,600	100.0%	793,596	5.4	1,460,000	5.4
Total/Wtd. Avg.				175,310	98.1%	$14,600,000	100.0%	26,860,000	100.0%
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated April 24, 2025.
(3)	The Southeast Retail Portfolio Mortgage Loan documents do not permit the release of any of the Southeast Retail Portfolio Properties.

Major Tenants.

Food Lion (29,000 square feet; 16.5% of portfolio NRA; 8.4% of portfolio underwritten base rent). Food Lion is an American regional supermarket chain headquartered in Salisbury, North Carolina. Food Lion has over 1,100 supermarkets across ten states. Food Lion has been at the Shelbyville Crossing property since 1990 and most recently renewed its lease in September 2020 for a term of nine years through August 2029. Food Lion has five, five-year renewal options remaining and no termination options.

Food Outlet (29,000 square feet; 16.5% of portfolio NRA; 6.4% of portfolio underwritten base rent). Food Outlet is a local grocery store that offers fresh fruits and vegetables, meats and seafood, organic and allergy-friendly options and a diverse selection of international and specialty items. Food Outlet has been at the Trenton Plaza property since 2017 and operates under a lease with an expiration in December 2027. Food Outlet has one, five-year renewal option and no termination options.

CVS (12,608 square feet; 7.2% of portfolio NRA; 13.6% of portfolio underwritten base rent). CVS is an American retail corporation headquartered in Woonsocket, Rhode Island. CVS has been at the CVS Baltimore property since 2000 and most recently renewed its lease in December 2016 with an expiration in April 2029. CVS has two, five-year renewal options and no termination options.

Environmental. According to the Phase I environmental assessments dated February 20, 2025, there was one recognized environmental condition at the Family Dollar Baltimore property. The Family Dollar Baltimore property is adjacent to a space previously occupied by an auto repair facility with long-term use during a period with limited environmental regulations. See “Description of the Mortgage Pool— Statistical Characteristics of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	BMO 2025-C12
No. 13 – Southeast Retail Portfolio

The following table presents certain information relating to the historical and current occupancy at the Southeast Retail Portfolio Properties:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
90.7%	90.0%	97.2%	98.1%
(1)	Historical occupancy is as of December 30 of each respective year.
(2)	Current Occupancy is based on the underwritten rent roll dated April 24, 2025.

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Southeast Retail Portfolio Properties:

Top Ten Tenant Summary(1)
Tenant	Property	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Sales PSF	Occ. Costs	Lease Exp. Date
Food Lion(3)(4)	Shelbyville Crossing	Baa1 / BBB+ / NR	29,000	16.5%	$5.66	$164,170	8.4%	$482	1.6%	8/31/2029
Food Outlet(5)	Trenton Plaza	NR / NR / NR	29,000	16.5	$4.31	125,000	6.4	NAV	NAV	12/31/2027
CVS(6)(7)	CVS Baltimore	Baa3 / BBB / BBB	12,608	7.2	$20.96	264,315	13.6	$553	5.1%	4/3/2029
Dollar Tree(8)	Dollar Tree Newport News	Baa2 / BBB / NR	12,608	7.2	$11.00	138,688	7.1	NAV	NAV	3/31/2034
Walgreens(9)(10)	Walgreens Pearisburg	B1 / BB- / NR	11,288	6.4	$14.00	158,032	8.1	$250	6.1%	10/31/2038
Oak Street Health(11)	Oleander Center	Baa3 / BBB / BBB	11,083	6.3	$16.32	180,930	9.3	NAV	NAV	6/30/2035
Ace Hardware(12)	Ace Hardware Greenville	NR / NR / NR	10,908	6.2	$11.00	119,988	6.2	NAV	NAV	3/22/2033
Dollar Tree(13)	Dollar Tree Tarboro	Baa2 / BBB / NR	10,908	6.2	$9.50	103,626	5.3	NAV	NAV	2/28/2031
Family Dollar(14)(15)	Family Dollar Baltimore	Baa2 / BBB / NR	10,125	5.8	$14.67	148,500	7.6	$275	7.1%	8/31/2028
Walgreens(16)	Walgreens Warrenton	B1 / BB- / NR	9,600	5.5	$10.63	102,000	5.2	NAV	NAV	4/30/2028
Top Ten Tenants			147,128	83.9%	$10.23	$1,505,249	77.5%

Non Top Ten Tenants			24,822	14.2%	$17.65	$438,216	22.5%

Occupied Collateral Total / Wtd. Avg.			171,950	98.1%	$11.30	$1,943,465	100.0%

Vacant Space			3,360	1.9%

Collateral Total			175,310	100.0%

(1)	Based on the underwritten rent roll dated April 24, 2025 with rent steps totaling $12,900 through April 2025 and averaged rent totaling $9,143 for Oak Street Health (CVS parent company) through its lease term.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Food Lion Sales PSF and Occ. Costs are for the trailing 12 months ending December 31, 2024.
(4)	Food Lion has five, five-year lease renewal options remaining.
(5)	Food Outlet has one, five-year lease renewal option remaining.
(6)	CVS Sales PSF and Occ. Costs are for the trailing 12 months ending May 31, 2024.
(7)	CVS has two, five-year lease renewal options remaining.
(8)	Dollar Tree has three, five-year lease renewal options remaining.
(9)	Walgreens Sales PSF and Occ. Costs are for the trailing 12 months ending October 31, 2024. The presented Walgreens Sales PSF and Occ. Costs were calculated using a four times multiplier. Walgreens reported sales during this time period were approximately $706,105
(10)	Walgreens has the right to terminate its lease on October 31, 2028 and October 31, 2033 with six months’ notice.
(11)	Oak Street Health recently signed a ten-year lease in November 2024. Oak Street Health formally accepted its space on February 1, 2025 and has no termination options under its lease. However, Oak Street Health is not required to commence paying rent until the earlier of (i) the date it opens for business and (ii) July 1, 2025. Two months of gap rent equal to $39,529 and $166,245 of tenant improvement costs were reserved with the lender at origination. Additionally, Oak Street Health has two, five-year lease renewal options.
(12)	Ace Hardware has two five-year lease renewal options remaining.
(13)	Dollar Tree has three, five-year lease renewal options remaining.
(14)	Family Dollar Sales PSF and Occ. Costs are for the trailing 12 months ending August 31, 2024.
(15)	Family Dollar has three, five-year lease renewal options remaining.
(16)	Walgreens has two, five-year lease renewal options remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

160

Structural and Collateral Term Sheet	BMO 2025-C12
No. 13 – Southeast Retail Portfolio

The following table presents certain information relating to the lease rollover schedule at the Southeast Retail Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	3,360	1.9%	NAP	NA	P	3,360	1.9%	NAP	NAP
2025 & MTM	2	2,640	1.5	$32,028	1.6%		6,000	3.4%	$32,028	1.6%
2026	1	816	0.5	18,600	1.0		6,816	3.9%	$50,628	2.6%
2027	2	30,200	17.2	143,172	7.4		37,016	21.1%	$193,800	10.0%
2028	3	21,525	12.3	268,950	13.8		58,541	33.4%	$462,750	23.8%
2029	2	41,608	23.7	428,485	22.0		100,149	57.1%	$891,235	45.9%
2030	2	6,600	3.8	139,500	7.2		106,749	60.9%	$1,030,735	53.0%
2031	2	14,674	8.4	190,244	9.8		121,423	69.3%	$1,220,979	62.8%
2032	1	8,000	4.6	124,848	6.4		129,423	73.8%	$1,345,827	69.2%
2033	1	10,908	6.2	119,988	6.2		140,331	80.0%	$1,465,815	75.4%
2034	1	12,608	7.2	138,688	7.1		152,939	87.2%	$1,604,503	82.6%
2035	1	11,083	6.3	180,930	9.3		164,022	93.6%	$1,785,433	91.9%
2036 & Beyond	1	11,288	6.4	158,032	8.1		175,310	100.0%	$1,943,465	100.0%
Total	19	175,310	100.0%	$1,943,465	100.0%
(1)	Based on the underwritten rent roll dated April 24, 2025 with rent steps totaling $12,900 through April 2025 and averaged rent totaling $9,143 for Oak Street Health (CVS parent company) through its lease term.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

The Markets. The Southeast Retail Portfolio Property is located across a geographically diverse number of markets.

The following table presents certain demographic information relating to the Southeast Retail Portfolio Properties:

Demographic Summary(1)
Property Name	Location	1-mile Population	3-mile Population	5-mile Population	1-mile Median Household Income	3-mile Median Household Income	5-mile Median Household Income
Oleander Center	Wilmington, NC	7,573	74,827	147,993	$54,406	$59,605	$67,183
CVS Baltimore	Baltimore, MD	26,726	213,313	510,008	$35,372	$50,260	$58,769
Shelbyville Crossing	Shelbyville, TN	6,535	25,373	31,558	$51,880	$60,065	$62,254
Walgreens Pearisburg	Pearisburg, VA	1,971	4,497	8,296	$55,025	$59,421	$60,208
Trenton Plaza	Trenton, GA	1,346	6,063	10,076	$49,266	$58,104	$59,423
Family Dollar Baltimore	Baltimore, MD	17,639	97,155	314,188	$45,113	$75,520	$65,504
Dollar Tree Newport News	Newport News, VA	13,097	77,245	159,009	$65,597	$73,482	$76,038
Ace Hardware Greenville	Greenville, NC	9,648	58,708	109,759	$57,379	$63,228	$60,810
Tint World	Wilmington, NC	6,700	52,413	133,571	$45,863	$60,893	$65,404
Dollar Tree Tarboro	Tarboro, NC	5,789	12,260	14,382	$48,394	$43,722	$44,975
Walgreens Warrenton	Warrenton, NC	970	3,176	6,073	$44,283	$44,945	$45,175
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

161

Structural and Collateral Term Sheet	BMO 2025-C12
No. 13 – Southeast Retail Portfolio

The following table presents certain market information relating to the Southeast Retail Portfolio Properties:

Market Summary(1)
Property Name	Location	Market	Average Market Rent PSF	Average Market Vacancy	Submarket	Average Submarket Rent PSF	Average Submarket Vacancy
Oleander Center	Wilmington, NC	Wilmington	$20.47	1.5%	Midtown	$19.36	1.2%
CVS Baltimore	Baltimore, MD	Baltimore	$19.73	5.1%	Baltimore Northwest	$19.94	11.6%
Shelbyville Crossing	Shelbyville, TN	Bedford and Rutherford Counties	$21.91	1.8%	Bedford County	$13.74	1.7%
Walgreens Pearisburg	Pearisburg, VA	Giles, Bland, Montgomery, Pulaski and Wythe Counties	$12.40	3.4%	Giles, Pulaski and Wythe Counties	$10.88	7.1%
Trenton Plaza	Trenton, GA	Chattanooga	$16.80	3.1%	Dade & Walker County	$8.02	2.3%
Family Dollar Baltimore	Baltimore, MD	Baltimore	$19.71	5.2%	Baltimore Southeast	$23.22	3.2%
Dollar Tree Newport News	Newport News, VA	Hampton Roads	$16.06	4.4%	James River	$15.26	5.2%
Ace Hardware Greenville	Greenville, NC	Greenville	$14.87	2.3%	NAV	NAV	NAV
Tint World	Wilmington, NC	Wilmington	$8.37	5.7%	NAV	NAV	NAV
Dollar Tree Tarboro	Tarboro, NC	Rocky Mount	$10.08	4.7%	NAV	NAV	NAV
Walgreens Warrenton	Warrenton, NC	Raleigh-Durham DMA	$30.16	9.9%	NAV	NAV	NAV
(1)	Source: Appraisals.

The following table presents certain information relating to the appraisals’ market rent conclusions for the Southeast Retail Portfolio Properties:

Market Rent Summary(1)
	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements
Oleander Center – Retail	$24.00	5.0	3.0% per annum	$25.00
Oleander Center – Large Retail	$18.00	10.0	3.0% per annum	$10.00
CVS Baltimore	$20.00	NAV	NAV	NAV
Shelbyville Crossing – Inline	$13.00	5.0	3.0% per annum	$10.00
Shelbyville Crossing – Anchor	$6.00	5.0	None	$5.00
Walgreens Pearisburg	$13.75	NAV	NAV	NAV
Trenton Plaza – Grocery Anchor	$7.00	10.0	3.0% per annum	$7.00
Trenton Plaza – Superior Inline	$15.00	5.0	3.0% per annum	$10.00
Trenton Plaza – Inline	$10.25	5.0	3.0% per annum	$10.00
Family Dollar Baltimore	$14.50	NAV	NAV	NAV
Dollar Tree Newport News	$12.00	NAV	NAV	NAV
Ace Hardware Greenville	$11.00	NAV	NAV	NAV
Tint World	$15.50	NAV	NAV	NAV
Dollar Tree Tarboro	$10.00	NAV	NAV	NAV
Walgreens Warrenton	$10.50	NAV	NAV	NAV
(1)	Source: Appraisals.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

162

Structural and Collateral Term Sheet	BMO 2025-C12
No. 13 – Southeast Retail Portfolio

The following table presents certain information relating to the operating history and underwritten cash flows at the Southeast Retail Portfolio Properties:

Operating History and Underwritten Net Cash Flow
	2022	2023	2024	TTM(1)	Underwritten	Per SF	%(2)
Rents In Place	$1,977,125	$1,818,959	$1,758,125	$1,765,866	$1,921,421	$10.96	77.5%
Rent Steps(3)	0	0	0	0	22,043	0.13	0.9
Vacant Income	0	0	0	0	43,680	0.25	1.8
Reimbursements	458,520	353,351	380,289	387,288	490,892	2.80	19.8
Net Rental Income	$2,435,644	$2,172,310	$2,138,414	$2,153,154	$2,478,036	$14.14	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(123,902)	(0.71)	(5.0)
Other Income	4,436	7,238	6,030	6,136	6,136	0.03	0.2
Effective Gross Income	$2,440,080	$2,179,548	$2,144,443	$2,159,290	$2,360,270	$13.46	95.2%

Total Expenses	$564,725	$597,328	$612,302	$596,042	$607,506	$3.47	24.5%

Net Operating Income	$1,875,355	$1,582,220	$1,532,142	$1,563,248	$1,752,764	$10.00	70.7%

TI/LC	0	0	0	0	87,655	0.50	3.5
Capex/RR	0	0	0	0	35,062	0.20	1.4

Net Cash Flow	$1,875,355	$1,582,220	$1,532,142	$1,563,248	$1,630,047	$9.30	65.8%
(1)	TTM represents the trailing 12-month period ending February 28, 2025.
(2)	% column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remaining fields.
(3)	Underwritten Rent Steps totaling $12,900 through April 2025 and averaged rent totals $9,143 for Oak Street Health (CVS parent company) through its lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

163

Structural and Collateral Term Sheet	BMO 2025-C12
No. 14 – 1301 Rocky Point Drive
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	UBS AG	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$14,000,000	Title:	Fee
Cut-off Date Principal Balance:	$14,000,000	Property Type – Subtype:	Industrial – Manufacturing / Warehouse
% of IPB:	2.2%	Net Rentable Area (SF):	82,950
Loan Purpose:	Recapitalization	Location:	Oceanside, CA
Borrower:	Rocky Point Owner, LLC	Year Built / Renovated:	2015 / NAP
Borrower Sponsor:	Silvia Fiorucci	Occupancy:	100.0%
Interest Rate:	6.40000%	Occupancy Date:	6/6/2025
Note Date:	3/7/2025	4th Most Recent NOI (As of)(1):	NAV
Maturity Date:	3/6/2035	3rd Most Recent NOI (As of)(1):	NAV
Interest-only Period:	60 months	2nd Most Recent NOI (As of)(1):	NAV
Original Term:	120 months	Most Recent NOI (As of)(1):	NAV
Original Amortization Term:	360 months	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$1,419,499
Call Protection:	L(27),D(89),O(4)	UW Expenses:	$42,585
Lockbox / Cash Management:	Hard / Springing	UW NOI:	$1,376,915
Additional Debt:	No	UW NCF:	$1,311,543
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$30,000,000 / $362
Additional Debt Type:	N/A	Appraisal Date:	2/7/2025

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$169
Taxes:	$46,793	$17,997	N/A	Maturity Date Loan / SF:	$159
Insurance(2):	$207,446	Springing	N/A	Cut-off Date LTV:	46.7%
Replacement Reserves:	$0	$1,037	N/A	Maturity Date LTV:	43.9%
TI / LC Reserve:	$0	$6,913	N/A	UW NCF DSCR:	1.25x
Other(3):	$0	Springing	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$14,000,000	100.0%	Loan Payoff	$11,346,634	81.0%
			Return of Equity	1,510,814	10.8
			Closing Costs(4)	888,313	6.3
			Upfront Reserves	254,240	1.8
Total Sources	$14,000,000	100.0%	Total Uses	$14,000,000	100.0%
(1)	Historical financial information is not included as the 1301 Rocky Point Drive Property (as defined below) is leased by an affiliate of the borrower sponsor.
(2)	On a monthly basis, the borrower is required to deposit 1/12th of an amount that would be sufficient to pay insurance premiums for the renewal of coverages; provided, such monthly deposits have been waived for so long as the borrower maintains a blanket insurance policy acceptable to the lender.
(3)	On each monthly payment date during a material tenant trigger event period (as defined in the 1301 Rocky Point Drive Mortgage Loan (as defined below) agreement), the borrower is required to deposit with the lender an amount equal to the product of (i) the total rentable square footage demised (or theretofore demised) under all material tenant (as defined in the 1301 Rocky Point Drive Mortgage Loan agreement) leases with respect to which (or with respect to the related material tenants or lease guarantors) a material tenant trigger event exists and (ii) the ratio in which (A) the numerator is equal to $3.50 per square foot and (B) the denominator is equal to 12, for tenant allowances, tenant improvements and leasing commissions that may be incurred or required to be reimbursed by the borrower in connection with leasing material tenant space pursuant to qualified leases.
(4)	Closing Costs include $770,000 in origination fees.

The Loan. The fourteenth largest mortgage loan (the “1301 Rocky Point Drive Mortgage Loan”) is secured by the borrower’s fee interest in an 82,950 square foot industrial food processing facility located in Oceanside, California (the “1301 Rocky Point Drive Property”). The 1301 Rocky Point Drive Mortgage Loan was originated on March 7, 2025 by UBS AG. The 1301 Rocky Point Drive Mortgage Loan has an outstanding principal balance as of the Cut-off Date of $14,000,000, has a 10-year term and, following a 60-month interest only period, amortizes on a 30-year schedule and accrues interest at a rate of 6.40000% per annum on an Actual/360 basis. The scheduled maturity date of the 1301 Rocky Point Drive Mortgage Loan is March 6, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

164

Structural and Collateral Term Sheet	BMO 2025-C12
No. 14 – 1301 Rocky Point Drive

The Property. The 1301 Rocky Point Drive Property consists of an 82,950 square foot industrial food processing facility. Built in 2015, the 1301 Rocky Point Drive Property is situated on a 4.99-acre site with 138 parking spaces (1.66 spaces per 1,000 square feet). The 1301 Rocky Point Drive Property has 30-foot clear height ceilings, five dock-high doors and one grade-level ramp door. The 1301 Rocky Point Drive Property consists of approximately 51.2% food processing warehouse space, 28.2% ambient dry storage warehouse space, 10.0% cooler cold storage space, 9.9% office space and 0.7% freezer cold storage space.

The 1301 Rocky Point Drive Property is 100.0% leased to a borrower sponsor-related single tenant, Olli Salumeria Americana, LLC (“Olli Salumeria”). The 1301 Rocky Point Drive Property is built out for industrial food processing use, is FDA approved, and was built-to-suit for the manufacturing of salami and other cured meats, and packaging of these products. Constructed in 2015, the borrower sponsor spent approximately $4.2 million on land acquisition and approximately $9.9 million to develop the 1301 Rocky Point Drive Property with a total cost basis of approximately $14.1 million. Since acquisition, the tenant has invested approximately $35.9 million in leasehold improvements and machinery and equipment.

Sole Tenant.

Olli Salumeria (82,950 square feet; 100.0% NRA; 100.0% underwritten base rent). Olli Salumeria is a privately owned company specializing in producing Italian-style dry-cured meats, particularly salami. Olli Salumeria’s products include antipasto platters, pre-sliced salamis, chub sized sausages and snack packages. At origination, Olli Salumeria entered into a 15-year absolute NNN lease extension at a market rent of $17.50 per square foot through March 31, 2040. Olli Salumeria has no renewal or termination options. Olli Salumeria subleases 2,000 square feet (2.4% of NRA) to Dolce USA LLC, which according to the borrower sponsor is 80% owned by affiliates of the borrower sponsor. Dolce USA LLC has been at the 1301 Rocky Point Drive Property since 2018, and is currently operating under a month-to-month sublease with current rent of $17.50 per square foot.

Appraisal. According to the appraisal, the 1301 Rocky Point Drive Property had an “as-is” appraised value of $30,000,000 as of February 7, 2025. The table below shows the appraisal’s “as-is” conclusions.

Appraisal Valuation Summary(1)
Appraisal Approach	Appraised Value	Capitalization Rate(2)
Income Capitalization Approach	$30,000,000	5.00%
(1)	Source: Appraisal.
(2)	The appraisal placed primary emphasis on the discounted cash flow approach to arrive at the appraised value. The capitalization rate shown above represents the direct capitalization rate.

Environmental. According to the Phase I environmental assessments dated February 10, 2025, there was no evidence of any recognized environmental conditions at the 1301 Rocky Point Drive Property.

The following table presents certain information relating to the historical and current occupancy at the 1301 Rocky Point Drive Property:

Historical and Current Occupancy(1)
2022	2023	2024	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies represent the average annual occupancy as of December 31 for each respective year.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

165

Structural and Collateral Term Sheet	BMO 2025-C12
No. 14 – 1301 Rocky Point Drive

The following table presents certain information relating to the sole tenant at the 1301 Rocky Point Drive Property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF(2)	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Olli Salumeria(2)	NR/NR/NR	82,950	100.0%	$17.50	$1,451,625	100.0%	3/31/2040
Occupied Collateral Total / Wtd. Avg.		82,950	100.0%	$17.50	$1,451,625	100.0%
Vacant Space		0	0.0%
Collateral Total		82,950	100.0%

(1)	Based on the underwritten rent roll dated as of June 6, 2025.
(2)	Olli Salumeria has no termination options under its lease.

The following table presents certain information relating to the tenant lease expiration at the 1301 Rocky Point Drive Property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	UW Base Rent Expiring	% of UW Base Rent Expiring		Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative UW Base Rent Expiring	Cumulative % of UW Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NA	P	0	0.0%	NAP	NAP
2025 & MTM	0	0	0.0	$0	0.0%		0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2032	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2033	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2034	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2035	0	0	0.0	0	0.0		0	0.0%	$0	0.0%
2036 & Beyond	1	82,950	100.0	1,451,625	100.0		82,950	100.0%	$1,451,625	100.0%
Total	1	82,950	100.0%	$1,451,625	100.0%
(1)	Based on the underwritten rent roll dated as of June 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

166

Structural and Collateral Term Sheet	BMO 2025-C12
No. 14 – 1301 Rocky Point Drive

The following table presents certain information relating to the underwritten cash flow at the 1301 Rocky Point Drive Property:

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Base Rent	$1,451,625	$17.50	97.2%
Gross Potential Rent	$1,451,625	$17.50	97.2%
Total Reimbursements	42,585	0.51	2.9
Net Rental Income	$1,494,210	$18.01	100.0%
(Vacancy/Credit Loss)	(74,710)	(0.90)	(5.0)
Effective Gross Income	$1,419,499	$17.11	95.0%
Total Expenses	$42,585	$0.51	3.0%
Net Operating Income	$1,376,915	$16.60	97.0%
TI/LC	52,929	0.64	3.7
Capital Expenditures	12,443	0.15	0.9
Net Cash Flow	$1,311,543	$15.81	92.4%
(1)	Historical financial information is not included as the 1301 Rocky Point Drive Property is leased by an affiliate of the borrower sponsor and, at origination, the tenant entered into an extension and amendment to its lease at market rent.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

The Market. The 1301 Rocky Point Drive Property is located in Oceanside, San Diego County, California, approximately 6.8 miles east of downtown Oceanside, 41.6 miles north of San Diego and 89 miles south of Los Angeles. The city of Oceanside is located along the Pacific Ocean in San Diego’s North County. Originally incorporated in 1888, Oceanside encompasses approximately 41.2 square miles and is situated just south of Marine Corps Base Camp Pendleton. The 1301 Rocky Point Drive Property is located approximately 1.1 miles north of the College Boulevard Station of the SPRINTER light rail line. The SPRINTER rail spans 22 miles and connects Oceanside, Vista, San Marcos, and Escondido, with 15 stations along the way. In Oceanside, it connects to Amtrak, COASTER (commuter rail to San Diego), and Metrolink (commuter rail to Los Angeles).

According to a third-party market research report, the estimated 2025 population within a one-, three- and five-mile radius of the 1301 Rocky Point Drive Property was 12,911, 153,137 and 296,291, respectively, and the estimated 2025 average household income within the same radii was $128,445, $121,956 and $131,388, respectively.

According to a third-party market research report, the 1301 Rocky Point Drive Property is located within the Oceanside industrial submarket. As of January 2025, the Oceanside industrial submarket contained 10,098,930 square feet, a vacancy rate of approximately 4.1% and asking rent of $17.29 per square foot. The appraisal determined market rent of $18.00 per square foot NNN for industrial space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

167

Structural and Collateral Term Sheet	BMO 2025-C12
No. 14 – 1301 Rocky Point Drive

The following table presents certain information with respect to comparable leases to the 1301 Rocky Point Drive Property as identified in the appraisal:

Comparable Industrial Leases(1)
Property Name/Location	Year Built / Renovated	Tenant Name	Lease Area (SF)	Office %	Clear Ceiling Height	Lease Date/Term (Yrs.)	Annual Base Rent PSF	Lease Type
1301 Rocky Point Drive Oceanside, CA	2015 / NAP	Olli Salumeria(2)	82,950(2)	9.9%	30’	Mar-2025 / 15.0(2)	$17.50(2)	NNN
4000 Ruffin Road San Diego, CA	1980 / NAP	Illumina	66,619	20.0%	24'	Dec-2024 / 5.1	$21.00	NNN
9404 Cabot Drive San Diego, CA	1975 / NAP	CORT Furniture Rental	46,846	N/A	24'	Dec-2024 / 7.3	$21.00	NNN
5950 Nancy Ridge Drive San Diego, CA	1997 / NAP	G/M Business Interiors	40,440	N/A	24'	Nov-2024 / 7.3	$20.40	NNN
1756 Weld Boulevard San Diego, CA	2024 / NAP	GKN Aerospace	158,328	N/A	32'	Sep-2024 / 10.3	$19.20	NNN
7385 Misson Gorge Road San Diego, CA	1999 / NAP	Kaiser Permanente	44,739	N/A	28'	Aug-2024 / 5.0	$21.60	NNN
13500 Danielson Street Poway, CA	1997 / NAP	Somacis	72,600	30.3%	20'	Apr-2024 / 10.0	$21.60	NNN
480 North Spruce Street Escondido, CA	1982 / NAP	Big and Bold Wholesale	48,976	7.0%	21'	Oct-2023 / NAV	$15.00	NNN
30220 Commerce Court Murrieta, CA	2023 / NAP	Surplus Solutions	36,716	N/A	27'	Aug-2023 / 5.3	$14.40	NNN
4370 Jutland Drive San Diego, CA	1966 / 2011	TopBuild	72,716	10.0%	18'	Jun-2023 / 7.0	$18.00	NNN
6550 Mira Mesa Boulevard San Diego, CA	1996 / NAP	DPR Construction	44,219	10.9%	30'	Apr-2023 / 6.0	$21.60	NNN
(1)	Source: Appraisal.
(2)	Based on the underwritten rent roll dated June 6, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

168

Structural and Collateral Term Sheet	BMO 2025-C12
No. 15 – 7 East 19th Street & 223 East 80th Street
Mortgage Loan Information		Property Information
Mortgage Loan Seller:	Natixis	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$13,000,000	Title:	Fee
Cut-off Date Principal Balance:	$13,000,000	Property Type – Subtype:	Mixed Use – Multifamily / Retail
% of IPB:	2.0%	Net Rentable Area (Units)(1):	9
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	Seveneast 19 LLC and 223 East 80th Street LLC	Year Built / Renovated:	Various / 2018
Borrower Sponsor:	Deepak Raj	Occupancy:	100.0%
Interest Rate:	6.67500%	Occupancy Date:	4/1/2025
Note Date:	5/9/2025	4th Most Recent NOI (As of):	$1,153,171 (12/31/2022)
Maturity Date:	5/9/2035	3rd Most Recent NOI (As of):	$1,306,325 (12/31/2023)
Interest-only Period:	120 months	2nd Most Recent NOI (As of):	$1,139,980 (12/31/2024)
Original Term:	120 months	Most Recent NOI (As of)(2):	$1,113,571 (TTM 1/31/2025)
Original Amortization Term:	None	UW Economic Occupancy:	95.0%
Amortization Type:	Interest Only	UW Revenues:	$1,722,598
Call Protection:	YM1(25),DorYM1(91),O(4)	UW Expenses:	$472,011
Lockbox / Cash Management:	Soft (Residential); Hard (Commercial) / Springing	UW NOI(2):	$1,250,587
Additional Debt:	No	UW NCF:	$1,240,215
Additional Debt Balance:	N/A	Appraised Value / Per Unit(3):	$23,600,000 / $2,622,222
Additional Debt Type:	N/A	Appraisal Date:	2/3/2025

Escrows and Reserves
	Initial	Monthly	Initial Cap
Taxes:	$130,837	$26,167	N/A
Insurance:	$3,903	$3,903	N/A
Replacement Reserves:	$0	$276	N/A
TI/LC Reserve:	$0	$589	N/A
Deferred Maintenance:	$5,625	$0	N/A

Financial Information
Cut-off Date Loan / Unit(3):	$1,444,444
Maturity Date Loan / Unit(3):	$1,444,444
Cut-off Date LTV:	55.1%
Maturity Date LTV:	55.1%
UW NCF DSCR:	1.41x
UW NOI Debt Yield:	9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$13,000,000	89.3%	Loan Payoff	$14,218,809	97.7%
Sponsor Equity	1,560,517	10.7	Closing Costs	201,344	1.4
			Upfront Reserves	140,365	1.0
Total Sources	$14,560,517	100.0%	Total Uses	$14,560,517	100.0%
(1)	The 7 East 19th Street & 223 East 80th Street Properties (as defined below) are comprised of (in the aggregate) (i) nine multifamily units and (ii) 7,063 square feet of ground floor commercial space leased to two separate tenants. Daily Sprouts Bakery LLC, the commercial tenant occupying ground floor retail space at the 223 East 80th Street property (4,563 square feet; approximately $132,008 of underwritten base rent), has taken possession of its space and commenced paying rent but is not yet open for business. The borrower sponsor anticipates that Daily Sprouts Bakery LLC will open for business in June 2025.
(2)	The increase from Most Recent NOI (as of) to UW NOI is primarily attributable to lease up of the ground floor commercial space at the 223 East 80th Street property.
(3)	The Appraised Value / Per Unit, Cut-off Date Loan / Unit and Maturity Date Loan / Unit are based off nine multifamily units only.

The Loan. The fifteenth largest mortgage loan (the “7 East 19th Street & 223 East 80th Street Mortgage Loan”) is secured by the borrowers’ fee simple interest in two mixed use (multifamily / retail) properties located in New York, New York (the “7 East 19th Street & 223 East 80th Street Properties”). The 7 East 19th Street & 223 East 80th Street Mortgage Loan is evidenced by one promissory note with an outstanding principal balance as of the Cut-off Date of $13,000,000. The 7 East 19th Street & 223 East 80th Street Mortgage Loan was originated on May 9, 2025, by Natixis Real Estate Capital LLC (“Natixis”) and accrues interest at a fixed rate of 6.67500% per annum. The 7 East 19th Street & 223 East 80th Street Mortgage Loan has an initial term of ten years, is interest-only for the full term and accrues interest on an Actual/360 basis. The scheduled maturity date of the 7 East 19th Street & 223 East 80th Street Mortgage Loan is May 9, 2035.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

169

Structural and Collateral Term Sheet	BMO 2025-C12
No. 15 – 7 East 19th Street & 223 East 80th Street

The Properties. The 7 East 19th Street & 223 East 80th Street Properties are comprised of two mixed use (multifamily / retail) properties located at 7 East 19th Street and 223 East 80th Street, built in 1886 and 1911, respectively, and both subsequently renovated in 2018.

The following table presents certain information relating to the 7 East 19th Street & 223 East 80th Street Properties:

Portfolio Summary
Property Name	Year Built / Renovated(1)	Multifamily Units(2)	Occupancy %(2)	Allocated Cut-off Date Loan Amount (“ALA”)(3)	% of ALA	Appraised Value(4)	% of Appraised Value(4)	UW NOI(2)	% of UW NOI(2)
7 East 19th Street	1886 / 2018	4	100.0%	$8,180,000	62.9%	$14,000,000	59.3%	$784,263	62.7%
223 East 80th Street	1911 / 2018	5	100.0%	4,820,000	37.1	9,600,000	40.7	466,324	37.3
Total/Wtd. Avg.		9	100.0%	$13,000,000	100.0%	$23,600,000	100.0%	$1,250,587	100.0%
(1)	Source: Property condition reports.
(2)	Based on the underwritten rent roll dated April 1, 2025.
(3)	The 7 East 19th Street & 223 East 80th Street Mortgage Loan documents do not permit the release of either of the 7 East 19th Street & 223 East 80th Street Properties.
(4)	Source: Appraisal.

7 East 19th Street. The 7 East 19th Street property is a five-story, elevator serviced building located in New York, New York. The 7 East 19th Street property is comprised of four multifamily units, featuring a mix of one 2-bedroom, 2-bathroom unit and three 3-bedroom, 3-bathroom units, along with a 2,500 square feet ground floor retail space. The borrower sponsor acquired the building in December 2013 for approximately $12 million and has since renovated each unit for a total to-date cost basis of approximately $15.8 million. The multifamily and the retail portions of the 7 East 19th Street property are 100.0% occupied as of April 1, 2025.

The following table presents certain information relating to the multifamily unit mix at the 7 East 19th Street property:

7 East 19th Street Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
2 BR / 2 BA	1	25.0%	1	100.0%	1,650	$11,800
3 BR / 3 BA	3	75.0%	3	100.0%	1,783	$14,200
Total/Wtd. Avg.	4	100.0%	4	100.0%	1,750	$13,600
(1)	Based on the underwritten rent roll dated April 1, 2025.

The following table presents certain information relating to the commercial tenant at the 7 East 19th Street property:

7 East 19th Street Retail Unit(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Scanlan Theodore Americas, LLC	NR/NR/NR	2,500	100.0%	$132.83	$332,066	100.0%	2/28/2028
(1)	Based on the underwritten rent roll dated April 1, 2025.

223 East 80th Street. The 223 East 80th Street property is a six-story, elevator-serviced building located in New York, New York. The 223 East 80th Street property is comprised of five multifamily units, featuring a mix of four 2-bedroom, 3-bathroom units and one 3-bedroom, 4-bathroom unit, along with a 4,563 square feet ground floor retail space. The borrower sponsor acquired the building in July 2014 for approximately $11.2 million and has since renovated each unit for a total to-date cost basis of approximately $16.5 million. The multifamily and the retail portions of the 223 East 80th Street property are 100.0% occupied as of April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

170

Structural and Collateral Term Sheet	BMO 2025-C12
No. 15 – 7 East 19th Street & 223 East 80th Street

The following table presents certain information relating to the multifamily unit mix at the 223 East 80th Street property:

223 East 80th Street Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total	Occupied Units	Occupancy	Average Unit Size (SF)	Average Monthly Rental Rate Per Unit
2 BR / 3 BA	4	80.0%	4	100.0%	1,640	$10,624
3 BR / 4 BA	1	20.0%	1	100.0%	1,720	$12,900
Total/Wtd. Avg.	5	100.0%	5	100.0%	1,656	$11,079
(1)	Based on the underwritten rent roll dated April 1, 2025.

The following table presents certain information relating to the commercial tenant at the 223 East 80th Street property:

223 East 80th Street Retail Unit(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	UW Base Rent PSF	UW Base Rent	% of Total UW Base Rent	Lease Exp. Date
Daily Sprouts Bakery LLC(2)	NR/NR/NR	4,563	100.0%	$28.93	$132,008	100.0%	10/31/2029
(1)	Based on the underwritten rent roll dated April 1, 2025.
(2)	Daily Sprouts Bakery LLC, the commercial tenant occupying ground floor retail space at the 223 East 80th Street property, has taken possession of its space and commenced paying rent but is not yet open for business. The borrower sponsor anticipates that Daily Sprouts Bakery LLC will open for business in June 2025.

The following table presents certain information relating to the Underwritten Net Cash Flow of the 7 East 19th Street & 223 East 80th Street Properties:

Operating History and Underwritten Net Cash Flow(1)
	2022	2023	2024	TTM 1/31/2025	UW	U/W Per Unit(2)
Base Rent - Residential	$1,058,911	$1,185,138	$1,228,548	$1,236,138	$1,317,540	$146,393
(Vacancy / Credit Loss)	0	0	0	0	(65,877)	(7,320)
Total Effective Gross Income - Residential	$1,058,911	$1,185,138	$1,228,548	$1,236,138	$1,251,663	$139,074

Base Rent – Commercial(3)	$480,178	$537,566	$348,725	$309,010	$464,066	$66
Reimbursements – Commercial	7,716	9,450	12,208	12,208	31,655	4
(Vacancy / Credit Loss)	0	0	0	0	(24,786)	(4)
Effective Gross Income - Commercial	$487,894	$547,016	$360,933	$321,218	$470,935	$67

Total Effective Gross Income	$1,546,805	$1,732,154	$1,589,481	$1,557,356	$1,722,598	$191,400

Real Estate Taxes	$268,815	$290,458	$302,495	$304,645	$309,369	$34,374
Insurance	23,221	24,278	26,056	26,056	44,601	4,956
Other Expenses	101,598	111,093	120,950	113,084	118,041	13,116
Total Expenses	$393,634	$425,829	$449,501	$443,785	$472,011	$52,446

Net Operating Income	$1,153,171	$1,306,325	$1,139,980	$1,113,571	$1,250,587	$138,954
Replacement Reserves	0	0	0	0	3,309	368
Normalized TI/LC	0	0	0	0	7,063	785
Net Cash Flow	$1,153,171	$1,306,325	$1,139,980	$1,113,571	$1,240,215	$137,802
(1)	The increase from TTM 1/31/2025 to UW Net Operating Income is primarily attributable to lease up of the ground floor commercial space at the 223 East 80th Street property.
(2)	The per unit column is based on total multifamily units (nine units) for all line items except for commercial items which are based on total commercial SF at the 7 East 19th Street & 223 East 80th Street Properties (7,063 SF).
(3)	Daily Sprouts Bakery LLC, the commercial tenant occupying ground floor retail space at the 223 East 80th Street property (4,563 square feet; approximately $132,008 of underwritten base rent), has taken possession of its space and commenced paying rent but is not yet open for business. The borrower sponsor anticipates that Daily Sprouts Bakery LLC will open for business in June 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

171

Structural and Collateral Term Sheet	BMO 2025-C12
No. 15 – 7 East 19th Street & 223 East 80th Street

The Market. The 7 East 19th Street & 223 East 80th Street Properties are each located in New York, New York, within the New York metropolitan statistical area (“New York MSA”). Both of the 7 East 19th Street & 223 East 80th Street Properties have direct access to employment districts, restaurants, retail shops and the New York subway system. The New York MSA is the largest metropolitan statistical area in the United States and is predominately a service-oriented economy. According to the appraisals, the top four employers within New York City are JP Morgan Chase Co., Citi and ABM Industries and Pfizer.

According to the appraisal, the 7 East 19th Street property is located in the Midtown East multifamily submarket of the New York multifamily market. As of the fourth quarter of 2024, the Midtown East multifamily submarket had total inventory of 62,567 units, a vacancy rate of 3.8%, effective rent of $5,628 per unit and negative net absorption of 321 units.

The following table presents certain information relating to comparable multifamily properties to the 7 East 19th Street property:

7 East 19th Street Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
7 East 19th Street, New York, NY	-	1886 / 2018(2)	100.0%(3)	4(3)	2 BR / 2 BA	1,650 SF(3)	$11,800(3)
					3 BR / 3 BA	1,783 SF(3)	$14,200(3)
149 East 26th Street, New York, NY	0.6 mi	1945 / NAV	NAV	20	2 BR / 2 BA	1,544 SF	$10,500
					3 BR / 3 BA	1,426 SF	$12,750
46 West 21st Street, New York, NY	0.3 mi	1920 / NAV	NAV	5	2 BR / 2.5 BA	1,341 SF	$11,500
66 Ninth Avenue, New York, NY	0.9 mi	1905 / NAV	NAV	19	2 BR / 2.5 BA	1,942 SF	$12,000
141 Fifth Avenue, New York, NY	0.1 mi	1900 / NAV	NAV	34	2 BR / 2.5 BA	1,759 SF	$12,900
155 East 37th Street, New York, NY	1.2 mi	1920 / NAV	NAV	9	3 BR / 3 BA	1,588 SF	$11,950
128 West 26th Street, New York, NY	0.6 mi	2023 / NAV	NAV	13	3 BR / 2 BA	1,426 SF	$15,000
346 West 22nd Street, New York, NY	0.8 mi	1910 / NAV	NAV	4	3 BR / 2.5 BA	1,500 SF	$14,500
158 West 23rd Street, New York, NY	0.6 mi	1920 / NAV	NAV	5	3 BR / 2 BA	1,865 SF	$10,500
128 East 28th Street, New York, NY	0.7 mi	2021 / NAV	NAV	11	3 BR / 3.5 BA (Penthouse)	2,316 SF	$20,000
133 West 22nd Street, New York, NY	0.5 mi	2008 / NAV	NAV	101	3 BR / 3.5 BA (Penthouse)	2,300 SF	$18,500
550 West 29th Street, New York, NY	1.5 mi	2016 / NAV	NAV	19	3 BR / 3.5 BA (Penthouse)	2,180 SF	$16,000

(1)	Source: Appraisal.
(2)	Source: Property condition reports.
(3)	Based on the underwritten rent roll dated April 1, 2025.

According to the appraisal, the 223 East 80th Street property is located in the Upper East Side multifamily submarket of the New York multifamily market. As of the fourth quarter of 2024, the Upper East Side multifamily submarket had total inventory of 89,803 units, a vacancy rate of 2.6%, effective rent of $5,324 per unit and positive net absorption of 597 units.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

172

Structural and Collateral Term Sheet	BMO 2025-C12
No. 15 – 7 East 19th Street & 223 East 80th Street

The following table presents certain information relating to comparable multifamily properties to the 223 East 80th Street property:

223 East 80th Street Multifamily Rent Comparables(1)
Property Address	Distance from Subject	Year Built / Renovated	Occupancy	Number of Units	Unit Type	Average Unit Size	Average Rent per Unit
223 East 80th Street, New York, NY	-	1911 / 2018(2)	100.0%(3)	5(3)	2 BR / 3 BA	1,640 SF(3)	$10,624(3)
					3 BR / 4 BA	1,720 SF(3)	$12,900(3)
115 East 86th Street, New York, NY	0.5 mi	1928 / NAV	NAV	56	2 BR / 3 BA	2,000 SF	$10,995
111 East 80th Street, New York, NY	0.2 mi	1925 / NAV	NAV	33	2 BR / 2 BA	1,354 SF	$11,250
					2 BR / 2 BA	1,332 SF	$9,650
214 East 70th Street, New York, NY	0.6 mi	1880 / NAV	NAV	4	2 BR / 2.5 BA	1,407 SF	$10,500
126 East 86th Street, New York, NY	0.5 mi	2023 / NAV	NAV	28	2 BR / 2 BA	1,300 SF	$11,600
245 East 78th Street, New York, NY	0.2 mi	2018 / NAV	NAV	22	3 BR / 2.5 BA	1,515 SF	$15,000
522 East 82nd Street, New York, NY	0.5 mi	1910 / NAV	NAV	7	3 BR / 2.5 BA	1,700 SF	$9,995
50 East 80th Street, New York, NY	0.3 mi	1916 / NAV	NAV	8	3 BR / 2 BA	1,508 SF	$11,500
25 East 67th Street, New York, NY	1.0 mi	1926 / NAV	NAV	53	3 BR / 3 BA	1,600 SF	$12,500
45 East 80th Street, New York, NY	0.3 mi	1987 / NAV	NAV	48	3 BR / 2 BA	1,770 SF	$14,850

(1)	Source: Appraisal.
(2)	Source: Property condition reports.
(3)	Based on the underwritten rent roll dated April 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

173

Structural and Collateral Term Sheet	BMO 2025-C12
Contacts
BMO Capital Markets CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Paul Vanderslice	paul.vanderslice@bmo.com	(917) 996-4514
Managing Director

David Schell	david.schell@bmo.com	(347) 996-0721
Managing Director

Ravish Kamath	ravish.kamath@bmo.com	(347) 668-1507
Director

BMO Capital Markets CMBS Trading & Structuring
Contact	E-Mail	Phone Number
Andrew Noonan	andrew.noonan@bmo.com	(347) 466-3147
Managing Director

Mary Kunka	mary.kunka@bmo.com	(347) 956-1226
Managing Director

Kiran Manda	kiran.manda@bmo.com	(347) 831-4776
Managing Director

Michael Chen	lei4.chen@bmo.com	(646) 265-0023
Managing Director

BMO Capital Markets Securitized Products Syndicate
Contact	E-Mail	Phone Number
Alex Smith-Constantine	alex.smithconstantine@bmo.com	(212) 702-1866
Managing Director

Trinian Donohoe	trinian.donohoe@bmo.com	(212) 702-1866
Vice President

Goldman Sachs Real Estate Financing Group - Securitization
Contact	E-Mail	Phone Number
Scott Epperson	scott.epperson@gs.com	(212) 934-2882
Managing Director

Justin Peterson	justin.peterson@gs.com	(212) 902-4283
Vice President

Raymond Todd	raymond.todd@gs.com	(972) 501-3979
Vice President

Goldman Sachs Real Estate Financing Group - Capital Markets
Contact	E-Mail	Phone Number
Nitin Jagga	nitin.jagga@gs.com	(212) 855-9035
Vice President

Rebecca Bayard	rebecca.bayard@gs.com	(212) 934-0848
Vice President

Goldman Sachs Syndicate & Structuring
Contact	E-Mail	Phone Number
Scott Walter	scott.walter@gs.com	(212) 357-8910
Managing Director

Lisa Schexnayder	lisa.schexnayder@gs.com	(212) 902-2330
Vice President

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

174

Structural and Collateral Term Sheet	BMO 2025-C12
Contacts
Deutsche Bank Securities Banking
Contact	Contact	Contact
Lainie Kaye	lainie.kaye@db.com	(212) 250-5270
Managing Director

Michael Miller	michael.miller@db.com	(212) 250-0099
Vice President

Sam Lockwood	sam.lockwood@db.com	(212) 250-4569
Vice President

Deutsche Bank Securities Trading & Structuring
Contact	Contact	Contact
Shaishav Agarwal	shaishav.agarwal@db.com	(212) 250-6290
Managing Director

Daniel Penn	daniel.penn@db.com	(212) 250-5149
Managing Director

Matt Smith	matt-t.smith@db.com	(212) 250-6155
Director

Ryan Horvath	ryan.horvath@db.com	(212) 250-5149
Director

KeyBank – CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Joe DeRoy	joe_a_deroy@keybank.com	(913) 317-4230
Senior Vice President

Jeff Watzke	jeffrey_d_watzke@keybank.com	(312) 730-2735
Senior Vice President

Kathy Messmer	kathy_messmer@keybank.com	(913) 317-4153
Vice President

KeyBank – Trading & Structuring
Contact	E-Mail	Phone Number
Warren Geiger	warren.geiger@key.com	(917) 368-2226
Managing Director

Tony Bulic	abulic@key.com	(216) 689-3842
Senior Vice President

Societe Generale - Banking & Capital Markets
Contact	E-Mail	Phone Number
Jim Barnard	jim.barnard@sgcib.com	(212) 278-6263
Director

Justin Cappuccino	justin.cappuccino@sgcib.com	(212) 278-6393
Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

175

Structural and Collateral Term Sheet	BMO 2025-C12
Contacts
Societe Generale – Syndicate and Trading
Contact	E-Mail	Phone Number
Mark Lacerenza	mark.lacerenza@sgcib.com	(212) 278-5243
Managing Director

Claire Weiss	claire.weiss@sgcib.com	(630) 560-8664
Director

John D'Elisa	john.d'elisa@sgcib.com	(212) 278-4608
Director

Philip Yenikomshian	philip.yenikomshian@sgcib.com	(212) 278-5155
Director

UBS - CMBS Capital Markets and Banking
Contact	E-Mail	Phone Number
Nicholas Galeone	nicholas.galeone@ubs.com	(212) 713-8832
Managing Director

Siho Ham	siho.ham@ubs.com	(212) 713-1278
Managing Director

Michael Barbieri	michael.barbieri@ubs.com	(212) 713-1181
Executive Director

UBS - CMBS Trading and Syndicate
Contact	E-Mail	Phone Number
Jared Randall	jared.randall@ubs.com	(212) 713-8568
Executive Director

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

176